                                                                   No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                Merchants and Manufacturers Bancorporation, Inc.
             (Exact name of registrant as specified in its charter)

               Wisconsin                                 6712                                39-1413328
     (State or other jurisdiction                  (Primary Standard                      (I.R.S. Employer
           of incorporation                           Industrial                         Identification No.)
           or organization)                   Classification Code Number)

                           14100 West National Avenue
                              New Berlin, WI 53151
                                 (262) 827-6700
                   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------

                                Michael J. Murry
                       Chairman of the Board of Directors
                Merchants and Manufacturers Bancorporation, Inc.
                           14100 West National Avenue
                              New Berlin, WI 53151
                                 (262) 827-6700
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)

                           --------------------------

                        Copies of all correspondence to:

   Erich Mildenberg                                     Elliot Berman
   Davis & Kuelthau, s.c.                               Godfrey & Kahn, S.C.
   111 East Kilbourn  Avenue, Suite 1400                780 North Water Street
   Milwaukee, WI  53202                                 Milwaukee, WI  53202
   (414) 276-0200                                       (414) 273-3500

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the Merger (as defined herein) have been satisfied or waived.

         If the securities being registered on this form are offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box {____}.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering {____}.

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering {____}.

                         CALCULATION OF REGISTRATION FEE


     Title of Each            Amount to be          Proposed Maximum       Proposed Maximum
 Class of Securities to        Registered          Offering Price per     Aggregate Offering          Amount of
   be Registered (1)               (2)                   Share                   Price          Registration Fee (3)
   -----------------          ------------         ------------------     ------------------    --------------------
Common Stock, $1.00 par          442,416             Not Applicable         Not Applicable             $765.00
         value                   Shares


(1) This Registration Statement relates to securities of the Registrant issuable to holders of common stock of Fortress Bancshares, Inc. ("Fortress") in the proposed merger of Fortress with and into a wholly-owned subsidiary of Registrant (the "Merger").

(2) The actual number of shares of common stock, $1.00 par value of Merchants and Manufacturers Bancorporation, Inc. ("Merchants") to be issued in connection with the Merger will be determined based on the number of shares of common stock, $0.01 par value of Fortress outstanding and exchangeable for Merchants common stock immediately prior to the effective date of the Merger multiplied by the exchange ratio specified by that certain Agreement and Plan of Merger, dated
         May 31, 2002, by and between Merchants, Merchants Merger Corp. ("Merger Corp.") and Fortress and will further be determined by the number of shares of Fortress stock as to which dissenters' rights will be perfected, if any.

(3) Pursuant to Rules 457(f)(2) and 457(f)(3), the registration fee was computed on the basis of $8,307,750, the book value of Fortress stock to be exchanged for Merchants Common Stock in the Merger as of June 30, 2002, the latest practicable date.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              (FORTRESS LETTERHEAD)

Date:

Dear Fortress Shareholder:

You are invited to attend the special meeting of shareholders to be held on ___________, 2002, at __________________________________, Wisconsin. At this special meeting you will vote on the proposal to approve the merger of Fortress Bancshares, Inc. ("Fortress") and Merchants and Manufacturers Bancorporation, Inc. ("Merchants").

As I told you in my letter of June 25, 2002, AS A GROUP, Fortress shareholders will receive 45% of the total consideration of about $21 million in cash and 55% of the total consideration in stock of Merchants and Manufacturers Bancorporation. INDIVIDUALLY, DEPENDING UPON THE ELECTION THAT YOU MAKE AND THE OVERALL RESULTS OF THE FORTRESS SHAREHOLDER GROUP'S ELECTIONS, you could receive more or less cash and/or stock than the group percentages.

The exact number of shares that are issued to Fortress shareholders will be based on the average of market quotations of Merchants stock over the 20 trading days prior to the 5th day preceding the day on which the merger occurs compared to the $30 value established by agreement. Depending upon the eventual number of Merchants shares issued in accordance with the merger agreement, Fortress shareholders will own between 12% and 15% of the combined company's common stock and Merchants shareholders will own between 85% and 88% of the combined company's stock.

Although the merger is designed to create a tax-free exchange of stock for federal income tax purposes, the receipt of cash for shares that you surrender, and any cash you receive for fractional shares, will create federal income tax consequences. You should seek the advice of tax counsel for any questions relating to your personal tax situation.

As a result of the merger, Merchants will become the owner of our banks in Westby, Wisconsin, Cresco, Iowa and Houston, Minnesota.

The Fortress Board of Directors has approved the merger and recommends that you vote for the merger.

The enclosed Proxy Statement/Prospectus provides you with detailed information about the merger. We encourage you to read the entire document carefully. You can also get information about Merchants from publicly available documents Merchants has filed with the SEC.

Your vote is very important. Whether or not you plan to attend this meeting, please take the time to vote by completing and mailing the enclosed proxy card to us in the envelope provided.

Very truly yours,

Donald A. Zellmer
President, CEO and Chairman of the Board

                            FORTRESS BANCSHARES, INC.
                              100 North Main Street
                                Westby, WI 54667

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD _______________, 2002

TO THE SHAREHOLDERS OF FORTRESS BANCSHARES, INC.

         A special meeting of shareholders of Fortress Bancshares, Inc., ("Fortress") will be held at ________________________________________ on
___________, 2002, at _____ p.m. for the purpose of voting on the following matters:

         1. To approve the Agreement and Plan of Merger dated as of May 31, 2002, among Merchants and Manufacturers Bancorporation, Inc. ("Merchants"), Merchants Merger Corp. ("Merger Corp."), a wholly-owned subsidiary of Merchants and Fortress (the "Merger Agreement") and the related Plan of Merger providing for the merger of Fortress with and into Merger Corp. (the "Merger"). (A copy of the Merger Agreement and Plan of Merger is attached as Exhibits A and A-1, respectively, to the Proxy Statement/Prospectus).

         2. To transact such other business as may properly come before the meeting.

         THE DIRECTORS OF FORTRESS HAVE APPROVED THE MERGER AGREEMENT AND PLAN OF MERGER AND RECOMMEND THAT THE SHAREHOLDERS APPROVE THE MERGER AGREEMENT AND PLAN OF MERGER.

         Any shareholder desiring to exercise dissenters' rights and be paid in cash for the fair value of his or her shares of Fortress common stock in accordance with the provisions of the Iowa Business Corporation Act (i) must file a written notice of intention to demand payment for his or her shares before the vote is taken at the special meeting of shareholders, (ii) must not vote in favor of the merger, and (iii) must otherwise comply with the procedures set forth in Division XIII of the Iowa Business Corporation Act, a copy of which is attached as Exhibit D to the Proxy Statement/Prospectus. See "THE MERGER-Dissenters' Rights" in the accompanying Proxy Statement/Prospectus.

         The Board of Directors has fixed the close of business on __________, 2002, as the record date for the determination of Fortress shareholders entitled to notice of and to vote at the special meeting and any adjournment of the special meeting.

         Whether or not you plan to attend the special meeting, holders of Fortress common stock are asked to please complete, date and sign the enclosed proxy card, which is solicited by the Board of Directors of Fortress, and return it promptly in the accompanying envelope. No postage is required if mailed in the United States. The giving of such proxy does not affect your right to vote in person in the event you attend the special meeting. You may revoke the proxy at any time prior to its exercise in the manner described in the Proxy Statement/Prospectus.

         The special meeting may be postponed or adjourned from time to time without any notice other than by announcement at the special meeting of any postponement or adjournment of the special meeting, and any and all business for which notice is hereby given may be transacted at such postponed or adjourned special meeting.

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF FORTRESS COMMON STOCK IS REQUIRED FOR APPROVAL OF THE MERGER AGREEMENT AND PLAN OF MERGER. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

         Shareholders are invited to attend the special meeting.

                                      BY ORDER OF THE BOARD OF DIRECTORS


                                      ------------------------------------------
                                      Name:  Donna L. Thomas
                                      Title:  Secretary

Westby, Wisconsin
____________, 2002

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

                  PROXY STATEMENT FOR FORTRESS BANCSHARES, INC.
                                 SPECIAL MEETING

                               ------------------

                    PROSPECTUS OF MERCHANTS AND MANUFACTURERS
                    BANCORPORATION, INC. RELATING TO 442,416
                           SHARES OF ITS COMMON STOCK

         The Boards of Directors of Fortress Bancshares, Inc., Merchants Merger Corp., and Merchants and Manufacturers Bancorporation, Inc. have agreed that Merchants will acquire Fortress in a merger. If the merger is completed, Fortress will be merged into Merger Corp., and each outstanding share of Fortress common stock will be acquired by Merchants for the merger consideration called for by the merger agreement of $30.00, payable with a combination of cash and Merchants common stock. However, because the ratio at which Fortress common stock will be exchanged for Merchants common stock cannot be determined at this time and because the market price of Merchants common stock will fluctuate before and after the merger, the exact value of the merger consideration may be more or less than $30.00. Shareholders of Fortress will be able to elect the form of merger consideration to be received, subject however, to allocation so that 45% of the aggregate price will be paid in cash and the remaining 55% will be paid in Merchants common stock. The maximum number of shares of Merchants common stock, $1.00 par value offered as merger consideration is 442,416. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.

         The merger cannot be completed unless the shareholders of Fortress approve the merger agreement and plan of merger. Fortress has scheduled a special meeting of its shareholders to vote on the merger.

         THE BOARD OF DIRECTORS OF FORTRESS RECOMMENDS THAT THE HOLDERS OF FORTRESS COMMON STOCK VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND PLAN OF MERGER.

         Whether or not you plan to attend the special meeting of Fortress, please take the time to vote by completing, signing and mailing the enclosed proxy card to us. YOUR VOTE IS VERY IMPORTANT.

         Merchants common stock is quoted on the "pink sheets," an inter-broker quotation medium and in the "over the counter bulletin board" an electronic quotation service. Merchants common stock is quoted in the "Other Stocks" section of the Milwaukee Journal Sentinel under the trading symbol "MMBI."

         FOR A DESCRIPTION OF CERTAIN SIGNIFICANT CONSIDERATIONS IN CONNECTION WITH THE MERGER AND RELATED MATTERS DESCRIBED IN THIS DOCUMENT, SEE "RISK FACTORS" BEGINNING ON PAGE ____.

                             ---------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

         THE SHARES OF MERCHANTS COMMON STOCK OFFERED ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. MERCHANTS COMMON STOCK IS SUBJECT TO INVESTMENT RISKS, INCLUDING LOSS OF VALUE.

        The date of this proxy statement/prospectus is ___________, 2002.

THIS DOCUMENT INCORPORATES BUSINESS AND FINANCIAL INFORMATION ABOUT MERCHANTS THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT BUT IS INCORPORATED BY REFERENCE. YOU MAY OBTAIN THE INCORPORATED INFORMATION WITHOUT CHARGE BY WRITING TO OR CALLING:

                  MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. 14100 WEST NATIONAL AVENUE
                  NEW BERLIN, WI  53151
                  ATTENTION:  MICHAEL J. MURRY, CHAIRMAN OF THE BOARD
                  TELEPHONE:  (262) 827-6700

TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THE INFORMATION NO LATER THAN 5 BUSINESS DAYS BEFORE THE DATE ON WHICH YOU MUST MAKE YOUR INVESTMENT DECISION.

IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM MERCHANTS, PLEASE DO SO BY __________, 2002, TO RECEIVE THEM BEFORE THE SPECIAL MEETING OF SHAREHOLDERS OF FORTRESS.






THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY STATE IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                Merchants and Manufacturers Bancorporation, Inc.
                            Fortress Bancshares, Inc.

                           Proxy Statement/Prospectus

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

QUESTIONS AND ANSWERS ABOUT THE MERGER

SUMMARY

      Merchants and Manufacturers Bancorporation, Inc.
      Fortress Bancshares, Inc.
      The Special Meeting
      Votes Required
      Directors of Fortress Have Agreed to Vote for the Merger
      Recommendation of the Board of Directors of Fortress
      The Merger
      Post-Merger Dividend Policy of Merchants
      What We Need to Do to Complete the Merger
      Exchange of Stock Certificates
      Status of Merchants Common Stock
      Termination of the Merger Agreement
      Reimbursement of Expenses
      Break-Up Fee
      Fortress Officers and Directors Have Interests in the
               Merger That Are Different from Yours
      Opinion of Edelman & Co., Ltd. to Fortress Board of Directors Dissenting Shareholders' Rights
      Federal Income Tax Consideration
      Regulatory Approvals Needed
      Risk Factors

RISK FACTORS

COMPARATIVE PER SHARE DATA

HISTORICAL MARKET PRICES AND DIVIDEND INFORMATION
      Merchants And Manufacturers Bancorporation, Inc.
      Fortress Bancshares, Inc.

COMPARATIVE MARKET VALUE INFORMATION

SELECTED CONSOLIDATED FINANCIAL DATA OF MERCHANTS

SELECTED CONSOLIDATED FINANCIAL DATA OF FORTRESS

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS
      OF FINANCIAL CONDITION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS
      OF OPERATIONS - JUNE 30, 2002

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS
      OF OPERATIONS - DECEMBER 31, 2001

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

THE SPECIAL MEETING

THE MERGER
      Background and Reasons for the Merger - Fortress
      Recommendation of the Board of Directors of Fortress
      Opinion of Edelman & Co., Ltd.
      Interests of Certain Persons in the Merger
      Merger Consideration
      Regulatory Approvals Required
      The Effective Time
      Conversion of Shares, Procedure for Exchange of Certificates; Fractional
      Shares
      Description of Merchants Common Stock Issuable in the Merger
      Comparison of Shareholder Rights
      Resale of Merchants Common Stock Issued Pursuant to the Merger
      Pre-Merger Dividend Policy
      Post-Merger Dividend Policy
      Conduct of Business Pending the Merger
      Certain Material Federal Income Tax Consequences
      Anticipated Accounting Treatment
      Rights of Dissenting Shareholders
      The Voting Agreements
      Other Related Party Transactions
      Management After the Merger

CERTAIN PROVISIONS OF THE MERGER AGREEMENT
      The Merger
      Representations and Warranties
      Certain Covenants
      No Solicitation of Transactions
      Conditions to Consummation of the Merger
      Termination
      Amendment and Waiver
      Expenses
      Break-Up Fee

CERTAIN PROVISIONS OF THE VOTING AGREEMENTS


                                                                            Page
                                                                            ----
CERTAIN INFORMATION CONCERNING MERCHANTS
      Description of Business
      Description of Properties
      Legal Proceedings
      Changes in and Disagreements with Accountants
      Voting Securities and Principal Holders
      Management of Merchants
      Compensation Committee Report  On Executive Compensation

CERTAIN INFORMATION CONCERNING FORTRESS
      Nature of Business
      Market Information
      Ownership of Fortress Common Stock
      Directors and Executive Officers
      Summary Compensation Table

EXPERTS

LEGAL MATTERS

FUTURE SHAREHOLDER PROPOSALS

WHERE YOU CAN FIND MORE INFORMATION

                                INDEX OF EXHIBITS

Exhibit A - Agreement and Plan of Merger.................................    A-1

Exhibit A-1 - Plan of Merger.............................................  A-1-1

Exhibit B - Voting Agreements............................................    B-1

Exhibit C - Opinion of Edelman & Co., Ltd. ..............................    C-1

Exhibit D - Division XIII of Iowa Business Corporation Act...............    D-1

Exhibit E - Fortress Bancshares, Inc. and Subsidiaries Financial
                  Statements and Management's Discussion and Analysis
                  of Financial Condition and Results of Operations.......    E-1

Exhibit F - Merchants and Manufacturers Bancorporation, Inc.
                  and Subsidiaries Financial Statements and
                  Management's Discussion and Analysis of Financial
                  Condition and Results of Operations....................    F-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:       WHY DO FORTRESS AND MERCHANTS WANT TO MERGE?

A: The Fortress Board of Directors believes that the merger is consistent with Fortress' goal of achieving favorable shareholder returns and will create a more competitive company better able to serve its customers and communities.

Q:       WHAT WILL I RECEIVE FOR MY SHARES OF FORTRESS COMMON STOCK?

A: You will be entitled to receive the merger consideration called for by the merger agreement of $30.00 for each share of Fortress common stock that you own at the effective time of the merger. The cash price will be $30.00 for each share of Fortress common stock. However, because the exact ratio at which Fortress common stock will be exchanged for Merchants common stock cannot be predicted at this time and because the market value of Merchants common stock on the closing date cannot be predicted, the actual value of the Merchants common stock you will receive at the closing may be less than or greater than the $30.00 merger consideration called for by the merger agreement. The merger consideration will be paid with a combination of cash and $1.00 par value common stock of Merchants. You will be entitled to elect the portion of cash or Merchants common stock you wish to receive for your Fortress common stock. However, your election may be changed, if necessary, through an allocation process, so that the aggregate merger consideration paid for all Fortress shares will consist of 45% cash and 55% Merchants common stock.

         The number of shares of Merchants common stock you will receive for each share of Fortress common stock payable in Merchants common stock will be determined by the daily average bid and ask quotations of Merchants common stock on each of 20 trading days during a time period before the merger becomes effective. The 20 daily averages will be added together and divided by 20 to determine the average price of Merchants common stock to be used in the conversion of Fortress common stock to Merchants common stock. If the average price of Merchants common stock is between $34.00 and $36.00 or between $26.00 and $24.00, the daily average price will be assumed to be $34.00 or $26.00, respectively to determine the exchange ratio. The daily average price will be divided into the $30.00 merger consideration to determine the number of shares of Merchants common stock you will receive for each share of Fortress common stock that will be converted into Merchants common stock. Based on this formula, you would receive no less than
         0.882 or no more than 1.154 shares of Merchants common stock for each share of Fortress common stock exchanged for Merchants common stock. If the daily average price is above $36.00 or below $24.00, Merchants and Fortress will attempt to renegotiate the merger consideration. Merchants will not issue fractional shares. Instead, you will receive cash in lieu of fractional shares. To review a detailed description of what you will receive in the merger, we urge you to read pages ____ and pages ____.

         If you desire to exercise dissenters' rights and be paid in cash for the fair value of your shares of Fortress common stock, you must follow the procedures described on pages _____ and _____.

Q:       WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We hope to complete the merger as soon as possible after the special shareholders' meeting, assuming the required shareholder approval is obtained. The merger is also subject to the approval of federal and state banking regulatory authorities and the satisfaction of other closing conditions.

Q:       WHEN AND WHERE WILL THE SPECIAL MEETING TAKE PLACE?

A: The Fortress special meeting will be held at _____ p.m., local time on __________, 2002 at _________________________________.

Q:       WHO MUST APPROVE THE PROPOSALS AT THE SPECIAL MEETING?

A: Holders of a majority of the outstanding shares of Fortress common stock as of the close of business on __________, 2002 must approve the agreement and plan of merger.

Q:       WHAT DO I NEED TO DO NOW?

A: After reviewing this document, submit your proxy, by executing and returning the enclosed proxy card. By submitting your proxy, you authorize the individuals named in the proxy to represent you and vote your shares at your special meeting in accordance with your instructions. These persons also may vote your shares to adjourn your special meeting from time to time and will be authorized to vote your shares at any adjournments of your special meeting. YOUR PROXY VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SUBMIT YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you instruct your broker on how to vote. Your broker will send you directions on how you can instruct your broker to vote. Your broker cannot vote your shares without instructions from you.

Q:       HOW WILL MY SHARES BE VOTED IF I RETURN A BLANK PROXY CARD?

A: If you sign, date and send in your proxy card and do not indicate how you want to vote, your proxies will be counted as a vote for the proposal identified in this document and in the discretion of the persons named as proxies in any other matters presented for a vote at your special meeting.

Q:       WHAT WILL BE THE EFFECT IF I DO NOT VOTE?

A: If you are a Fortress shareholder and you abstain or do not return your proxy card or otherwise vote at the Fortress special meeting, your failure to vote will have the same effect as if you voted against approval of the agreement and plan of merger. Therefore, the board of directors of Fortress encourages you to vote in favor of the proposed agreement and plan of merger as soon as possible.

Q:       CAN I VOTE MY SHARES IN PERSON?

A: Yes, if you own your shares registered in your own name. You may attend your special meeting and vote your shares in person rather than signing and mailing your proxy card. However, in order to ensure that your vote is counted at the special meeting, we recommend that you sign, date and promptly mail the enclosed proxy card.

Q:       WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO ME?

A: To the extent you receive shares of Merchants common stock for your shares of Fortress, the merger will be tax-free for federal income tax purposes. To the extent you receive cash for your shares of Fortress, you will recognize gain, if any, but not in excess of the cash received. TO REVIEW THE TAX CONSEQUENCES IN GREATER DETAIL, SEE PAGES ____ AND _____.

Q:       CAN I CHANGE MY MIND AND REVOKE MY PROXY?

A: Yes, you may revoke your proxy and change your vote at any time before the polls close at your special meeting by:

    o    signing another proxy with a later date;

    o giving written notice of the revocation of your proxy to the Secretary of Fortress; or

    o    voting in person at your special meeting;

         Your latest dated proxy or vote will be counted.

Q:       SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If you are a holder of Fortress common stock, prior to completion of the merger, we will send you written instructions for making your cash/stock election and for exchanging your stock certificates.

Q:       WHO CAN ANSWER MY QUESTIONS ABOUT THE MERGER?

A: If you have more questions about the merger, please contact: Mr. Donald Zellmer, at 100 Main Street, Westby, Wisconsin 54667; telephone (608) 634-3787.

                                     SUMMARY

         This summary highlights selected information from this document. It does not contain all the information that is important to you. To understand the merger fully, you should carefully read this entire document and the other documents to which the document refers you. See "WHERE YOU CAN FIND MORE INFORMATION" on pages _____. We have included page numbers parenthetically to direct you to a more complete description of the topics presented in this summary.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. (pages _____)

         Merchants and Manufacturers Bancorporation, Inc. is a Wisconsin multi-bank financial holding company with 4 subsidiary banks located in Milwaukee, Wisconsin, Franklin, Wisconsin, Grafton, Wisconsin and Oconto Falls, Wisconsin. The banks operate a general banking business in 26 facilities in Milwaukee, Waukesha, Ozaukee and Oconto Counties. Merchants also owns 4 non-bank subsidiaries, Lincoln Neighborhood Redevelopment Corporation, which was organized for the purpose of redeveloping and rejuvenating certain areas in the City of Milwaukee, M&M Services, Inc., which provides operational services to the banks (M&M Services, Inc. changed its name to CBG Services, Inc. in 2002), Merchants Merger Corp. which was organized to facilitate merger and acquisition transactions and CBG Financial Services, Inc. which provides non-insured investment and insurance products to customers of the banks.

         At June 30, 2002, Merchants had, on a consolidated basis, assets of $629 million, net loans of $492 million, total deposits of $492 million and shareholders' equity of $54 million.

         The principal executive office of Merchants is located at 14100 West National Avenue, New Berlin, Wisconsin, 53151, and its telephone number is (262) 827-6700.

FORTRESS BANCSHARES, INC. (pages _____)

         Fortress Bancshares, Inc. is an Iowa multi-bank holding company and serves as the holding company for three commercial banks headquartered respectively in Westby, Wisconsin, Cresco, Iowa and Houston, Minnesota. The subsidiary banks operate in 7 locations in Wisconsin, Iowa and Minnesota.

         At June 30, 2002, Fortress had, on a consolidated basis, assets of $213 million, loans of $142 million, deposits of $165 million and shareholders' equity of $15 million.

         The principal executive office of Fortress is located at 100 North Main Street, Westby, Wisconsin 54667 and its telephone number is (608) 634-3787.

THE SPECIAL MEETING (pages _____)

         A special meeting of the shareholders of Fortress will be held at _________________, Wisconsin, on _____________, ___, 2002 at _____ p.m., local time. The close of business on ___________, 2002, is the record date for determining the shareholders of record of Fortress entitled to notice of and to vote at the Fortress special meeting and any postponement or adjournment thereof. The purpose of the Fortress special meeting is to consider and vote upon the merger agreement and plan of merger and other matters that may come before the Fortress special meeting. As of the date of this document, the Fortress Board does not know of any other matters that will be presented at the special meeting.

         Shareholders of Merchants are not required to approve the merger.

VOTES REQUIRED (pages _____)

         Approval of the merger agreement and plan of merger will require the affirmative vote of at least a majority of the outstanding shares of common stock of Fortress.

         As of the record date, there were __________ shares of Fortress common stock outstanding. As of the record date, directors and executive officers of Fortress held or exercised voting control over approximately _____% of the outstanding shares of Fortress common stock.

DIRECTORS OF FORTRESS HAVE AGREED TO VOTE FOR THE MERGER (pages _____)

         Merchants has entered into a voting agreement with all of the directors of Fortress, except Mr. Martin. The directors have agreed to vote their shares in favor of the merger and against any acquisition of control of Fortress by a third party. The voting agreements may have the effect of discouraging persons who might now or in the future be interested in acquiring all of or a significant interest in Fortress from considering such an acquisition. The voting agreements are intended to increase the likelihood that the merger will be consummated.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF FORTRESS (pages _____)

         The Board of Directors of Fortress believes that the merger is fair to you and in your best interests. They recommend that holders of Fortress common stock vote FOR approval of the merger.

THE MERGER (pages _____)

General (pages _____)

         Under the terms of the merger agreement, Fortress will merge into Merchants Merger Corp. As a result of the merger, the subsidiary banks of Fortress will become wholly-owned subsidiaries of Merchants Merger Corp. which, in turn is a wholly-owned subsidiary of Merchants and Manufacturers Bancorporation, Inc. The merger agreement is attached to this document as Exhibit A and the plan of merger is attached as Exhibit A-1 to this document. We encourage you to read the merger agreement and the plan of merger. They are the legal documents governing the merger.

Reasons for the Merger (pages _____)

         The Fortress board believes that in the rapidly changing environment of the banking industry, merging with Merchants is consistent with Fortress' long-term goal of enhancing shareholder value. In addition, the Fortress board believes that the customers and communities served by Fortress will benefit from the merger.

         Merchants believes that the merger with Fortress presents Merchants with an opportunity to expand into attractive Wisconsin, Iowa and Minnesota markets. In addition, Merchants expects that the merger will provide growth opportunities and will be accretive to the earnings per share of the combined company.

What Fortress Shareholders will receive in the Merger (pages _____)

         As a shareholder of Fortress, you will be entitled to receive the merger consideration called for by the merger agreement of $30.00 for each share of Fortress common stock you own at the effective time of the merger, unless you perfect dissenters' rights under the Iowa Business Corporation Act. You will receive $30.00 in cash for each share of Fortress common stock payable in cash. However, because the exact number of shares of Merchants common stock you will receive for your Fortress common stock cannot be determined at this time and because the market value of Merchants common stock on the closing date cannot be predicted, the actual value of Merchants common stock you will receive at the closing may be less than or greater than the $30.00 merger consideration called for by the merger agreement. The merger consideration will be paid with a combination of cash and Merchants common stock. You will be entitled to elect the portion of cash or Merchants common stock you wish to receive for your Fortress common stock. However, your election may be changed, if necessary, through an allocation process, so that the aggregate merger consideration for all shares of Fortress common stock will consist of 45% in cash and 55% in Merchants common stock.

         The merger agreement establishes a formula to calculate the exchange ratio for the number of shares of Merchants common stock you will receive for each share of Fortress common stock payable in Merchants common stock. The formula for the exchange ratio values the Merchants common stock based on the daily average price of the Merchants common stock. The daily average price of a share of Merchants common stock is based on the daily average of the bid and ask quotations of Merchants common stock as published in the Milwaukee Journal Sentinel on each of the 20 trading days immediately before the fifth day before the effective date of the merger. The 20 daily averages will be totaled and divided by 20 to determine the value (the daily average price) of Merchants common stock to be used for computing the number of shares of Merchants common stock you will receive for each share of Fortress common stock convertible into Merchants common stock. If no ask quotations are available on any of the 20 trading days, or if the ask quotations exceed the bid quotation by more than $4.00 on any of the 20 trading days, then the bid quotes will be used on those days to compute the daily average price.

         After the daily average price has been established, the number of shares of Merchants common stock you will receive for each share of Fortress common stock which is to be paid in Merchants common stock will be determined as follows:

         1. If the daily average price is greater than or equal to $26.00 and less than or equal to $34.00, each share of Fortress common stock payable in form of Merchants common stock will be exchanged for the number of shares of Merchants common stock equal to $30.00 divided by the daily average price.

         2. If the daily average price is greater than $34.00 but less than or equal to $36.00, the daily average price will be assumed to be $34.00. If the daily average price is less than $26.00 but greater than or equal to $24.00, the daily average price will be assumed to be $26.00. Such assumed daily average price will be divided into $30.00 to determine the number of shares of Merchants common stock you will receive for each share of Fortress common stock payable in Merchants common stock.

         3. If the daily average price is less than $24.00 or greater than $36.00, then Merchants and Fortress will make a good faith effort to renegotiate the merger consideration.

         Based on the formula, you will receive no less than 0.882 or no more than 1.154 shares of Merchants common stock for each share of Fortress common stock convertible into Merchants common stock.

         No fractional shares of Merchants common stock will be issued and the holder of such fractional shares will receive cash in an amount equal to multiplying the fraction by $30.00.

         Please refer to pages 6, 7 and 8 of the merger agreement, which is attached as Exhibit A to this document, for a complete description of the formula for the exchange ratio.

         You should note that the market value of the Merchants common stock may fluctuate prior to consummation of the merger. You will therefore not know what the exchange ratio will be or what the actual merger consideration will be when you vote on the merger.

         On _____________, 2002, (the latest practicable trading date before the date of this document) the bid price for Merchants common stock was $_______ and the ask price was $_______.

POST-MERGER DIVIDEND POLICY OF MERCHANTS  (pages _____)

         It is presently expected that dividend payments will continue at Merchants' third quarter, 2002 dividend rate of $0.19 per share. Merchants' Board of Directors determines the level of dividends to be declared each quarter based on various economic and financial factors.

WHAT WE NEED TO DO TO COMPLETE THE MERGER  (pages _____)

         The completion of the merger depends on a number of conditions being met, including the following:

         1. Shareholders of Fortress vote in favor of the agreement and plan of merger.

         2.       We receive all necessary regulatory approvals.

         3. Receipt by us of a legal opinion that, for United States federal income tax purposes, Merchants and Manufacturers Bancorporation, Inc., Fortress Bancshares, Inc., Merchants Merger Corp. and Fortress shareholders who exchange their shares of Fortress common stock for shares of Merchants common stock, will not recognize any gain or loss as a result of the merger, except in connection with the payment of cash. The tax opinion will be subject to various limitations, and we recommend that you read the fuller description of material tax consequences on pages _________.

         4. The absence of any injunction or legal restraint blocking the merger.

         Where the law permits, Merchants or Fortress, could decide to complete the merger even though one or more of these conditions has not been met. We cannot be certain when (or if) the conditions to the merger will be satisfied or waived, or that the merger will be completed.

EXCHANGE OF STOCK CERTIFICATES (pages _____)

         At or prior to the time the merger becomes effective, Merchants will deposit with American Stock Transfer & Trust Company, cash and certificates representing the shares of Merchants common stock to be paid or issued, respectively, in accordance with the terms of the merger agreement.

         Before the merger becomes effective, American Stock Transfer & Trust Company, will mail to each Fortress shareholder instructions on how to exchange Fortress common stock for Merchants common stock and/or cash. Following the effective date of the merger, American Stock Transfer & Trust Company will mail to each Fortress shareholder the cash and/or stock to which they are entitled.

STATUS OF MERCHANTS COMMON STOCK (pages _____)

         Shares of Merchants common stock received in the merger will be freely-tradable except for shares issued to affiliates of Fortress. Fortress has concluded that its only affiliates are its directors and executive officers.

TERMINATION OF THE MERGER AGREEMENT (pages _____)

         The Boards of Directors of Merchants and Fortress can agree at any time to terminate the agreement and plan of merger without completing the merger. Other reasons for terminating the merger are discussed on pages _____ of this document.

REIMBURSEMENT OF EXPENSES  (PAGES _____)

         Except in case of a breach of the merger agreement, Fortress and Merchants will each pay their own expenses in connection with the merger. The expenses in connection with the registration statement and proxy statement/prospectus will be shared equally by Merchants and Fortress.

BREAK-UP FEE (pages _____)

         If the merger agreement is terminated because Fortress failed to support the merger or took action to facilitate an offer from a third party to acquire it, then Fortress must pay Merchants a break-up fee. Merchants must pay a break-up fee to Fortress if, under certain conditions, it is unable to obtain required regulatory approvals for the merger or the SEC fails to declare the registration statement for Merchants stock to be issued in the merger effective. The break-up fee is 2% of the aggregate merger consideration.

FORTRESS OFFICERS AND DIRECTORS HAVE INTERESTS IN THE MERGER THAT ARE DIFFERENT FROM YOURS (pages _____)

         When considering the recommendation of the Fortress Board, you should be aware that some of the directors and officers of Fortress have interests in the merger that are different from, or in addition to, your interests as stockholders in Fortress. Chairman Donald Zellmer will become a Director of Merchants; a member of its Executive Committee, Chairman of its Audit Committee and a member of other committees of the Board of Directors of Merchants. Mr. Zellmer will also act as the liaison to the Fortress Operating Committee and will receive director's fees of $40,000.00 per year for that service. Vice Chairman Duane Bluemke will become a Director of Merchants and will enter into a consulting agreement with Merchants at the time the merger is closed. Palmer Hoffland, Jr. and Donna Thomas each hold stock options for 3,500 shares of Fortress common stock which will be converted to options for the purchase of Merchants common stock.

         Fortress directors were aware of these interests and considered them in approving the merger.

OPINION OF EDELMAN & CO., LTD. TO FORTRESS BOARD OF DIRECTORS (pages _____)

         Edelman & Co., Ltd., a financial and advisory and consulting firm, rendered an opinion dated as of May 23, 2002 to the Fortress Board of Directors that, as of that date and based on and subject to the assumptions, factors and limitations set forth in the opinion, the "Consideration" (as therein defined) payable in connection with the Merger was fair, from a financial point of view, to the holders of Fortress common stock. A copy of the opinion, setting forth the information reviewed, and certain assumptions made and matters considered by Edelman, is attached to this document as Exhibit C. Fortress shareholders should read the opinion in its entirety. See "THE MERGER - Opinion of Edelman & Co., Ltd." and Exhibit C.

DISSENTING SHAREHOLDERS' RIGHTS (pages _____)

         If you follow certain procedural requirements, you may be entitled to receive cash in the amount of the fair value of your Fortress shares instead of the $30.00 merger consideration offered in the merger. The fair value of the shares of Fortress common stock will be determined under Iowa law which defines "fair value" as "-- the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable."

         IF YOU WANT TO EXERCISE DISSENTERS' RIGHTS YOU MUST NOT VOTE IN FAVOR OF THE MERGER AGREEMENT AND MUST COMPLY WITH ALL OF THE PROCEDURAL REQUIREMENTS PROVIDED BY IOWA LAW. A COPY OF THE DISSENTERS' RIGHTS STATUTE IS ATTACHED AS EXHIBIT D TO THIS DOCUMENT. WE ENCOURAGE YOU TO READ THE STATUTE CAREFULLY AND TO CONSULT WITH LEGAL COUNSEL IF YOU DESIRE TO EXERCISE YOUR DISSENTERS' RIGHTS.

FEDERAL INCOME TAX CONSIDERATIONS (pages _____)

         Fortress and Merchants must receive an opinion from their respective outside legal counsel stating that, as a general matter, shareholders of Fortress will not recognize gain or loss for federal income tax purposes to the extent they receive shares of Merchants common stock for their Fortress common stock and may recognize gain to the extent they receive cash for their Fortress common stock. However, because tax matters are complicated, and tax results may vary among shareholders, we urge you to contact your own tax advisor to understand fully how the merger will affect you.

REGULATORY APPROVALS NEEDED (pages _____)

         The merger is subject to the approval of the Federal Reserve Board, Wisconsin Department of Financial Institutions and the Iowa Banking Division.

RISK FACTORS (pages _____)

         In deciding whether to vote in favor of the merger agreement, you should carefully evaluate the matters discussed in the section under "Risk Factors."

                                  RISK FACTORS

         In deciding whether to vote in favor of the Merger, the Fortress shareholders should consider the following factors, in addition to the other matters set forth herein.

                  (i) UNCERTAIN LEGISLATIVE AND REGULATORY ENVIRONMENT. The banking and financial services businesses in which Fortress and Merchants engage are highly regulated. The laws and regulations affecting such businesses may be changed in the future and are intended for the protection of consumers, depositors and the Federal Deposit insurance fund. The impact of such changes may negatively impact Merchants' ability to expand its services and increase the value of its business. Such changes may also affect the capital that banks and bank holding companies are required to maintain, the premiums paid for or the availability of deposit insurance or other matters directly affecting earnings. Neither Fortress nor Merchants can predict what changes will occur and the effect that any such changes would have on the ability of the combined entity to compete effectively or to take advantage of new opportunities after the Merger.

                  (ii) COMPETITION. The markets in which Fortress and Merchants operate are highly competitive. Competition in such markets is likely to increase in light of the changing legislative and regulatory environment in which Fortress and Merchants operate. In addition, consolidation and mergers in the banking industry are expected to continue, resulting in stronger and more effective competitors. Neither Fortress nor Merchants can predict the degree to which competition in the industry will increase in the future or the effect any such increased competition will have on the combined entity.

                  (iii) RAPID TECHNOLOGICAL CHANGES. Evolving technology will play a major role in the processing and delivery of financial services. The effective use of new technology will enable banking and financial service businesses to improve information concerning their customers and markets. It will also enable them to reduce overhead expenses while improving the quality of service to customers. Communications technology will substantially improve the ability of financial institutions to exchange information with their customers and employees. Banks and financial institutions that are unwilling or unable to access this evolving new technology could experience lower earnings and a loss of customers.

                  (iv) UNCERTAIN ECONOMIC ENVIRONMENT. Banks and financial service companies in the Midwest have experienced a relatively long period of price stability and a growing economy. Price stability enables banks to better protect themselves against interest rate risks. A strong economy enhances the opportunity of the commercial sector of the economy to improve earnings and performance. It also provides an environment for financial institutions to experience positive and profitable growth. Potentially adverse economic changes present additional risks for banks and financial service companies.

                  (v) NATURE OF BUSINESS. The financial performance of Fortress results primarily from its retail banking activities. Fortress shareholders who receive shares of Merchants common stock will own an interest in a diversified multi-bank holding company currently operating 26 banking offices located in Milwaukee, Waukesha, Ozaukee and Oconto Counties, which is engaged in several non-banking businesses. Financial performance of Merchants is accordingly dependent on its activities and the economic factors in such markets and businesses.

                  (vi) BUSINESS COMBINATIONS. Merchants seeks additional expansion opportunities and accordingly is likely to enter into business combinations with banking and non-banking entities involving the issuance of its shares or payment of cash consideration which may not require a vote of holders of Merchants common stock at the time of such additional acquisitions.

                  (vii) SHARE PRICE FLUCTUATION. The price of shares of Fortress common stock is based essentially upon the financial condition of Fortress and the market value for similar non-publicly traded bank holding companies and other factors. The share price of Merchants common stock is by nature more subject to the general price fluctuations in the market for publicly-traded equity securities. Such fluctuations are not necessarily related to a change in the financial performance or condition of Merchants.

                  (viii) LOAN LOSSES. Losses on loans is a risk inherent in the banking business. Although Merchants maintains a reserve to absorb future loan losses, we cannot predict such losses with certainty. Therefore, we cannot predict whether the reserve for loan losses will be adequate. If additions to the loan loss reserve should be required at some future time, our earnings could be adversely affected at that time.

                  (ix) FUTURE NEEDS FOR CAPITAL. In order to fund its expansion plans, or to provide capital to support internal growth of its subsidiaries, or to raise funds for other general corporate purposes, Merchants may, from time to time, issue additional securities, including debt instruments. The issuance of debt instruments (such as notes or debentures) may have an adverse effect on future earnings of Merchants if the return on the proceeds of the debt securities is inadequate in relation to the interest expense. Additionally, in the event Merchants defaults in the payment of principal or interest on such debt securities, the dividend and liquidation rights of holders of Merchants common stock are likely to be subordinated to the rights of the holders of such debt instruments. At this time, Merchants is exploring the future issuance of debentures and Trust Preferred Securities. However, no definitive, required legal action has been taken in the matter at this time.

                           Merchants may also satisfy future needs for additional capital funds through the issuance of additional equity capital (such as common stock). In that event, holders of Merchants common stock may experience dilution in ownership and per-share earnings.

                  (x) INTERESTS OF DIRECTORS AND OFFICERS. Certain directors and executive officers of Fortress will receive benefits in the merger in addition to the merger consideration received by all other Fortress shareholders.

                           Chairman Donald Zellmer will become a Director of Merchants; a member of its Executive Committee, Chairman of its Audit Committee and a member of other committees of the Board of Directors of Merchants. Mr. Zellmer will also act as the liaison to the Fortress operating committee and will receive director's fees of $40,000.00 per year for that service. Vice Chairman Duane Bluemke will become a Director of Merchants and will enter into a consulting agreement with Merchants at the time the merger is closed. Directors Palmer Hoffland, Jr. and Donna Thomas each hold stock options for 3,500 shares of Fortress common stock which will be converted to options for the purchase of Merchants common stock.

                           Fortress directors were aware of these interests and considered them in approving the merger.

                  (xi) NUMBER OF MERCHANTS SHARES TO BE RECEIVED OR ACTUAL MERGER PRICE WILL

         NOT BE KNOWN. The precise number of shares of Merchants common stock or actual market value of the Merchants common stock you receive will not be known at the time of the special meeting.

                           The exact number of shares of Merchants common stock you will receive is based on the average bid and ask quotations for Merchants common stock during a 20 day trading period before the effective time of the merger. The bid and ask quotations for Merchants common stock will fluctuate prior to the effective time. Therefore, the number of shares of Merchants common stock you will receive cannot be determined at the time of the special meeting. However, the merger agreement contains provisions to renegotiate the merger consideration in the event that the average daily price of Merchants common stock is above or below certain levels. Additionally, because the market price for Merchants common stock will fluctuate, the actual market value of Merchants common stock you will receive at the time of closing of the merger will not be known at the time of the special meeting. Please refer to the "THE MERGER - Merger Consideration."

                  (xii) THE VALUE OF FORTRESS COMMON STOCK MAY VARY IN THE FUTURE. If the merger is not completed, the value of Fortress common stock could increase or decrease in the future. Such value could be either higher or lower than the merger consideration being offered by Merchants in the merger.

                  (xiii) FUTURE ACQUISITIONS BY MERCHANTS. Merchants is continually exploring acquisitions. Merchants' future acquisitions may dilute your ownership of Merchants and may cause Merchants to become more susceptible to adverse economic events.

                           Future acquisitions could be material to Merchants. Merchants may issue additional shares of common stock to pay for those acquisitions, which would dilute your ownership interest. Acquisitions also could require Merchants to use substantial cash or other liquid assets or to incur debt. In those events, Merchants could become more susceptible to economic downturns and competitive pressures.

                  (xiv) OPERATIONAL EFFICIENCIES ARE UNCERTAIN. Problems in combining the operations of acquired entities with Merchants' own operations may prevent Merchants from achieving the expected benefits from its acquisitions.

                           Merchants may not be able to achieve fully the strategic objectives and operating efficiencies in all of its acquisitions, including Fortress. Inherent uncertainties exist in integrating the operations of an acquired company into Merchants. These factors could result in Merchants not achieving the expected benefits from its acquisitions within the desired time frame, if at all.

                  (xv) CHANGES IN INTEREST RATES COULD REDUCE MERCHANTS' INCOME AND CASH FLOW. Merchants' income and cash flow depend to a great extent on the difference between the interest rates earned on interest earning assets, such as loans and investment securities, and the interest rates paid on interest-bearing liabilities, such as deposits and borrowings. These rates are highly sensitive to many factors which are beyond Merchants' control, including general economic conditions and the policies of various governmental agencies, in particular, the Federal Reserve Board. Changes in monetary policy, including changes in interest rates, will influence the origination of loans, the purchase of investment securities, the generation of deposits and the rates received on loans and investment securities and paid on deposits. Fluctuations in these areas may adversely affect Merchants.

                  (xvi) MERCHANTS STOCK IS NOT LISTED ON A STOCK EXCHANGE OR QUOTED ON NASDAQ. Merchants common stock is not listed on a national stock exchange or quoted on NASDAQ, but is quoted on "Pink Sheets" an inter-broker quotation medium and in the Over-the-Counter Bulletin Board, an electronic quotation service. While the Merchants common stock is quoted in the "Other Stocks" section of the Milwaukee Journal Sentinel, such bid and ask quotations do not necessarily represent actual sales. The trading volume of Merchants common stock is generally more limited than the trading volume of exchange-listed or NASDAQ quoted companies and Merchants common stock may be more susceptible to price fluctuations relative to transaction activity.

                  (xvii) IMPAIRMENT OF GOODWILL COULD REDUCE MERCHANTS' EARNINGS. Merchants will account for the transaction using the purchase accounting method. Under that method of accounting, the assets and liabilities of Fortress will be recorded at their fair value and added to the assets and liabilities of Merchants. Any excess of the value of the cash paid and common stock issued for the Fortress common stock over the fair value of Fortress' net assets will be recorded as goodwill. Goodwill will be valued annually and any losses will be recognized in Merchants' future earnings. "Loss" for this purpose occurs if it is determined that the business acquired in a prior deal is worth less at the present time than the price actually paid for it. This applies to goodwill resulting from the merger (and any future mergers) as well as existing goodwill at the time of the merger.

                  (xviii) THE UNEXPECTED LOSS OF KEY MANAGEMENT PERSONNEL MAY ADVERSELY AFFECT OUR OPERATIONS. Our success to date has been due to our ability to attract and retain senior management experienced in banking and other financial services. The unexpected loss of key management personnel, or the inability to recruit qualified personnel in the future could have an adverse effect on our business and financial results.

                           COMPARATIVE PER SHARE DATA

         The tables below show the earnings, book value, and dividends per share for Merchants and Manufacturers Bancorporation, Inc. ("Merchants") and Fortress Bancshares, Inc. ("Fortress") both on a historical and pro forma basis. You should read the respective audited and unaudited historical financial statements and related notes of Merchants and Fortress contained in Exhibits F and E, respectively, of this Proxy Statement/Prospectus.

         We urge you to obtain current market quotations for Merchants common stock ("Merchants Common Stock"). The market price of Merchants Common Stock will fluctuate between the date of this document and the date on which the merger (the "Merger") is completed and after that date. Because the market price of Merchants Common Stock is subject to fluctuation, the value of the shares of Merchants Common Stock that Fortress shareholders will receive in the Merger may increase or decrease prior to and after the Merger.

                                                                  SIX MONTHS
                                                                     ENDED              YEAR ENDED
                                                                JUNE 30, 2002          DECEMBER 31,
                                                                  (UNAUDITED)               2001
                                                             -------------------    -----------------
INCOME PER SHARE FROM CONTINUING OPERATIONS (FULLY
  DILUTED)
Merchants (historical)..............................                $ 1.16                $ 2.24
Fortress (historical) (1)...........................                  1.39                  2.16
Merchants (pro forma)................................                 1.29                  2.39
Fortress (pro forma equivalent) (2)..................                 1.29                  2.39
CASH DIVIDENDS PER SHARE
Merchants (historical)..............................                $ 0.34                $ 0.71
Fortress (historical)...............................                  0.30                  0.30
Merchants (pro forma)................................                 0.37                  0.70
Fortress (pro forma equivalent) (2)..................                 0.37                  0.70
BOOK VALUE PER SHARE
Merchants (historical)..............................               $ 21.82               $ 20.97
Fortress (historical)...............................                 21.56                 19.83
Merchants (pro forma)................................                23.00                 22.55
Fortress (pro forma equivalent) (2)..................                23.00                 22.55

(1) Earnings per share for the year ended December 31, 2001 excludes certain goodwill amortization, and the related income tax effect, which ceased on January 1, 2002 as a result of adopting new accounting standard on accounting for goodwill and other intangibles

(2) Represents Merchants pro forma results multiplied by a stock election exchange ratio of 1.000.

                HISTORICAL MARKET PRICES AND DIVIDEND INFORMATION

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.

         Merchants Common Stock is not listed on any stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System. Merchants Common Stock is quoted on the "Pink Sheets," an inter-broker quotation medium and in the "Over the Counter Bulletin Board" ("OTCBB"), an electronic quotation service. Merchants Common Stock is listed in the "Other Stocks" section of the Milwaukee Journal Sentinel. It should be noted that bid quotations do not necessarily represent actual sales. Robert W. Baird & Co., Incorporated, a regional securities and investment banking firm, Milwaukee, Wisconsin and Howe Barnes Investments, Inc., headquartered in Chicago, Illinois, are the market makers for Merchants Common Stock. On June 30, 2002, there were approximately 800 shareholders of record of Merchants Common Stock. The following table sets forth for the calendar quarter indicated the high and low bid prices per share of Merchants Common Stock as reported on the OTCBB and the dividends per share of Merchants Common Stock, as adjusted to reflect stock dividends.

                                            STOCK PRICE
                                      -----------------------
QUARTER ENDED                          HIGH             LOW                DIVIDENDS PER SHARE
-------------                         ------           ------              -------------------
June 30, 2002                         $33.90           $27.50                     $0.17
March 31, 2002                         29.00            26.75                      0.17

December 31, 2001                     $28.00           $26.75                     $0.17
September 30, 2001                     28.75            22.50                      0.17
June 30, 2001                          23.90            22.00                      0.22
March 31, 2001                         29.00            19.00                      0.15

                                            STOCK PRICE
                                      -----------------------
QUARTER ENDED                          HIGH             LOW                DIVIDENDS PER SHARE
-------------                         ------           ------              -------------------
December 31, 2000                     $29.75           $23.13                     $0.15
September 30, 2000                    34.50             28.38                      0.15
June 30, 2000                         38.00             35.00                      0.20
March 31, 2000                        38.50             34.00                      0.15

FORTRESS BANCSHARES, INC.

         There were approximately 200 holders of record of Fortress common stock ("Fortress Common Stock") on the Record Date. There is no established trading market for Fortress Common Stock. Transactions are listed on the OTCBB operated by the National Association of Securities Dealers. Robert W. Baird & Co., Inc. and Howe Barnes Investments, Inc. each make a market in Fortress Common Stock. The following table shows the high and low bid prices for the stock during 2000, 2001 and the first two quarters of 2002. The information is based on published information on the OTCBB.


                                            STOCK PRICE
                                            -----------
QUARTER ENDED                          HIGH              LOW
-------------                          ----              ---
June 30, 2002                         $29.10           $22.05
March 31, 2002                        $24.00           $20.00

December 31, 2001                     $21.00           $17.57
September 30, 2001                    $17.00           $16.40
June 30, 2001                         $17.00           $13.85
March 31, 2001                        $16.25           $14.06

December 31, 2000                     $16.94           $14.88
September 30, 2000                    $17.00           $15.50
June 30, 2000                         $17.50           $15.00
March 31, 2000                        $18.75           $15.00

         Beginning in April 2001, Fortress has paid a quarterly dividend of $.10 per share. Fortress also paid a special dividend of $.10 per share in March, 2002.

                      COMPARATIVE MARKET VALUE INFORMATION

         The following table sets forth the per share bid prices as reported in the Milwaukee Journal Sentinel of Merchants Common Stock and Fortress Common Stock and the equivalent per share price for Fortress Common Stock convertible into Merchants Common Stock giving effect to the Merger on (i) May 30, 2002, the last trading day before public announcement of the signing of the Merger Agreement; and (ii) _________________, 2002, the latest practicable date prior to mailing of this document. The equivalent price per Fortress share at each specified date in the following table represents the product of (a) the bid price of Merchants Common Stock multiplied by 1.154 (the maximum number of shares of Merchants Common Stock into which each share of Fortress Common Stock is convertible); (b) the bid price of Merchants Common Stock multiplied by 0.882 (the minimum number of shares of Merchants Common Stock into which each share of Fortress common stock is convertible).

                                Bid Price Merchants         Bid Price Fortress             Equivalent Price Per
                                   Common Stock                Common Stock                   Fortress Share
                                -------------------         ------------------             --------------------
May 30, 2002                        $                             $                              $     (a)
                                    $                             $                              $     (b)

_________, 2002                     $                             $                              $     (a)
                                    $                             $                              $     (b)

Fortress shareholders should note that the actual exchange ratio used to compute the number of shares of Merchants Common Stock Fortress shareholders will receive may be less than 1.154 or more than 0.882 at the time the exchange ratio is calculated. Also, the market price of Merchants Common Stock may fluctuate between the date of this document and completion of the Merger. Fluctuations in the market price of Merchants Common Stock will result in an increase or decrease in the value of the shares of Merchants Common Stock Fortress shareholders will receive in exchange for Fortress Common Stock in the Merger. We cannot give assurance about the exchange ratio or the market price of Merchants Common Stock before or after completion of the Merger. Shareholders of Fortress should obtain current market quotations for shares of Merchants Common Stock before making any decisions with respect to the Merger.

                SELECTED CONSOLIDATED FINANCIAL DATA OF MERCHANTS

         Set forth below is our summary consolidated financial information and other financial data. The summary balance sheet and statement of income data, insofar as they relate to the five-year period ended December 31, 2001, are derived from our audited consolidated financial statements. The selected consolidated financial data, as of and for the six months ended June 30, 2002 and 2001 are derived from unaudited consolidated financial statements. In our opinion, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of results as of and for the six months ended June 30, 2002 and 2001 have been included. The results of operations and other data for the six months ended June 30, 2002 are not necessarily indicative of the results of operations and other data that may be expected for the year ended December 31, 2002 or for any future period. This information should be read together with "Management Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included in this document as Exhibit F. (dollars in thousands, except per share data):


                                            AS OF AND FOR THE
                                               SIX MONTHS
                                              ENDED JUNE 30,
                                               (UNAUDITED)                  AS OF AND FOR THE YEAR ENDED DECEMBER 31, (1)
                                          ---------------------     -------------------------------------------------------------

                                            2002         2001         2001          2000         1999         1998         1997
                                          --------     --------     --------      --------     --------     --------     --------
INCOME STATEMENT DATA:
 Interest income (taxable equivalent)(2)  $ 19,467     $ 22,573     $ 43,782      $ 43,256     $ 36,092     $ 34,534     $ 31,448
 Interest expense.......................     6,524       11,134       19,798        21,718       15,863       15,978       14,156
                                          --------     --------     --------      --------     --------     --------     --------
 Net interest income....................    12,943       11,439       23,984        21,538       20,229       18,556       17,292
 Provision for loan losses..............       562          560        1,125         1,239          974          348          256
                                          --------     --------     --------      --------     --------     --------     --------
 Net interest income after provision
 for loan losses........................    12,381       10,879       22,859        20,299       19,255       18,208       17,036
 Noninterest income.....................     2,634        2,233        4,682         4,395        3,815        3,689        2,833
 Merger related expenses................        --           --           --           296          490           --           --
 Noninterest expense....................    10,432        9,068       18,554        16,757       15,793       14,707       13,467
                                          --------     --------     --------      --------     --------     --------     --------

 Income before provision for income
 taxes..................................     4,583        4,044        8,987         7,641        6,787        7,190        6,402
 Provision for income taxes.............     1,425        1,175        2,733         2,267        2,129        2,240        2,184
 Less taxable equivalent adjustment.....       256          280          546           606          594          469          274
                                          --------     --------     --------      --------     --------     --------     --------
 Net income.............................  $  2,902     $  2,589     $  5,708      $  4,768     $  4,064     $  4,481     $  3,944
                                          ========     ========     ========      ========     ========     ========     ========
DIVIDENDS:

 Common stock...........................  $    845     $    941     $  1,802      $  1,599     $  1,432     $  1,216     $    926
 Dividend payout ratio..................     29.12%       36.35%       31.57%        33.54%       35.24%       27.14%       23.48%

PER SHARE DATA:

 Net income-Basic.......................  $   1.16       $ 1.02      $  2.25      $   1.87     $   1.58      $  1.77     $   1.60
 Net income-Diluted.....................      1.16         1.02         2.24          1.86         1.55         1.72         1.56
 Book value.............................     21.82        20.14        20.97         19.24        17.80        17.60        16.48

BALANCE SHEET DATA:

 Investment securities..................  $ 68,531     $ 66,574     $ 66,143      $ 78,847     $ 83,997     $ 78,744     $ 77,909
 Loans, net.............................   491,893      469,211      477,332       473,161      395,533      344,585      309,591
 Total assets...........................   628,824      601,115      608,020       600,460      533,268      494,802      440,591
 Total deposits.........................   491,565      473,609      477,785       458,051      430,225      419,858      380,856
 Short-term borrowings..................    22,431       16,791       17,046        43,928       14,879       29,836       10,276
 Long-term borrowings...................    54,300       53,700       55,800        44,700       38,900       12,100        4,450
 Total stockholders' equity.............    54,232       51,250       52,929        48,515       45,735       44,581       41,435

PERFORMANCE RATIOS (3):

 Return on average total assets ........      0.95%        0.87%        0.95%         0.84%        0.81%        0.97%        0.95%
 Return on average total stockholders'
 equity.................................     11.06        10.43        11.15         10.18         9.00        10.40        10.24
 Net interest margin (4)................      4.51         4.06         4.21          4.05         4.34         4.29         4.46
 Efficiency ratio (5)...................     68.09        67.71        65.98         67.33        69.44        67.54        67.84

ASSET QUALITY RATIOS:

 Allowance for loan losses to loans.....      1.19%        1.13%        1.15%         1.05%        1.01%        1.00%        1.02%
 Nonaccrual loans to loans (6)..........      0.77         0.66         0.92          0.38         0.56         0.45         0.41
 Allowance for loan losses to
 nonperforming loans (6)................    154.11       170.06       125.60        276.03       179.79       222.75       251.10
 Nonperforming assets to total
 assets (7).............................      0.80         0.54         0.75          0.32         0.44         0.32         0.34
 Net loan charge-offs to average loans..      0.04         0.05         0.12          0.06         0.11         0.02         0.02

CAPITAL RATIOS:

 Total stockholders' equity to total
 assets.................................      8.62%        8.53%        8.71%         8.08%        8.58%        9.01%        9.40%
 Total capital to risk-weighted assets
 ratio..................................     11.24        11.31        11.53         11.19        12.42        12.85        13.00
 Tier 1 capital to risk-weighted
 assets ratio...........................     10.12        10.23        10.43         10.14        11.44        11.91        12.93
 Tier 1 capital to average assets ratio.      8.72         8.47         8.72          8.25         9.44         9.60         9.91

RATIO OF EARNINGS TO FIXED CHARGES (8):

 Including interest on deposits.........      1.63x        1.33x        1.41x         1.32x        1.39x        1.42x        1.43x
 Excluding interest on deposits.........      3.33         2.30         2.72          2.28         4.47         7.53         6.64

(1) Restated to reflect the January 16, 2001 acquisition of CBOC, Inc. and the December 31, 1999 acquisition of Pyramid Bancorp. Both acquisitions were accounted for as pooling-of-interests.
(2) Taxable-equivalent adjustments to interest income involve the conversion of tax-exempt sources of interest income to the equivalent amounts of interest income that would be necessary to derive the same net return if the investments had been subject to income taxes. A 34% incremental income tax rate, consistent with our historical experience, is used in the conversion of tax-exempt interest income to a tax-equivalent basis.
(3) Ratio for the six months ended June 30, 2002 and 2001 are annualized.
(4) Net interest margin is the ratio of net interest income (expressed on a tax-equivalent basis) to average interest-earning assets.
(5) Efficiency ratio is the ratio of noninterest expense to the sum of net interest income and noninterest income.
(6) Nonperforming loans consist of nonaccrual loans and certain loans with restructured terms.
(7) Nonperforming assets consist of nonperforming loans and other real estate.
(8) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before taxes plus interest and rent expense. Fixed charges consist of interest and rent expense.

                SELECTED CONSOLIDATED FINANCIAL DATA OF FORTRESS

         Set forth below is our summary consolidated financial information and other financial data. The summary balance sheet and statement of income data, insofar as they relate to the five-year period ended December 31, 2001, are derived from our audited consolidated financial statements. The selected consolidated financial data, as of and for the six months ended June 30, 2002 and 2001 are derived from unaudited consolidated financial statements. In our opinion, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of results as of and for the six months ended June 30, 2002 and 2001 have been included. The results of operations and other data for the six months ended June 30, 2002 are not necessarily indicative of the results of operations and other data that may be expected for the year ended December 31, 2002 or for any future period. This information should be read together with "Management Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included in this document as Exhibit E. (dollars in thousands, except per share data):

                                         AS OF AND FOR THE
                                             SIX MONTHS
                                           ENDED JUNE 30,                         AS OF AND FOR THE
                                            (UNAUDITED)                        YEAR ENDED DECEMBER 31,
                                      ---------------------  ------------------------------------------------------------
                                         2002        2001       2001        2000         1999         1998         1997
                                      ---------   ---------  ----------  -----------  -----------  -----------  ---------
INCOME STATEMENT DATA:
 Interest income (taxable
 equivalent) (1) ..................   $  7,701    $  7,924    $ 15,856    $ 15,077    $ 13,592    $ 13,432    $   12,665
 Interest expense .................      3,105       4,264       8,133       8,299       6,998       7,250         6,874
                                      --------    --------    --------    --------    --------    --------    ----------
 Net interest income ..............      4,596       3,360       7,723       6,778       6,594       6,182         5,791
 Provision for loan losses ........        185         140         410         287          50         120           343
                                      --------    --------    --------    --------    --------    --------    ----------
 Net interest income after
 provision for loan losses ........      4,411       3,520       7,313       6,491       6,544       6,062         5,448
 Noninterest income ...............        649         740       1,685       1,373       1,171       1,391         1,265
 Noninterest expense ..............      3,411       3,170       6,529       5,911       5,902       5,963         5,449
                                      --------    --------    --------    --------    --------    --------    ----------
 Income before provision for
 income taxes .....................      1,649       1,090       2,469       1,953       1,813       1,490         1,264
 Provision for income taxes .......        540         349         796         617         563         456           249
 Less taxable equivalent adjustment        139          93         194         184         211         103           236
                                      --------    --------    --------    --------    --------    --------    ----------
 Net income .......................   $    970    $    648    $  1,479    $  1,152    $  1,039    $    931    $      779
                                      ========    ========    ========    ========    ========    ========    ==========

DIVIDENDS:

 Common stock .....................   $    207    $     68    $    203    $      0    $      0    $      0    $        0
 Dividend payout ratio ............      21.34%      10.49%      13.71%       0.00%       0.00%       0.00%         0.00%

PER SHARE DATA:

 Net income-Basic .................   $   1.41    $   0.96    $   2.19    $   1.74    $   1.59    $   1.42    $     1.19
 Net income-Diluted ...............       1.39        0.95        2.16        1.69        1.52        1.37          1.16
 Book value .......................      21.67       18.98       20.11       17.64       14.86       14.83         13.19

BALANCE SHEET DATA:

 Investment securities ............   $ 52,347    $ 50,166    $ 51,902    $ 49,300    $ 45,425    $ 37,779    $   34,909
 Loans, net .......................    142,347     132,293     138,621     128,762     117,515     111,038       108,007
 Total assets .....................    212,973     199,485     208,218     196,836     182,158     178,945       170,759
 Total deposits ...................    164,847     148,648     158,353     148,739     144,500     141,075       131,411
 Short-term borrowings ............      9,206      12,185      14,052      18,016      11,620      12,859        16,310
 Long-term borrowings .............     21,648      23,959      19,766      16,001      14,344      13,216        12,060
 Total stockholders' equity .......     15,105      12,830      13,599      11,926       9,735       9,714         8,642

PERFORMANCE RATIOS (2):

 Return on average total assets ...        0.93%      0.65%       0.73%       0.60%       0.58%       0.54%         0.48%
 Return on average total
  stockholders' equity.............       13.53      10.39       11.40       10.95       10.68       10.16          9.56
 Net interest margin (3) ..........        4.77       4.04        4.12        3.86        4.01        3.92          3.92
 Efficiency ratio (4) .............       66.80      73.60       70.86       74.19       78.13       79.83         79.90

ASSET QUALITY RATIOS:

 Allowance for loan losses to loans        1.35%      1.23%       1.29%       1.23%       1.28%       1.40%         1.37%
 Nonperforming loans to loans (5) .        0.50       0.45        0.73        0.41        0.53        1.05          1.03
 Allowance for loan losses to
 nonperforming loans (5) ..........      271.77     272.35      175.51      296.48      242.93      133.78        132.27
 Nonperforming assets to total
  assets (6).......................        0.34       0.46        0.50        0.40        0.43        0.76          0.79
 Net loan charge-offs to average
 loans ............................        0.03       0.07        0.15        0.17        0.09        0.03          0.50

CAPITAL RATIOS:

 Total stockholders' equity to
 total assets......................        7.09%      6.43%       6.53%       6.06%       5.34%       5.43%         5.06
 Total capital to risk-weighted
 assets ratio .....................        8.36       7.33        7.67        7.08        6.23        5.42          4.50
 Tier 1 capital to risk-weighted
 assets ratio......................        7.05       6.15        6.44        5.87        4.99        4.17          3.25
 Tier 1 capital to average assets
 ratio.............................        5.12       4.41        4.60        4.12        3.41        2.84          2.23

RATIO OF EARNINGS TO FIXED CHARGES (7):

 Including interest on deposits ...      153.11x    125.56x     130.36x     123.53x     125.91x     120.55x       118.39x
 Excluding interest on deposits ...      324.97     200.65      223.51      188.81      215.04      184.76        185.12

(1) Taxable-equivalent adjustments to interest income involve the conversion of tax-exempt sources of interest income to the equivalent amounts of interest income that would be necessary to derive the same net return if the investments had been subject to income taxes. A 34% incremental income tax rate, consistent with our historical experience, is used in the conversion of tax-exempt interest income to a tax-equivalent basis.
(2) Ratio for the six months ended June 30, 2002 and 2001 are annualized.
(3) Net interest margin is the ratio of net interest income (expressed on a tax-equivalent basis) to average interest-earning assets.
(4) Efficiency ratio is the ratio of non-interest expense to the sum of net interest income and non-interest income.
(5) Nonperforming loans consist of non-accrual loans and certain loans past due over 90 days.
(6) Nonperforming assets consist of nonperforming loans and other real estate.
(7) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before taxes plus interest and rent expense. Fixed charges consist of interest and rent expense.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed combined balance sheet as of June 30, 2002 and unaudited pro forma condensed combined statements of income for the six months ended June 30, 2002 and the year ended December 31, 2001 combine Merchants' historical consolidated financial statements with the historical consolidated statements of Fortress and are intended to give you a better picture of what the companies might have looked like as a combined entity. The unaudited pro forma condensed combined balance sheet assumes, that the Fortress acquisition was consummated on the balance sheet date. The unaudited pro forma condensed combined statements of income assume that the Fortress acquisition was consummated at the beginning of the periods indicated. The organizations may have performed differently if they had been combined.

         The total purchase price is $21,172,787. The purchase price is based on the merger consideration of $30.00 per share for each of the 697,140 shares of Fortress common stock outstanding. This portion of the purchase price will consist of 55% Merchants common stock and 45% cash. In addition, the purchase price also includes the conversion of Fortress stock options into Merchants stock options with a fair market value of $258,587.

         Basic earnings per share reflect the issuance of 383,427 Merchants common shares representing 55% of the purchase price. The issuance of 383,427 shares assumes a share price of $30.00 for Merchants common stock resulting in an exchange ratio of 1.0000x. Diluted earnings per share is calculated using the treasury method and assuming Fortress' stock option plan will be converted into Merchants stock option plan at the same exchange ratio as the common stock.

         The pro forma adjustments are estimates based on the current data available and are subject to change.

         The acquisition of Fortress will be accounted for as a purchase and the results of operations of Fortress from the date of acquisition will be included in the consolidated financial statements of Merchants.

         The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only. You should not rely on the pro forma information as being indicative of the consolidated financial position or results of future operations of the combined entity or of the actual results that would have been achieved had the acquisition been consummated as of the dates indicated above.

         The unaudited pro forma condensed combined financial statements do not incorporate, nor do they assume potential benefits of cost-savings or synergies of the combined entity.

                UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS
                             OF FINANCIAL CONDITION

                                               Merchants      Fortress       Pro Forma         Pro Forma
                                             June 30, 2002  June 30, 2002   Adjustments         Combined
                                             -------------  -------------   -----------        ---------
                                                                  (In thousands)
ASSETS
Cash and cash equivalents                     $ 39,915      $  7,257          $  --            $ 47,172
Investment securities                           68,531        50,693             --             119,224
Loans                                          497,820       144,100          2,405  (a)        644,325
Allowance for loan losses                       (5,927)       (1,954)            --              (7,881)
Accrued interest receivable                      2,794         1,969             --               4,763
Federal Home Loan Bank stock                     3,690         1,654             --               5,344
Premises and equipment                          10,470         3,913            216  (b)         14,599
Goodwill                                            --         3,368         (3,368) (c)
                                                                              4,008  (d)          4,008
Intangible assets                                  362           974           (974) (e)
                                                                              3,781  (f)          4,143
Other assets                                    11,169           999             --              12,168
                                              --------      --------        -------            --------
      Total assets                            $628,824      $212,973        $ 6,068            $847,865
                                              ========      ========        =======            ========

   LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits                                      $491,565      $164,847          $ 795  (g)       $657,207
Short-term borrowings                           22,431         9,206          8,490  (h)         40,127
Long-term borrowings                            54,300        21,648            126  (i)         76,074
Accrued interest payable and other
liabilities                                      6,296         2,167             --               8,463
                                              --------      --------        -------            --------
      Total liabilities                        574,592       197,868          9,411             781,871

Stockholders' equity:
  Common stock                                   2,588             7             (7) (j)
                                                                                383  (k)          2,971
  Additional paid-in-capital                    14,952         6,426         (6,426) (l)
                                                                             11,119  (m)
                                                                                259  (n)         26,330
  Retained earnings                             38,950         7,767         (7,767) (o)         38,950
  Accumulated other comprehensive income           635           905           (905) (p)            635
  Treasury stock                                (2,893)           --             --              (2,893)
                                              --------      --------        -------            --------
      Total stockholders' equity                54,232        15,105         (3,344)             65,994
                                              --------      --------        -------            --------
      Total liabilities and stockholders'
      equity                                  $628,824      $212,973        $ 6,068            $847,865
                                              ========      ========        =======            ========

(a) This adjustment represents the adjustment of Fortress' loan portfolio to market value.
(b) This adjustment represents the write-up of Fortress' premises and equipment to market value.
(c) This adjustment represents the elimination of Fortress' goodwill.
(d) This adjustment represents the recognition of goodwill created in the merger.
(e) This adjustment represents the elimination of Fortress' identifiable intangible assets of which $201 is loan premium, $487 is premises and equipment premium, and $286 is core deposit premium.
(f) This adjustment represents the recognition of identifiable intangible assets created in the merger.
(g) This adjustment represents the adjustment of Fortress' deposits to market value.
(h) This adjustment represents the increase in Merchants short-term borrowings to finance the cash portion of the purchase price.
(i) This adjustment represents the adjustment of Fortress' long-term borrowings to market value.
(j) This adjustment represents the retirement of Fortress' common stock.
(k) This adjustment represents the common stock issued in the merger.

(l) This adjustment represents the retirement of Fortress' paid-in capital.
(m) This adjustment represents the paid-in capital issued in the merger.
(n) This adjustment represents the market value of Merchants stock options, using the Black-Scholes option-pricing model, issued in exchange for outstanding options of Fortress.
(o) This adjustment represents the elimination of Fortress' retained earnings.
(p) This adjustment represents the adjustment of Fortress' investment securities to market value.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                                                Merchants       Fortress
                                               For the Six     For the Six
                                               Months Ended   Months Ended       Pro Forma           Pro Forma
                                              June 30, 2002   June 30, 2002     Adjustments           Combined
                                             --------------   -------------     -----------          ----------
                                                                     (In thousands)
Interest income
  Interest and fees on loans                    $17,260          $6,081           $ 481  (a)          $23,822
  Interest on investments                         1,740           1,477              --                 3,217
  Other interest income                             211               4              --                   215
                                                -------          ------           -----               -------
      Total interest income                      19,211           7,562             481                27,254

Interest expense

  Deposits                                        5,056           2,372             398  (b)            7,826
  Short-term borrowings                             328             140             140  (c)              608
  Long-term borrowings                            1,140             593              31  (d)            1,764
                                                -------          ------           -----               -------
      Total interest expense                      6,524           3,105             569                10,198

      Net interest income                        12,687           4,457             (88)               17,056
  Provision for loan losses                         562             185              --                   747
                                                -------          ------           -----               -------
      Net interest income after provision
           for loan losses                       12,125           4,272             (88)               16,309

Noninterest income

  Service charges on deposit accounts               706             355              --                 1,061
  Service charges on loans                          578             184              --                   762
  Securities gains, net                             210               5              --                   215
  Other                                           1,140             105              --                 1,245
                                                -------          ------           -----               -------
      Total noninterest income                    2,634             649              --                 3,283

Noninterest expense

  Salaries and employee benefits                  6,262           1,829              --                 8,091
  Premises and equipment                          1,633             537               4  (e)            2,174
  Goodwill and intangible amortization               34              85             (85) (f)
                                                                                    210  (g)              244
  Other                                           2,503             960              --                 3,463
                                                -------          ------           -----               -------
      Total noninterest expenses                 10,432           3,411             129                13,972

      Income before income taxes                  4,327           1,510            (217)                5,620
Income taxes                                      1,425             540             (56) (h)            1,909
                                                -------          ------           -----               -------
      Net income                                 $2,902           $ 970           $(161)               $3,711
                                                =======          ======           =====               =======
Basic earnings per share                         $ 1.16          $ 1.41                                $ 1.29
                                                =======          ======                               =======
Diluted earnings per share                       $ 1.16          $ 1.39                                $ 1.29
                                                =======          ======                               =======

(a) This adjustment represents the amortization of unrealized income related to the adjustment of Fortress' loan portfolio to market value over 30 months, the average life of the loan portfolio.
(b) This adjustment represents the amortization of the unrealized expense related to the adjustment of Fortress' deposits to market value over 12 months, the average life of the time deposits.
(c) This adjustment represents the interest expense of the additional short-term borrowings related cash portion of the purchase price. The interest rates on these short-term borrowings are floating in nature and are based on fluctuations in 90-day LIBOR. The current interest rate is 3.30%. If Merchants short-term cost of borrowing increased 50 basis points, Merchants interest expense would increase by $43 and pro forma earnings per share would decrease by $0.01.

(d) This adjustment represents the amortization of unrealized expense related to the adjustment of Fortress' long-term borrowings to market value over 24 months, the average life of the borrowings.
(e) This adjustment represents the additional depreciation expense, amortized over 30 years, which would have been incurred as a result of writing up premise and equipment of Fortress.
(f) This adjustment represents the elimination of the expense related to Fortress' amortization of identifiable intangible assets.
(g) This adjustment represents the expense related to the amortization of identifiable intangible assets and is based on a straight-line amortization life of 9 years.
(h) This adjustment represents the income tax benefit of the pro forma adjustments at the statutory tax rate. The expense related to the amortization of the adjustments to the loan portfolio, deposits and long-term borrowings to market value as well as the identifiable intangible assets are not tax deductible.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                                              Merchants       Fortress
                                             For the Year   For the Year
                                                Ended          Ended
                                             December 31,   December 31,       Pro Forma           Pro Forma
                                                 2001           2001          Adjustments           Combined
                                            -------------  -------------      -----------          ----------
                                                                   (In thousands)
Interest income
  Interest and fees on loans                    $38,501       $12,609          $  962  (a)          $52,072
  Interest on investments                         4,204         3,039              --                 7,243
  Other interest income                             531            14              --                   545
                                                -------       -------          ------               -------
      Total interest income                      43,236        15,662             962                59,860

Interest expense

  Deposits                                       15,692         6,133             795  (b)           22,620
  Short-term borrowings                           1,260           757             280  (c)            2,297
  Long-term borrowings                            2,846         1,243              63  (d)            4,152
                                                -------       -------          ------               -------
      Total interest expense                     19,798         8,133           1,138                29,069

      Net interest income                        23,438         7,529            (176)               30,791
  Provision for loan losses                       1,125           410              --                 1,535
                                                -------       -------          ------               -------
      Net interest income after provision
           For loan losses                       22,313         7,119            (176)               29,256

Noninterest income

  Service charges on deposit accounts             1,302         1,110              --                 2,412
  Service charges on loans                        1,054           353              --                 1,407
  Securities gains, net                              88           113              --                   201
  Other                                           2,238           109              --                 2,347
                                                -------       -------          ------               -------
      Total noninterest income                    4,682         1,685              --                 6,367

Noninterest expense

  Salaries and employee benefits                 10,533         3,361              --                13,894
  Premises and equipment                          3,075         1,173               7  (e)            4,255
  Goodwill and intangible amortization               68           335            (335) (f)
                                                                                  420  (g)              488
  Other                                           4,878         1,660              --                 6,538
                                                -------       -------          ------               -------
      Total noninterest expense                  18,554         6,529              92                25,175

      Income before income taxes                  8,441         2,275            (269)               10,447
Income taxes                                      2,733           796            (112) (h)            3,417
                                                -------       -------          ------               -------
      Net income                                $ 5,708       $ 1,479          $ (264)              $ 7,030
                                                =======       =======          ======               =======
Basic earnings per share                        $  2.25       $  2.19                               $  2.41
                                                =======       =======                               =======
Diluted earnings per share                      $  2.24       $  2.16                               $  2.39
                                                =======       =======                               =======

(a) This adjustment represents the amortization of unrealized income related to the adjustment of Fortress' loan portfolio to market value over 30 months, the average life of the loan portfolio.
(b) This adjustment represents the amortization of the unrealized expense related to the adjustment of Fortress' deposits to market value over 12 months, the average life of the time deposits.
(c) This adjustment represents the interest expense of the additional short-term borrowings related cash portion of the purchase price. The interest rates on these short-term borrowings are floating in nature and are based on fluctuations in 90-day LIBOR. The current interest rate is 3.30%. If Merchants short-term cost of borrowing increased 50 basis points, Merchants interest expense would increase by $42 and pro forma earnings per share would decrease by $0.01.
(d) This adjustment represents the amortization of unrealized expense related to the adjustment of Fortress' long-term borrowings to market value over 24 months, the average life of the borrowings.
(e) This adjustment represents the additional depreciation expense, amortized over 30 years, which would have been incurred as a result of writing up premise and equipment of Fortress.
(f) This adjustment represents the elimination of the expense related to Fortress' amortization of identifiable intangible assets.
(g) This adjustment represents the expense related to the amortization of identifiable intangible assets and is based on a straight-line amortization life of 9 years.
(h) This adjustment represents the income tax benefit of the pro forma adjustments at the statutory tax rate. The expense related to the amortization of the adjustments to the loan portfolio, deposits and long-term borrowings to market value as well as the identifiable intangible assets are not tax deductible.

                  CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

         Certain statements contained in or incorporated by reference into this Proxy Statement/Prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. You can identify these statements from our use of the words "may," "will," "should," "expect," "plan," "intend," "anticipate," "could," "believe," "estimate," "predict," "objective," "potential," "projection," "forecast," "goal," "project," "target" and similar expressions. These forward-looking statements may include, among other things:

    o    risks discussed above;

    o statements relating to projected growth; anticipated improvements in earnings, earnings per share and other financial performance measures; and management's long term performance goals;

    o statements relating to the anticipated effects on results of operations or financial condition from expected developments or events;

    o statements relating to our business and growth strategies, including potential acquisitions; and

    o    any other statements which are not historical facts.

         By their nature, such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future events or results. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date made. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur. In addition, our past results of operations do not necessarily indicate our future results. We discuss these and other uncertainties in the "Risk Factors" section of this Proxy Statement/Prospectus.

                               THE SPECIAL MEETING

Date, Place and Time

         A special meeting of the shareholders of Fortress will be held at the __________________, Wisconsin, on ______________, 2002, _____ p.m. (local time)
(the "Special Meeting").

Matters to Be Considered at the Special Meeting

         At the Special Meeting, holders of Fortress Common Stock will consider and vote upon a proposal to approve the Merger Agreement and Plan of Merger and any other matters that may properly come before the Special Meeting. For a detailed description of the Merger and the Merger Agreement, see "THE MERGER" and "CERTAIN PROVISIONS OF THE MERGER AGREEMENT."

Required Vote

         The affirmative vote of the holders of a majority of the outstanding shares of Fortress Common Stock entitled to vote at the Special Meeting is required to approve the Merger Agreement. Each share of Fortress Common Stock outstanding on the Record Date (as defined in this Proxy Statement/Prospectus) is entitled to one vote. Shareholders of Merchants are not required to approve the Merger Agreement and no further corporate authorization by Merchants is required to consummate the Merger.

         Pursuant to the Voting Agreements, directors who have voting power with respect to a total of 173,559 shares or approximately 24.9% of Fortress Common Stock entitled to vote at the Special Meeting have agreed, among other things, to vote their shares in favor of the approval and adoption of the Merger Agreement and against certain other transactions.

         THE DIRECTORS OF FORTRESS RECOMMEND THAT FORTRESS SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND PLAN OF MERGER.

Voting of Proxies

         Shares represented by properly executed proxies for Fortress Common Stock received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holders of such stock. Proxies which do not contain voting instructions will be voted FOR approval of the Merger Agreement and Plan of Merger.

         It is not expected that any matter other than that referred to in this Proxy Statement/Prospectus will be brought before the Special Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Revocability of Proxies

         The grant of a proxy on the enclosed form of proxy does not preclude a shareholder from voting in person. A shareholder may revoke a proxy at any time prior to its exercise by delivering to the Secretary of Fortress a duly executed proxy or revocation of proxy bearing a later date or by voting in person at the Special Meeting. Attendance at the Special Meeting will not of itself constitute revocation of a proxy.

Record Date; Stock Entitled to Vote; Quorum

         Only holders of record of Fortress Common Stock at the close of business on _____________, 2002, (the "Record Date") will be entitled to receive notice of and to vote at the Special Meeting.

         At the Record Date, ______ shares of Fortress Common Stock held by _____ shareholders of record were outstanding. Shares representing a majority of the outstanding shares of Fortress Common Stock entitled to vote must be represented in person or by proxy at the Special Meeting in order for a quorum to be present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of the Merger Agreement and Plan of Merger. If a broker or other holder of record indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Solicitation of Proxies

         Fortress will bear the cost of the solicitation of proxies from its shareholders; Merchants and Fortress will share equally in the expense of preparing, printing, mailing and filing the Registration Statement and Proxy Statement/Prospectus. In addition to solicitation by mail, the directors, officers and employees of Fortress may solicit proxies from shareholders of Fortress by telephone or electronically, or in person, but will receive no additional compensation for such services.

         SHAREHOLDERS SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THEIR PROXY CARDS. AS SOON AS PRACTICABLE FOLLOWING THE SPECIAL MEETING, FORTRESS SHAREHOLDERS WILL BE PROVIDED WITH MATERIALS RELATING TO THE EXCHANGE OF THEIR STOCK CERTIFICATES. (SEE "THE MERGER - Conversion of Shares; Procedures For Exchange of Certificates; Fractional Shares.")

                                   THE MERGER

         The following description of the Merger is qualified in its entirety by reference to the Merger Agreement and Plan of Merger. We urge you to read the Merger Agreement and Plan of Merger, a copy of which is attached as Exhibit A and A-1, respectively, to this document and incorporated herein by reference.

BACKGROUND AND REASONS FOR THE MERGER - FORTRESS

         Early in 1999, the Board of Directors of Fortress (sometimes referred to in this section as the "company") undertook a strategic review of the company. The Board was concerned with the company's long-term prospects due to the inability to assimilate its acquisitions into a profitable, integrated organization.

         As a result, the Board engaged an investment banking firm to identify suitable acquirers for the company. While several potential acquirers were approached, no reasonable offers were received for the company.

         The effort to sell the company was unsuccessful for two primary reasons. First, during this time period, there was a dramatic change in the "acquisition/disposition market" for banks, particularly rural banks, from a seller's market to a buyer's market. Second, there were several reasons specifically identifiable to Fortress, brought out in interviews with prospective acquirers, which included the following:

    o Fortress was seen as a loosely knit group of banks that were operating as separate banks with a limited sense of direction and very little inter-bank communication;

    o Many of the Fortress locations were deemed to be in rural, non-growth areas; and

    o The company's organizational structure and internal operations were perceived to be inefficient.

         Subsequent to the unsuccessful attempt to find a suitable merger partner and after considerable discussion, the Board developed a short-term strategy to restructure the organization. If successful, Fortress would then be able to remain a viable independent banking organization, or be in a position of strength to discuss a merger, if a suitable candidate appeared.

         The Board made two major changes in the structure of the company that became effective early in 2000. The Board eliminated the role of the Chief Executive Officer of the company as a near-full time position and moved the corporate headquarters from Hartland, WI to Westby, WI. The two principal reasons for the changes were to reduce costs and create greater affinity between the Banks ("Banks" means Fortress Bank of Westby, Westby, Wisconsin; Fortress Bank of Cresco, Cresco, Iowa; and Fortress Bank, N.A., Houston, Minnesota) and the company.

         After due consideration the Board elected Don Zellmer as President, Chief Executive Officer and Chairman of the Board, Duane Bluemke as Vice President and Vice Chairman of the Board, and added Donna Thomas as a Board member. Messrs. Zellmer and Bluemke were elected to serve in a part-time capacity and compensation was established accordingly. In addition, an executive committee of the Board was established, consisting of Messrs. Zellmer, Bluemke, Hoffland and Ms. Thomas. The executive committee was set up to handle major operational matters and governance issues on an as-needed basis. Meetings of the company Board were reduced from monthly to quarterly.

         The executive committee addressed the task of developing cohesiveness among the various Banks' staff members, streamlining the operations of the organization across the Banks, developing new products and services, and investing resources toward activities to enhance the value of the organization. In its first step towards accomplishing these goals, the executive committee formed the Fortress operating group.

         The members of the operating group are chosen based on their particular skills rather than the members' Bank affiliations and, as a result, all of the Banks and most offices were represented on the operating group. In time the operating group, through broad participation in sub-groups (Technology, Loan Review, Asset/Liability Management, Compliance, Product Development, etc.) became the focal point for development of day-to-day operating procedures. Communication between group members and Bank personnel improved substantially, and a feeling of unity began to spread among all of the Banks' personnel. As a result of the operating group's efforts, there is increased uniformity of operations among the Banks.

         To enhance product offerings and revenue, three existing activities were targeted for reworking. The first of these areas was investment services and the second area was the mortgage loan servicing. These services provide a significant source of non-interest income for Fortress. In addition, Cresco Bank introduced the capability to provide business services to its customers.

         The company also made significant investments in order to enhance the efficiency of the organization. During 2000, Fortress implemented several new programs, improved operating systems, and established Internet capabilities. Despite the costs associated with the investments in the future of the company, Fortress reported record earnings in 2000.

         In early 2001, Fortress began to attract the attention of potential acquirers and acquirees. After showing no interest in Fortress prior to 2000, Merchants indicated an interest in discussing a merger. Messrs. Zellmer and Bluemke met with appropriate members of Merchants management for a general discussion and the two parties entered into a confidentiality agreement.

         The proposed merger would have satisfied many of the criteria established informally by the Fortress Board for an acceptable sale which included; continued autonomy of operations; retention of the Fortress name; provisions for local Banks boards to remain in place; allowing lending activities to be controlled locally; adequate representation on the resulting institution's Board of Directors and Fortress Bank personnel would remain in place. All of these positive aspects would add value to the Fortress franchise and provide growth opportunities for the staff and the communities the Banks serve.

         The range of offering prices, discussed on an informal basis, hovered around or just slightly above the then-current market price. Having only the first full year of restructured operations as an indicator, and recognizing the company had not yet realized the benefits of many of the new procedures being developed, the Board decided it was premature to seriously consider any offer in this price range. Although the Fortress Board was not interested in proceeding at that time, it was agreed that Fortress and Merchants each would provide to the other its regularly published financial material that is furnished to their respective shareholders.

         Subsequent to the company's discussion with Merchants, another proposal came from an Iowa-based holding company. That organization, however, did not have a long operating history, had recently made several significant acquisitions and would not have offered additional liquidity to Fortress shareholders. Thus, the Fortress Board determined that this opportunity was not in the best interest of Fortress shareholders.

         During the last three months of 2000 and into the first six months of 2001, the Board became aware that various banks, or branches of banks, were likely to be available for acquisition. Feeling that Fortress was now in a position to efficiently integrate other operations into the company, the Fortress Board discussed the company's growth strategies. In mid 2001 the Board established a three-pronged strategy: (1) pursue discussions with viable acquisition candidates, (2) study the possibilities for additional financing resources, and (3) focus on development of the Winona, Minnesota market.

         One of the obstacles to the company's internal expansion and, to some extent, acquisitions is its level of capital. Consequently, several avenues for raising additional capital were discussed. The Board also discussed refinancing the company's existing acquisition debt. Late in 2001 the Board decided to defer consideration of refinancing the existing debt until 2002.

         Late in October 2001, Mr. Zellmer was contacted by the Chairman of Merchants requesting a meeting to discuss Fortress' progress and the possibility of restarting the merger discussions. On November 13, 2001, Messrs. Zellmer, Bluemke and Director Peter Roehl met to discuss the meeting to be held the next day with Merchants. It was concluded that the merger criteria had not changed from those previously established by the Board, except for the acceptable price range. Having now experienced 21 months of restructured operations, and recognizing that the value of the Fortress franchise had increased considerably, it was determined that the Board's price expectations had increased since the last meeting with Merchants.

         On November 14, Messrs. Zellmer and Roehl met with representatives of Merchants. Merchants acknowledged that while they were having informal discussions with several other parties, their degree of interest in Fortress had heightened due to its improved performance.

         Following the meeting of November 14, Merchants and Fortress continued to discuss various aspects of a possible merger, focusing on the perceived needs/desires of Fortress shareholders. On December 4, Merchants informally expressed an interest in acquiring Fortress, indicating a price range that was significantly higher than was previously discussed earlier in the year but still on the lower end of the minimum range established by the Fortress Board.

         Understanding there was potential for further price movement upward, it was agreed that both parties would conduct due diligence necessary to proceed with the proposed transaction. Following completion of their due diligence, Merchants made a final offer of $30.00 per share to Fortress. Upon completion of due diligence of Merchants by Fortress, the offer was accepted and a definitive agreement was signed as of May 31, 2002.

              RECOMMENDATION OF THE BOARD OF DIRECTORS OF FORTRESS

         In considering the Merger, the Directors of Fortress reviewed the terms and conditions of the proposed Merger Agreement, along with certain business and financial information relating to Merchants and Fortress. In addition, the Board of Directors of Fortress approved the proposed transaction because the Merger will provide a fair return on the investments made in the company by its shareholders, and increase the liquidity of their investment. The transaction will also increase the financial strength of the Banks by enabling them to better serve their customers, while at the same time allowing the Banks to retain their identities as community banks. The structure of the transaction will also allow continued local management of the Banks and provide additional opportunities for professional advancement for the Banks' employees. Among the factors important to the directors of Fortress in approving the Merger (not in order of importance), were:

         (i) the increased marketability and liquidity of Merchants' Common Stock to be received in the Merger as compared to the illiquidity and lack of marketability of Fortress Common Stock;

         (ii) the increased opportunity and resources to serve the company's customers;

         (iii) the increased resources and expertise available from Merchants to help keep the Banks competitive;

         (iv) the opportunity for career enhancement available to employees of the Banks;

         (v) Merchants' commitment to community banking and to serving the needs of the Banks' local communities;

         (vi) the consistent dividend history and rate of dividends of the Merchants Common Stock to be received in the Merger;

         (vii) the tax-free nature of the Merger for federal income tax purposes which would permit Fortress' shareholders who receive shares of Merchants Common Stock to defer federal income taxation under certain circumstances;

         (viii) the potential for future appreciation of Merchants' Common Stock due to Merchants' greater market presence and financial resources;

         (ix) the financial terms of other recent business combinations in the financial services industry; and

         (x) the Board of Directors' receipt of the opinion of Edelman & Co., Ltd. concerning the fairness, from a financial point of view, of the financial consideration in the Merger to the holders of Fortress Common Stock (See "THE MERGER - Opinion of Edelman" and Exhibit C).

         While each member of Fortress's Board of Directors evaluated each of the foregoing as well as other factors, the Board of Directors collectively did not assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. Fortress's Board of Directors collectively made its determination with respect to the Merger based on its unanimous conclusion that the Merger, in light of the factors which each of them individually considered is appropriate, fair and in the best interest of Fortress' shareholders.

         THE BOARD OF DIRECTORS OF FORTRESS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

         MERCHANTS - REASONS FOR THE MERGER. The Merchants Board has concluded that the Merger would be in the best interests of Merchants and its shareholders. In reaching this determination, the Merchants Board considered many factors including the following:

         (i) The Merger meets Merchants' strategic objectives of maintaining and strengthening locally owned and operated community-oriented financial institutions.

         (ii) The Merger will create a significantly larger financial institution that will have capabilities to offer a wider array of financial products and services.

                For instance, Fortress' current customers will have access to the products and services offered by Merchants and, conversely, Fortress will offer its products and services to Merchants' customers. Moreover, the combined resources of the two companies are expected to improve the efficiencies associated with the development of new products and services to be offered by Merchants.

         (iii) Merchants will have immediate access to the markets which are currently not served by Merchants.

         (iv) The similarities between the operations of Merchants and Fortress are expected to result in cost savings and more efficient utilization of resources and technology thereby offering economies of scale not currently available to Merchants.

         (v) The size and capital structure of Merchants following the Merger will provide greater opportunities and flexibility in responding to the rapidly changing industry for financial service providers.

         (vi) The asset size, capital position, management strength and market position of Merchants will enable the combined company to remain competitive and take advantage of current and emerging opportunities for growth and profitability.

         (vii) The opinion of the Board of Directors of Merchants that the consideration to be paid by Merchants in the Merger is fair, from a financial point of view, to Merchants and its shareholders.

         Numerous factors were considered by the Merchants Board in approving the terms of the Merger. These factors included information concerning the financial structure, results of operations, and prospects of Merchants and Fortress; the capital adequacy of the resulting entity; the composition of the businesses of the two organizations; the overall compatibility of the management and employees of the organizations; the outlook for the organizations in the rapidly changing financial services industry; the relationship of the consideration to be paid in the Merger to market prices and the book value and earnings per share of Fortress and the financial terms of certain other recent business combinations in the banking industry.

OPINION OF EDELMAN & CO., LTD.

         On February 4, 2002, Fortress engaged Edelman & Co., Ltd. ("Edelman") to undertake to render an opinion to the Fortress Board of Directors as to the fairness, from a financial point of view, to shareholders of Fortress of a proposed acquisition by Merchants. Edelman is a financial advisory and consulting firm engaged in advising financial institutions and other businesses regarding mergers and acquisition transactions and other matters. Fortress selected Edelman because of its expertise with financial institutions and mergers and acquisitions.

         No limitations were imposed by Fortress on the scope of Edelman's investigation or the procedures followed by Edelman in connection with preparing its opinion. Edelman was not requested to and did not make any recommendation to the Fortress Board of Directors as to the terms of the transaction, which were determined through negotiations between Fortress and Merchants in which Edelman did not participate.

         At a meeting of the Fortress Board of Directors on May 23, 2002, Edelman provided its verbal fairness opinion to the Board. It was noted (i) that Fortress and Merchants had negotiated a draft agreement and plan of merger providing for the acquisition of 100% of the outstanding shares of common stock of Fortress by Merchants pursuant to a merger transaction (the "Agreement") (ii) that under the Agreement, upon consummation of the merger, each share of Fortress Common Stock issued and outstanding would be converted into the right to receive $30.00 of merger consideration, subject to certain procedures, (the "Consideration"), and (iii) that 45% of the Consideration was to be cash and approximately 55% was to be shares of Merchants Common Stock. Edelman's opinion, subsequently delivered in written form, indicated that the Consideration was fair, from a financial point of view, to the holders of Fortress Common Stock.

         THE FULL TEXT OF EDELMAN'S OPINION IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS EXHIBIT C AND IS INCORPORATED HEREIN BY REFERENCE. THE SUMMARY SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION, AND SHAREHOLDERS ARE URGED TO READ SUCH OPINION.

         In forming its opinion, Edelman reviewed, among other things, (i) with respect to Merchants, Annual Reports on Form 10-K and Annual Reports to Shareholders for the fiscal years ended December 31, 1997 through 2001, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2002; (ii) with respect to Fortress, audited financial statements for the fiscal years ended December 31, 1997 through 2001, and the quarterly report to shareholders for the quarter ended March 31, 2002; (iii) the Agreement; (iv) certain other information concerning the future prospects of Merchants and Fortress, and of the combined entity, as furnished by the respective companies, which Edelman discussed with the senior management of Merchants and Fortress; (v) historical market price and trading data for Merchants Common Stock and Fortress Common Stock; (vi) the financial performance and condition of Merchants and Fortress and similar data for other financial institutions which Edelman believed to be relevant; (vii) the financial terms of other mergers which Edelman believed to be relevant; and (viii) such other information as Edelman deemed appropriate.

         Edelman met with certain senior officers of Merchants and Fortress to discuss the foregoing as well as other matters relevant to its opinion including the past and current business operations, financial condition and future prospects of Merchants and Fortress. Edelman also took into account its assessment of general economic, market and financial conditions, and such additional financial and other factors it deemed relevant.

         In conducting its review and preparing its Opinion, Edelman assumed and relied upon the accuracy and completeness of the financial and other information used by it without independently verifying any such information and further relied upon the assurances of management of Merchants and Fortress that they were not aware of any facts or circumstances that would make such information misleading or inaccurate. Edelman relied upon the management of Merchants and Fortress in forming a view of the future prospects of Merchants and Fortress, and in forming assumptions regarding a variety of matters. Edelman assumed, without independent verification, that the allowances for loan losses at Merchants and Fortress were adequate to cover such losses. Edelman did not inspect any properties, assets or liabilities of Merchants or Fortress and did not make or obtain any evaluations or appraisals of any properties, assets or liabilities of Merchants or Fortress. In rendering its Opinion, Edelman assumed that the merger would be consummated on the terms described in the Agreement. Edelman's engagement and Opinion were for the benefit of the Fortress Board of Directors.

         EDELMAN'S OPINION WAS DIRECTED SOLELY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION AND DID NOT ADDRESS THE DECISION TO EFFECT THE MERGER OR CONSTITUTE A RECOMMENDATION TO ANY FORTRESS SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE ON THE MERGER. IT IS FURTHER UNDERSTOOD THAT THE OPINION WAS BASED ON ECONOMIC AND MARKET CONDITIONS AND OTHER CIRCUMSTANCES EXISTING AS OF MAY 23, 2002, AND DID NOT REPRESENT AN OPINION AS TO WHAT THE VALUE OR TRADING PRICE OF MERCHANTS STOCK WOULD BE AT ANY POINT IN THE FUTURE.

         In connection with rendering its Opinion to the Fortress Board, Edelman performed a variety of financial analyses that are summarized below. The preparation of a fairness opinion is a complex process involving subjective judgments and quantitative analysis and is not necessarily susceptible to partial analysis or summary description. Edelman believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, creates an incomplete view of the analyses and processes underlying Edelman's Opinion. Any estimates or assumptions used in Edelman's analyses are not necessarily indicative of actual future value or results, which may be significantly more or less favorable than is suggested by such estimates. No company or previous transaction used in Edelman's analyses was identical to Merchants or Fortress or the merger. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given more weight than any other analysis. Edelman may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions.

         The following is a brief summary of the analysis performed by Edelman in connection with its Opinion.

         Contribution Analysis. Edelman calculated the proportions of total Merchants-Fortress deposits, assets, equity and net income which were contributed by Fortress. Using the unadjusted sum of the March 31, 2002 values for the two companies, the Fortress contribution was 25% of deposits, 25% of assets, 21% of shareholders' equity and 16% of tangible shareholders' equity (net of intangible assets). With respect to last 12 months net income adjusted for gains on sales of securities and premises, and for certain other unusual expense (Adjusted Net Income), the Fortress contribution was 23%. When Adjusted Net Income was further adjusted for amortization of intangible assets (Cash Net Income), the Fortress contribution was 25%.

         Edelman similarly weighted the transaction value being paid in aggregate for Fortress against Merchants' market value. These amounts were calculated on a current basis based on recent trading values of Merchants common stock, including the value of in-the-money Merchants stock options. The transaction value paid for Fortress, $21.2 million, represented 23% of the sum of the transaction value and Merchants' market value.

         Comparable Company Analysis. Edelman compared certain financial ratios of Merchants and Fortress to those of all publicly traded banks i) nationwide,
ii) headquartered in the Midwest, and iii) with assets of $100 million to $1 billion. Ratios included Return on Average Assets (ROA), Return on Average Equity (ROE) and Tangible Equity to Tangible Assets (Capital). Using last 12 months median industry data from SNL Financial and Adjusted Net Income for Merchants and Fortress, results were:

                                          ROA           ROE                        Capital
 ---------------------------------------- ------------- -------------------------- --------
 Merchants                                .89%          10.3%                      8.5%

 Fortress                                 .78%          11.8%                      5.1%

 Nationwide                               1.04%         11.8%                      8.2%

 Midwest                                  .98%          11.5%                      8.1%

 $100 million-$1 billion                  1.01%         11.1%                      8.4%
 ---------------------------------------- ------------- -------------------------- --------

         Trading and Dividend Analysis. Edelman analyzed various characteristics of the trading markets for Merchants and Fortress common stock. During the period from April 1, 2001 through May 23, 2002, it was determined that Merchants stock did not trade 49% of trading days, while Fortress did not trade 91% of trading days. Average five day trading volume was 6,458 shares for Merchants stock, compared to 1,744 for Fortress stock.

         Edelman further analyzed trading values of Merchants and Fortress shares in relation to last 12 months earnings per share and latest tangible book value per share in comparison to that of all publicly traded banks i) nationwide, ii) headquartered in the Midwest, and iii) with assets of $100 million to $1 billion. Using recent trading levels and earnings per share based on adjusted net income for Merchants and Fortress, and median industry data as of May 23, 2002 from SNL Financial, results were:

                                        Price to        Price to
                                        Earnings        Tangible Book
 -------------------------------------- --------------- --------------
 Merchants                              13.3            137%

 Fortress                               11.1            173%

 Nationwide                             15.2            176%

 Midwest                                14.9            175%

 $100 million-$1 billion                14.4            158%
 -------------------------------------- --------------- --------------

Edelman further determined that based on current payout rates, Fortress shareholders receiving all stock in the merger would experience a dividend increase of approximately 65%.

         Impact Analysis. Edelman analyzed the pro forma impact of the merger on Merchants' earnings per share (EPS) and Tangible Book Value Per Share (TBVPS) based on certain assumptions, including but not limited to: $420,000 in combined company intangible asset amortization, $100,000 in Fortress expense reduction and zero net mark to market adjustments in the merger. Using March 31 balance sheet data and last 12 months income, it was calculated that EPS based on Adjusted Net Income would increase 1.8%, EPS based on Cash Net Income would increase 8.2% and TBVPS would decrease 13.0%.

         Comparable Transaction Analysis. Edelman analyzed certain industry pricing statistics regarding bank acquisitions and compared these to pricing ratios in the merger. The following table shows median Price to Tangible Book Value (P/TB) and Price to Earnings (P/E) ratios for five comparable transactions groups: all transactions nationally, those with acquirees headquartered in the Midwest, those with acquiree assets of $100 million to $400 million, those with acquiree ROA of .70% to 1.10% and those with acquirees having all of the foregoing subgroup characteristics.

                                                       P/E                P/TB
 ----------------------------------------------------- ------------------ ------
 All Nationally                                        20.6               179%

 Midwest                                               19.8               157%

 Assets $100 million-$400 million                      18.9               204%

 ROA .70%-1.10%                                        20.1               187%

 All subgroup characteristics                          16.9               168%
 ----------------------------------------------------- ------------------ ------

         The data above was gathered from the SNL database with respect to transactions announced from April 1, 2001 through May 7, 2002. Mergers of equals, terminated transactions and transactions with pricing data unavailable were excluded. Statistics as of transaction announcement were used unless closing pricing data was available. The number of transactions in the respective groups was as follows: All Nationally (151), Midwest (44), Assets $100 million - $400 million (58), ROA .70%-1 .1 0% (54) and All subgroup characteristics (6).

         By comparison, the merger P/E (using EPS based on adjusted net income) was 13.1, while the merger P/TB was 204%.

         Merger of Equals Analysis. Edelman addressed the question of whether the merger could be termed a merger of equals. In light of i) the intended Fortress representation on the Merchants Board of Directors, ii) the proportion of the combined entity represented by Fortress as reflected in the Contribution Analysis, and iii) the proportion of pro forma Merchants Common Stock to be held by incumbent holders of Fortress Common Stock, it was determined that the merger was not a merger of equals. It was also determined that the business strategy and organization of Fortress and Merchants were generally similar and fitting.

         Premium Analysis. Edelman analyzed the price to be paid for Fortress Common Stock in comparison to the trading value of the stock. It was determined that the Consideration of $30 represented a premium to average trading levels over various time horizons through May 23, 2002 as follows: beginning April 1, 2001, 56%; beginning January 1, 2002, 31%; and beginning April 1, 2002, 25%.

         Edelman and Fortress entered into an agreement relating to the services Edelman provided in connection with the Opinion. Under the agreement, Fortress agreed to indemnify Edelman against certain liabilities. Pursuant to the agreement, Fortress has paid Edelman fees totaling $50,000 and has reimbursed Edelman for out-of-pocket expenses associated with its services.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Upon consummation of the Merger, Mr. Donald Zellmer, Chairman of the Board of Directors of Fortress and Mr. Duane Bluemke Vice Chairman of the Board of Directors of Fortress will be elected to the Board of Directors of Merchants. Messrs. Zellmer and Bluemke will be nominated for election for three-year terms on the Merchants Board of Directors at the Annual Meeting of Shareholders of Merchants in 2003. Mr. Zellmer will also serve on the Executive Committee of the Board of Directors of Merchants and serve as chairman of its Audit Committee. As a member of the Executive Committee, Mr. Zellmer will act as the liaison to the Fortress Operating Committee. Mr. Zellmer will receive director's fees of $40,000.00 per year. Mr. Bluemke will enter into a consulting agreement with Merchants for services to be rendered as chairman of the Fortress operating committee for the two years following consummation of the Merger. Mr. Bluemke will receive consulting fees of $10,000 per year. The consulting fees will be subject to adjustment by mutual agreement of Merchants and Mr. Bluemke based upon the actual level of activity. Mr. Hoffland and Ms. Thomas each hold options for 3,500 shares of Fortress Common Stock. These options will be converted to options for Merchants Common Stock. The conversion ratio and exercise price for the options will correspond to the exchange ratio for the conversion of Fortress Common Stock into shares of Merchants Common Stock in the Merger. The Boards of Directors of Fortress and Merchants were aware of these interests and took them into account in approving the Merger Agreement.

MERGER CONSIDERATION

         Upon consummation of the Merger, each share of Fortress Common Stock outstanding at the Effective Time (as defined below) of the Merger will be converted into the right to receive the Merger Consideration called for by the Merger Agreement of $30.00 per share unless dissenters' rights have been perfected. Shareholders of Fortress will receive $30.00 in cash for each share of Fortress Common Stock payable in cash. However, because the exact number of shares of Merchants Common Stock to be exchanged for each share of Fortress Common Stock cannot be determined at this time and because the market value of Merchants Common Stock on the closing date cannot be predicted, the actual value of the Merchants Common Stock to be received by shareholders of Fortress may be more or less than the $30.00 Merger Consideration called for by the Merger Agreement.

         Each shareholder of Fortress will be entitled to elect cash or Merchants Common Stock to be received for his or her shares of Fortress Common Stock. However, your election may be changed, if necessary, through an allocation process, so that the aggregate merger consideration paid for all outstanding shares of Fortress Common Stock will consist of 45% cash and 55% Merchants Common Stock.

         The Merger Agreement provides a formula for calculating the exchange ratio which will determine the number of shares of Merchants Common Stock holders of Fortress Common Stock will receive for each share of Fortress Common Stock convertible into Merchants Common Stock. The number of shares of Merchants Common Stock to be received for each share of Fortress Common Stock payable in Merchants Common Stock will be determined as follows:

         1. If the Daily Average Price (as defined below) of Merchants Common Stock is greater than or equal to $26.00 and less than or equal to $34.00, each share of Fortress Common Stock will be exchanged for the number of shares of Merchants Common Stock equal to $30.00 divided by the Daily Average Price of Merchants Common Stock.

         2. If the Daily Average Price of Merchants Common Stock is greater than $34.00 but less than or equal to $36.00, the Daily Average Price will be assumed to be $34.00. If the Daily Average Price is less than $26.00 but greater than or equal to $24.00, the Daily Average Price will be assumed to be $26.00. Such assumed Daily Average Price will be divided into $30.00 to determine the number of Merchants Common Stock to be received for each share of Fortress Common Stock converted into Merchants Common Stock.

         3. If the Daily Average Price is less than $24.00 or greater than $36.00, then Merchants and Fortress will make a good faith effort to renegotiate the Merger Consideration.

         The Daily Average Price is the daily average of the bid and ask quotations of Merchants Common Stock as published in the Milwaukee Journal Sentinel (or obtained from another source acceptable to

Merchants and Fortress if such quotations are not published in the Milwaukee Journal Sentinel) on each of the 20 trading days preceding the fifth day prior to the date on which the Merger becomes effective. On each of such 20 trading days, the bid and ask prices will be averaged to calculate the market quotation for that day, and the resulting 20 market quotations will be summed and the result divided by 20 to determine the Daily Average Price. In the event that ask quotations are not listed, or if the ask price exceeds the bid price by more than $4.00 on any of the 20 trading days used to compute the Daily Average Price, then the bid quotes will be used on those days to calculate the Daily Average Price.

         Based on the formula, shareholders of Fortress will receive no less than 0.882 or no more than 1.154 shares of Merchants Common Stock for each share of Fortress Common Stock convertible into Merchants Common Stock. It is currently anticipated that, if approved by Fortress shareholders, the Merger will be completed in the fourth calendar quarter of 2002, although no assurance as to the time of completion can be given.

         No fractional shares of Merchants Common Stock will be issued and the holders of such fractional shares will receive cash in an amount equal to multiplying the fraction by $30.00.

         In the event that the Daily Average Price is less than $24.00 or greater than $36.00 and it becomes necessary to renegotiate the exchange ratio, Merchants' Board is likely to consult with its legal and financial advisors regarding the fairness of such renegotiated ratio.

         In addition, the Merchants Board and its advisors would consider many of the same factors they considered in determining whether to approve and adopt the Merger Agreement in the first instance. In particular, the Merchants Board of Directors would analyze, among other factors, the relationship of the consideration to be paid by Merchants to the market price and book value and earnings per share of Fortress, the financial terms of recent business combinations in the banking industry and the dilutive or accretive effect of the renegotiated exchange ratio on Merchants' future earnings and book value.

         In the event it becomes necessary to renegotiate the exchange ratio pursuant to the terms of the Merger Agreement, the Fortress Board of Directors is likely to consult with its legal and financial advisors to determine the fairness of a renegotiated exchange ratio. Shareholders of Fortress should note that the fairness opinion obtained by the Fortress Board and included as Exhibit "C" to this Proxy Statement/Prospectus does not express an opinion as to the fairness of the Merger, from a financial point of view, in the event that the Daily Average Price of Merchants Common Stock is less than $24.00 or more than $36.00. No assurance can be given that a fairness opinion regarding such renegotiated exchange ratio can be obtained. In making a determination on a renegotiated exchange ratio, the Fortress Board of Directors would consider many of the same factors it considered in determining whether to approve and accept the Merger Agreement in the first instance. In particular, the Fortress Board would analyze, among other factors, whether the then current consideration to be received in the Merger would deliver more value to the shareholders than could be expected if Fortress were to continue as an independent entity. In addition, the Fortress Board would consider whether, in light of then prevailing market and other industry conditions, the renegotiated exchange ratio is fair from a financial point of view to the Fortress shareholders.

REGULATORY APPROVALS REQUIRED

         Federal. The Merger is subject to prior approval by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHCA"), which requires that the Federal Reserve Board take into consideration, among other factors, the financial and managerial resources and future prospects of the respective institutions and the convenience and needs of the communities to be served. The BHCA prohibits the Federal Reserve Board from approving the Merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country may be to substantially lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. It is highly improbable that the Merger poses any antitrust issues. The Federal Reserve Board also has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position. Furthermore, the Federal Reserve Board must also assess the records of the subsidiary banks of Merchants and Fortress under the Community Reinvestment Act of 1977, as amended (the "CRA"). The CRA requires that the Federal Reserve Board analyze, and take into account when evaluating an application, each bank's record of meeting the credit needs of its local communities, including low and moderate income neighborhoods, consistent with safe and sound operation.

         Under the BHCA, the Merger may not be consummated until up to 30 days following the date of Federal Reserve Board approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. Although a challenge is highly improbable, there can be no assurance that the Department of Justice will not challenge the Merger or, if such a challenge is made, as to the result thereof. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board's approval unless a court specifically orders otherwise. The BHCA provides for the publication of notice and public comment on the applications and authorizes the regulatory agency to permit interested parties to intervene in the proceedings.

         Merger Corp. and Merchants have filed an application with the Federal Reserve Bank of Chicago (the "Federal Reserve Bank") on August 22, 2002.

         Merger Corp. and Merchants received approval of their application from the Federal Reserve Bank as of _________________, 2002.

         Wisconsin. The Merger is also subject to the prior approval by the Wisconsin Department of Financial Institutions ("DFI") under Section 221.0901 of the Wisconsin Statutes which requires that the DFI take into consideration (i) the financial and managerial resources and future prospects of the respective institutions and whether the transaction would be contrary to the best interests of the shareholders or customers of the bank or bank holding company to be acquired; (ii) whether the action would be detrimental to the safety and soundness of the respective institutions or any subsidiary or affiliate of the respective institutions; (iii) the record of performance, management, financial responsibility and integrity, and the CRA rating of the applicant; and (iv) whether upon consummation of the transaction, the applicant would control in excess of 30% of the total amount of deposits of insured depository institutions in Wisconsin as specified under federal banking law.

         Merger Corp. and Merchants have filed an application with the DFI on August 22, 2002. Merchants and Merger Corp. received approval of their application from the DFI on __________, 2002. The Merger may be consummated at any time within one year of the date approval was granted by the DFI (subject to the foregoing federal approvals).

         Iowa. The Merger is also subject to prior approval of the Superintendent of Banking of the State of Iowa ("Superintendent"). The Superintendent considers the financial and managerial resources of the applicant, along with the interests of depositors, creditors and shareholders and the general public in acting on the application. Merchants and Merger Corp. have filed an application with the Superintendent on August 22, 2002 and received approval on _____________, 2002.

         General. The Merger cannot proceed in the absence of all requisite regulatory approvals and compliance with any waiting periods contained in such approvals. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT - Conditions to Consummation of the Merger." In the Merger Agreement, Merchants and Fortress have agreed to take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed with respect to the Merger, including furnishing information to the Federal Reserve Board or in connection with approvals or filings with other governmental entities. Merchants and Fortress have also agreed to take all reasonable action necessary to obtain approvals of the Federal Reserve Board, the DFI, the Superintendent and other governmental entities. However, the obligation to take reasonable actions is not to be construed as including an obligation to accept any terms or conditions to an agreement or other approval of, or any exemption by, any party that are not customarily contained in approvals of similar transactions granted by such regulators or if Merchants in good faith determines that such terms or conditions would have a material adverse effect on its business or financial condition or would materially detract from the value of Fortress to Merchants.

         Merchants and Fortress are not aware of any other governmental approvals or actions that are required for consummation of the Merger except as described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any such approval or action, if needed, could be obtained and, if such approvals or actions are obtained, there can be no assurance as to the timing thereof.

THE EFFECTIVE TIME

         The Merger will become effective as of the later of (a) the date articles of merger are filed with the DFI and the Secretary of State of the State of Iowa or (b) the effective date and time of the Merger as set forth in such Articles of Merger, (the later of (a) and (b) being the "Effective Time"). The filing of the articles of merger with respect to the Merger will occur as promptly as practicable after the satisfaction or, if permissible, waiver of the conditions to the Merger as set forth in the Merger Agreement. The Merger Agreement may be terminated by either party if, among other reasons, the Merger has not been consummated on or before December 31, 2002, unless such condition is waived. Upon consummation of the Merger, Fortress will be merged into Merger Corp. and will not continue its separate existence or operations, to which Merger Corp. as the surviving corporation will succeed. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT - Conditions to Consummation of the Merger" and "CERTAIN PROVISIONS OF THE MERGER AGREEMENT - Termination."

CONVERSION OF SHARES, PROCEDURE FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

         At the Effective Time and without any action on the part of Merchants, Fortress or the holders of Fortress Common Stock, each share of Fortress Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by Fortress shareholders exercising their dissenters rights under the Iowa Business Corporation Act) will be converted into the right to receive cash or shares of Merchants Common Stock. See "THE MERGER -- Dissenters' Rights." All such shares of Fortress Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each stock certificate previously representing any such shares of Fortress Common Stock (other than shares held by dissenting shareholders as described above) will thereafter represent the right to receive cash and/or a certificate representing shares of Merchants Common Stock into which such Fortress Common Stock has been converted. Certificates previously representing shares of Fortress Common Stock will be exchanged for cash and certificates representing whole shares of Merchants Common Stock upon the surrender of such certificates as provided below. No fractional shares of Merchants Common Stock will be issued, and, in lieu thereof, a cash payment will be made as provided below.

         As of the Effective Time, Merchants will deposit, or cause to be deposited with American Stock Transfer & Trust Company, New York, New York (the "Exchange Agent'), for the benefit of the holders of shares of Fortress Common Stock and for exchange in accordance with the terms of the Merger Agreement, such cash and certificates for shares of Merchants Common Stock, together with any dividends or distributions with respect thereto (the "Exchange Fund") issuable pursuant to the terms of the Merger Agreement.

         Upon approval of the Merger by the shareholders of Fortress, Fortress will deliver a form of election to the shareholders of Fortress permitting them to elect the form of payment (cash or shares of Merchants Common Stock) for their shares of Fortress Common Stock. If there is an over-subscription of Merchants Common Stock or cash (including cash to be received by dissenting shareholders and for fractional shares), Fortress will allocate such subscriptions in proportion to the elections based upon the number of shares of Fortress Common Stock owned by the electing shareholder, so that 45% of the total Merger Consideration will be paid in cash and the remaining 55% will be paid in shares of Merchants Common Stock. Preference will be given in the allocation process to shareholders of Fortress who elect to receive payment in form of a combination of cash and Merchants Common Stock, rather than all cash or Merchants Common Stock.

         As soon as reasonably practicable prior to the Effective Time, the Exchange Agent will mail to each holder of record of a certificate which immediately prior to the Effective Time represented outstanding shares of Fortress Common Stock whose shares were converted into the right to receive cash and shares of Merchants Common Stock, (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of certificates representing Fortress Common Stock in exchange for cash and certificates representing shares of Merchants Common Stock. Upon surrender of a certificate previously representing shares of Fortress Common Stock to the Exchange Agent together with such duly executed letter of transmittal, the holder of such certificate will receive in exchange therefore cash and a certificate representing that number of whole shares of Merchants Common Stock to which such holder is entitled and the certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of shares which is not registered in the transfer records of Fortress, cash and a certificate representing the proper number of shares of Merchants Common Stock may be issued to a transferee if the certificate representing such shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered, each certificate previously representing shares of Fortress Common Stock will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender cash and a certificate representing shares of Merchants Common Stock and cash in lieu of any fractional shares of Merchants Common Stock as described below.

         FORTRESS SHAREHOLDERS SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE EXCHANGE AGENT WITHOUT A LETTER OF TRANSMITTAL NOR RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

         No dividends or other distributions declared or made after the Effective Time with respect to Merchants Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered certificate of Fortress Common Stock with respect to the shares of Merchants Common Stock represented thereby, and no cash payment in lieu of fractional shares will be paid to any such holder, until such certificate is surrendered. Subject to the effect of applicable laws, following surrender of any such certificate of Fortress Common Stock, the Exchange Agent will forward to the holder of such Fortress stock without interest (i) the Merger Consideration in cash and certificates for whole shares of Merchants Common Stock; (ii) dividends declared on shares of Merchants Common Stock after the Effective Time of the Merger and
(iii) the cash value of the fractional shares, if any, of Merchants Common
Stock.

         All cash and shares of Merchants Common Stock issued upon conversion of the shares of Fortress Common Stock (including any cash paid for fractional shares) will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Fortress Common Stock.

         No certificates or scrip representing fractional shares of Merchants Common Stock will be issued upon the surrender for exchange of Fortress Common Stock certificates, and such fractional share interest will not entitle the owner of such interest to vote or to any rights of a shareholder of Merchants. Each holder of a fractional share interest will be paid an amount in cash equal to the product obtained by multiplying such fractional share interest to which such holder would otherwise be entitled by $30.00. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent will notify Merchants and Merchants will make available such amounts to such holders of such fractional share interests subject to and in accordance with the terms of the Merger Agreement, as relevant.

         Any portion of the Exchange Fund which remains undistributed to the shareholders of Fortress for six months after the Effective Time will be delivered to Merchants, upon demand, and any shareholders of Fortress who have not up to that time complied with the procedures described above will then look only to Merchants for payment of their claim for cash and Merchants Common Stock, any cash in lieu of fractional shares of Merchants Common Stock and any dividends or distributions with respect to Merchants Common Stock.

         Neither Merchants nor Fortress will be liable to any holder of shares of Fortress Common Stock for any such shares of Fortress Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

         Merchants will be entitled to deduct and withhold from any cash consideration payable pursuant to the Merger Agreement to any holder of shares of Fortress Common Stock such amounts as Merchants is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law.

         At the Effective Time the stock transfer books of Fortress will be closed, and there will be no further registration of transfers of shares of Fortress Common Stock on said record books. From and after the Effective Time, the holders of certificates of Fortress Common Stock will cease to have any rights with respect to such shares of Fortress Common Stock except as otherwise provided in the Merger Agreement, or by law. On or after the Effective Time, any certificate of Fortress Common Stock presented to the Exchange Agent or Merchants for any reason will be converted into cash and whole shares of Merchants Common Stock in accordance with the terms of the Merger Agreement as described above.

         Persons who hold Merchants Common Stock prior to the Merger will not need to exchange their existing certificates representing shares of Merchants Common Stock for new stock certificates.

DESCRIPTION OF MERCHANTS COMMON STOCK ISSUABLE IN THE MERGER

         The following description of Merchants Common Stock issuable in the Merger is a summary and is qualified in its entirety by reference to the terms of such securities, which is incorporated by reference in this document and is set forth in full in Merchants Amended Articles of Incorporation (the "Merchants Articles"). The description set forth below is subject in all respects to the Wisconsin Business Corporation Law (the "WBCL") and the Merchants Articles.

         American Stock Transfer & Trust Company, New York, New York, is the transfer agent and registrar for all outstanding Merchants Common Stock.

         THE FOLLOWING DESCRIPTION OF MERCHANTS COMMON STOCK SHOULD BE READ CAREFULLY BY FORTRESS SHAREHOLDERS SINCE, AT THE EFFECTIVE TIME, ISSUED AND OUTSTANDING SHARES OF FORTRESS COMMON STOCK WILL BE CONVERTED INTO THE RIGHT TO RECEIVE SHARES OF MERCHANTS COMMON STOCK AT THE EXCHANGE RATIO DESCRIBED ABOVE UNDER "MERGER CONSIDERATION".

         General. Merchants has one class of common stock, the Merchants Common Stock. Of the 6,000,000 shares of Merchants Common Stock authorized, 2,485,607 shares were outstanding as of May 31, 2002 (the date of the Merger Agreement), exclusive of shares held in its treasury. The Merchants Articles do not provide authorization for the issuance of preferred stock.

         Dividend Rights. Dividends on Merchants Common Stock are payable out of the assets of Merchants legally available for that purpose as, if and when declared by the Merchants Board of Directors. No share of Merchants Common Stock is entitled to any preferential treatment with respect to dividends.

         Voting Rights. Each holder of Merchants Common Stock is entitled at each shareholders' meeting of Merchants, as to each matter to be voted upon, to cast one vote, in person or by proxy, for each share of Merchants Common Stock registered in his or her name on the stock transfer books of Merchants. Such voting rights are not cumulative.

         Rights Upon Liquidation. In the event of liquidation, dissolution or winding up of Merchants, whether voluntary or involuntary, the holders of Merchants Common Stock will be entitled to receive all assets of Merchants remaining, after payment of or provision for all debts and liabilities, for distribution to its shareholders, on a pro rata basis. Since Merchants has no preferred stock, the rights of holders of Merchants Common Stock to receive dividends or payment in the event of liquidation or dissolution are not subject to prior satisfaction of the rights of any other shareholders.

         Miscellaneous. Shares of Merchants Common Stock are not convertible into shares of any other class of capital stock. Shares of Merchants Common Stock are not entitled to any preemptive or subscription rights. The issued and outstanding shares of Merchants Common Stock are fully paid and nonassessable (except as otherwise provided under the WBCL).

COMPARISON OF SHAREHOLDER RIGHTS

         The following is a summary of the material differences between the rights of holders of Fortress Common Stock and Merchants Common Stock. Since Fortress is incorporated in Iowa and Merchants is incorporated in Wisconsin, there are some differences arising from the differences between the WBCL and the Iowa Business Corporation Act ("IBCA"). Additional differences arise from the differences between the Merchants Articles and By-laws and the Fortress Articles and By-laws. After completion of the Merger, the rights of Fortress shareholders who receive Merchants Common Stock will be governed by the WBCL and the Articles of Incorporation and Bylaws of Merchants.

Assessibility; Potential Liability For Wages.

         Merchants Common Stock is subject to possible assessment in certain circumstances. Section 180.0622(2)(b) of the WBCL provides that shareholders of Wisconsin corporations are personally liable in an amount equal to the par value of shares owned by them (and to the consideration for which shares without par value were issued) for debts owing to employees of the corporation for services performed for such corporation, but not exceeding six months' service in any one case. The liability imposed by the predecessor to this statute was interpreted in a trial court decision to extend to the original issue price for shares, rather than the stated par value. Although affirmed by the Wisconsin Supreme Court, the case offers no precedential value due to the fact that an equally divided court affirmed the decision. Merchants' Common Stock is not otherwise subject to call or assessment.

         Shares of stock of Iowa corporations are nonassessable under the IBCA. The IBCA does not impose personal liability on holders of Fortress Common Stock for debts owing to employees or otherwise.

Takeover Statutes.

         Wisconsin law regulates a broad range of "business combinations" between a Wisconsin corporation and an "interested shareholder." Wisconsin law defines a "business combination" as including a merger or a share exchange, sale of assets, issuance of stock or rights to purchase stock and certain related party transactions. An "interested shareholder" is defined as a person who beneficially owns, directly or indirectly, 10% of the outstanding voting stock of a corporation or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting stock within the last three years. In certain cases, Wisconsin law prohibits a corporation from engaging in a business combination with an interested shareholder for a period of three years following the date on which the person became an interested shareholder, unless (i) the board of directors approved the business combination or the acquisition of the stock prior to the acquisition date, (ii) the business combination is approved by a majority of the outstanding voting stock not owned by the interested shareholder, (iii) the consideration to be received by shareholders meets certain requirements of the statute with respect to form and amount or (iv) the business combination is of a type specifically excluded from the coverage of the statute.

         Section 180.1150 of the WBCL provides that in particular circumstances the voting of shares of a Wisconsin issuing public corporation (a Wisconsin corporation which has at least 100 Wisconsin resident shareholders, 500 or more shareholders of record and total assets exceeding $1 million) held by any person in excess of 20% of the voting power is limited to 10% of the full voting power of such excess shares. Full voting power may be restored under Section 180.1150 if a majority of the voting power of shares represented at a meeting, including those held by the party seeking restoration, are voted in favor of such restoration.

         In addition, the WBCL sets forth certain fair price provisions which govern mergers and share exchanges with, or sales of substantially all a Wisconsin issuing public corporation's assets to, a 10% shareholder, mandating that any such transaction meet one of two requirements. The first requirement is that the transaction be approved by 80% of all shareholders and two-thirds of "disinterested" shareholders, which generally exclude the 10% shareholder. The second requirement is the payment of a statutory fair price, which is intended to insure that shareholders in the second step merger, share exchange or asset sale receive at least what shareholders received in the first step.

         Further, the WBCL requires shareholder approval for certain transactions in the context of a tender offer or similar action for in excess of 50% of a Wisconsin corporation's stock. Shareholder approval is required for the acquisition of more than 5% of the corporation's stock at a price above market value, unless the corporation makes an equal offer to acquire all shares. Shareholder approval is also required for the sale or option of assets which amount to at least 10% of the market value of the corporation, but this requirement does not apply if the corporation meets certain minimum outside director standards.

         The IBCA includes no provisions comparable to those described above which apply to Fortress. However, the Restated Articles of Incorporation of Fortress contain provisions substantially equivalent to all of those described above.

Takeover Vote.

         The Articles of Incorporation of Merchants provide that a vote of at least 80% of the outstanding shares entitled to vote for any takeover of the company must approve such a transaction unless a majority of Merchants' directors approve the transaction prior to the shareholder vote. In that case, the affirmative vote of a majority of the outstanding shares of Merchants Common Stock is required. The Articles of Incorporation of Fortress contain no such provision and the IBCA provides that a vote of more than 50% of the shares entitled to vote must approve such a transaction.

Liability of Directors; Indemnification.

         The indemnification provisions under the WBCL and IBCA are substantially the same, except that under the IBCA a corporation cannot indemnify a director or officer in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit in which the individual was adjudged liable on the basis that personal benefit was improperly received.

RESALE OF MERCHANTS COMMON STOCK ISSUED PURSUANT TO THE MERGER

         The Merchants Common Stock issued pursuant to the Merger will be registered under the Securities Act and be freely tradeable under the Securities Act except for shares issued to any shareholder of Fortress who may be deemed to be an "affiliate" of Fortress for purposes of Rule 145 under the Securities Act. Each affiliate identified by Fortress will enter into an agreement with Merchants providing that such affiliate will be subject to Rule 145(d) of the Securities Act and will not transfer any Merchants Common Stock received in the Merger except in compliance with the Securities Act. This Proxy Statement/Prospectus does not cover resales of Merchants Common Stock received by any person who may be deemed to be an affiliate of Fortress. The foregoing restrictions are expected to apply to the directors and executive officers of Fortress.

PRE-MERGER DIVIDEND POLICY

         Fortress. Pursuant to the Merger Agreement, except for dividends paid in the ordinary course and consistent with past practice, Fortress is prohibited from declaring or paying any dividend on, or making any other distribution in respect of, its outstanding shares of capital stock without the prior written consent of Merchants.

         Merchants. Merchants expects to continue to declare, until the Effective Time, its regularly scheduled dividends.

POST-MERGER DIVIDEND POLICY

         It is the current intention of the Board of Directors of Merchants to continue to declare cash dividends on the Merchants Common Stock following the Merger. During 2001, Merchants paid a per share dividend of $0.71. During the first two quarters of the year 2002, Merchants paid a quarterly dividend of $0.17 and $0.17 respectively, in each case per share. On September 15, 2002, Merchants paid a dividend of $0.19 per share for the third quarter of 2002. Shareholders should note that future dividends will be determined by the Merchants Board of Directors in light of the earnings and financial condition of Merchants and its subsidiaries and other factors, including applicable governmental regulations and policies. In that regard, Merchants is a legal entity separate and distinct from its banking and non-banking subsidiaries, and the principal sources of Merchants' income are dividends and fees from such subsidiaries. The payment of dividends by Merchants' banking subsidiaries is subject to certain restrictions under applicable governmental regulations.

CONDUCT OF BUSINESS PENDING THE MERGER

         Pursuant to the Merger Agreement, Fortress has agreed to carry on its business, and the business of its subsidiaries, in the usual, regular and ordinary course in substantially the same manner as conducted prior to the execution of the Merger Agreement, subject to certain covenants and other agreements agreed to by Fortress in the Merger Agreement. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT - Certain Covenants."

CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         As a condition to the consummation of the merger each of Merchants and Fortress will have received an opinion from its counsel, Davis and Kuelthau, s.c., Milwaukee, Wisconsin and Godfrey & Kahn, S.C., Milwaukee, Wisconsin, respectively, that the Merger will qualify as a tax-free reorganization under
Section 368(a) of the Code and that each of Merchants, Merger Corp. and Fortress will be a party to such reorganization within the meaning of Section 368(b) of the Code. The Internal Revenue Service ("Service") has not been asked to rule upon the tax consequences of the Merger and such request will not be made. The opinions are based entirely upon the Code, regulations now in effect thereunder, current administrative rulings and practice, and judicial authority, all of which are subject to change. Unlike a ruling from the Service, an opinion of an advisor is not binding on the Service and there can be no assurance, and none is hereby given, that the Service will not take a position contrary to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the Service.

         Based upon the opinions which in turn are based upon various representations and subject to various assumptions and qualifications, the following federal income tax consequences will result from the Merger:

         o Provided that the Merger of Fortress with and into Merger Corp. qualifies as a statutory Merger under applicable law, the Merger will qualify as a reorganization within the meaning of sections 368(a)(1)(A) and 368(a)(2)(D) of the Code, and Fortress, Merchants and Merger Corp. will each be "a party to a reorganization" within the meaning of section 368(b) of the Code for purposes of this reorganization.

         o No gain or loss will be recognized by the holders of Fortress Common Stock upon the exchange of Fortress Common Stock solely for Merchants Common Stock pursuant to the Merger. Fortress shareholders receiving cash, including cash received in lieu of fractional shares of Merchants Common Stock, will recognize gain, if any, equal to the lesser of the (i) total consideration received pursuant to the Merger reduced by the shareholder's basis, or (ii) the cash received. Any such gain will likely be treated as a capital gain, unless the exchange has the effect of a dividend distribution in which case the gain would be treated as a dividend to the extent of a shareholder's prorata share of Fortress' undistributed earnings and profits.

         o A Fortress shareholder's aggregate basis in the Merchants Common Stock received in the Merger will be the same as the aggregate basis of Fortress Common Stock exchanged therefore, decreased by the amount of cash, if any, received and increased by the amount of gain recognized on the exchange.

                  The holding period of the Merchants Common Stock received by a holder of Fortress Common Stock pursuant to the Merger will include the period during which Fortress Common Stock exchanged therefore was held, provided that the Fortress Common Stock surrendered was held as a capital asset as of the time of the Merger.

         o The receipt by a holder of Fortress Common Stock of cash in lieu of a fractional share of Merchants Common Stock will be treated as if he or she received such fractional share from Merchants and then had it redeemed for cash. Such receipt of cash will be treated under
         Section 302(b)(1) of the Code as full payment in exchange for the fractional share.

         The foregoing is only a general description of certain material federal income tax consequences of the Merger for holders of Fortress Common Stock who are citizens or residents of the United States and who hold their shares as capital assets, without regard to the particular facts and circumstances of the tax situation of each holder of the Fortress Common Stock. It does not discuss all of the consequences that may be relevant to holders of Fortress Common Stock entitled to special treatment under the Code (such as insurance companies, financial institutions, dealers in securities, tax-exempt organizations or foreign persons). The summary set forth above does not purport to be a complete analysis of all potential tax effects of the transactions contemplated by the Merger Agreement or the Merger itself. No information is provided herein with respect to the application and effect of state, local and foreign tax laws and the possible effects of changes in federal laws or other tax laws.

         EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISORS AS TO THE EFFECT OF SUCH FEDERAL INCOME TAX CONSEQUENCES ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER.

ANTICIPATED ACCOUNTING TREATMENT

         Merchants will account for the merger for accounting and financial reporting purposes as a "purchase," as that term is used under accounting principles generally accepted in the United States. Under purchase accounting, the assets and liabilities of Fortress as of the Effective Time will be recorded at their fair values and added to those of Merchants. Any excess of the value of Merchants Common Stock issued and cash paid for Fortress Common Stock over the fair value of Fortress' identifiable net assets will be recorded as goodwill. Financial statements of Merchants issued after the Effective Time will reflect these values and will not be restated retroactively to reflect the historical financial position or results of operations of Fortress.

         The Financial Accounting Standards Board has issued two statements of Financial Accounting Standards, the first of which eliminates the pooling-of-interests method of accounting for business combinations and the second of which requires that goodwill and certain intangible assets not be amortized. Instead, these assets will be reviewed for impairment annually with any related losses recognized in earnings when incurred. These statements are effective for Merchants for business combinations completed after July 1, 2001 and became effective for existing goodwill and intangible assets on December 31, 2001.

RIGHTS OF DISSENTING SHAREHOLDERS

         Pursuant to Section 490.1301 et seq. ICBA, the full text of which is included in Exhibit D to this Proxy Statement/Prospectus, any shareholder of Fortress has the right to dissent from the Merger and demand payment in cash of the fair value of his or her shares of Fortress Common Stock.

         Section 490.1321 provides that when the Merger is approved by the shareholders of Fortress, any Fortress shareholder who has, prior to the vote, given notice to Fortress of his or her intent to dissent from the Merger and demand payment for his or her shares and who has not voted for the Merger is entitled to receive a notice from Fortress which sets out the time and form for the shareholder to demand payment for his or her shares. A PROXY OR VOTE AGAINST THE MERGER WILL NOT, BY ITSELF, BE REGARDED AS WRITTEN NOTICE OF INTENT TO DISSENT FOR PURPOSES OF ASSERTING DISSENTERS' RIGHTS. If a shareholder fails to demand payment for and deposit his or her shares in strict accordance with the terms set out in the notice from Fortress, such shareholder will not be entitled to payment for his or her shares as provided in Sections 490.1301 to 490.1331.

         Merchants shall determine the fair value of the shares. Since Fortress is a bank holding company, Merchants may at its option elect to determine the fair value of a shareholder's Fortress shares under Section 524.1406(3) Iowa Code. This provision allows Merchants to give due consideration to valuation factors recognized for federal and estate tax purposes, including discounts for minority interests and discounts for lack of marketability. Merchants shall pay such amount plus accrued interest, to each shareholder who has made a proper demand, upon the later of the consummation of the Merger or its receipt of a payment demand. The payment shall be accompanied by: Merchants' latest financial statements, including a balance sheet, income statement and statement of shareholder's equity, all for the fiscal year ended not more than 16 months prior to the date of payment and any interim financial statements which are available; a statement of Merchants' estimate of the fair value of the shares; an explanation of how the interest was calculated; and a statement of the dissenter's right to demand payment if the dissenter is dissatisfied with the amount of the payment.

         If a dissenting shareholder is dissatisfied with Merchants' estimate of the fair value of his or her shares or the calculation of interest on such amount, the shareholder may demand payment from Merchants of the shareholder's estimate of the fair value of the shares or calculation of the interest, less the amount paid by Merchants. Such demand must occur within 30 days of Merchants making payment for the shares or it is waived.

         If no compromise is reached between Merchants and the shareholder, Merchants shall, within 60 days of receiving the payment demand, petition the circuit court in the county where Fortress' registered agent was located for a proceeding to resolve the dispute. The court will determine the amount, if any, by which the fair value of the shares exceeds the amount paid by Merchants. The court may enter judgment in favor of the shareholder for such amount plus certain fees and expenses. The court may assess fees and costs against any party that it has determined has acted arbitrarily, vexatiously or in bad faith.

         The preceding information is only a summary and any Fortress shareholder who intends to exercise his or her rights under Section 490.1301 et seq. is urged to carefully read Exhibit D and to consult his or her own attorney.

         Because an executed proxy relating to Fortress Common Stock on which no voting direction is given will be voted at the Special Meeting in favor of the Merger, a dissenting shareholder who wishes to have his or her shares of Fortress Common Stock represented by proxy at the Special Meeting but preserve his or her dissenters' rights, must mark his or her proxy either to vote against the Merger or to abstain from voting thereon.

THE VOTING AGREEMENTS

         Merchants has entered into Voting Agreements with all of the directors of Fortress except Mr. Martin. Pursuant to the Voting Agreements, attached hereto as Exhibit B, the execution of which was a condition to Merchants entering into the Merger Agreement, the directors of Fortress have agreed to vote their shares (i) in favor of the adoption and approval of the Merger Agreement and the Merger and (ii) against any competing transaction. See "CERTAIN PROVISIONS OF THE VOTING AGREEMENTS."

         Anti-Takeover Effect of the Voting Agreements. The Voting Agreements may have the effect of discouraging persons who might now or in the future be interested in acquiring all of or a significant interest in Fortress from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for Fortress' Common Stock than the price per share described under "Merger Consideration" above.

OTHER RELATED PARTY TRANSACTIONS

         In the ordinary course of conducting their banking and financial service businesses, each of Merchants, Fortress and their respective subsidiaries, may do business and engage in banking transaction with the other party and its subsidiaries, which may include, but not be limited to, interests or participation in loans and interbank advances.

MANAGEMENT AFTER THE MERGER

         In the Merger, Fortress will be merged into Merger Corp. and the separate corporate existence of Fortress will cease. Merchants will thereby acquire control of the three commercial banks owned by Fortress.

         The officers and directors of Merger Corp. prior to the Merger will continue as officers and directors of the surviving corporation. The officers and directors of the three commercial banks prior to the Effective Time will continue as officers and directors after the Effective Time until their successors shall have been duly elected and qualified, unless they resign or are removed under the provisions of the Banks' Articles of Incorporation or Bylaws.

                   CERTAIN PROVISIONS OF THE MERGER AGREEMENT

         The following is a brief summary of certain provisions of the Merger Agreement and Plan of Merger, which are attached as Exhibits A and A-1 to this Proxy Statement/Prospectus and are incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement and Plan of Merger.

THE MERGER

         The Merger Agreement provides that, following the approval of the Merger Agreement by the shareholders of Fortress and the satisfaction or waiver of the other conditions to the Merger, Fortress will be merged with and into Merger Corp. If the Merger Agreement is approved by the shareholders of Fortress, the Merger will become effective upon the Effective Time.

         At the Effective Time, pursuant to the Merger Agreement, each outstanding share of Fortress Common Stock will be converted into the right to receive cash and the number of shares of Merchants Common Stock as described under "Merger Consideration" above, subject to renegotiation of the exchange ratio if the Daily Average Price (as defined above) of Merchants Common Stock is less than $24.00 or greater than $36.00. See "THE MERGER-Merger Consideration." With regard to the treatment of fractional share interests, see "THE MERGER - Conversion of Shares; Procedure for Exchange of Certificates; Fractional Shares."

REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains customary representations and warranties relating to, among other things, (i) each of Merchants' and Fortress' and their respective subsidiaries' organization and similar corporate matters; (ii) each of Merchants' and Fortress' capital structure; (iii) authorization, execution, delivery, performance and enforceability of the Merger Agreement and other related matters; (iv) documents filed by Merchants with the Commission and with the Federal Reserve Board and state banking authorities and the accuracy of information contained therein; (v) the accuracy of information supplied by each of Merchants and Fortress in connection with the Registration Statement and this Proxy Statement/Prospectus; (vi) compliance with laws including employment and lending laws; (vii) no material pending or threatened litigation except as otherwise disclosed by Merchants and Fortress; (viii) filing of tax returns and payment of taxes; (ix) certain material contracts and contracts relating to certain employment, consulting and benefits matters of Fortress; (x) retirement and other employee plans and matters of Fortress relating to ERISA; (xi) the absence of any burdensome contracts, agreements or restrictions; (xii) the absence of certain material changes or events since December 31, 2001, relating to the incurrence of a material adverse effect in the business operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities (including contingent liabilities) of Merchants or its subsidiaries, taken as a whole, and Fortress or its subsidiaries, taken as a whole; (xiii) maintenance of books of account and accounting controls, loan documentation and disclosure; (xiv) no action taken which would prevent the Merger from qualifying as a tax-free reorganization under the Code; (xv) certain environmental matters relating to the properties of Fortress; (xvi) good title to the properties of Fortress and its subsidiaries, free of liens except as specified; and (xvii) certain insurance matters.

CERTAIN COVENANTS

         Pursuant to the Merger Agreement, Merchants and Fortress have each agreed that prior to the Effective Time (and unless the prior written consent of Merchants shall have been obtained) Fortress and its subsidiaries will (i) carry on their business in the usual, regular and ordinary course consistent with past practice, (ii) use reasonable efforts to preserve intact their business organization and assets (and all rights associated therewith), (iii) use reasonable efforts to maintain and keep their properties in good repair and condition, (iv) use reasonable efforts to keep all insurance and bonds in full force and effect, (v) perform in all material respects all obligations under all material contracts, leases and documents relating to or affecting the assets, properties and business of Fortress and its subsidiaries, (vi) purchase and sell securities in accordance with past practices, (vii) maintain as of the date on which all conditions have been met and until the Effective Time, a loan loss reserve of not less than 1.3% of period ending loans, (viii) fully expense on its financial statement all expenses payable as a result of the consummation of the Merger (ix) obtain an independent audit of its financial statements for the year ended December 31, 2001; and (x) comply with and perform in all material respects all obligations and duties imposed by all applicable laws.

         Fortress has also agreed that prior to the Effective Time (and unless the prior written consent of Merchants has been obtained), neither Fortress nor its subsidiaries will: (i) grant any increase in compensation or bonuses (other than as specified in the Merger Agreement) or retirement benefits to any employee or otherwise adopt, enter into, amend or modify any employee benefit plan, or enter into or amend any employment, severance or similar agreement with any director or officer (other than as is consistent with the normal policy of Fortress); (ii) declare or pay any dividend on its outstanding shares of capital stock except in the ordinary course, consistent with past practices; (iii) redeem, purchase or otherwise acquire any shares of Fortress capital stock; (iv) merge or consolidate with or into any other corporation or bank; (v) purchase or otherwise acquire any assets or stock of any corporation, bank or other business; (vi) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of business consistent with past practice; (vii) split, combine or reclassify any of the capital stock of Fortress or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;
(viii) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of Fortress Common Stock or any rights, warrants or options to acquire, any such shares;
(ix) purchase any shares of Merchants Common Stock (except in a fiduciary capacity for the account of its customers); (x) change any of its methods of accounting, or methods of reporting income or deductions for federal income tax purposes, in effect at December 31, 2001, except as may be required by law or generally accepted accounting principles; (xi) change any lending, investment, liability management or other material policies concerning the business or operations of Fortress or any subsidiary in any material respect; (xii) organize any new subsidiaries or enter into any new non-bank line of business or make any material changes in its operations; (xiii) take any action which is or is reasonably likely to adversely affect the ability of Merchants or Merger Corp. to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby, adversely affect Fortress' ability to perform its covenants and agreements under the Merger Agreement or result in any of the conditions to the Merger not being satisfied; (xiv) incur or assume any material obligation or liability, or make any loan (excluding loan renewals of a loan not then classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by Fortress, the Bank or banking regulators) not meeting the requirements of the respective bank's loan policy or investment (excluding U.S. Treasury Securities and municipal loans) in any amount greater than $100,000; (xv) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person or entity; (xvi) mortgage, license, pledge or grant a security interest in any of its material assets or allow to exist any material lien thereon, except (A) liabilities and obligations incurred in the ordinary course of business consistent with past practices and in amounts not material to Fortress or its subsidiaries taken as a whole, and (B) as may be required under existing agreements to which Fortress or any of its subsidiaries is a party;
(xvii) acquire assets (including equipment)or securities in excess of $25,000 in the aggregate (excluding loans to customer and investments permitted above); (xviii) enter into any other contract or agreement involving annual payments by Fortress or a subsidiary in excess of $20,000; (xix) pay, discharge, or satisfy any debts or claims not in the ordinary course of business and consistent with past practices and in no event with a value in excess of $20,000 individually;
(xx) settle any claim, action, suit, litigation, proceeding, arbitration, investigation or controversy of any kind, for any amount in excess of $25,000 or in any manner which would restrict in any material respect the operations or business of Fortress or its subsidiaries; (xxi) purchase any new financial product or instrument which involves entering into a contract with a term of six months or longer; or (xxii) take any action or fail to take any action which individually or in the aggregate can be expected to have a material adverse effect on Fortress or its subsidiaries, taken as whole.

NO SOLICITATION OF TRANSACTIONS

         The Merger Agreement provides that Fortress and its respective subsidiaries will not initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to any Competing Transaction or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to take any such action. Fortress must promptly notify Merchants orally and in writing of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. Notwithstanding the foregoing, the Board of Directors of Fortress is not prohibited from (i) furnishing or permitting any of its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives to furnish information to any party that requests information as to Fortress if the Board of Directors of Fortress, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is required for the Board of Directors of Fortress to comply with its fiduciary duties to shareholders imposed by law, and if prior to furnishing such information to such party, Fortress receives from such party an executed confidentiality agreement in reasonably customary form.

         For purposes of the Merger Agreement, a "Competing Transaction" shall mean any of the following involving Fortress or any of Fortress' subsidiaries:
(i) any Merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of assets in a single transaction or series of transactions, excluding from the calculation of such percentage any such transactions undertaken in the ordinary course of business and consistent with past practice; (iii) any sale of 10% or more of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock); (iv) any tender offer or exchange offer for 10% or more of outstanding shares of capital stock; (v) any solicitation of proxies in opposition to approval by Fortress' shareholders of the Merger; (vi) the filing of an acquisition application (or the giving of acquisition notice) whether in draft or final form under the BHCA or the Change in Bank Control Act with respect to Fortress or its subsidiaries; (vii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 10% or more of the then outstanding shares of capital stock; or (viii) any public announcement of a proposal, plan or intention to do any of the foregoing.

CONDITIONS TO CONSUMMATION OF THE MERGER

         The respective obligations of each party to effect the Merger is subject to various conditions which include, in addition to other customary closing conditions, the following: (i) the Merger shall have been approved by the holders of Fortress Common Stock; (ii) the Registration Statement shall have been declared effective by the Commission under the Securities Act (and no stop order suspending the effectiveness of the Registration Statement shall have been issued) and Merchants shall also have received all other federal and state securities permits and authorizations necessary to issue Merchants Common Stock pursuant to the Merger Agreement; (iii) the Merger shall have been approved by the Federal Reserve Board, the DFI and the Superintendent, which approvals shall not contain any condition which is not reasonably satisfactory to Merchants or Fortress and any waiting periods with respect to the Merger shall have expired; and (iv) there shall not be any injunction or restraining order preventing the consummation of the Merger in effect.

         In addition, Merchants' or Fortress' respective obligation to effect the Merger is subject to one or more of the following additional conditions (any of which may be waived by such party): (i) the representations and warranties of the other party to the Merger Agreement shall be true and correct in all material respects and the other party shall have performed in all material respects all agreements and covenants required to be performed by it under the Merger Agreement and any agreements entered into in connection therewith, and the other party shall have obtained all material consents and approvals required to consummate the Merger; (ii) there shall not be any pending action, proceeding or investigation before any court or administrative agency or by any government agency or any other person (a) challenging or seeking material damages in connection with the Merger or the conversion of Fortress Common Stock into the Merger Consideration pursuant to the Merger, or (b) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by Merchants or is subsidiaries of all or any portion of the business or assets of Fortress or any of its subsidiaries, which in either case is reasonably likely to have a material adverse effect on either Fortress and its subsidiaries, taken as a whole, or Merchants and its subsidiaries, taken as a whole; (iii) the parties shall have received the opinion of independent counsel to Merchants and Fortress that the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code (see "THE MERGER - Certain Material Federal Income Tax Consequences," above); (iv) Fortress shall have received an opinion of counsel for Merchants regarding the validity of shares of Merchants Common Stock issued in connection with the Merger; (v) Merchants shall have received from each affiliate of Fortress a signed letter regarding certain restrictions on the resale of Merchants Common Stock under Rule 145 of the Securities Act; (vi) Merchants shall have received from McGladrey and Pullen, LLP "Comfort Letters" dated as of the date of mailing of the Proxy Statement/Prospectus and the Closing Date, covering matters customary in transactions such as the Merger; (vii) Merchants shall have received from the Directors of Fortress the Voting Agreement discussed. See "CERTAIN PROVISIONS OF THE VOTING AGREEMENT."

         Neither Merchants nor Fortress can give assurance that all of the conditions for the Merger will be satisfied or waived.

TERMINATION

         The Merger Agreement may be terminated at any time prior to the Effective Time by the applicable Board of Directors, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Fortress: (i) by mutual consent of Merchants and Fortress; (ii) by either Fortress or Merchants (x) if there has been a breach in any material respect of any representation, warranty, covenant or agreement on the part of Merchants, on the one hand, or Fortress, on the other hand, respectively, set forth in the Merger Agreement, or (y) if any representation or warranty of Fortress, on the one hand, or Merchants on the other hand, respectively, shall be discovered to have become untrue in any material respect, in either case which breach or other condition has not been cured within 10 business days following receipt by the non-terminating party of notice of such breach or other condition (provided that he Merger Agreement may not be terminated by the breaching party or party making any representation or warranty which shall have become untrue in any material respect); (iii) by either Merchants or Fortress if any permanent injunction preventing the consummation of the Merger shall have become final and nonappealable; (iv) by either Merchants or Fortress if the Federal Reserve Board, the DFI or the Superintendent denied approval of the Merger and neither Merchants nor Fortress has, within 30 days after the entry of such order denying approval, filed a petition seeking review of such order as provided by applicable law; (v) by either Merchants or Fortress if the Merger has not been consummated by December 31, 2002, for a reason other than the failure of the terminating party to comply with its obligations under the Merger Agreement; (vi) by either Merchants or Fortress if the required approval of the shareholders of Fortress has not been obtained; (vii) by either Merchants or Fortress if applicable conditions have not been satisfied or waived by December 31, 2002; (viii) by either Merchants or Fortress if they are unable to renegotiate the Merger Consideration, if required under Section 1.06(c)(3) of the Merger Agreement.

         In the event of termination of the Merger Agreement by either Fortress or Merchants, other than as a result of a material breach by the non-terminating party, each party will pay its own expenses and the Merger Agreement will become void and there will be no liability or obligation on the part of Merchants or Fortress other than under certain specified provisions of the Merger Agreement dealing with confidential treatment of non-public information. In the event of termination of the Merger Agreement by a material breach, in addition to other remedies at law or equity for breach, the party to have breached will reimburse the non-breaching parties their expenses under the Merger Agreement.

AMENDMENT AND WAIVER

         The Merger Agreement may be amended at any time prior to the Effective Time by action taken or authorized by the respective Boards of Directors of Merchants and Fortress (except that after the Merger Agreement shall have been approved by the shareholders of Fortress, no amendment may be entered into which would reduce the amount or change the consideration into which each share of Fortress Common Stock shall be converted upon consummation of the Merger without further shareholder approval). At any time prior to the Effective Time the parties may extend the time for the performance of any of the obligations or other acts of the other party hereto, waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and waive compliance with any of the agreements or conditions contained in the Merger Agreement.

EXPENSES

         Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expense, except that Merchants and Fortress will share equally in the expense of preparing , printing, mailing and filing the Registration Statement and Proxy Statement/Prospectus. If the Merger Agreement is terminated due to the breach of the Merger Agreement by either party, then, in addition to other remedies at law or equity for breach of the Merger Agreement, the party so found to have breached the Merger Agreement will be obligated to reimburse the other party for its expenses.

BREAK-UP FEE

         Provided that Merchants has not breached in any material respect its obligations under the Merger Agreement, Fortress is obligated to pay to Merchants a fee ("Break-Up Fee") equal to 2% of the aggregate Merger Consideration, if (A) the Board of Directors of Fortress (i) withdraws, modifies or amends its approval or recommendation of the Merger Agreement; (ii) does not at the appropriate time recommend that the shareholders of Fortress vote in favor of the Merger Agreement or withdraws or modifies such recommendation or
(iii) does not include such voting recommendation in the Proxy Statement/Prospectus or (B) Fortress initiates, solicits or encourages or takes any other action to lead to any competing transaction, See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT - No Solicitation of Transactions."

         Provided that Fortress has not breached in any material respect its obligations under the Merger Agreement, Merchants is obligated to pay to Fortress the Break-Up Fee if (i) Merchants is unable to obtain approval of the Merger from the Federal Reserve Board; (ii) the SEC does not declare the Registration Statement to be effective or the SEC issues a "stop order" suspending the effectiveness of the Registration Statement, unless such failure to obtain Federal Reserve approval or obtain SEC effectiveness is due to imposition of new Federal Reserve or SEC requirements which did not exist prior to the date of the Merger Agreement.

                   CERTAIN PROVISIONS OF THE VOTING AGREEMENTS

         The following is a brief summary of certain provisions of the Voting Agreements, which are attached as Exhibit B to this Proxy Statement/Prospectus and are incorporated herein by reference. The following summary is qualified in its entirety by reference to the Voting Agreements.

         Merchants has entered into the Voting Agreements with certain Directors of Fortress ("directors"). The directors hold 173,559 shares representing approximately 24.9% of the total voting power of Fortress Common Stock. The Voting Agreements provide that the directors, in consideration of the substantial expenses incurred by Merchants in connection with the Merger Agreement and as a condition to Merchants entering into the Merger Agreement, shall vote or cause to be voted or express a written consent with respect to all of such director's shares:

                  (a) in favor of adoption and approval of the Merger Agreement and the Merger at every meeting of shareholders of Fortress at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto, and

                  (b) against any other Competing Transaction at every meeting of shareholders of Fortress at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto.

         The Voting Agreements also provide that:

                  (a) Each of the directors agrees that such director will not, nor will such director permit any entity under such director's control, to deposit any of such director's shares in a voting trust or subject any of their shares to any agreement, arrangement or understanding with respect to the voting of such shares inconsistent with the Voting Agreement.

                  (b) During the term of the Voting Agreement, each director agrees not to sell, assign, transfer or dispose (except by means of certain gifts) of such director's shares.

         The Voting Agreements will terminate upon the earlier of (a) the Effective Time of the Merger or (b) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities under the Voting Agreements; provided that termination shall not relieve any party from liability for any breach of the Voting Agreements prior to such termination.

         The Voting Agreements bind the actions of the signatories thereto only in their capacity as shareholders of Fortress, and such shareholders/directors of Fortress were not and could not be contractually bound to abrogate their fiduciary duties as directors of Fortress. Accordingly, while such shareholders/directors are, under the Voting Agreements, contractually bound to vote as a shareholder in favor of the Merger and against a Competing Transaction should one be presented, their fiduciary duties as directors nevertheless require them to act, in their capacity as directors, in the best interests of Fortress when they decided to approve and adopt the Merger Agreement. In addition, such shareholders/directors will continue to be bound by their fiduciary duties as directors of Fortress with respect to any decisions they may make in connection with the Merger or otherwise.

                    CERTAIN INFORMATION CONCERNING MERCHANTS

DESCRIPTION OF BUSINESS

         General. Merchants is a multi-bank financial holding company headquartered in New Berlin, Wisconsin, a suburb of Milwaukee. Merchants is engaged in the community banking business through our Community BancGroup(TM) which includes our four bank subsidiaries: Lincoln State Bank; Grafton State Bank; Franklin State Bank; and Community Bank of Oconto County. We also operate three non-bank operating subsidiaries: Lincoln Neighborhood Redevelopment Corporation, organized for the purpose of redeveloping and rehabilitating certain areas located primarily on the near south side of Milwaukee, CBG Services, Inc., which provides operational services to our banks and Merchants Merger Corp. which was formed to facilitate future acquisitions and mergers.

         Competition. Merchants' banks primarily serve Milwaukee, Ozaukee, Waukesha and Oconto Counties in Wisconsin. There are presently in excess of one hundred other financial institutions in our primary service area that directly compete with one or more of our banks. Our banks compete with other commercial banks, savings banks, credit unions, mortgage brokers, small-loan companies, insurance companies, investment banking firms and large retail companies.

         The principal methods of competition include interest rates paid on deposits and charged on loans, personal contacts and efforts to obtain deposits and loans and types and quality of services provided and convenience of the locations.

         Many of Merchants' competitors have larger customer bases, higher lending limits, extensive branch networks, numerous ATMs, greater name recognition and greater financial and other resources than we have or our banks have.

         Employees. At June 30, 2002, Merchants (along with its subsidiaries) employed 198 full-time and 101 part-time employees. We provide a wide range of benefits to employees, including educational activities, and consider our employee relations to be excellent. We conduct extensive training programs in order to enhance job-related knowledge and skills of our people and to train our employees with a sales-oriented approach to customers. Eligible employees participate in a 401(k) plan as well as group life and major medical insurance programs. None of our employees are represented by a labor union.

The Banks and Other Subsidiaries.

         Merchants currently provides community-oriented, commercial and retail banking services to individuals as well as to small to mid-size businesses in our communities through 26 banking facilities in Milwaukee, Ozaukee, Waukesha and Oconto Counties in Wisconsin. The table below provides information regarding each of our banks and their respective markets.

                                                                       TOTAL ASSETS AT            WISCONSIN            NUMBER OF
          BANK              YEAR ORGANIZED       YEAR ACQUIRED          JUNE 30, 2002         COMMUNITIES SERVED       FACILITIES
          ----              --------------       -------------          -------------         ------------------       ----------
                                                                    (DOLLARS IN THOUSANDS)
          Lincoln State          1919                1983                 $334,941                Milwaukee                7
          Bank                                                                                     Muskego                 2
                                                                                                  Brookfield               1
                                                                                                  Greenfield               2
                                                                                                Hales Corners              1
                                                                                                  New Berlin               2
                                                                                                   Pewaukee                1
                                                                                                  West Allis               1

          Grafton State          1906                1999                 $146,323                 Grafton                 2
          Bank                                                                                    Saukville                1


          Franklin State         1982                1984                  $78,585                 Franklin                3
          Bank

          Community Bank         1989                2001                  $66,314               Oconto Falls              1
          of Oconto                                                                                Gillett                 1
          County                                                                                Little Suamico             1

Merchants' Banks.

         Lincoln State Bank. Lincoln State Bank was organized as a state banking association under the laws of the State of Wisconsin in 1919. It operates seven full service branch offices in the southeastern Wisconsin communities of Muskego, New Berlin, Brookfield, Pewaukee and Milwaukee. In addition it operates ten limited hours facilities in Milwaukee and Waukesha Counties. At June 30, 2002, Lincoln

State Bank comprised 53.3% of our consolidated assets. In 2002, the former Lincoln Community Bank was merged into Lincoln State Bank and is operated as a branch of Lincoln State Bank.

         Grafton State Bank. Grafton State Bank was organized as a state banking association under the laws of the State of Wisconsin in 1907. Its principal office and a branch office are located in Grafton, Wisconsin, and another branch office is located in Saukville, Wisconsin. At June 30, 2002, Grafton State Bank comprised 23.3% of our consolidated assets.

         Franklin State Bank. Franklin State Bank was organized as a state banking association under the laws of the State of Wisconsin in 1982. Its principal office and a branch office are located in Franklin, Wisconsin. At June 30, 2002, Franklin State Bank comprised 12.5% of our consolidated assets. In addition it also operates a limited hours facility in Franklin.

         Community Bank of Oconto County. Community Bank of Oconto County is a full service commercial bank serving all of Oconto County and the eastern portion of Shawano County. In addition to the main office in the city of Oconto Falls which is located approximately 25 miles north of Green Bay, Community Bank of Oconto County operates two branches, one located in the community of Gillett approximately eight miles west of Oconto Falls and one in Little Suamico. At June 30, 2002, Community Bank of Oconto County comprised 10.5% of our consolidated assets.

         The Banks have consistent products, services and delivery systems and comply with similar regulatory guidelines. As such, they are not segments as that term is defined in Financial Accounting Standards Board Statement 131.

Merchants' Operating Subsidiaries.

         Lincoln Neighborhood Redevelopment Corporation. The Lincoln Neighborhood Redevelopment Corporation was formed in June 1988. The Redevelopment Corporation was established to redevelop and rehabilitate certain areas located on the south-side of Milwaukee by, among other things:

         o providing home mortgage loans to customers with low to moderate income;
         o working with local businesses to keep commercial areas strong and attractive;
         o      pursuing means to preserve and create jobs;
         o      encouraging appropriate land-use;
         o      involving community residents in economic planning; and
         o      retaining and attracting businesses.

         As of June 30, 2002, the Redevelopment Corporation had assets of $802,000, $445,000 in liabilities and equity of $357,000.

         CBG Services, Inc. M&M Services was formed in January 1994 and changed its name to CBG Services, Inc. in 2002. CBG Services provides operational services to our banks. These services include, but are not limited to:

         o      human resources;
         o      auditing;
         o      marketing;
         o      financial analysis;

         o      loan document preparation;
         o      loan credit analysis;
         o      item processing;
         o      compliance;
         o      training; and
         o      operations.

         Merchants Merger Corp. Merchants Merger Corp. was formed in 1999 to facilitate mergers and future acquisitions.

         CBG Financial Services, Inc. was formed in 2002 to provide non-insured investment and insurance products to customers of the Banks.

         CBG Mortgage, Inc. was formed in 2002 to act as Merchants' mortgage broker.

Other Subsidiaries.

         Lincoln State Bank, Grafton State Bank and the Community Bank of Oconto County each have a wholly owned subsidiary. In 1991 an investment subsidiary known as M&M - Lincoln Investment Corporation was formed to manage the majority of Lincoln State Bank's investment portfolio and to enhance the overall return of the portfolio. The subsidiary received a capital contribution of approximately $13 million of mortgage-backed and other investment securities from Lincoln State Bank in exchange for 100% of the stock of the subsidiary. In 1996 an investment subsidiary known as GSB Investments, Inc. was formed to manage the majority of Grafton State Bank's investment portfolio and to enhance the overall return of the portfolio. The subsidiary received a capital contribution of approximately $10 million of mortgage-backed and other investment securities from Grafton State Bank in exchange for 100% of the stock of the subsidiary. In 2001 an investment subsidiary known as CBOC Investments, Inc. was formed to manage the majority of the Community Bank of Oconto County's investment portfolio and to enhance the overall return of the portfolio. The subsidiary received a capital contribution of approximately $11 million of municipal and other investment securities from Community Bank of Oconto County in exchange for 100% of the stock of the subsidiary. These subsidiaries are an intrinsic component of their respective parent banks and assets thereof are included in the total assets of the respective Banks above.

Supervision and Regulation.

         We are extensively regulated under both federal and state laws. Laws and regulations to which Merchants and our banks are subject govern, among other things, the scope of business, investments, reserve levels, capital levels relative to operations, the nature and amount of collateral for loans, the establishment of branches, mergers and consolidations and the payment of dividends. These laws and regulations are intended to protect our depositors. Any change in applicable laws or regulations may have a material effect on our business and prospects, and legislative and policy changes may affect our operations. We cannot predict the nature or the extent of the effects on our business and earnings that fiscal or monetary policies, economic controls or new federal or state legislation may have in the future.

         The following references to statutes and regulations affecting us and the banks are brief summaries only and do not claim to be complete and are qualified in their entirety by reference to the statutes and regulations.

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

Recent Legislation.

         Former President Clinton signed the Gramm-Leach-Bliley Act into law on November 12, 1999. This major banking legislation expands the permissible activities of bank holding companies, such as us, by permitting them to engage in activities, or affiliate with entities that engage in activities, that are "financial in nature." Activities that the Gramm-Leach-Bliley Act expressly deems to be financial in nature include, among other things, securities and insurance underwriting and agency, investment management and merchant banking. The Federal Reserve and the Treasury Department, in cooperation with one another, must determine what additional activities are "financial in nature." With certain exceptions, the Gramm-Leach-Bliley Act similarly expands the authorized activities of subsidiaries of national banks. The provisions of the Gramm-Leach-Bliley Act authorizing the expanded powers became effective March 11, 2000.

         Bank holding companies that intend to engage in the newly authorized activities must elect to become "financial holding companies." Effective March 13, 2000, we elected to become a "financial holding company." Financial holding company status is only available to a bank holding company if all of its affiliated depository institutions are "well capitalized" and "well managed," based on applicable banking regulations, and have a CRA rating of at least "a satisfactory record of meeting community credit needs." Financial holding companies and banks may continue to engage in activities that are financial in nature only if they continue to satisfy the well capitalized and well managed requirements. Bank holding companies that do not elect to be financial holding companies or that do not qualify for financial holding company status may engage only in non-banking activities deemed "closely related to banking" prior to adoption of the Gramm-Leach-Bliley Act.

         The Gramm-Leach-Bliley Act also calls for "functional regulation" of financial services businesses in which functionally regulated subsidiaries of bank holding companies will continue to be regulated by the regulator that ordinarily has supervised their activities. As a result, state insurance regulators will continue to oversee the activities of insurance companies and agencies, and the Securities and Exchange Commission will continue to regulate the activities of broker-dealers and investment advisers, even where the companies or agencies are affiliated with a bank holding company. Federal Reserve authority to examine and adopt rules regarding functionally regulated subsidiaries is limited. The Gramm-Leach-Bliley Act repeals some of the exemptions enjoyed by banks under federal securities laws relating to securities offered by banks and licensing of broker-dealers and investment advisers.

         The Gramm-Leach-Bliley Act imposes a new "affirmative and continuing" obligation on all financial service providers (not just banks and their affiliates) to safeguard consumer privacy and requires federal and state regulators, including the Federal Reserve and the Federal Deposit Insurance Corporation, to establish standards to implement this privacy obligation. With certain exceptions, the Gramm-Leach-Bliley Act prohibits banks from disclosing to non-affiliated parties any non-public personal information about customers unless the bank has provided the customer with certain information and the customer has had the opportunity to prohibit the bank from sharing the information with non-affiliates. The new privacy obligations became effective July 1, 2001.

         Finally, the Gramm-Leach-Bliley Act prevents companies engaged in commercial activities from acquiring savings institutions, requires public disclosure of any agreements between a depository institution and community groups regarding the institution's Community Reinvestment Act record, adopts amendments designed to modernize the Federal Home Loan Bank System and requires operators of automatic teller machines to disclose any fees charged to non-customers that use the machines.

         The long-term effects of this legislation cannot be predicted with any certainty at this time.

Bank Holding Company Regulation.

         We are a financial bank holding company registered under the BHCA, as amended. Under the Bank Holding Company Act, we are subject to periodic examination by the Federal Reserve and are required to file periodic reports of our operations and such additional information as the Federal Reserve may require.

         Investments and Activities. A bank holding company must obtain approval from the Federal Reserve before:

         o acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after the acquisition, it would own or control more than 5% of the shares of the bank or bank holding company (unless it already owns or controls the majority of the shares);

         o acquiring all or substantially all of the assets of another bank or bank holding company; or

         o      merging or consolidating with another bank holding company.

         The Federal Reserve will not approve any acquisition, merger or consolidation that would have a substantially anticompetitive result unless the anticompetitive effects of the proposed transaction are clearly outweighed by a greater public interest in meeting the convenience and needs of the community to be served. The Federal Reserve also considers capital adequacy and other financial and managerial factors in reviewing acquisitions or mergers.

         With certain exceptions, a bank holding company is also prohibited from:

         o acquiring or retaining direct or indirect ownership or control of more than 5% of the voting shares of any company that is not a bank or bank holding company; and

         o engaging, directly or indirectly, in any business other than that of banking, managing and controlling banks or furnishing services to banks and their subsidiaries.

         Bank holding companies may, however, engage in businesses found by the Federal Reserve to be closely related to the business of banking or of managing or controlling banks. These activities include:

         o      making or servicing loans and certain types of leases;

         o      engaging in certain insurance and discount brokerage activities;

         o      performing certain data processing services;

         o acting in certain circumstances as a fiduciary or investment or financial advisor;

         o      owning savings associations; and

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

         o making investments in corporations or projects designed to promote community welfare.

         Merchants is also authorized to engage in the expanded activities permitted under the Gramm-Leach-Bliley Act since we elected to become a "financial holding company" and to otherwise qualify for financial holding company status.

         Finally, subject to certain exceptions, the Bank Holding Company Act and the Change in Bank Control Act, and the Federal Reserve's implementing regulations, require Federal Reserve approval prior to any acquisition of "control" of a bank holding company, such as Merchants. In general, a person or company is presumed to have acquired control if it acquires as little as 5% of the outstanding shares of a bank or bank holding company and is conclusively determined to have acquired control if it acquires 25% or more of the outstanding shares of a bank or bank holding company.

         Source of Strength. The Federal Reserve expects us to act as a source of financial strength and support for our bank subsidiaries and to take measures to preserve and protect the banks in situations where additional investments in the banks may not otherwise be warranted. The Federal Reserve may require a bank holding company to terminate any activity or relinquish control of a non-bank subsidiary (other than a non-bank subsidiary of a bank) upon the Federal Reserve's determination that the activity or control constitutes a serious risk to the financial soundness or stability of any subsidiary depository institution of the bank holding company. Further, federal bank regulatory authorities have additional discretion to require a bank holding company to divest itself of any bank or non-bank subsidiary if the agency determines that divestiture may aid the depository institution's financial condition.

         Capital Requirements. The Federal Reserve uses capital adequacy guidelines in its examination and regulation of bank holding companies and banks. If the capital falls below minimum guideline levels, a bank holding company, among other things, may be denied approval to acquire or establish additional banks or non-bank businesses. The Federal Reserve's capital guidelines establish a risk-based requirement expressed as a percentage of total risk-weighted assets and a leverage requirement expressed as a percentage of total assets. The risk-based requirement consists of a minimum ratio of total capital to total risk-weighted assets of 8%, of which at least one-half must be Tier 1 capital (which consists principally of shareholders' equity). The leverage requirement consists of a minimum ratio of Tier 1 capital to total assets of 3% for strong bank holding companies and for bank holding companies that have implemented the Federal Reserve's risk based capital measure for market risk (otherwise the minimum ratio is 4%).

         The risk-based and leverage standards presently used by the Federal Reserve are minimum requirements, and higher capital levels may be required if warranted by the particular circumstances or risk profiles of individual banking organizations. Further, any banking organization experiencing or anticipating significant growth would be expected to maintain capital ratios, including tangible capital positions, which is Tier 1 capital less all intangible assets, well above the minimum levels.

         Dividends. The Federal Reserve has issued a policy statement concerning the payment of cash dividends by bank holding companies. The policy statement provides that a bank holding company experiencing earnings weaknesses should not pay cash dividends exceeding its net income or which could only be funded in ways that weakened the bank holding company's financial health, such as by borrowing. Also, the Federal Reserve possesses enforcement powers over bank holding companies and their non-bank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies.

Bank Regulations.

         Merchants' banks operate under Wisconsin state bank charters and are subject to regulation by the Wisconsin Department of Financial Institutions Division of Banking and the FDIC. The Wisconsin Department of Financial Institutions Division of Banking and the FDIC regulate or monitor all areas of the banks' operations, including capital requirements, issuance of stock, declaration of dividends, interest rates, deposits, record keeping, establishment of branches, acquisitions, mergers, loans, investments, borrowing, security devices and procedures and employee responsibility and conduct. The Wisconsin Department of Financial Institutions Division of Banking places limitations on activities of the banks including the issuance of capital notes or debentures and the holding of real estate and personal property and requires the banks to maintain a certain ratio of reserves against deposits. The Wisconsin Department of Financial Institutions Division of Banking requires the banks to file reports annually showing receipts and disbursements of the banks, in addition to any periodic reports requested.

         Deposit Insurance. The FDIC, through its Bank Insurance Fund, insures deposit accounts to a maximum of $100,000 for each insured depositor. The FDIC bases deposit insurance premiums on the perceived risk each bank presents to its deposit insurance fund and currently range from zero (for banks in the lowest risk-based premium category) to 27 cents for each $100 of insured deposits (for banks in the highest risk-based premium category). The FDIC may terminate the deposit insurance of any insured depository institution if the FDIC determines, after a hearing, that the institution, or the directors or trustees of the institution, has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, order, or any condition imposed in writing by, or written agreement with, the FDIC. The FDIC may also suspend deposit insurance temporarily during the hearing process for a permanent termination of insurance if the institution has no tangible capital. Management is not aware of any activity or condition that could result in termination of the deposit insurance of our bank subsidiaries.

         Capital Requirements. The FDIC has established the following minimum capital standards for state-chartered, insured non-member banks, such as our banks: (1) a leverage requirement consisting of a minimum ratio of Tier 1 capital to total assets of 3%; and (2) a risk-based capital requirement consisting of a minimum ratio of total capital to total risk-weighted assets of 8%, at least one-half of which must be Tier 1 capital. These capital requirements are minimum requirements, and higher capital levels may be required if warranted by the particular circumstances or risk profiles of individual institutions.

         The federal banking regulators also have broad power to take "prompt corrective action" to resolve the problems of undercapitalized institutions. The extent of the regulators' powers depends upon whether the institution in question is "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Under the prompt corrective action rules, an institution is:

         o "well-capitalized" if the institution has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater, and a leverage ratio of 5% or greater, and the institution is not subject to an order, written agreement, capital directive, or prompt corrective action directive to meet and maintain a specific capital level for any capital measure;

         o "adequately capitalized" if the institution has a total risk-based capital ratio of 8% or greater, a Tier 1 risk-based capital ratio of 4% or greater, and a leverage ratio of 4% or greater;

      o "undercapitalized" if the institution has a total risk-based capital ratio that is less than 8%, a Tier 1 risk-based capital ratio that is less than 4%, or a leverage ratio that is less than 4%;

      o "significantly undercapitalized" if the institution has a total risk-based capital ratio that is less than 6%, a Tier 1 risk-based capital ratio that is less than 3%, or a leverage ratio that is less than 3%; and

      o "critically undercapitalized" if the institution has a ratio of tangible equity to total assets that is equal to or less than 2%.

      The federal banking regulators must take prompt corrective action with respect to capital deficient institutions. Depending upon the capital category to which an institution is assigned, the regulators' corrective powers include:

      o placing limits on asset growth and restrictions on activities, including the establishing of new branches;

      o requiring the institution to issue additional capital stock (including additional voting stock) or to be acquired;

      o  restricting transactions with affiliates;

      o  restricting the interest rate the institution may pay on deposits;

      o  requiring that senior executive officers or directors be dismissed;

      o  requiring the institution to divest subsidiaries;

      o  prohibiting the payment of principal or interest on subordinated  debt;
         and

      o  appointing a receiver for the institution.

      Companies controlling an undercapitalized institution are also required to guarantee the subsidiary institution's compliance with the capital restoration plan subject to an aggregate limitation of the lesser of 5% of the institution's assets at the time it received notice that it was undercapitalized or the amount of the capital deficiency when the institution first failed to meet the plan. The Federal Deposit Insurance Act generally requires the appointment of a conservator or receiver within 90 days after an institution becomes critically undercapitalized.

      As of June 30, 2002, each of Merchants' banks had capital in excess of the requirements for a "well-capitalized" institution.

      Insider Transactions. Merchants' banks are subject to restrictions on extensions of credit to executive officers, directors, principal shareholders or any related interest of these persons. Extensions of credit must be made on substantially the same terms, including interest rates and collateral as the terms available for third parties and must not involve more than the normal risk of repayment or present other unfavorable features. The banks are also subject to lending limits and restrictions on overdrafts to these persons.

      Community Reinvestment Act Requirements. The CRA requires that, in connection with examinations of financial institutions within their jurisdiction, the federal banking regulators must evaluate the record of the financial institutions in meeting the credit needs of their local communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of those banks. These factors are also considered in evaluating mergers, acquisitions and applications to open a branch or facility. In their most recent examinations, Lincoln State Bank, Lincoln Community Bank and Grafton State Bank each received a rating of "outstanding record of meeting community credit needs" and Franklin State Bank and the Community Bank of Oconto County received a rating of "satisfactory record of meeting community credit needs."

      State Bank Activities. With limited exceptions, FDIC-insured state banks, like our banks, may not make or retain equity investments of a rate or in an amount that are not permissible for national banks and also may not engage as a principal in any activity that is not permitted for a national bank or its subsidiary, respectively, unless the bank meets, and continues to meet, its minimum regulatory capital requirements and the FDIC determines that the activity would not pose a significant risk to the deposit insurance fund of which the bank is a member.

      Regulations Governing Extensions of Credit. Our banks are subject to restrictions on extensions of credit to Merchants and on investments in our securities and using those securities as collateral for loans. These regulations and restrictions may limit our ability to obtain funds from the banks for our cash needs, including funds for acquisitions and for payment of dividends, interest and operating expenses. Further, the Bank Holding Company Act and Federal Reserve regulations prohibit a bank holding company and its subsidiaries from engaging in various tie-in arrangements in connection with extensions of credit, leases or sales of property or furnishing of services.

      Reserve Requirements. The Federal Reserve requires all depository institutions to maintain reserves against their transaction accounts and non-personal time deposits. Reserves of 3% must be maintained against net transaction accounts of $44.3 million or less (subject to adjustment by the Federal Reserve) and an initial reserve of $1,329,000 plus 10% (subject to adjustment by the Federal Reserve to a level between 8% and 14%) must be maintained against that portion of net transaction accounts in excess of this amount. The balances maintained to meet the reserve requirements imposed by the Federal Reserve may be used to satisfy liquidity requirements.

Other Regulations.

      Interest and various other charges collected or contracted for by our bank subsidiaries are subject to state usury laws and other federal laws concerning interest rates. Our banks' loan operations are also subject to federal laws applicable to credit transactions. The federal Truth in Lending Act governs disclosures of credit terms to consumer borrowers. The Home Mortgage Disclosure Act of 1975 requires financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves. The Equal Credit Opportunity Act prohibits discrimination on the basis of race, creed or other prohibited factors in extending credit. The Fair Credit Reporting Act of 1978 governs the use and provision of information to credit reporting agencies. The Fair Debt Collection Act governs the manner in which consumer debts may be collected by collection agencies. The various federal agencies charged with the responsibility of implementing these federal laws have adopted various rules and regulations. The deposit operations of our banks are also subject to the Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records, and the Electronic Funds Transfer Act, and Regulation E issued by the Federal Reserve to implement that Act, which govern automatic deposits to and withdrawals from the use of ATMs and other electronic banking services.

DESCRIPTION OF PROPERTIES

      Our principal offices are located in a two-story building at 14100 West National Avenue in New Berlin, Wisconsin. We lease approximately 18,000 square feet from the building's owner. The building was sold in 2000 to a group of investors and we subsequently leased the facility back. At this location, we maintain our corporate operations and personnel. It is expected that Merchants' corporate headquarters will be moved to a new location at 19105 West Capitol Drive, Brookfield, Wisconsin during the fourth quarter of 2002. The new facility will be leased from its owner.

      The main office of Lincoln State Bank is at 2266 South 13th Street, Milwaukee, Wisconsin. The South 13th Street location consists of a one-story building containing approximately 11,000 square feet. Lincoln State Bank owns this facility. One branch of Lincoln State Bank is located in a one-story, 1,700 square foot building at 13510 Janesville Road, Muskego, Wisconsin. Another branch of Lincoln State Bank was opened in May 1990 at 14000 West National Avenue, New Berlin, Wisconsin. The New Berlin branch is approximately 7,000 square feet. During 1995 Lincoln State Bank opened two other full-service branch locations one located at 17600 West Capitol Drive, Brookfield, Wisconsin and at 585 Ryan Street, Pewaukee, Wisconsin, respectively. Lincoln State Bank also operates a branch located at 3131 South 13th Street, Milwaukee, Wisconsin, in a one-story building and a branch facility at 5400 West Forest Home Avenue, Milwaukee, Wisconsin. In October, 2002, Lincoln State Bank commenced operations in a branch located at 19105 West Capitol Drive, Brookfield, Wisconsin. Lincoln State Bank owns all of its facilities except the New Berlin branch and the 19105 West Capitol Drive branch which it leases from the owners.

      In addition, Lincoln State Bank operates limited hour facilities at Villa St. Francis located at South 20th and Ohio Streets in Milwaukee, at Clement Manor located at South 92nd Street and West Howard Avenue in Milwaukee, at Friendship Village located at North 73rd and West Dean Road in Milwaukee, at Stoney Creek Adult Community in Muskego, at the Milwaukee Protestant Home located on North Downer Avenue in Milwaukee, at Forest Ridge located in Hales Corners, Wisconsin, at the Landmark located in West Allis, Wisconsin, at Deer Creek located in New Berlin, Wisconsin, at Lexington Village located in the City of Greenfield, Wisconsin and at Milwaukee Catholic Home in Milwaukee, Wisconsin. Lincoln State Bank leases facilities at all of the limited hour locations.

      Grafton State Bank's main office is located at 101 Falls Road, Grafton, Wisconsin in a seven-story building. Portions of the building that are not used by Grafton State Bank are leased to various tenants. Grafton State Bank owns the facility. Grafton State Bank also operates two branch facilities. One branch of Grafton State Bank is located at 112 North Port Washington Road in Grafton, while the other is located at 524 East Green Bay Avenue in Saukville, Wisconsin. Grafton State Bank leases its two branch facilities.

      Franklin State Bank's main office is located in a three-story building at 7000 South 76th Street in Franklin, Wisconsin. The bank leases 5,700 square feet from the building's owner. The building was sold in 1999 to a group of investors and subsequently sub-leased back to Merchants. Portions of the building that are not used by Franklin State Bank are leased to various tenants. In 1998 Franklin State Bank opened a branch facility at 9719 South Franklin Drive in the Franklin Business Park, Franklin, Wisconsin. Franklin State Bank owns the facility. In addition, Franklin State Bank operates a limited hour facility at Brenwood Park, also located in Franklin. Franklin State Bank leases its limited hour facility.


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

      The Community Bank of Oconto County's main office is located in a one-story building at 500 Cherry Avenue, Oconto Falls, Wisconsin. Community Bank of Oconto County also operates a branch facility at 202 East Main Street, Gillett, Wisconsin and a branch in Little Suamico, Wisconsin. The Community Bank of Oconto County owns all three facilities.

LEGAL PROCEEDINGS

      From time to time, we and our subsidiaries are party to legal proceedings arising out of our general lending activities and other operations. However, as of the date of this report, there are no pending legal proceedings to which we or our subsidiaries are a party, or to which their property is subject, which, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our consolidated financial position.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

      The firm of McGladrey & Pullen, LLP served as Merchants' independent auditors for the fiscal year ending December 31, 2001. At its Audit Committee meeting on June 5, 2001, the Audit Committee of Merchants approved the engagement of McGladrey & Pullen, LLP as its independent auditors for the fiscal year ending December 31, 2001 to replace the firm of Ernst & Young, LLP, which was dismissed effective June 5, 2001.

      The reports of Ernst & Young, LLP on Merchants' financial statements for the years 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting practices.

      In connection with the audits of Merchants' financial statements for each of the two fiscal years ended December 31, 2000 and December 31, 1999, and in the subsequent interim period, there were no disagreements with Ernst & Young, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young, LLP would have caused Ernst & Young, LLP to make reference to the matter in their report. There were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

VOTING SECURITIES AND PRINCIPAL HOLDERS

      On June 30, 2002, there were 2,485,607 shares of Merchants Common Stock outstanding. No person is known to Merchants to own beneficially more than 5% of the outstanding shares of Merchants Common Stock. For additional ownership information, see "Security Ownership of Management."

MANAGEMENT OF MERCHANTS

      The information presented below as to principal occupation and shares of Merchants Common Stock beneficially owned as of June 30, 2002, is based in part on information received from the respective persons and in part on the records of Merchants.

Directors.

      The Board of Directors of Merchants currently consists of eighteen persons, divided into three classes designated Class I, II and III, with each class of directors serving staggered three-year terms.

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
                                     CLASS I DIRECTORS
                                  (TERM EXPIRING IN 2005)

 Name, Age                 Principal Occupation and Directorships
----------                 --------------------------------------

 Thomas Gapinski           Retired Insurance Executive, director of
 Age:  67                  Merchants from 1982 to 1986 and from 1992 to
                           present, director of Lincoln State Bank from 1977 to present.

 J. Michael Bartels        President Bartels Management Services, Inc.,
 Age:  62                  Milwaukee, WI; director of Merchants since 1995;
                           director of Franklin State Bank from 1982 to present;
                           appointed director of CBG Financial Services, Inc. on January 9, 2002.



 Gervase Rose              President Roman Electric Co., Milwaukee WI;
 Age:  65                  director of Merchants from 1992 to 1993 and
                           from 1994 to present; director of Franklin State Bank from 1982 to present.

 Thomas Sheehan            President and Chief Executive Officer of (Grafton
 Age:  63                  State Bank from 1989 to 2002; Presently Chairman and
                           Chief Executive Officer of Grafton State Bank;
                           appointed director and vice chairman of Merchants in 2000; appointed director of Lincoln State Bank and Franklin State Bank in 2000; appointed director of CBG Mortgage, Inc. in 2002.

 James Sass                President, Max A. Sass Funeral Home; director
 Age:  59                  of Lincoln Community Bank from 1987 to February
                           19, 2002, the effective date of the merger of Lincoln
                           Community Bank and Lincoln State Bank; appointed director of Lincoln State Bank in 2002; director of Merchants from 1993 to present.

 Thomas Ebenreiter         Chairman of the Board of Directors, President
 Age:  74                  and Chief Executive Officer of Community Bank
                           of Oconto County from 1989 to 2002; retired from the above positions and appointed director of Community
                           Bank of Oconto County in 2002; appointed director of Merchants in 2001.

 Michael Judge             Attorney, Judge & Krzewinski, S.C., Oconto, WI;
 Age:  54                  director Community Bank of Oconto County since
                           1994; appointed director of Merchants in 2001.

 Richard Pamperin          President Premier Community Bank, Marion, WI;
 Age:  61                  director of Community Bank of Oconto County
                           since 1989; appointed director of Merchants in 2001.



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


                           CLASS II DIRECTORS
                           (TERM EXPIRING IN 2003)

Name, Age                  Principal Occupation and Directorships
---------                  --------------------------------------

Casimir S. Janiszewski     President, Superior Die Set Corporation, Oak Creek,
Age:  49                   WI; director of Merchants from 1995 to present,
                           director of Franklin State Bank from 1982 to 1991, director of Lincoln State Bank from 1991 to present.


David Kaczynski            President, Cardinal Fabricating Corporation,
Age:  62                   Milwaukee, WI; director of Lincoln Community
                           Bank from 1994 to February 19, 2002, the effective date of the merger of Lincoln Community Bank and Lincoln State Bank, appointed director of Lincoln
                           State Bank in 2002; director of Merchants from 1994 to present.

Jerome Sarnowski           Retired President, Vishay Cera-Mite
Age:  60                   Corporation, Grafton, WI. Director of Grafton
                           State Bank from 1990 to present; appointed director of Merchants in 2000.

                           CLASS III DIRECTORS
                           (TERM EXPIRING IN 2004)

 Name, Age                 Principal Occupation and Directorships
----------                 --------------------------------------

 James Bomberg             President of Merchants from 1994 to present, Chief
 Age:  58                  Executive Officer of Merchants since 1998, director
                           and president of Lincoln State Bank, from 1991 to 1993; director and president of CBG Services, from 1994 to 1996, director of Merchants from 1994 to present. Appointed director of Lincoln State Bank and Franklin State Bank in 2000.


 Michael J. Murry          Chairman of the Board of Directors of Merchants
 Age:  56                  since 1992; Chief Executive Officer of
                           Merchants from 1982 to 1998 and director of Merchants since 1982, director of Lincoln State Bank since
                           1983, director of Franklin State Bank since 1992;
                           director Grafton State Bank since 2000; appointed director Community Bank of Oconto County in 2002.

 Conrad Kaminski           Executive officer of Merchants since 1998, President
 Age:  67                  of Lincoln State Bank from 1994 to 1998; director of
                           Lincoln State Bank from 1992 to present; President of
                           Lincoln Community Bank from 1997 to 1998; director of
                           Lincoln Community Bank since 1997 to February 19,
                           2002, the effective date of the merger of Lincoln
                           Community Bank and Lincoln State Bank; director of
                           Merchants from 1991 to present; president of Merchants from 1991 to 1993; executive vice president of Merchants from 1982 to 1991.








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

 Nicholas Logarakis        President, The Logarakis Group, Inc., Franklin,
 Age:  61                  WI; director of Lincoln State Bank from 1977 to
                           present; director of Merchants from 1982 to present; appointed director of CBG Financial
                           Services, Inc. in 2002.

 Keith Winters             President, Keith C. Winters & Assoc. Ltd.
 Age:  63                  Franklin, WI; director of Franklin State Bank
                           from 1982 to present; director of Merchants from 1989 to present.

 James Kacmarcik           President, Kapco, Inc., Grafton, WI: director
 Age:  40                  of Grafton State Bank from 1990 to present;
                           appointed director of Merchants in 2000;
                           appointed director of CBG Mortgage, Inc. in 2002.

 Duane Cherek              Auto dealer, Cherek Lincoln-Mercury, Greenfield, WI;
 Age:  57                  director of Lincoln Community Bank from 1987 to
                           February 19, 2002, the effective date of the merger of Lincoln Community Bank and Lincoln State Bank;
                           appointed director of Lincoln State Bank in 2002;
                           director of Merchants since 1993; director of CBG
                           Services from 1994 to present.


      Lincoln State Bank, Milwaukee, WI; Grafton State Bank, Grafton, WI; Franklin State Bank, Franklin, WI; Community Bank of Oconto County, Oconto Falls, WI; CBG Services, Inc, New Berlin, WI; and CBG Financial Services, Inc., New Berlin, WI are wholly owned subsidiaries of Merchants. CBG Mortgage, Inc. was formed in 2001 and is a wholly owned subsidiary of Grafton State Bank. In 2002 Lincoln Community Bank and Lincoln State Bank merged with Lincoln State Bank remaining as the surviving corporation. In 2002 M&M Services changed its name to CBG Services.

      Pursuant to the Merger Agreement, Messrs. Donald Zellmer and Duane Bluemke will be appointed to the Board of Directors upon consummation of the Merger. For information with respect to Messrs. Zellmer and Bluemke, see "Certain Information Concerning Fortress - Management."

Security Ownership Of Management.

      The following table sets forth, as of June 30, 2002, information as to the beneficial ownership of Common Stock of each director, and three executive officers who are not directors, individually, and all directors and the listed executive officers of Merchants, as a group.


============================================================= =========================== ===================
                                                              Common Stock Directly,      Percent of
Name and Other Position with Merchants                        Indirectly or               Shares Outstanding
                                                              Beneficially Owned as of
                                                              April 1, 2002
------------------------------------------------------------- --------------------------- -------------------
J. Michael Bartels                                            30,009 (2)                  1.21
------------------------------------------------------------- --------------------------- -------------------
James Bomberg (President & CEO)                               27,168 (1),(3)              1.09
------------------------------------------------------------- --------------------------- -------------------
Duane Cherek                                                  10,956 (4)                  *
------------------------------------------------------------- --------------------------- -------------------
Edward Cichurski (Subsidiary President) **                    2,310 (5)                   *
------------------------------------------------------------- --------------------------- -------------------
Thomas Ebenreiter                                             24,000                      *
------------------------------------------------------------- --------------------------- -------------------
Thomas Gapinski                                               2,272 (6)                   *
------------------------------------------------------------- --------------------------- -------------------
Casimir Janiszewski                                           6,295 (7)                   *
------------------------------------------------------------- --------------------------- -------------------
Michael Judge                                                 861                         *
------------------------------------------------------------- --------------------------- -------------------
James Kacmarcik                                               2,867                       *
------------------------------------------------------------- --------------------------- -------------------
David Kaczynski                                               5,245                       *
------------------------------------------------------------- --------------------------- -------------------
Conrad Kaminski                                               48,353 (1),(8)              1.94
------------------------------------------------------------- --------------------------- -------------------
John Krawczyk (Exec VP & General Counsel)**                   33,482 (1),(9)              1.35
------------------------------------------------------------- --------------------------- -------------------
Nicholas Logarakis                                            28,069 (10)                 1.13
------------------------------------------------------------- --------------------------- -------------------
James Mroczkowski (Exec VP & CFO) **                          11,523 (1),(11)             *
------------------------------------------------------------- --------------------------- -------------------
Michael Murry (Chairman)                                      24,652 (1),(12)             *
------------------------------------------------------------- --------------------------- -------------------
Richard Pamperin                                              27,775 (13)                 1.12
------------------------------------------------------------- --------------------------- -------------------
Gervase Rose                                                  4,619                       *
------------------------------------------------------------- --------------------------- -------------------
Jerome Sarnowski                                              19,355                      *
------------------------------------------------------------- --------------------------- -------------------
James Sass                                                    11,042 (14)                 *
------------------------------------------------------------- --------------------------- -------------------
Thomas Sheehan (Vice Chairman)                                48,159                      1.94
------------------------------------------------------------- --------------------------- -------------------
Keith Winters                                                 18,794                      *
------------------------------------------------------------- --------------------------- -------------------
Directors and Executive Officers                              387,852                     15.60
============================================================= =========================== ===================

(1) Includes shares issuable pursuant to incentive stock option plans exercisable within sixty days of April 1, 2002 as follows: Mr. Bomberg, 2,450 shares, Mr. Kaminski, 4,300 shares, Mr. Krawczyk, 4,950 shares, Mr. Mroczkowski, 3,300 shares and Mr. Murry, 6,900 shares.

(2)      Includes 8,419 shares held in joint tenancy with Mr. Bartels' wife.

(3)      Includes 10,745 shares allocated to Mr. Bomberg under the 401(k) Plan.

(4)      Includes 707 shares held in joint tenancy with Mr. Cherek's wife.

(5)      Includes 127 shares allocated to Mr. Cichurski under the 401(k) Plan.

(6)      Includes 358 shares held in Mr. Gapinski's wife's name.

(7) Includes 2,282 shares held in joint tenancy with Mr. Janiszewski's wife and 3,144 shares held in the name of Superior Die Set Corporation, of which Mr. Janiszewski is President.

(8) Includes 11,185 shares allocated to Mr. Kaminski under the 401(k) Plan, 247 shares held in joint tenancy with Mr. Kaminski's wife and 225 shares held in joint tenancy with Mr. Kaminski's children.

(9) Includes 1,905 allocated to Mr. Krawczyk under the 401(k) Plan, 395 shares held in Mr. Krawczyk's wife's name and 11,632 shares held in trust of which Mr. Krawczyk is trustee.

(10)     Includes 495 shares held in Mr. Logarakis' wife's name.

(11)     Includes 2,683 shares allocated to Mr. Mroczkowski under the 401(k)
         Plan.

(12)     Includes 9,743 shares allocated to Mr. Murry under the 401(k) Plan.

(13) Includes 23,409 shares held in joint tenancy with Mr. Pamperin's wife and 4,366 shares held in Mr. Pamperin's wife's name.

(14) Includes 1,566 shares held in joint tenancy with Mr. Sass' wife and 873 shares held in Mr. Sass' wife's name.

*  denotes less than 1% ownership

** not a director of Merchants

         All shares reported in this document are owned with voting and investment power vested in those persons whose names are provided herein or their spouses.

Board Committees And Meeting Attendance.

         The Board of Directors held seven meetings during 2001. Each director attended during his/her tenure 75% or more of the total number of meetings of the Board of Directors and its committees of which they were members.

         The Board of Directors of Merchants has the following committees:

         The Executive Committee has authority to exercise powers of the Board of Directors when the Board is not in session as authorized by resolution of the Board of Directors and the Bylaws of Merchants. The Executive Committee consists of Messrs. Logarakis, James Sass, Winters, Ebenreiter, Murry, Bomberg, and Sheehan. The Executive Committee held one meeting in 2001.

         The Executive Personnel Compensation Committee - See Compensation Committee Report on Executive Compensation.

         Compensation for non-executive officers and employees of Merchants and its subsidiaries is determined by the management and directors of Merchants and the respective subsidiary and reviewed by the Personnel/Compensation Committee of Merchants. The Personnel/Compensation Committee consists of directors of Merchants and its subsidiary banks. Its members are Messrs. Logarakis, James Sass, Rose, Holton, Staszak, Goodell and Ms. Cameron. The Personnel/Compensation Committee held two meetings during 2001.

         The Stock Option Committee is responsible for administering Merchants' 1996 Incentive Stock Option Plan. None of the members of the Stock Option Committee is eligible to participate in the Stock Option Plan. The Stock Option Committee consists of Messrs. Sass, Rose, Holton, Cherek, Goodell, Staszak and Logarakis. The Stock Option Committee did not meet in 2001.

The Audit Committee

         The duties and responsibilities of the Audit Committee include (i) recommending to the Board of Directors the appointment of Merchants' auditors and any termination of engagement; (ii) reviewing the plan and scope of audits;
(iii) reviewing Merchants' significant accounting policies and internal controls and (iv) having general responsibility for all audit-related matters. The Audit Committee is composed of Messrs. Winters, Gapinski, Gary Krawczyk, Aguilar, Steven Sass, Cherek, Judge and Kranitz, each of whom is independent, in accordance with existing requirements applicable to Merchants. The Audit Committee held 4 meetings during 2001.

         The Marketing Committee assists management in analyzing market trends for the products of the subsidiary banks and in devising strategies for promoting, advertising and selling the services of the subsidiary banks. The Marketing Committee consists of directors of Merchants and the subsidiary banks. The present members are Messrs. Cherek, Dunham, Klose, Kacmarcik, Peterson and Yoap. The

Marketing Committee held two meetings during 2001.

         The Asset/Liability Management Committee monitors the interest rate risk of the interest-earning assets of the subsidiary banks in comparison to their interest-bearing liabilities. The Asset/Liability Management Committee consists of directors of Merchants and its subsidiary banks. Its members are Messrs. Bartels, Casey Janiszewski, Dana, Kaczynski, Pamperin, Sarnowski, Zahn and Steven Sass. The Asset/Liability Management Committee held two meetings during 2001.

         The Compliance Committee oversees the establishment of policies and procedures and adherence to such policies and procedures to ensure compliance by Merchants and its subsidiaries with laws, rules and regulations applicable to banks and bank holding companies. The Compliance Committee consists of directors of Merchants and its subsidiary banks. Its members are Messrs. Donald Bartels, Kaczynski, Aguilar, Kranitz, Gapinski and Gary Krawczyk. The Compliance Committee held two meetings during 2001.

         The Technology Committee establishes framework within which Merchants will meet the challenges of the new millennium, by providing quality products and services to its varied constituencies in a cost efficient manner, along with ensuring that the internal technological architecture of Merchants meets industry state of the art standards wherever possible. Its members are Messrs.
J. Michael Bartels, Casey Janiszewski, Frank Janiszewski, Kacmarcik, Sarnowski, Sharpe and Dunham. The Technology Committee held two meetings during 2001.

         The Board of Directors does not have a standing Nominating Committee.

Director Compensation.

         Directors of Merchants who are not employees of Merchants or any of its subsidiaries are paid a fee of $50.00 for each Board of Directors meeting and $200.00 for each committee meeting. Fees are only paid for actual attendance at such meetings. Directors of Merchants are also directors of the subsidiary banks of Merchants. As directors of the subsidiary banks, the directors of Merchants receive compensation from the subsidiary banks in varying amounts based on the director compensation schedules of such subsidiary banks.

Certain Transactions.

         Various officers and directors of Merchants and its subsidiaries, members of their families, and the companies or firms with which they are associated were customers of, and had banking transactions, including loans, with one or more of Merchants' subsidiary banks in the ordinary course of each such bank's business during 2001. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of Merchants' subsidiary banks, did not involve more than a normal risk of collectibility or present other unfavorable features.

         Gary Krawczyk, a director of Franklin State Bank, is a principal of the Krawczyk and Duginski, S.C. law firm that performs legal services for Merchants and its subsidiaries. Krawczyk and Duginski, S.C. lease office space in the Merchants corporate headquarters at terms substantially the same as those offered to other tenants.

         Keith C. Winters and Associates, LTD, a business interest of Director Winters, leases office space from Merchants. The lease terms are substantially the same as those offered to other tenants.

         Dana Investment Advisors, Inc., a registered investment advisor under the Investment Advisor's Act of 1940, acts as an investment advisor to subsidiaries of Merchants. Michael Dana, President of Dana Investment Advisors, Inc., is a director of Lincoln State Bank. The advisory services are rendered on substantially the same terms and conditions as those prevailing for similar services in the relevant market.

         Pursuant to a lease agreement dated September 30, 1999, the 7000 LLC leases the office building housing the Franklin State Bank main office, located at 7000 South 76th Street, Franklin, Wisconsin, to Merchants. The 7000 LLC is a Wisconsin limited liability company in which Directors Bartels, Rose, Cherek, Dunham, Kaczynski, Logarakis, Sass, and Aguilar hold members' interests. The annual base rent for the facility amounts to $292,668. The terms of the lease agreement were negotiated between Merchants and 7000 LLC on an arms-length basis, and Merchants believes that the lease terms are as favorable to Merchants as could have been obtained from an unaffiliated third party.

         Pursuant to a lease agreement dated December 28, 2000, the 14000 LLC leases the office buildings housing the Lincoln State Bank New Berlin branch office, located at 14000 West National Avenue, New Berlin, Wisconsin, and Merchants corporate headquarters, along with certain amenities, located at 14100 West National Avenue, New Berlin, Wisconsin, to Merchants. The 14000 LLC is a Wisconsin limited liability company in which Directors Bartels, Rose, Cherek, Dunham, Logarakis, Sass, Aguilar, Sarnowski, Holton, and Kacmarcik hold members' interests. The annual base rent for the facilities amounts to $392,016. The terms of the lease agreement were negotiated between Merchants and 14000 LLC on an arms-length basis, and Merchants believes that the lease terms are as favorable to Merchants as could have been obtained from an unaffiliated third party.

         Pursuant to a lease agreement dated June 7, 2002, acquired by Delta LLC by assignment from Brion Ventures III, LLC, Delta LLC will, as of October 15, 2002, lease the office building housing the Lincoln State Bank Brookfield branch office and the Merchants headquarters, located at 19105 West Capitol Drive, Brookfield, Wisconsin, to Merchants. Delta LLC is a Wisconsin limited liability company in which Director Nicholas Logarakis holds the sole member interest. The annual base rent for the facility amounts to $251,743. The terms of the lease agreement were negotiated between Merchants and Delta LLC on an arms-length basis, and Merchants believes that the lease terms are as favorable to Merchants as could have been obtained from an unaffiliated third party.

Executive Officers.

         For information with respect to the executive officers who are also directors of Merchants, see "Management of Merchants - Directors." Information is provided below with respect to executive officers of Merchants who are not directors of Merchants.

Name, Age                           Position Held                               Current Position Held Since
---------                           -------------                               ---------------------------
John Krawczyk                       Executive Vice President, Secretary         1993; previously, Mr. Krawczyk
Age:46                              and General Counsel                         served as Executive Vice
                                                                                President of Lincoln Savings
                                                                                Bank since 1987

James Mroczkowski                   Executive Vice President and Chief          1994;  previously, Mr.
Age: 42                             Financial Officer                           Mroczkowski served as Vice
                                                                                President and Chief Financial
                                                                                Officer of Merchants since 1983

Edward Cichurski                    President, CBG Financial Services,          2000; prior to 2000, Mr.
Age:     60                         Inc.                                        Cichurski was a partner with the
                                                                                accounting firm of Price
                                                                                Waterhouse Coopers, LLP.

Executive Compensation.

         The following table sets forth information concerning compensation paid or accrued for services rendered in all capacities to Merchants and its affiliates for the fiscal years ended December 31, 2001, 2000 and 1999 of the person who was, on December 31, 2001, the Chief Executive Officer of Merchants and of the four highest paid persons whose annual compensation exceeded $100,000 in 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term Compensation
                                       Annual Compensation                                Awards
======================= ================================================== =====================================
                                                                               Securities
       Name and                                           Other Annual         Underlying          All Other
  Principal Position     Year     Salary      Bonus       Compensation       Options/SARs(#)      Compensation
----------------------- -------- ---------- ----------- ------------------ -------------------- -----------------
Michael Murry *         2001     $278,808    $75,000           ---                 ---            $ 17,227 (2)
Chairman of the Board   2000     $180,683    $75,000           ---                 ---            $ 13,005 (3)
of Directors of         1999     $122,190    $75,000           ---                 ---            $ 10,493 (4)
Merchants
----------------------- -------- ---------- ----------- ------------------ -------------------- -----------------
James Bomberg           2001     $159,315    $55,000           ---                 ---            $  8,436 (1)
President and Chief     2000     $155,970    $50,000           ---                 ---            $  8,120 (1)
Executive Officer of    1999     $152,495    $50,000           ---                 ---            $  8,001 (1)
Merchants
----------------------- -------- ---------- ----------- ------------------ -------------------- -----------------
Thomas Sheehan          2001     $170,356    $25,000           ---                 ---            $  7,800 (1)
Vice Chairman of the    2000     $122,626    $25,725           ---                 ---            $  4,520 (1)
Board of Directors of   1999     $110,651    $26,740           ---                 ---            $  3,429 (1)
Merchants
----------------------- -------- ---------- ----------- ------------------ -------------------- -----------------
Conrad Kaminski         2001     $142,648    $25,000           ---                 ---            $  6,577 (1)
President of            2000     $137,922    $20,000           ---                 ---            $  6,201 (1)
Merchants Milwaukee     1999     $133,411    $20,000           ---                 ---            $  6,000 (1)
Division
----------------------- -------- ---------- ----------- ------------------ -------------------- -----------------
Edward Cichurski (5)    2001     $154,418    $10,000           ---                 ---                ---
President CBG           2000     $ 65,263      ---             ---                 ---                ---
Financial Services      1999        ---        ---             ---                 ---                ---
======================= ======== ========== =========== ================== ==================== =================



* See comments under "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION - Chairman of the Board Compensation"

(1)      Contributions to the Corporation's Defined Contribution 401(k) Plan

(2) Contributions to the Corporation's Defined Contribution 401(k) Plan of $13,989 and life insurance policy premium of $3,238

(3) Contributions to Merchants' Defined Contribution 401(k) Plan of $10,138 and life insurance policy premium of $2,867.

(4) Contributions to the Merchants' Defined Contribution 401(k) Plan of $7,800 and life insurance policy premium of $2,693.

(5) Mr. Cichurski joined Merchants in July 2000. The amounts presented for 2000 represent the compensation from his hire to December 31, 2000.

Employment Agreements.

         In February of 1996, Merchants entered into employment agreements with Messrs. Murry, Bomberg, Kaminski, John Krawczyk and Mroczkowski. At the same time, CBG Services f/k/a M&M Services, a wholly owned subsidiary of Merchants, entered into employment agreements with Messrs. Blonski and Stengel. Messrs. Murry, Bomberg, Kaminski, John Krawczyk and Mroczkowski serve as chairman of the board of directors, president and chief executive officer, president Milwaukee division, executive vice president and general counsel, and executive vice president and chief financial officer, respectively, of Merchants. Messrs. Blonski and Stengel are president and chief executive officer and senior vice president and comptroller, respectively, of CBG Services. At the same time, Merchants entered into an employment agreement with Mr. Robert Donaj to serve as compliance officer.

         With the exception of the Employment Agreements with Messrs. Murry and Mroczkowski, all of the Employment Agreements replace previous employment agreements with the respective officers.

         On April 1, 1999, Grafton State Bank (which became a wholly owned subsidiary of Merchants as of December 31, 1999) entered into employment agreements with Messrs. Sheehan, Jefford Larson, Richard Belling and Peter Schumacher to serve as Chief Executive Officer, Vice President Commercial Loans, Vice President Mortgage Loans and Controller of Grafton State Bank respectively.

         On September 8, 2000, Merchants entered into an employment agreement with Mr. Edward Cichurski to serve as President of CBG Financial Services, Inc.

         On January 1, 2001, Merchants entered into an employment agreement with Mr. Richard Dennis to serve as President of the Community Bank of Oconto County.

         Except for the Employment Agreement with Mr. Murry, all of the Employment Agreements have terms of three years. Mr. Murry's Employment Agreement has a term of five years. Each Employment Agreement is automatically extended on its anniversary date for an additional year, unless either party has given advance notice that the Agreement will not be extended, in which case the Agreement expires at the end of its then-remaining term.

         Duties to be performed under the Agreements are set forth in the respective By-Laws and are determined by the respective Board of Directors.

         Compensation for services rendered under the Employment Agreements consists of the Base Salary, as defined in the Agreements, and participation in bonus and other benefit plans.

         If the Agreements are terminated by the employer prior to their expiration for reasons other than the employee's death, retirement, disability, or other than for cause as defined in the Agreements, or if the employee terminates the Agreement for cause as defined in the Agreement or after a change in control, as defined in the Agreements, then the employee will receive severance payments equal to the sum of the

Base Salary in effect at termination plus the cash bonus, if any, for the year prior to termination times the number of years of the remaining employment term. In addition, the employee will receive fringe benefits during such remaining term.

         If termination occurs because of death, retirement or for cause, or if the employee terminates without cause, then the employer is obligated to pay the compensation and benefits only through the date of termination.

         If termination occurs due to disability, as defined in the Employment Agreements, the employee will be entitled to payment of his base salary at 100% for one year and at 75% for the remaining portion of the employment term, adjusted by payments received by the employee pursuant to disability insurance and social security and workers compensation programs.

         The Employment Agreements provide that during the employment period and for one year thereafter, the employee will not accept employment with any Significant Competitor, as that term is defined in the Employment Agreements, of Merchants or its affiliates.

The 1996 Incentive Stock Option Plan.

         In April 25, 1996, the Board of Directors of Merchants adopted the Merchants and Manufacturers Bancorporation, Inc. 1996 Incentive Stock Option Plan (the "Plan"), which was approved by the shareholders on May 28, 1996.

         The Plan replaced the 1986 Incentive Stock Option Plan, which terminated in April 1996. The purpose of the Plan is to advance the interests of Merchants and its subsidiaries by encouraging and providing for the acquisition of an equity interest in Merchants by key employees and by enabling Merchants and its subsidiaries to attract and retain the services of employees upon whose skills and efforts the success of Merchants depends.

         The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan a copy of which may be obtained from Merchants upon request to John Krawczyk, Secretary, 14100 West National Avenue, P.O. Box 511160, New Berlin, WI 53151.

         The Plan is administered by the Stock Option Committee of the Board or by any other committee appointed by the Board consisting of not less than three
(3) directors (the "Committee"). The Committee is comprised of directors who are disinterested persons within the meaning of Rule 16b-3 as promulgated by the Securities and Exchange Commission. Subject to the terms of the Plan and applicable law, the Committee has the authority to: establish rules for the administration of the Plan; select the individuals to whom options are granted; determine the numbers of shares of Common Stock to be covered by such options; and take any other action it deems necessary for the administration of the Plan.

         Participants in the Plan consist of the individuals selected by the Committee. Those selected individuals may include any executive officer or employee of Merchants or its subsidiaries who, in the opinion of the Committee, contribute to Merchants' growth and development.

         Subject to adjustment for dividends or other distributions, recapitalizations, stock splits or similar corporate transactions or events, the total number of shares of Common Stock with respect to which options may be granted pursuant to the Plan is 210,000. The shares of Common Stock to be delivered under the Plan may consist of authorized but unissued stock or treasury stock.

         The Committee may grant options to key employees as determined by the Committee. The Committee has complete discretion in determining the number of options granted to each such grantee. It is intended that all options granted under the Plan will qualify as incentive stock options within the meaning of
Section 422 of the Code.

         The exercise price for all options granted pursuant to the Plan is the fair market value of the Common Stock on the date of grant of the option; however, in case of options granted to a person then owning more than 10% of the outstanding Common Stock, the option price will be not less than 110% of the fair market value on such date. The exercise price must be paid in cash at the time of exercise of the options.

         Options granted under the Plan must be exercised within 10 years from the date of grant, provided that options granted to a person then owning more than 10% of the outstanding stock of Merchants must be exercised before the fifth anniversary of the date of grant. Options not exercised within the stated time period will expire.

         The Committee may impose such transfer restrictions on the shares of Common Stock acquired pursuant to the exercise of options under the Plan as may be required, among others, by applicable federal or state securities laws. Merchants has a "right of first refusal" pursuant to which any shares of Common Stock acquired by exercising an option must first be offered to Merchants before they may be sold to a third party. Merchants may then purchase the offered shares on the same terms and conditions (including price) as apply to the potential third-party purchaser.

         The Board of Directors of Merchants may terminate, amend or modify the Plan at any time, provided that no such action of the Board, without prior approval of the shareholders may: increase the number of shares which may be issued under the Plan; materially increase the cost of the Plan or increase benefits to participants or change the class of individuals eligible to receive options.

         The following is a summary of the principal federal income tax consequences generally applicable to awards under the Plan. The grant of an option is not expected to result in any taxable income for the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that a liability may arise pursuant to the alternative minimum tax), and Merchants will not be entitled to a tax deduction when an incentive stock option is exercised. The tax consequences to an optionee upon disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option which qualifies as such under the Code. Generally, there will be no tax consequences to Merchants in connection with the disposition of shares acquired under an option.

         The following table presents information about stock options for Merchants stock granted in 2001 to the officers named in the Summary Compensation Table.

                           STOCK OPTION GRANTS IN 2001

====================== ===================== ======================== ============== ============== ===================
                            Number of           Percent of Total
        Name                Securities               Options
                        Underlying Options    Granted to Employees      Exercise      Expiration        Grant Date
                           Granted (1)         in Fiscal Year (1)         Price          Date       Present Value (2)
---------------------- --------------------- ------------------------ -------------- -------------- -------------------
Michael Murry                  -0-                     -0-                 N/A            N/A              N/A
---------------------- --------------------- ------------------------ -------------- -------------- -------------------
James Bomberg                  -0-                     -0-                 N/A            N/A              N/A
---------------------- --------------------- ------------------------ -------------- -------------- -------------------
Thomas Sheehan                 -0-                     -0-                 N/A            N/A              N/A
---------------------- --------------------- ------------------------ -------------- -------------- -------------------
Conrad Kaminski               1,000                  25.00%              $28.00         1/1/11            $4,865
---------------------- --------------------- ------------------------ -------------- -------------- -------------------
Edward Cichurski               -0-                     -0-                 N/A            N/A              N/A
====================== ===================== ======================== ============== ============== ===================

(1)      All options granted in 2001 were granted under the Plan

(2) The grant date present value was determined using the Black-Scholes model with the following assumptions: a nine-year expected period of time to exercise; a risk-free rate of return of 4.7%; an expected dividend yield of 2.7%; and a volatility factor of 15.1%.

         The following table summarizes for each of the officers named in the Summary Compensation Table the number of shares of Merchants stock acquired upon exercise of options during the fiscal year ended December 31, 2001; the aggregate dollar value realized upon exercise of options; the total number of unexercised options held at the end of the fiscal year ended December 31, 2001; and the aggregate dollar value of in-the-money unexercised options held at the end of the fiscal year ended December 31, 2001. Value realized upon exercise is the difference between fair market value of the underlying stock on the exercise date and the exercise price of the option. Value of unexercised in-the-money options at the fiscal year-end is the difference between exercise price and the fair market value of the underlying stock on December 31, 2001, which was $26.75 per share. These values, unlike any amount which may be set forth in the column headed "Value Realized" have not been, and may never be, realized. The underlying options have not been, and may never be, exercised; the actual gains, if any, on exercise will depend on the value of Merchants' stock on the date of exercise. As of December 31, 2001, all unexercised options were exercisable.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001
                        AND FISCAL YEAR-END OPTION VALUES

======================= ======================= ============= ========================= =========================
                                                                     Number of            Value of Unexercised
                           Shares Acquired         Value       Unexercised Options on     In-the-Money Options
         Name              on Exercise (#)       Realized $    December 31, 2001 (#)    On December 31, 2001 ($)
----------------------- ----------------------- ------------- ------------------------- -------------------------
Michael Murry                   4,100               ---                6,900                      ---
----------------------- ----------------------- ------------- ------------------------- -------------------------
James Bomberg                   2,500               ---                2,450                      ---
----------------------- ----------------------- ------------- ------------------------- -------------------------
Thomas Sheehan                   ---                ---                 ---                       ---
----------------------- ----------------------- ------------- ------------------------- -------------------------
Conrad Kaminski                 1,650             $25,559              4,300                      ---
----------------------- ----------------------- ------------- ------------------------- -------------------------
Edward Cichurski                 ---                ---                 ---                       ---
======================= ======================= ============= ========================= =========================

Benefit Plans.

         Merchants maintains a 401(k) Profit Sharing Plan for the benefit of all employees who have attained the age of 20-1/2 years and have completed six months of service as of the 401(k) Profit Sharing Plan anniversary date, June 1st. A participating employee may elect to defer a portion of his or her compensation (between 1% and 50% of base compensation, subject to certain limitations, in 1% increments) and contribute this amount to the 401(k) Profit Sharing Plan. Deferrals of up to 6% of compensation which are contributed to a trust set up pursuant to the 401(k)Profit Sharing Plan may be deducted by Merchants for federal income tax purposes. Merchants may make either or both of the following types of contributions out of its net profits to the 401(k) Profit Sharing Plan (i) matching contributions up to 1% of base compensation; (ii) discretionary contributions which are based on consolidated earnings of Merchants. Employees of Merchants are fully vested in all amounts contributed to their account under matching and discretionary contributions made by Merchants. Total contributions amounted to $288,000 in 2001. Contributions for Messrs. Murry, Bomberg, Sheehan, Kaminski and Cichurski (the persons listed in the Compensation Table) were $13,989, $8,436, $7,800, $6,000 and $0 respectively. With respect to the investment of individual accounts, a participant may direct the Trustee in writing to invest the vested portion of his/her account in specific assets, including Merchants' securities.

         Merchants has established a Salary Continuation Plan to provide retirement income for President James Bomberg. The Salary Continuation Plan is a non-qualified executive benefit plan in which Merchants agrees to pay the executive additional benefits at retirement in return for continued satisfactory performance. The Merchants Continuation Agreement provides for annual retirement benefits of $60,700 for Mr. Bomberg commencing at age 65 and continuing for a period of 15 years. The Salary Continuation Plan is unfunded (no specific assets are set aside by Merchants in connection with the Plan). If the covered executive leaves the bank's employ, either voluntarily or involuntarily, the agreement under the Salary Continuation Plan terminates and the executive receives no benefits unless obligations under the Plan are assumed by a subsidiary of Merchants, because of the executive's employment status with such subsidiary. The Salary Continuation Plan is informally linked with a single premium universal life insurance policy. The executive is the insured under the policy, but Merchants is the owner and beneficiary of the policy. The executive has no claim on the insurance policy, its cash value or the proceeds thereof.

         Grafton State Bank has entered into a Salary Continuation Agreement with Mr. Sheehan. Pursuant to the Salary Continuation Agreements Grafton State Bank will pay annual retirement benefits of $72,000 for Mr. Sheehan commencing at age 65 and continuing for life.

         Lincoln State Bank and Franklin State Bank have adopted a Deferred Compensation Plan. Participating directors of the banks may elect to defer the directors' fees paid to them until retirement with no income tax payable by the director until retirement benefits are received. The deferral agreement provides for full vesting since the covered director is setting aside his current compensation. Payments begin in the first year following retirement.

Compensation Committee Report On Executive Compensation

The Committee.

         The Executive Personnel/Compensation Committee meets periodically to review the performance and compensation of certain senior officers of Merchants and its subsidiaries, including all executive officers of Merchants. The Executive Personnel/Compensation Committee is comprised of Messrs. James Sass, Rose, Holton, Cherek, Goodell, Staszak and Logarakis. No member of the Committee is an employee or officer of Merchants or its subsidiaries. The Committee is aware of the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, on the deductibility of compensation paid to certain senior executives to the extent it exceeds $1.0 million per executive. The Committee's recommended compensation amounts meet the requirements for deductibility. The Executive Personnel/Compensation Committee held one meeting during 2001.

Compensation Committee Interlocks and Insider Participation.

         Corporations of which Messrs. Sass, Goodell and Logarakis are executive officers had loans with subsidiary banks of Merchants. See "Election of Directors - Certain Transactions." There are no other interlocking relationships as defined by the Securities and Exchange Commission, and no Merchants officer is a member of the Committee.

General Policy.

         The compensation objective of Merchants and its subsidiaries is to link compensation with corporate and individual performance in a manner which will attract and retain competent personnel with leadership qualities. The process gives recognition to the compensation practices of competing organizations.

         In an effort to achieve the long-term goals of shareholders, the compensation program ties a significant portion of total compensation to the financial performance of Merchants compared to peer group performance. The Executive Personnel/Compensation Committee makes recommendations on the compensation of the Corporation's officers to the Board of Directors. The Committee's recommendations reflect its assessment of the contributions to the long-term profitability and financial performance made by individual officers. In this connection, the Committee considers, among other things, the type of the officer's responsibilities, the officer's long-term performance and tenure, compensation relative to peer group and the officer's role in ensuring the future financial success of Merchants. Financial goals considered by the Committee include earnings per share, return on equity, asset quality, growth and expense control.

         In addition to measuring performance in light of these financial factors, the Committee considers the subjective judgment of the Chairman of the Board in evaluating performance and establishing salary, bonus, and long-term incentive compensation for individual officers, other than the Chairman. The Committee independently evaluates the performance of the Chairman, taking into consideration such subjective factors as leadership, innovation and entrepreneurship in addition to the described financial goals.

Base Salary.

         In determining officer salaries, the Committee considers surveys and data regarding compensation practices of similar sized financial institutions with comparable products in similar markets. The Committee also considers the Chairman's assessment of the performance, the nature of the position and the contribution and experience of individual officers (other than the Chairman of the Board and Chief Executive Officer). The Committee independently evaluates the Chairman's and Chief Executive Officer's performance and compares their compensation to peer group data.

Annual Bonuses.

         Officers of Merchants and its subsidiaries are awarded annual bonuses in January based on the previous year's financial performance at the discretion of the Committee. The amount of the bonus is recommended to the Committee by the Chairman, based on his and the officer's immediate supervisor's evaluation of the achievement of corporate and individual goals and assessment of subjective factors such as leadership, innovation and commitment to corporate advancement. Merchants' annual incentive bonus is based on the overall consolidated financial performance of Merchants.

Chairman of the Board Compensation.

         The compensation of the Chairman of the Board has been established at a level which the Committee believed would approximate compensation of the Chairman of the Board with comparable responsibilities of similar organizations and would reflect prevailing market conditions. The Committee took into consideration a variety of factors, including the achievement of corporate financial goals and individual goals. The financial goals included increased earnings, earnings per share, return on equity and asset quality. No formula assigning weights to particular goals was used, and achievement of other corporate performance goals was considered in general. The Committee believes that the total compensation awarded to the Chairman of the Board for 2001 is fair and appropriate under the circumstances.

         At the urging of outside parties who reviewed the management succession of Merchants, the Chairman's participation in Merchants' day-to-day activities was reduced in 1998 and 1999. In an attempt to ensure the proper functioning of management succession, certain duties performed by the Chairman were delegated to the CEO and other executive officers. Accordingly, the Chairman's salary was decreased from $171,766 in 1997 to $125,232 and $122,190 in 1998 and 1999,
respectively. In 1998 and 1999, the Chairman performed certain duties as a financial officer for an unaffiliated manufacturing company, but retained responsibility for business development and strategic planning, as well as over-all responsibility for the Corporation.

         Due to the growth and diversification in services and acquisition-related matters, Merchants' duties were expanded again in January 2000, to again encompass all phases of Merchants' activities. Accordingly, and as a first step in the review process, the Committee adjusted his salary for the year 2000 to approximate the 1997 level (increased only for cost of living adjustments for the intervening years). As a second step, the Committee in December, 2000 analyzed the Chairman's salary in view of his expanded duties including his acquisition-related activities. The Committee determined that his salary for the year 2000 essentially reflected compensation for duties and responsibilities comparable to those prevailing in 1997 and should be adjusted to reflect current duties and responsibilities as well as the absence of adjustments (except for cost of living increases) during the period from 1997 to 2000.

Stock Options.

         The Executive Personnel/Compensation Committee administers the 1996 Incentive Stock Option Plan. Stock options are designed to furnish long-term incentives to the officers of Merchants to build shareholder value and to provide a link between officer compensation and shareholder interest. With the exception of Mr. Kaminski, no awards were made under the Stock Option Plan to the officers named in the Summary Compensation Table in 2001. Awards are based upon performance, responsibilities and the officer's relative position and ability to contribute to future performance of the Corporation. In determining the size of the option grants, the Committee considers information and evaluations provided by the Chairman of the Board. The award of option grants to the Chairman is based on the overall performance of Merchants and on the Committee's assessment of the Chairman's contribution to the performance and his leadership.

         The Executive Personnel Compensation Committee: Nicholas Logarakis, James Sass, Gervase Rose, Thomas Holton, Duane Cherek, Rodney Goodell, and Michael Staszak.

STOCK PRICE PERFORMANCE GRAPH

         The following table shows the cumulative total stockholder return on Merchants' Common Stock over the last five fiscal years compared to the returns of the Standard & Poor's 500 Stock Index and the NASDAQ Bank Index. The graph assumes that the value of the investment in Merchants stock and for each index was $100 on December 31, 1996.

         Historical stock price performance shown on the graph is not necessarily indicative of the future price performance.


                              [PERFORMANCE GRAPH]

                12/31/96        12/31/97        12/31/98        12/31/99        12/31/00        12/31/01
                --------        --------        --------        --------        --------        --------
Merchanta         100.00          160.29          226.21          220.87          166.08          163.37
Nasdaq Bank       100.00          165.90          149.10          140.60          164.70          185.40
S&P 500           100.00          133.10          170.80          206.50          187.80          165.60



                     CERTAIN INFORMATION CONCERNING FORTRESS

Nature Of Business.

         Fortress is a bank holding company incorporated under the laws of the State of Iowa with its principal office in Westby, Wisconsin. Fortress owns, directly or indirectly, all the issued and outstanding stock of the Banks. As of June 30, 2002, Fortress had on a consolidated basis total assets of approximately $213 million, loans of $142 million, deposits of $165 million and equity of $15 million. Each of the Banks is a full-service bank.

         Fortress Bank of Westby serves the banking needs of LaCrosse, southeastern Monroe County and northern Vernon County, Wisconsin. Westby has offices in Westby, Coon Valley, Chaseburg and West

Salem. Fortress Bank, N.A., Houston, Minnesota serves customers in Houston, Minnesota and northeast Winona Counties in Minnesota from offices in Houston and Winona. Fortress Bank of Cresco serves the banking needs of eastern Howard County and western Winneshiek County, Iowa from its office in Cresco, Iowa.

         Each of the Banks provide commercial banking services and products, including savings and demand deposits, real estate, commercial and consumer loans, collection and safe deposit services and other services tailored to meet the needs of the individual and business customer.

         Neither Fortress nor the Banks are dependent upon a single or a few customers, the loss of which would have a material adverse effect on Fortress or any of the Banks. No material portion of Fortress' or any of the Banks' business is seasonal. At June 30, 2002, Fortress and the Banks employed approximately 76 full-time and 22 part-time employees.

Market Information.

         There were approximately 200 holders of Fortress Common Stock on the Record Date. There is no established trading market for Fortress Common Stock. Transactions are listed on the OTC Bulletin Board ("OTCBB") operated by the National Association of Securities Dealers. Robert W. Baird & Co. Incorporated and Howe Barnes Investments, Inc. each make a market in Fortress Common Stock. The following table shows the high and low trading prices for the stock during 2000, 2001 and the first two quarters of 2002. The information is based on published information on the OTCBB.

                                   STOCK PRICE

QUARTER ENDED                          HIGH              LOW
-------------                          ----              ---
June 30, 2002                         $29.10           $22.05
March 31, 2002                        $24.00           $20.00

December 31, 2001                     $21.00           $17.57
September 30, 2001                    $17.00           $16.40
June 30, 2001                         $17.00           $13.85
March 31, 2001                        $16.25           $14.06

December 31, 2000                     $16.94           $14.88
September 30, 2000                    $17.00           $15.50
June 30, 2000                         $17.50           $15.00
March 31, 2000                        $18.75           $15.00

         Beginning in April, 2001, Fortress has paid a quarterly cash dividend of $.10 per share. Fortress also paid a special dividend of $.10 per share in March 2002.

Ownership Of Fortress Common Stock.

         The following table sets forth information regarding the beneficial ownership of Fortress Common Stock as of the Record Date by each director, certain executive officers, all directors and executive officers of Fortress as a group and each person who is known by Fortress to be the beneficial owner of more than 5% of Fortress' Common Stock. Directors and executive officers are deemed to own all shares of Fortress Common Stock reported below which may be owned in joint tenancy, by a spouse, in the names of minor children or in revocable trusts for which the individual has voting and investment power. The address for each of the directors is the executive offices of Fortress.


                                                                        Number of              Percentage of
Name of Shareholder                                                 Shares Owned (1)       Shares Outstanding (2)
-------------------                                                 ----------------       ----------------------
Officers and directors:
Duane H. Bluemke                                                          33,746                   4.84
Palmer A. Hoffland, Jr.                                                   29,380                   3.71
Edwin B. Knutson                                                          50,835                   7.29
Roger F. Martin (3)                                                       44,154                   6.33
Peter G. Roehl                                                            41,560                   5.96
Donna L. Thomas                                                            3,900                      *
Donald A. Zellmer                                                         21,138                   3.03

All officers and directors as a group (7 persons)                        224,173                  31.28
Others with more than 5% holdings:
Estate of Kirby Lawlis(4)                                                 44,060                   6.32

*less than 1%

(1) Includes options granted to Mr. Hoffland and Ms. Thomas of 3,500 shares each.

(2) The total number of shares outstanding at March 15, 2002 was 697,140. Options granted as of that date total 19,500 all of which are currently exercisable. The percentages shown in this column represent only shares presently owned. No options are included.

(3) 24,300 shares in Living Trust for the Children and Grandchildren of Roger and Ann Martin, Paul E. Tilleman, Esquire, Trustee.

(4) Includes 35,379 shares held in the Lawlis Grandchildren 1991 Trust, Gary A. Hollman, Trustee.

Directors And Executive Officers.

                                              Position with
  Name                                Age     Fortress                   Term Expires          Director Since
  ----                                ---     --------                   ------------          --------------
  Duane H. Bluemke                    69      Director; Vice Chairman    2005                  March 1992
  Palmer A. Hoffland, Jr.             61      Director; President        2004                  July 1992
                                              Westby
  Edwin B. Knutson                    51      Director                   2004                  September 1997
  Roger F. Martin                     74      Director                   2003                  March 1992-March
                                                                                               1993; September 1996
  Peter G. Roehl                      56      Director                   2004                  April 1992
  Donna L. Thomas                     41      Director; Corporate        2005                  December 1999
                                              Secretary; President
                                              Cresco
  Donald A. Zellmer                   69      Director; Chairman         2005                  March 1992



Duane H. Bluemke           President of U.S. Counseling Services, Inc., a
                           consulting firm to health care facilities in total quality asset management of equipment and operations.
                           He is also President of Gibraltar Consultants, Inc., a hospital management consulting firm, and serves as a director/officer for other organizations involved in housing and health care facilities. Mr. Bluemke is also a member of the Southeastern Wisconsin Regional
                           Planning Commission, appointed by Governor Thompson to represent Waukesha County. He has served as a Director of Fortress since March 1992 and in January
                           2000 he was elected Vice Chairman of the Board and Chairman of its Executive Committee.



Palmer A. Hoffland         President and a Director of the Fortress Bank of
                           Westby since August 1992. In addition, since
                           September 1996 he has served continuously as a Director of Fortress Bank, N.A., Houston and Winona.
                           He also serves as a Director of

                           Heartland Financial Corp., an affiliate of Fortress Bank of Westby and as a Director of two of the bank's subsidiaries, Westby Investment Company, Inc. and Fortress Mortgage Services Company. He has served as a Director of Fortress since July 1992, and in January 2000 he was appointed to the Executive Committee of the Board and was elected Treasurer of Fortress.


Edwin B. Knutson           Former Chairman of W-CV Bancorp, Inc. from which the
                           Fortress Bank of Westby was acquired. He has served on the Board of the Fortress Bank of Westby (and its predecessor) for more than 20 years and currently serves as its Chairman. Mr. Knutson is an investor and partner in various motel and car wash businesses in Wisconsin. He has served as a Director of Fortress since September 1997.


Roger F. Martin            Chairman and Chief Executive Officer of Pope
                           Scientific, Inc., a scientific equipment manufacturer located in Saukville, Wisconsin. Mr. Martin was a Director of Fortress until March 1993. From then until September 1996 he served as an Advisory
                           Director of Fortress, after which time he again became a Director of Fortress.


Peter G. Roehl             President of Roehl Corporation in Oconomowoc,
                           Wisconsin, a food brokerage firm representing commodity vegetable and fruit processing companies in Wisconsin, the Midwest and the West Coast. He is also
                           President of Source Wurx, Inc., another food brokerage company headquartered in Oconomowoc,
                           Wisconsin. Mr. Roehl is also a director of First Bank
                           Financial Center, Oconomowoc, Wisconsin. He has served as a Director of Fortress since April 1992.


Donna L. Thomas            President and a Director of Fortress Bank of Cresco
                           since August 1996 when it was acquired by Fortress.
                           She also serves as Chairwoman of the Board of the Cresco Bank. Ms. Thomas was appointed to Fortress'
                           Board and its Executive Committee, and was elected
                           Fortress' Secretary in December, 1999.


Donald A. Zellmer          Chairman of the Board and Chief Executive Officer of
                           the Company, following his tenure as Vice Chairman and Secretary since 1992. He retired from the accounting firm of Ernst & Young LLP in 1990, where he concentrated his efforts on serving the financial services industry. In addition to his current role as owner/manager of Ridgeview Farms, Inc. of New Glarus,
                           Wisconsin, he serves with organizations involved in the health care industry. He has served as a Director of Fortress since March 1992.

COMPENSATION.

                           Summary Compensation Table.


                                                                                  Long Term Compensation
                                                                                  ----------------------
                                    Annual Compensation                           Awards
                                    -------------------                           ------
Name and Principal        Year      Salary($)    Bonus($)     Other Annual        Restricted    Securities         All Other
Position                                                      Compensation        Stock         Underlying         Compensation ($)
                                                              ($)                 Awards ($)    Options/SARs
------------------        ----      ---------    --------     ------------        ----------    ----------         ----------------
Donald Zellmer,           2001          $15,000      $15,000     $12,000*         0             0                  0
Chairman and CEO
                          2000          $15,000      $15,000      $12,000         0             0                  0
                          1999                0            0       $7,500         0             0                  0

Duane H. Bluemke, Vice    2001           $1,500      $10,000       $7,500         0             0                  0
Chairman
                          2000           $1,500      $10,000       $7,500         0             0                  0
                          1999                0            0       $6,000         0             0                  0


*Director's Fees

Director Compensation.

         The Fortress Board of Directors held four meetings during 2001. All Directors were paid a monthly retainer of $500 for their services as directors.


                                     EXPERTS

         The consolidated financial statements of Merchants as of December 31, 2001 and 2000 and for each of the three years in the period ending December 31, 2001 have been audited by McGladrey & Pullen, LLP, independent auditors. Such consolidated financial statements are included in this Proxy Statement/Prospectus and in the registration statement in reliance on the report of McGladrey & Pullen, LLP, given on the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of Fortress as of December 31, 2001 and 2000 and for each of the three years in the period ending December 31, 2001 have been audited by Virchow, Krause & Company, LLP, independent auditors. Such consolidated financial statements are included in this Proxy Statement/Prospectus and in the registration statement in reliance on the report of Virchow, Krause & Company, LLP, given on the authority of said firm as experts in accounting and auditing.

         Merchants and Fortress have retained Davis & Kuelthau, s.c., Milwaukee, Wisconsin, and Godfrey & Kahn, S.C., Milwaukee, Wisconsin, respectively, to render an opinion on the federal income tax consequences of the Merger and in connection therewith, Davis & Kuelthau, s.c. and Godfrey & Kahn, S.C. have reviewed the discussion herein entitled "THE MERGER - Certain Material Federal Income Tax Consequences." Such opinions have been included in the registration statement in reliance upon the authority of said firms as experts in tax matters.

                                  LEGAL MATTERS

         The validity of the shares issued in connection with the Merger will be passed upon for Merchants by Davis & Kuelthau, S.C., Milwaukee, Wisconsin. Certain other legal matters in connection with the Merger will be passed upon for Merchants by Davis & Kuelthau, S.C. and for Fortress by Godfrey & Kahn, S.C.

                          FUTURE SHAREHOLDER PROPOSALS

         If the Merger is consummated, shareholders of Fortress will become shareholders of Merchants. Pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, Merchants shareholders may present proper proposals for inclusion in Merchants' proxy statement for consideration at the next annual meeting of its shareholders by submitting their proposals to Merchants in a timely manner. Shareholders of Fortress who become shareholders of Merchants may present proposals for inclusion in Merchants' proxy statement for its 2003 annual meeting on or before December 28, 2002. All stockholder proposals submitted in Merchants' proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934 and Wisconsin law.

                       WHERE YOU CAN FIND MORE INFORMATION

         Merchants is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the
Commission: Midwest Regional Office, Citicorp Center, 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604. Copies of such material may also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is http://www.sec.gov.

         This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4 and exhibits thereto (the "Registration Statement") covering the securities offered hereby which Merchants has filed with the Commission, certain portions of which have been omitted pursuant to the rules and regulations of the Commission, and to which portions reference is hereby made for further information with respect to Merchants and the securities offered hereby. This document is part of that Registration Statement and constitutes a prospectus of Merchants and a proxy statement for the Fortress special meeting of shareholders. The Registration Statement is available for inspection and copying as set forth above. Statements contained in this Proxy Statement/ Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the

Registration Statement or such other document, each such statement being qualified in all respects by such reference.

         All information concerning Merchants included in this Proxy Statement/Prospectus has been furnished by Merchants, and all information concerning Fortress included in this Proxy Statement/Prospectus has been furnished by Fortress.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MERCHANTS OR FORTRESS. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE THE SECURITIES OFFERED HEREBY, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/ PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MERCHANTS OR FORTRESS SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

                                   EXHIBIT A



                          AGREEMENT AND PLAN OF MERGER

                                                                       EXHIBIT A












                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.


                             MERCHANTS MERGER CORP.

                                       AND

                            FORTRESS BANCSHARES, INC.



                            DATED AS OF MAY 31, 2002

                            TABLE OF CONTENTS / PAGE


ARTICLE I  THE MERGER.............................................................................................5
   SECTION 1.01. THE MERGER.......................................................................................5
   SECTION 1.02. EFFECTIVE TIME...................................................................................5
   SECTION 1.03. EFFECT OF THE MERGER.............................................................................5
   SECTION 1.04. ARTICLES OF INCORPORATION AND BYLAWS.............................................................5
   SECTION 1.05. DIRECTORS AND OFFICERS...........................................................................5
   SECTION 1.06. Conversion of Securities.........................................................................5
   SECTION 1.07. EXCHANGE OF CERTIFICATES.........................................................................7
   SECTION 1.08. STOCK TRANSFER BOOKS.............................................................................9
ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................9
   SECTION 2.01. ORGANIZATION AND QUALIFICATION OF THE COMPANY; SUBSIDIARY........................................9
   SECTION 2.02. ARTICLES OF INCORPORATION AND BYLAWS............................................................10
   SECTION 2.03. CAPITALIZATION..................................................................................10
   SECTION 2.04. AUTHORITY.......................................................................................12
   SECTION 2.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS......................................................13
   SECTION 2.06. COMPLIANCE; PERMITS.............................................................................13
   SECTION 2.07. BANKING REPORTS AND FINANCIAL STATEMENTS........................................................14
   SECTION 2.08. ABSENCE OF CERTAIN CHANGES OR EVENTS............................................................14
   SECTION 2.09. ABSENCE OF LITIGATION...........................................................................15
   SECTION 2.10. EMPLOYEE BENEFIT PLANS..........................................................................15
   SECTION 2.11. EMPLOYMENT CONTRACTS; MATERIAL CONTRACTS........................................................17
   SECTION 2.12. REGISTRATION STATEMENT; PROXY STATEMENT.........................................................17
   SECTION 2.13. TITLE TO PROPERTY...............................................................................17
   SECTION 2.14. COMPLIANCE WITH ENVIRONMENTAL LAWS..............................................................18
   SECTION 2.15. ABSENCE OF AGREEMENTS...........................................................................19
   SECTION 2.16. TAXES...........................................................................................19
   SECTION 2.17. INSURANCE.......................................................................................20
   SECTION 2.18. ABSENCE OF ADVERSE AGREEMENTS...................................................................20
   SECTION 2.19. INTERNAL CONTROLS AND RECORDS...................................................................20
   SECTION 2.20. LOANS...........................................................................................20
   SECTION 2.21. LABOR MATTERS...................................................................................21
   SECTION 2.22. BROKERS.........................................................................................21
   SECTION 2.23. ACCOUNTING AND TAX MATTERS......................................................................21
   SECTION 2.24. FULL DISCLOSURE.................................................................................21
   SECTION 2.25. VOTE REQUIRED...................................................................................21
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF MERCHANTS.........................................................22
   SECTION 3.01. ORGANIZATION AND QUALIFICATION..................................................................22
   SECTION 3.02. ARTICLES OF INCORPORATION AND BYLAWS............................................................22
   SECTION 3.03. CAPITALIZATION..................................................................................22
   SECTION 3.04. AUTHORITY.......................................................................................22
   SECTION 3.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS......................................................23
   SECTION 3.06. COMPLIANCE; PERMITS.............................................................................23
   SECTION 3.07. SECURITIES REPORTS; FINANCIAL STATEMENTS........................................................23
   SECTION 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS............................................................24
   SECTION 3.09. ABSENCE OF LITIGATION...........................................................................24
   SECTION 3.10. REGISTRATION STATEMENT; PROXY STATEMENT.........................................................24
   SECTION 3.11. ABSENCE OF AGREEMENTS...........................................................................25
   SECTION 3.12. TAXES...........................................................................................25
   SECTION 3.13. BROKERS.........................................................................................25
   SECTION 3.14. ACCOUNTING AND TAX MATTERS......................................................................25
   SECTION 3.15. FULL DISCLOSURE.................................................................................26

ARTICLE IV  COVENANTS OF THE COMPANY.............................................................................26
   SECTION 4.01. AFFIRMATIVE COVENANTS...........................................................................26
   SECTION 4.02. NEGATIVE COVENANTS..............................................................................27
   SECTION 4.03. ACCESS AND INFORMATION..........................................................................29
   SECTION 4.04. AFFILIATES; ACCOUNTING AND TAX TREATMENT........................................................29
   SECTION 4.05. EXPENSES........................................................................................30
   SECTION 4.06. DELIVERY OF SHAREHOLDER LIST....................................................................30
ARTICLE V  COVENANTS OF MERCHANTS................................................................................30
   SECTION 5.01. AFFIRMATIVE COVENANTS...........................................................................30
   SECTION 5.02. ACCESS AND INFORMATION..........................................................................30
ARTICLE VI  ADDITIONAL AGREEMENTS................................................................................31
   SECTION 6.01.  REGISTRATION STATEMENT.........................................................................31
   SECTION 6.02.  MEETING OF THE SHAREHOLDERS....................................................................32
   SECTION 6.03.  APPROPRIATE ACTION; CONSENTS; FILINGS..........................................................32
   SECTION 6.04.  NOTIFICATION OF CERTAIN MATTERS................................................................32
   SECTION 6.05.  PUBLIC ANNOUNCEMENTS...........................................................................32
   SECTION 6.06.  ENVIRONMENTAL MATTERS..........................................................................33
   SECTION 6.07.  BREAK-UP FEE...................................................................................33
ARTICLE VII  CONDITIONS OF MERGER................................................................................34
   SECTION 7.01.  CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER....................................34
   SECTION 7.02.  ADDITIONAL CONDITIONS TO OBLIGATIONS OF MERCHANTS..............................................34
   SECTION 7.03.  ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY............................................36
ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER..................................................................37
   SECTION 8.01.  TERMINATION....................................................................................37
   SECTION 8.02.  EFFECT OF TERMINATION..........................................................................38
   SECTION 8.03.  AMENDMENT......................................................................................38
   SECTION 8.04.  WAIVER.........................................................................................38
ARTICLE IX  GENERAL PROVISIONS...................................................................................38
   SECTION 9.01.  NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.....................................38
   SECTION 9.02.  DISCLOSURE SCHEDULES...........................................................................39
   SECTION 9.03.  NOTICES........................................................................................39
   SECTION 9.04.  CERTAIN DEFINITIONS............................................................................39
   SECTION 9.05.  HEADINGS.......................................................................................40
   SECTION 9.06.  SEVERABILITY...................................................................................40
   SECTION 9.07.  ENTIRE AGREEMENT...............................................................................40
   SECTION 9.08.  ASSIGNMENT.....................................................................................40
   SECTION 9.09.  PARTIES IN INTEREST............................................................................41
   SECTION 9.10.  GOVERNING LAW..................................................................................41
   SECTION 9.11.  COUNTERPARTS...................................................................................41

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of May 31, 2002, (the "Agreement"), among MERCHANTS AND MANUFACTURERS BANCORPORATION, INC., a Wisconsin corporation ("Merchants"), Merchants Merger Corp., a Wisconsin corporation, ("Merger Corp."), and FORTRESS BANCSHARES, INC., an Iowa corporation, ("Company").


                              W I T N E S S E T H:

         WHEREAS, the Company is a bank holding company, the wholly-owned subsidiaries of which are the Fortress Bank of Cresco, a commercial bank chartered under the laws of the State of Iowa, located in Cresco, Iowa ("Cresco") and Fortress Holdings, Inc. ("Holdings") a Wisconsin corporation; and

         WHEREAS, Holdings is a bank holding company, the wholly owned subsidiaries of which are the Fortress Bank of Westby, a commercial bank chartered under the laws of the State of Wisconsin located in Westby, Wisconsin ("Westby"), and Fortress Bank, N.A., a commercial bank chartered under the National Banking Laws, located in Houston, Minnesota ("Houston"). Cresco, Westby, and Houston are sometimes collectively referred to as "Banks" in this Agreement; and

         WHEREAS, the Company upon the terms and subject to the conditions of this Agreement and in accordance with the Wisconsin Business Corporation Act and the Iowa Business Corporation Act, will merge with and into Merger Corp., a wholly-owned subsidiary of Merchants (the "Merger"); and

         WHEREAS, the Company and its Board of Directors have determined that the Merger will enhance the ability of the Banks to better serve their customers and increase the financial strength of the Banks; and

         WHEREAS, the Board of Directors of the Company believes that the Merger will benefit the shareholders of the Company and the employees and customers of the Banks; and

         WHEREAS, the respective Board of Directors of Merchants, Merger Corp. and the Company have determined that the Merger pursuant and subject to the terms and conditions of this Agreement is fair to and in the best interests of the respective corporations and their shareholders, and have approved and adopted this Agreement and the transactions contemplated hereby; and

         WHEREAS, the Board of Directors of the Company has, subject to its fiduciary duties under applicable law, resolved to recommend approval of the Merger by the shareholders of the Company; and

         WHEREAS, as a condition and inducement to Merchants' willingness to enter into this Agreement, Merchants and certain shareholders of the Company are concurrently with the execution and delivery hereof, entering into a Voting Agreement dated as of the date hereof (the "Voting Agreement"), pursuant to which such shareholders shall make certain agreements with respect to the voting of their shares of Company Common Stock.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Merchants, Merger Corp. and the Company hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

         SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Wisconsin and Iowa Law, at the Effective-Time (as defined in Section 1.02) the Company shall be merged with and into Merger Corp. As a result of the Merger, the separate corporate existence of the Company shall cease and Merger Corp. shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

         SECTION 1.02. EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger (the "Articles of Merger") with the Department of Financial Institutions of the State of Wisconsin and the Secretary of State of the State of Iowa, in such form as required by, and executed in accordance with the relevant provisions of Wisconsin and Iowa Law and shall take all such further actions as may be required by law to make the Merger effective.

         The later of the date and time of the filing of the Articles of Merger or the effective date and time of the Merger as set forth in such Articles of Merger is hereinafter referred to as the "Effective Time."

         SECTION 1.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Wisconsin and Iowa Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Corp. and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Corp. and the Company shall become the debts, liabilities and duties of the Surviving Corporation in accordance with applicable laws.

         SECTION 1.04. ARTICLES OF INCORPORATION AND BYLAWS. At the Effective Time, the Articles of Incorporation and the Bylaws of Merger Corp., as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation.

         SECTION 1.05. DIRECTORS AND OFFICERS. The directors of Merger Corp. immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Merger Corp. immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         SECTION 1.06. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Merchants, Merger Corp., the Company, or the holders of any of the following securities:

         (a) Each share of the common stock $0.01 par value, of the Company ("Company Common Stock") (all issued and outstanding shares of the Company Common Stock being hereinafter collectively referred to as the "Shares") issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by Merchants, Merger Corp. or the Company or any direct or indirect subsidiary of Merchants, Merger Corp. or the Company and (ii) any Dissenting Shares (as defined in Section 1.06 (e)) shall be canceled and extinguished and be converted into and become a right to receive $30.00 per share (the "Merger Consideration"), to be paid in the manner provided in Section 1.06 (c) below.

         (b) Each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time and owned by Merchants, Merger Corp. or the Company or any direct or indirect subsidiary of Merchants, Merger Corp. or the Company shall be canceled and extinguished and no payment shall be made with respect thereto.

         (c) The Merger Consideration of $30.00 per share of Company Common Stock shall be paid with a combination of cash and shares of $1.00 par value common stock of Merchants ("Merchants Common Stock"). Each shareholder of the Company will be entitled to elect the form of consideration to be received for his or her shares of Company Common Stock; provided, however, that the aggregate amount of cash to be paid to the shareholders of the Company will equal forty-five percent (45%) of the aggregate Merger Consideration, and the remaining fifty-five percent (55%) of the aggregate Merger Consideration (the "Non-Cash Merger Consideration") will be paid with shares of Merchants Common Stock. The number of shares of Merchants Common Stock to be received by shareholders of the Company for each share of Company Common Stock for which Non-Cash Merger Consideration is payable shall be determined as follows:

         1. If the Daily Average Price (as defined below) is greater than or equal to $26.00 and less than or equal to $34.00, each share of Company Common Stock payable in Non-Cash Merger Consideration will be exchanged for the number of shares of Merchants Common Stock equal to $30.00 divided by the Daily Average Price.


         2. If the Daily Average Price is greater than $34.00 but less than or equal to $36.00, the Daily Average Price will be assumed to be $34.00. If the Daily Average Price is less than $26.00 but greater than or equal to $24.00, the Daily Average Price will be assumed to be $26.00.

         3. If the Daily Average Price is less than $24.00 or greater than $36.00, then Merchants and the Company will make a good faith effort to renegotiate the Merger Consideration.

                  The Daily Average Price of a share of Merchants Common Stock will be equal to the daily average of the "bid" and "ask" quotations of Merchants Common Stock as published in the Milwaukee Journal/Sentinel (or obtained from another source acceptable to Merchants and the Company if such quotations are not published in the Milwaukee Journal/Sentinel) on each of the twenty (20) trading days preceding the fifth (5th) day prior to the Effective Time. On each of the twenty (20) trading days prior to the fifth (5th) day before the Effective Time, all "bid" and "ask" quotations will be averaged to calculate the market quotation for that day (the "Average Quote"). The resulting twenty (20) Average Quotes will be used to calculate an arithmetic, unweighted average. The twenty
                  (20) Average Quotes will be summed and the result divided by twenty (20) to determine the Daily Average Price of Merchants Common Stock to be used for purposes of the payment of the Non-Cash Merger Consideration. In the event that "ask" quotations are not available, or if the "ask" price exceeds the "bid" price by more than $4.00 on any of the twenty (20) trading days used to compute the Daily Average Price, then the "bid" quotes shall be used on those days to calculate the Daily Average Price.

         (d) Upon approval of the Merger by the shareholders of the Company, the Company will deliver a form of election to the shareholders of the Company permitting them to elect the form of consideration to be received in payment of the Merger Consideration. In the event that there is an over subscription of Merchants Common Stock or cash (including cash to be received for Dissenting Shares, as defined below), the Company will allocate such consideration in proportion to the elections of the shareholders of the Company based upon the number of shares of Company Common Stock owned by such shareholders, such that forty-five percent (45%) of the aggregate Merger Consideration will be paid in cash and the remaining fifty-five percent (55%) of the Merger Consideration will be paid in shares of Merchants Common Stock. Preference will be given to shareholders electing to receive payment of the Merger Consideration in cash and Merchants' Common Stock.

         (e) No fractional shares of Merchants Common Stock and no certificates or scrip certificates therefore shall be issued to represent any such fractional interest, and any holder thereof shall be paid an amount pursuant to Section
1.08 hereof.

         (f) The stock options which have been granted but are unexercised as of the effective date of this Agreement under the Company's Stock Option Plan, known as the "Fortress Bancshares, Inc. 1992 Stock Option Stock Plan", totaling nineteen thousand five hundred (19,500) stock options, shall be converted pursuant to the conversion ratio as defined by this Agreement into granted but unexercised stock options under the Merchants' Incentive Stock Option Plan. The provisions of this Section 1.06(f) shall be contingent upon approval by the shareholders of Merchants to amend the Merchants' Incentive Stock Option Plan to provide for additional shares, including but not limited to, shares sufficient to allow for conversion of the stock options under the Company's stock option plan to stock options under the Merchants' stock option plan.

         (g) Each Share which shall be issued and outstanding as of the Effective Time and held by a shareholder who has validly perfected dissenter's rights in accordance with Iowa Law, shall not be converted into or represent a right to receive the Merger Consideration pursuant to this Section 1.06 (all such Shares are hereinafter called "Dissenting Shares"). The Company shall give Merchants prompt notice upon receipt by the Company of any written notice from any such shareholder of the Company ("Dissenting Shareholder"). The Company agrees that prior to the Effective Time, it will not, except with prior written consent of Merchants, voluntarily make any payment with respect to, or settle or offer to settle, any request for withdrawal pursuant to the exercise of dissenter's rights. Each Dissenting Shareholder who becomes entitled, pursuant to the provisions of applicable law, to payment for his or her Shares shall receive payment therefore from Merchants (but only after the amount thereof shall be agreed upon or finally determined pursuant to the provisions of applicable law). If any Dissenting Shareholder shall fail to perfect or shall effectively withdraw or lose his or her right to receive the value of his or her Shares, his or her Shares shall be thereupon be deemed to have been canceled as of the Effective Time and converted into the right to receive the Merger Consideration in accordance with the provisions of this Section 1.06.

         SECTION 1.07. EXCHANGE OF CERTIFICATES.

         (a) Exchange Agent. As of the Effective Time, Merchants shall deposit, or shall cause to be deposited, with US Bank (the "Exchange Agent"), and such deposit shall be solely for the benefit of the holders of Company Common Stock, for exchange in accordance with this Article I through the Exchange Agent, the aggregate Merger Consideration consisting of certificates representing the shares of Merchants Common Stock and cash (such certificates for shares of Merchants Common Stock, and cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable or payable, as the case may be, pursuant to Section 1.06 in exchange for outstanding shares of Company Common Stock.

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail or personally deliver to each holder of record (or his or her attorney-in-fact) of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 1.06 and cash in lieu of fractional shares (if any), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Merchants may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the applicable amount and form of Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefore the applicable amount and form of the Merger Consideration which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article I (after taking into account all Shares then held by such holder) and cash in lieu of fractional shares (if any), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, a certificate representing the proper Merger Consideration may be delivered (or cash may be paid in lieu of fractional shares, if applicable), to a transferee if the Certificate representing such shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Certificates surrendered for exchange by any affiliate of the Company shall not be exchanged for the Merger Consideration until Merchants has received a written agreement from such person as provided in Section 4.04 hereof. Until surrendered as contemplated by this Section 1.07, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable amount and form of the Merger Consideration and cash in lieu of any fractional shares of Merchants Common Stock as contemplated by
Section 1.07(e).

         (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Merchants Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Merchants Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.07(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Merchants Common Stock issued in exchange therefore, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Merchants Common Stock to which such holder is entitled pursuant to Section 1.07(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Merchants Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Merchants Common Stock.

         (d) No Further Rights in the Shares. All shares of Merchants Common Stock issued and cash paid, as the case may be, upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.07(e)) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such Shares.

         (e) No Fractional Shares. No certificates or scrip representing fractional shares of Merchants Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interest will not entitle the owner thereof to vote or to any rights of a shareholder of Merchants. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by the Merger Consideration.

         (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of the Company for six (6) months after the Effective Time shall be delivered to Merchants, upon demand, and any shareholders of the Company who have not theretofore complied with this
Article I shall thereafter look only to Merchants for payment of their claim to the applicable amount and form of the Merger Consideration, any cash in lieu of fractional shares of Merchants Common Stock and any dividends or distributions with respect to Merchants Common Stock.

         (g) Liability. Neither Merchants, Merger Corp. nor the Company shall be liable to any holder of Shares for any such shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

         (h) Withholding Rights. Merchants shall be entitled to deduct and withhold from any cash consideration payable pursuant to this Agreement to any holder of Shares such amounts as Merchants is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Merchants, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Merchants.

         SECTION 1.08. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Merchants for any reason shall be converted into shares of Merchants Common Stock or cash, as the case may be, in accordance with this Article I.


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         For purposes of any representation, warranty, covenant, agreement or statement of the Company or its subsidiaries in this Agreement, the term "Company and Subsidiaries" or "Company or Subsidiaries" shall mean the Company, the Banks, Holdings or any other subsidiary. A true and complete list of the Company's directly and indirectly owned subsidiaries, together with the jurisdiction of incorporation or organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interest owned by the Company or another subsidiary of the Company is set forth on Schedule 2.03.

         The term "Subsidiary" (or its plural) as used in this Agreement with respect to the Company shall mean any corporation, partnership, joint venture or other legal entity of which the Company, either alone or together with any other subsidiary, owns directly or indirectly, twenty-five percent (25%) or more of the stock or other equity interest the holders of which are generally entitled to vote for the election of the directors or other governing body of such corporation or other legal entity.

         Except as set forth in the Disclosure Schedule attached hereto (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Merchants and Merger Corp. as of the date of this Agreement, that:

         SECTION 2.01. ORGANIZATION AND QUALIFICATION OF THE COMPANY; SUBSIDIARIES. The Company is a corporation duly organized and validly existing under the laws of the State of Iowa. Fortress Bank of Cresco is a duly organized and validly existing Iowa bank. Holdings is a corporation duly organized and validly existing under the laws of the State of Wisconsin. Westby is a duly organized and validly existing Wisconsin Bank. Houston is a duly organized and validly existing national banking association. The Company and Subsidiaries have the requisite corporate power and authority and are in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate their respective properties and to carry on their business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on the Company and its Subsidiaries, taken as a whole. The term "Material Adverse Effect" as used in this Agreement shall mean any change or effect that is or is reasonably likely to be materially adverse to a party's business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities (including contingent liabilities). Neither the Company nor the Subsidiaries have received notice of proceedings relating to the revocation or modification of any Approvals. The Company and its Subsidiaries are duly qualified or licensed as foreign corporations to do business, and are in good standing, in each jurisdiction where the character of their properties owned, leased or operated by them or the nature of their activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. The Company is registered with the Federal Reserve Board as a multi-bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Holdings is registered with the Federal Reserve Board as a multi-bank holding company under the BHCA. In addition to the Banks and Holdings the Company holds interests, either directly or indirectly, in other entities, all of which are duly organized and validly existing under the laws of their respective state of organization and each of which has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate its property and to carry on its business as is now being conducted.

         SECTION 2.02. ARTICLES OF INCORPORATION AND BYLAWS. The Company and Subsidiaries have heretofore furnished to Merchants a complete and correct copy of the Articles of Incorporation and the Bylaws, as amended or restated, of each entity and such Articles of Incorporation and Bylaws are in full force and effect and none of the entities is in violation of any of the provisions of its Articles of Incorporation or Bylaws.

         SECTION 2.03. CAPITALIZATION.

         (a) Capitalization of the Company. The authorized capital stock of the Company consists of 2,000,000 shares of Common Stock, par value $0.01 per share. As of the date of this Agreement, (i)697,140 shares of the Company's Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable (except as provided in the Iowa Business Corporation Law), and all of which have been issued in compliance with applicable securities laws, and (ii) no shares of the Company's Common Stock are held in the Company's treasury. Except as set forth in the Company's Disclosure Schedule at Section 2.03(a), as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in the Company. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of the Company's Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

         (b) Capitalization of Holdings. The authorized capital stock of Holdings consists of 9,000 shares of common stock, par value $0.01 per share. As of the date of this Agreement, (i) 100 shares of Holdings' common stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (except as provided in Section 180.0622(2)(b) of the Wisconsin Statutes) and all of which have been issued in compliance with applicable securities laws, and (ii) the Company owns all of Holdings' capital stock. Except as set forth in the Company's Disclosure Schedule at Section 2.03(b), as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Holdings or obligating Holdings to issue or sell any shares of capital stock of, or other equity interests in Holdings. There are no obligations, contingent or otherwise, of Holdings to repurchase, redeem or otherwise acquire any shares of Holdings' capital stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

         (c) Capitalization of the Banks. (1) Cresco. The authorized capital stock of Cresco consists of 1,000 shares of common stock, par value $100.00 per share. As of the date of this Agreement, (i) 1,000 shares of Cresco's common stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (except as provided in the Iowa Statutes) and all of which have been issued in compliance with applicable securities laws, and (ii) the Company owns all of Cresco's capital stock. Except as set forth in the Company's Disclosure Schedule at Section 2.03(c), as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Cresco or obligating Cresco to issue or sell any shares of capital stock of, or other equity interests in Cresco. There are no obligations, contingent or otherwise, of Cresco to repurchase, redeem or otherwise acquire any shares of Cresco's capital stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

                  (2) Westby. The authorized capital stock of Westby consists of 15 shares of common stock, par value $100.00 per share. As of the date of this Agreement, (i) 15 shares of Westby's common stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (except as provided in Section 220.07 of the Wisconsin Statutes) and all of which have been issued in compliance with applicable securities laws, and (ii) Holdings owns all of Westby's capital stock. Except as set forth in the Company's Disclosure Schedule at Section 2.03(c), as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Westby or obligating Westby to issue or sell any shares of capital stock of, or other equity interests in Westby. There are no obligations, contingent or otherwise, of Westby to repurchase, redeem or otherwise acquire any shares of Westby's capital stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

                  (3) Houston. The authorized capital stock of Houston consists of 25,000 shares of common stock, par value $100.00 per share. As of the date of this Agreement, (i) 7,000 shares of Houston's common stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (except as provided in the Minnesota Statutes) and all of which have been issued in compliance with applicable securities laws, and (ii) Holdings owns all of Houston's capital stock. Except as set forth in the Company's Disclosure Schedule at Section 2.03(c), as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Houston or obligating Houston to issue or sell any shares of capital stock of, or other equity interests in Houston. There are no obligations, contingent or otherwise, of Houston to repurchase, redeem or otherwise acquire any shares of Houston's capital stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

         (d) Capitalization of other Subsidiaries. (1) Fortress Mortgage Services Company ("FMSC"). The authorized capital stock of FMSC consists of 9,000 shares of common stock, par value $1.00 per share. As of the date of this Agreement, (i) 1,000 shares of FMSC's common stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (except as provided in Section 180.0622(2)(b) of the Wisconsin Statutes) and all of which have been issued in compliance with applicable securities laws, and (ii) Westby owns all of FMSC's capital stock. Except as set forth in the

Company's Disclosure Schedule at Section 2.03(c), as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of FMSC or obligating FMSC to issue or sell any shares of capital stock of, or other equity interests in FMSC. There are no obligations, contingent or otherwise, of FMSC to repurchase, redeem or otherwise acquire any shares of FMSC's capital stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

                  (2) Westby Investment Company ("WIC"). The authorized capital stock of WIC consists of 1,000 shares of common stock, par value $1.00 per share. As of the date of this Agreement, (i) 1,000 shares of WIC's common stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (except as provided in Section 180.0622(2)(b) of the Wisconsin Statutes) and all of which have been issued in compliance with applicable securities laws, and (ii) Westby owns all of WIC's capital stock. Except as set forth in the Company's Disclosure Schedule at Section 2.03(c), as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of WIC or obligating WIC to issue or sell any shares of capital stock of, or other equity interests in WIC. There are no obligations, contingent or otherwise, of WIC to repurchase, redeem or otherwise acquire any shares of WIC's capital stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

                  (3) The Fortress Agency, Inc. ("Agency"). The authorized capital stock of Agency consists of 1,000,000 shares of common stock, par value $0.01 per share. As of the date of this Agreement, (i) 100 shares of Agency's common stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (except as provided in the Minnesota Business Corporation Law) and all of which have been issued in compliance with applicable securities laws, and (ii) Houston owns all of Agency's capital stock. Except as set forth in the Company's Disclosure Schedule at Section 2.03(c), as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Agency or obligating Agency to issue or sell any shares of capital stock of, or other equity interests in Agency. There are no obligations, contingent or otherwise, of Agency to repurchase, redeem or otherwise acquire any shares of Agency's capital stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

                  (4) Heartland Financial Corporation ("Heartland"). The authorized capital stock of Heartland consists of 9,000 shares of common stock, par value $1.00 per share. As of the date of this Agreement, (i) 1,360 shares of Heartland's common stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (except as provided in Section 180.0622(2)(b) of the Wisconsin Statutes) and all of which have been issued in compliance with applicable securities laws, and (ii) Westby owns one third (1/3) of Heartland's capital stock. Except as set forth in the Company's Disclosure Schedule at Section 2.03(c), as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Heartland or obligating Heartland to issue or sell any shares of capital stock of, or other equity interests in Heartland. There are no obligations, contingent or otherwise, of Heartland to repurchase, redeem or otherwise acquire any shares of Heartland's capital stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

         SECTION 2.04. AUTHORITY. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the

Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of the Company's Common Stock in accordance with Iowa Law and the Company's Articles of Incorporation and Bylaws). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Merchants, and Merger Corp., constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

         SECTION 2.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) To the best knowledge of the Company, after inquiry of its executive officers, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Articles of Incorporation or Bylaws of the Company and its Subsidiaries, (ii) conflict with or violate any domestic (federal, state or local) law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company and its Subsidiaries, or by which their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company and its Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company and its Subsidiaries is a party or by which the Company and its Subsidiaries or its or any of their respective properties are bound or affected, except for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

         (b) To the best knowledge of the Company, after inquiry of its executive officers, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange of 1934, as amended (the "Exchange Act"), state securities or blue sky laws ("Blue Sky Laws"), BHCA, the state and federal banking laws and regulations, and the filing and recordation of appropriate merger or other documents as required by Iowa and Wisconsin Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

         SECTION 2.06. COMPLIANCE; PERMITS. To the best knowledge of the Company after inquiry of its executive officers, neither the Company nor the Subsidiaries are in conflict with, or in default or violation of, (a) any law applicable to the Company or its Subsidiaries or by which any of their respective properties are bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or the Subsidiaries is a party or by which the Company or its Subsidiaries or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

         SECTION 2.07. BANKING REPORTS AND FINANCIAL STATEMENTS.

         (a) The Company and the Subsidiaries have timely filed all forms, reports and documents required to be filed with the Federal Reserve Board, the Office of the Comptroller of the Currency, the Wisconsin Department of Financial Institutions, the Iowa Department of Commerce, Banking Division and any other applicable federal or state securities or banking authorities (all such reports and statements are collectively referred to as the "Company Reports"). The Company Reports, including all Company Reports filed after the date of this Agreement, (i) were or will be prepared in accordance with the requirements of applicable law and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) Each of the consolidated financial statements of the Company (including, in each case, any related notes thereto) delivered to Merchants whether or not contained in the Company Reports (the "Financial Statements"), including, but not limited to, any Company Reports filed since the date of this Agreement and prior to or at the Effective Time, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         (c) Except as and to the extent set forth on the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2001 and March 31, 2002, including all notes thereto (the "Company Balance Sheet"), neither the Company nor the Bank has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except (i) for liabilities or obligations incurred in the ordinary course of business, that would not, individually or in the aggregate have a Material Adverse Effect on the Company or its Subsidiaries, taken as a whole, or (ii) as otherwise reflected in the reports referred to in Section 2.07(a) hereof.

         SECTION 2.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Financial Statements or in the Disclosure Schedules pursuant to this Agreement, since December 31, 2001, to the date of this Agreement, the Company and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 2001, there has not been (a) any change in the financial condition, results of operations or business of the Company or its Subsidiaries having a Material Adverse Effect on the Company or its Subsidiaries, taken as a whole, (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or its Subsidiaries having a Material Adverse Effect on the Company or its Subsidiaries, taken as a whole, (c) any change by the Company or its Subsidiaries in their accounting methods, principles or practices, except for compliance with applicable new requirements of the Financial Accounting Standards Board, (d) any revaluation by the Company or its Subsidiaries of any of their material assets in any material respect, (e) any entry by the Company or its Subsidiaries into any commitment or transactions material to the Company or its Subsidiaries, taken as a whole, other than in the ordinary course and other than this Agreement, (f) any declaration, setting aside or payment of any dividends (other than dividends paid in the ordinary course, consistent with past practice) or distributions in respect of shares of the Company's Common Stock or any redemption, purchase or other acquisition of any of its securities or any of the securities of the Subsidiaries, or (g) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in compensation payable or to become payable to any officers or key employees of the Company or its Subsidiaries, other than in the ordinary course consistent with past practice and the employment agreement disclosed in Disclosure Schedule 2.11.

         SECTION 2.09. ABSENCE OF LITIGATION. Except as disclosed in the Company's Disclosure Schedule at Section 2.09, (a) neither the Company nor the Subsidiaries is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing material investigation by, any federal or state banking authority or other governmental entity, or any judgment, order, writ, injunction, decree or award of any governmental entity or arbitrator, including, without limitation, cease-and-desist or other orders of any bank regulatory authority, (b) there is no claim of any kind, action, suit, litigation, proceeding, arbitration, investigation, or controversy affecting the Company or its Subsidiaries pending or, to the knowledge of the Company, threatened, and (c) there are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to the Company or its Subsidiaries as a result of the examination by any regulatory authority.

         SECTION 2.10. EMPLOYEE BENEFIT PLANS.

         (a) The Company Disclosure Schedule at Section 2.10 lists all "employee pension benefit plans," as such term is defined in section 3(2) of the Employee Retirement Income Security Act of 1974 (ERISA) without regard to any exemptions from any requirements there under issued by the United States Department of Labor in regulations or otherwise, maintained, sponsored or contributed to by the Company or its Subsidiaries (the "Pension Plans"). The term "Pension Plan" shall also include any terminated "employee pension benefit plan" previously maintained, sponsored or contributed to by the Company or its Subsidiaries which, as of the Effective Time, has not distributed all of its assets in full satisfaction of accrued benefits and/or obligations.

         (b) The Company Disclosure Schedule at Section 2.10 lists all "employee welfare benefit plans," as defined in ERISA section 3(1) without regard to any exemptions from any requirements there under issued by the United States Department of Labor in regulations or otherwise, maintained, sponsored or contributed to by the Company or its Subsidiaries (the "Welfare Plans"). The term "Welfare Plans" shall also include any terminated employee welfare benefit plan previously maintained, sponsored or contributed to by the Company or its Subsidiaries which, as of the Effective Time, has not distributed all of its assets and/or satisfied all of its obligations.

         (c) The Company has made available to Merchants true and complete copies of the documents governing each of the Pension Plans and Welfare Plans as in effect at the Effective Time.

         (d) The Company Disclosure Schedule at Section 2.10 lists all plans or programs to provide fringe benefits to the Company's and its Subsidiaries' employees (other than Pension Plans and Welfare Plans) including, but not limited to vacation, sick leave, disability, medical, hospitalization, life insurance and other insurance plans or related benefits (the "Fringe Benefit Plans").

         (e) The Company has made available to Merchants true and complete copies of the documents governing each Fringe Benefit Plan.

         (f) The Company has no direct or indirect, formal or informal, plan, fund or program to change any Pension Plan, Welfare Plan or Fringe Benefit Plan that would affect any of the Company's or its Subsidiaries' employees. Neither the Company nor its Subsidiaries has made a material modification, within the meaning of ERISA Section 102 and the regulations there under, to any existing Pension Plan, Welfare Plan or Fringe Benefit Plan which is not set forth in the Pension Plan, Welfare Plan or Fringe Benefit Plan documents provided to Merchants.

         (g) For purposes of this Section 2.10, "Company" shall include the Company, the Banks and all members of any controlled group of corporations (within the meaning of Code section 414(b), relevant Treasury Regulations and Pension Benefit Guaranty Corporation regulations issued pursuant to ERISA
Section 4001), any group of trades or businesses under common control (within the meaning of Code Section 414(c), relevant Treasury Regulations and Pension Benefit Guaranty Corporation regulations issued pursuant to ERISA Section 4001) and any affiliated service group (within the meaning of Code Section 414(m) and relevant Treasury Regulations and proposed Treasury Regulations) of which the Company or any Subsidiary is a member.

         (h) Neither the Company nor its Subsidiaries has ever been obligated to contribute to any multi-employer plan within the meaning of ERISA Section 3(37).

         (i) To the Company's knowledge, the Pension Plans, Welfare Plans and Fringe Benefit Plans and the trusts and other funding vehicles related to the Pension Plans, Welfare Plans and Fringe Benefit Plans have been administered in all material respects in compliance with the applicable requirements of ERISA, the Code, the plan documents and all other applicable rules, regulations and laws. To the Company's knowledge, the Pension Plans, Welfare Plans and Fringe Benefit Plans and the trusts or other funding vehicles related to the Pension Plans, Welfare Plans and Fringe Benefit Plans meet all applicable requirements, in form and in operation required for favorable tax treatment under the Code. All required contributions pursuant to the Pension Plans, Welfare Plans and Fringe Benefit Plans for all periods prior to the Effective Time have been made or will be made prior to the Effective Time. There are no pending or, to the Company's knowledge, threatened claims, lawsuits or arbitrations which have been asserted or instituted against the Pension Plans, Welfare Plans or Fringe Benefit Plans or any fiduciaries thereof with respect to their duties to the Pension Plans, Welfare Plans or Fringe Benefit Plans or the assets of any of the trusts under any Pension Plans, Welfare Plans or Fringe Benefit Plans. To the Company's knowledge, no representations or communications with respect to participation, eligibility for benefits, vesting, benefit accrual or coverage under the Pension Plans, Welfare Plans or Fringe Benefit Plans have been made to the Company's or its Subsidiaries' employees other than those which are in accordance with the terms of such Pension Plans, Welfare Plans or Fringe Benefit Plans in effect immediately prior to the Effective Time.

         (j) With respect to any Welfare Plan which is a "group health plan" as defined in Code Section 4980B, the Company and its Subsidiaries have complied with the continuation coverage requirements of Code Section 4980B for any periods prior to the Effective Time.

         (k) The Company has furnished to Merchants copies of all documents relating to the Pension Plans, Welfare Plans or Fringe Benefit Plans, including, but not limited to, the following: any service provider agreements, any investment management agreements, fiduciary insurance policies, fidelity bonds, rules, regulations or policies of the trustees or any committee there under, all of which are true and complete.

         (1) To the Company's knowledge, no fiduciary of the Pension Plans or Welfare Plans has engaged in any "prohibited transaction" (as defined in ERISA
Section 406 or Code Section 4975) nor has any fiduciary breached any fiduciary responsibility, as described in Part 4 of Title I of ERISA with respect to such Pension Plans or Welfare Plans.

         (m) The Company has no knowledge of the occurrence of any event with respect to any Pension Plan which could result in a liability of the Company, any Subsidiary or any member of the Company's controlled group to the Pension Benefit Guaranty Corporation ("PBGC"), other than the timely payment of premiums pursuant to Section 4007 of ERISA. All required PBGC premiums have been paid for the periods through the Effective Time.

         (n) Except as set forth in the Company's Disclosure Schedule at Section 2.10, no Welfare Plan or Fringe Benefit Plan provides any form of post-retirement health benefits to retired employees of the Company or its Subsidiaries, other than benefits required to be provided pursuant to Code
Section 4980B.

         SECTION 2.11. EMPLOYMENT CONTRACTS; MATERIAL CONTRACTS. Except as set forth in the Company Disclosure Schedule at Section 2.11, neither the Company nor its Subsidiaries is a party to or bound by (a) any employment or consulting contract; (b) any contract or commitment for capital expenditures in excess of $10,000.00 for any one (1) project, or (c) contracts or commitments for the purchase of materials or supplies or for the performance of services over a period of more than sixty (60) days from the date of this Agreement.

         SECTION 2.12. REGISTRATION STATEMENT; PROXY STATEMENT. None of the information supplied or to be supplied by the Company for inclusion in (a) the Registration Statement (as defined in Section 6.01), (b) the Proxy Statement/ Prospectus (as defined in Section 6.01), or (c) any other document to be filed with the Securities and Exchange Commission (the "SEC") or other regulatory authority in connection with the transactions contemplated hereby, at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and at the Effective Time, and with respect to the Proxy Statement/Prospectus, when mailed, shall be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. In the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, none of such information at the time of the Company's shareholders meeting (pursuant to Section 6.02) (the "Meeting") shall be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting.

         SECTION 2.13. TITLE TO PROPERTY. The Company Disclosure Schedule at
Section 2.13 correctly identifies all real property owned and leased by the Company and its Subsidiaries. The Company and its Subsidiaries each has good and defensible title to all of their properties and assets, real and personal, tangible and intangible free and clear of all mortgage liens, and free and clear of all other liens, charges and encumbrances except liens for taxes not yet due and payable, pledges to secure deposits and borrowings from the Federal Home Loan Bank and such minor imperfections of title, if any, as to not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on the Company or its Subsidiaries, taken as a whole; and all leases pursuant to which the Company or its Subsidiaries leases from others real or personal property including, without limitation, leases for branch offices are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or its Subsidiaries has not taken adequate steps to prevent such a default from occurring). The Company's and its Subsidiaries' buildings and equipment in regular use have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted. To the Company's knowledge, none of the buildings, structures or appurtenances owned or leased by the Company or its Subsidiaries for their operation or maintenance as now operated or maintained, contravenes any zoning ordinances or other administrative regulations (whether or not permitted because of prior non-conforming use) or violates any restrictive covenant or any provision of law, the effect of which would materially interfere with or prevent the continued use of such properties for the purposes for which they are now being used or would materially and adversely affect the value thereof.

         SECTION 2.14. COMPLIANCE WITH ENVIRONMENTAL LAWS.

         (a) The term "Company's Property" shall mean any real property and improvements currently owned, leased, used, operated or occupied by the Company or its Subsidiaries, including properties acquired by foreclosure, properties which the Banks have a present right to acquire upon foreclosure and which are owned by customers of the Banks who have received written notification of default, or properties held or operated in a fiduciary or managerial capacity;

         (b) The term "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or Environmental Permit;

         (c) The term "Environmental Laws" shall mean all federal, state and local laws including statutes, regulations and other governmental restrictions and requirements relating to the discharge of air pollutants, water pollutants or process wastewater or the disposal of solid or hazardous waste or otherwise relating to the environment or hazardous substances or employee health and safety.

         (d) The term "Environmental Permits" shall mean all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

         (e) The term "Hazardous Substances" shall mean all hazardous and toxic substances, wastes and materials; any pollutants or contaminants (including, without limitation, petroleum products, asbestos and raw materials which include hazardous constituents); and any other similar substances or materials which are regulated under Environmental Laws.

         (f) The Environmental Permits (if any) are in full force and effect and, to the Company's knowledge, constitute all permits, licenses, approvals and consents relating to Environmental Laws or Hazardous Substances required for the conduct of the Company's and its Subsidiaries' businesses and the use of the Company's Property (as presently conducted and used) in compliance with Environmental Laws.

         (g) The Company and its Subsidiaries have filed all reports, returns and other filings required to be filed with respect to the Company's Property under Environmental Laws and the Environmental Permits except where the failure to do so would not have a material adverse effect on the Company's or Subsidiaries' businesses or financial condition, taken as a whole.

         (h) Except as set forth in the Company's Disclosure Schedule at Section 2.14(h), to the Company's knowledge, the business of the Company and its Subsidiaries and the Company's Property have been and are being operated by the Company and its Subsidiaries in accordance with all Environmental Laws and Environmental Permits and neither the Company nor its Subsidiaries has received any written notice nor does the Company or its Subsidiaries have knowledge that the Company's Property is not in material compliance with all Environmental Laws and Environmental Permits and no proceeding for the suspension, revocation or cancellation of any Environmental Permit is pending or, to the Company's knowledge, threatened.

         (i) Except as set forth in the Company's Disclosure Schedule at Section 2.14(i), there are no actions pending, or to the Company's knowledge, threatened against the Company or any of the

Subsidiaries (naming the Company or its Subsidiaries), which in any case assert or allege (i) the Company or its Subsidiaries (naming the Company or its Subsidiaries) violated any Environmental Law or Environmental Permit or are in default with respect to any Environmental Permit or any order, writ, judgment, variance, award or decree of any government authority; (ii) the Company or its Subsidiaries is required to clean up or take remedial or other response action due to the disposal, discharge or other release of any Hazardous Substance on the Company's Property or elsewhere; or (iii) the Company or its Subsidiaries is required to contribute to the cost of any past, present or future cleanup or remedial or other response action which arises out of or is related to the disposal, discharge or other release of any Hazardous Substance by the Company, its Subsidiaries or others. The Company, its Subsidiaries, and the Company's Property are not subject to any judgment, stipulation, order, decree or agreement arising under Environmental Laws.

         (j) Except as set forth in the Company's Disclosure Schedule at Section 2.14(j), with respect to the period during which the Company or its Subsidiaries occupied the Company's Property (i) no Hazardous Substances have been treated, recycled or disposed of by the Company or its Subsidiaries (intentionally or unintentionally) on, under or at the Company's Property; (ii) there has been no release or threatened release by the Company or the Subsidiaries of any Hazardous Substance from the Company's Property; (iii) to the Company's knowledge, there have been no activities on the Company's or its Subsidiaries Property which would subject Merchants, its subsidiaries, or any subsequent occupier of the Company's Property to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or common law theory of liability.

         SECTION 2.15. ABSENCE OF AGREEMENTS. Neither the Company nor its Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter which restricts materially the conduct of its business (including any contract containing covenants which limit the ability of the Company or its Subsidiaries to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, the Company or its Subsidiaries may carry on its business), or in any manner relates to its capital adequacy, its credit policies or its management nor has the Company or its Subsidiaries been advised that any federal, state or governmental agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

         SECTION 2.16. TAXES. The Company and its Subsidiaries have timely filed all Tax Returns (as defined below) required to be filed by them, and the Company and its Subsidiaries have timely paid and discharged all Taxes (as defined below) due in connection with or with respect to the filing of such Tax Returns and have timely paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which the Company is maintaining reserves adequate for their payment. To the best knowledge of the Company, the liability for Taxes set forth on each such Tax Return adequately reflects the Taxes required to be reflected on such Tax Return. For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, charges, fees levies, and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign governmental entity or taxing authority or agency, including, without limitation, (a) income, franchise, profits, gross receipts, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (b) customs duties, imposts, charges, levies or other similar assessments of any kind, and
(c) interest, penalties and additions to tax imposed with respect thereto, and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the United States Internal Revenue Service (the "IRS") or any other governmental entity or taxing authority or agency, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns. Neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or, to the best of the Company's knowledge, threatening to assert against the Company or its Subsidiaries any deficiency or claim for additional Taxes. Neither the Company nor its Subsidiaries has granted any waiver of any statute of limitation with respect to, or any extension of a period for the assessment of any tax. There are no tax liens on any assets of the Company or its Subsidiaries. Neither the Company nor its Subsidiaries has received a ruling or entered into an agreement with the IRS or any other governmental entity or taxing authority or agency that would have a Material Adverse Effect on the Company or its Subsidiaries, taken as a whole, after the Effective Time. The accruals and reserves for taxes reflected in the Company's Balance Sheet are adequate to cover all Taxes accruable by the Company and its Subsidiaries on a consolidated basis through the date thereof (including Taxes being contested) in accordance with generally accepted accounting principles. Except as may be set forth in the Company Disclosure Schedule at Section 2.16, no agreements relating to allocating or sharing of Taxes exist between the Company and its Subsidiaries.

         SECTION 2.17. INSURANCE. Complete and correct copies of all material policies of fire, product or other liability, workers' compensation and other similar forms of insurance owned or held by the Company and its Subsidiaries have been delivered to Merchants. Subject to expirations and renewals of insurance policies in the ordinary course of business, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid (other-than retrospective premiums which may be payable with respect to workers' compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy. Such policies are and shall remain valid, outstanding and enforceable policies, and will not be terminated prior to the Effective Time. To the best knowledge of the Company, the insurance policies to which the Company or its Subsidiaries are parties are sufficient for compliance with all material requirements of law and all material agreements to which the Company or its Subsidiaries are parties and will be maintained by the Company and its Subsidiaries until the Effective Time. Neither the Company nor its Subsidiaries has been refused any insurance with respect to any material assets or operations, nor has coverage been limited in any respect material to their operations by any insurance carrier to which they have applied for any such insurance or with which they have carried insurance during the last five (5) years.

         SECTION 2.18. ABSENCE OF ADVERSE AGREEMENTS. Neither the Company nor its Subsidiaries is a party to any agreement or instrument or any judgment, order or decree or any rule or regulation of any court which materially and adversely affects or in the future may have a Material Adverse Effect on the financial condition, results or operations, assets, business or prospects of the Company or its Subsidiaries, taken as a whole.

         SECTION 2.19. INTERNAL CONTROLS AND RECORDS. The Company and its Subsidiaries maintain books of account which accurately and validly reflect, in all material respects, all loans, mortgages, collateral and other business transactions and maintain accounting controls sufficient to ensure that all such transactions are (a) in all material respects, executed in accordance with its management's general or specific authorization, and (b) recorded in conformity with generally accepted accounting principles. There is no amendment to any agreement, collateral document or security which is not fully reflected in the books and records of the Company or its Subsidiaries.

         SECTION 2.20. LOANS. Except as disclosed in the Company Disclosure Schedule at Section 2.20, (a) its Subsidiaries are not a party to any written or oral loan agreement, note or borrowing arrangement which has been classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by the Company or its Subsidiaries or banking regulators;

(b) neither the Company nor its Subsidiaries is a party to any written or oral loan agreement, note, or borrowing arrangement, including any loan guaranty, with any director or executive officer of the Company or its Subsidiaries, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (c) to the Company's knowledge, neither the Company nor its Subsidiaries is a party to any written or oral loan agreement, note or borrowing arrangement in violation of any law, regulation or rule of any governmental authority and which violation could have a Material Adverse Effect on the Company or its Subsidiaries, taken as a whole.

         SECTION 2.21. LABOR MATTERS.

         (a) To the Company's knowledge, the Company and its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice; (b) there is no unfair labor practice complaint against the Company or its Subsidiaries pending before the National Labor Relations Board; (c) there is no labor strike, dispute, slowdown, representation campaign or work stoppage actually pending or threatened against or affecting the Company or its Subsidiaries; (d) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefore has been asserted against the Company or its Subsidiaries; and (e) neither the Company nor its Subsidiaries is experiencing any material work stoppage.

         SECTION 2.22. BROKERS. Except as set forth in the Company's Disclosure Schedule at Section 2.22, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or in connection with any other transaction, whether consummated or not, based upon arrangements made by or on behalf of the Company or its Subsidiaries.

         SECTION 2.23. ACCOUNTING AND TAX MATTERS.

         (a) To the best knowledge of the Company, neither the Company nor its Subsidiaries has through the date of this Agreement taken or agreed to take any action that would prevent Merchants from accounting for the business combination to be effected by the Merger as a purchase transaction or would prevent the Merger from qualifying as a reorganization under Section 368(a)(1) of the Code.

         (b) To the best knowledge of the Company, there is no plan or intention on the part of shareholders of the Company who will receive Merchants Common Stock to sell or otherwise dispose of an amount of Merchants Common Stock to be received in the Merger which would reduce their ownership of Merchants Common Stock to a number of shares having in the aggregate a value at the time of the Merger of less than fifty percent (50%) of the total value of the Company's Common Stock outstanding immediately prior to the Merger.

         SECTION 2.24. FULL DISCLOSURE. No statement contained in any document, certificate, or other writing furnished or to be furnished by or at the direction of the Company to Merchants in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

         SECTION 2.25. VOTE REQUIRED. The affirmative vote of a majority of the votes that holders of the outstanding shares of the Company's Common Stock are entitled to cast is the only vote of the holders of any class or series of the Company's or its Subsidiaries' capital stock necessary to approve the Merger and the transactions contemplated thereby.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF MERCHANTS
                                AND MERGER CORP.

         Except as set forth in the Disclosure Schedule attached hereto (the "Merchants Disclosure Schedule"), Merchants and Merger Corp. hereby represent and warrant to the Company that:

         SECTION 3.01. ORGANIZATION AND QUALIFICATION. Merchants and Merger Corp. are financial holding companies duly organized and validly existing under the laws of the State of Wisconsin. Merchants and Merger Corp. are registered with the Federal Reserve Board as financial holding companies under the BHCA. Merchants and Merger Corp. have the requisite corporate power and authority and are in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (the "Merchants Approvals") necessary to own, lease and operate their properties and to carry on their businesses as they are now being conducted, including appropriate authorizations from the Federal Reserve Board, except where the failure to be so organized and existing or to have such power, authority and Merchants Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Merchants or Merger Corp. taken as a whole. Merchants or Merger Corp. have not received any notice of proceedings relating to the revocation or modification of any such Merchants Approvals. Merchants and Merger Corp. are duly qualified or licensed as foreign corporations to do business, and are in good standing, in each jurisdiction where the character of properties owned, leased or operated by them or the nature of their activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Merchants or Merger Corp.

         SECTION 3.02. ARTICLES OF INCORPORATION AND BYLAWS. Merchants and Merger Corp. have heretofore made available to the Company a complete and correct copy of their Articles of Incorporation and Bylaws, as amended or restated. Such Articles of Incorporation and Bylaws are in full force and effect. Merchants and Merger Corp. are not in violation of any of the provisions of their Articles of Incorporation or Bylaws.

         SECTION 3.03. CAPITALIZATION. The outstanding capital stock of Merchants is, and the shares of Merchant's Common Stock to be issued pursuant to the Merger, when so issued, will be, duly authorized, validly issued, fully paid and non-assessable, (except as provided in Section 180.0622(2)(b) of Wisconsin Business Corporation Law) fully registered under the Securities Act and have not, and will not have, been issued in violation of the preemptive rights of any person. As of April 15, 2002 the issued and outstanding shares of Merchants totaled 2,542,387 C.S. Stock.

         SECTION 3.04. AUTHORITY. Merchants and Merger Corp. have the requisite corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merchants and Merger Corp. and the consummation by Merchants and Merger Corp. of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Merchants and Merger Corp. and no other corporate proceedings on the part of Merchants or Merger Corp. are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby. This Agreement has been duly and validly executed and delivered by Merchants and Merger Corp. and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Merchants and Merger Corp.

         SECTION 3.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) To the best knowledge of Merchants and Merger Corp., the execution and delivery of this Agreement by Merchants and Merger Corp. does not, and the performance of this Agreement by Merchants and Merger Corp. shall not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Merchants or Merger Corp., (ii) conflict with or violate any laws applicable to Merchants and Merger Corp. or by which their properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Merchants or Merger Corp. pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merchants or Merger Corp. is a party or by which Merchants or Merger Corp. or their properties are bound or affected, except for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on Merchants and/or Merger Corp.

         (b) To the best knowledge of Merchants and Merger Corp., the execution and delivery of this Agreement by Merchants and Merger Corp. does not, and the performance of this Agreement by Merchants or Merger Corp. shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements of the Securities Act, the Exchange Act, Blue Sky Laws, the BHCA, the federal and state banking laws and the filing and recordation of appropriate merger or other documents as required by Iowa and Wisconsin Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Merchants and Merger Corp. from performing their obligations under this Agreement, and would not have a Material Adverse Effect on Merchants and/or Merger Corp.

         SECTION 3.06. COMPLIANCE; PERMITS. To the best knowledge of Merchants and Merger Corp., Merchants and Merger Corp. are not in conflict with, or in default or violation of (a) any Law applicable to Merchants or Merger Corp. or by which their property is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merchants or Merger Corp. is a party or by which Merchants or Merger Corp. or any of their properties are bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Merchants and/or Merger Corp.

         SECTION 3.07. SECURITIES REPORTS; FINANCIAL STATEMENTS.

         (a) As of the date of this Agreement, Merchants has made available to the Company in the form filed with the SEC(i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 2001, 2000, 1999 and 1998, respectively,
(ii) Quarterly Report on Form 10-Q for the period ended March 31, 2002, (iii) all definitive proxy statements relating to Merchants meetings of shareholders (whether annual or special) held since December 31, 1998, (iv) all Reports on Form 8-K filed by Merchants with the SEC since December 31, 1998, (v) all other reports or registration statements filed by Merchants with the SEC since December 31, 1998, and (vi) all amendments and supplements to all such reports and registration statements filed by Merchants with the SEC since December 31, 1998, (collectively, the "Merchants SEC Reports"). The Merchants' SEC Reports, including all Merchants SEC Reports filed after the date of this Agreement, (i) were or will be prepared in accordance with the requirements of applicable law and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Merchants SEC Reports, including any SEC Reports filed since the date of this Agreement and prior to or on the Effective Time, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Merchants and its subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         (c) Except as set forth on the consolidated balance sheet of Merchants and its subsidiaries as of December 31, 2001, including all notes thereto, neither Merchants nor its subsidiaries have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred in the ordinary course of business since December 31, 2001, that would not have a Material Adverse Effect on Merchants.

         SECTION 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Merchants SEC Reports filed prior to the date of this Agreement, since December 31, 2001, to the date of this Agreement, Merchants and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 2001, there has not been
(a) any change in the financial condition, results of operations or business of Merchants or its subsidiaries having a Material Adverse Effect on Merchants or its subsidiaries, taken as a whole, (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Merchants or its subsidiaries having a Material Adverse Effect on Merchants or its subsidiaries, taken as a whole, (c) any change by Merchants in its accounting methods, principles or practices, (d) any revaluation by Merchants of any of its material assets in any material respect, or (e) to the date of this Agreement, any entry by Merchants or any of its subsidiaries into any commitment or transactions material to Merchants or its subsidiaries, taken as a whole.

         SECTION 3.09. ABSENCE OF LITIGATION. Except as disclosed in the Merchants Disclosure Schedule at Section 3.09, there is no claim, action, suit, litigation, proceeding, arbitration, investigation, or controversy of any kind affecting Merchants or any of Merchants' subsidiaries pending or, to the knowledge of Merchants, threatened, except for matters which will not have, and cannot reasonably be expected to have, a Material Adverse Effect on Merchants or its subsidiaries taken as a whole, and there are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to Merchants or any of Merchants' subsidiaries as a result of an examination by any regulatory authority.

         SECTION 3.10. REGISTRATION STATEMENT; PROXY STATEMENT. None of the information supplied or to be supplied by Merchants for inclusion in (a) the Registration Statement (as defined in Section 6.01) (b) the Proxy Statement/Prospectus (as defined in Section 6.01), or (c) any other document to be filed with the SEC or other regulatory authority in connection with the transactions contemplated hereby, at the respective time such documents are filed and, in the case of the Registration Statement, when it becomes effective and at the Effective Time, and with respect to the Proxy Statement/Prospectus, when mailed, shall be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. In the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, none of such information at the time of the shareholder meeting (as provided for in Section 6.02) shall be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the shareholder meeting (as provided for in Section 6.02). All documents filed with the SEC or other regulatory authority by Merchants in connection with the Merger shall comply as to form in all material respects with the provisions of applicable law.

         SECTION 3.11. ABSENCE OF AGREEMENTS. Neither Merchants nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter which restricts materially the conduct of its business (including any contract containing covenants which limit the ability of Merchants or its subsidiaries to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or any method by which, Merchants or its subsidiaries may carry on their business (other than as may be required by Law or applicable regulatory authorities)), or in any manner relates to their capital adequacy, their credit policies or management, except for those the existence of which has been disclosed to the Company prior to the date of this Agreement, nor has Merchants or any of its subsidiaries been advised that any federal, state or governmental agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

         SECTION 3.12. TAXES. Merchants and its subsidiaries have timely filed all Tax Returns required to be filed by them, and Merchants and its subsidiaries have timely paid and discharged all Taxes due in connection with or with respect to the filing of such Tax Returns and have timely paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which Merchants is maintaining reserves adequate for their payment. To the best knowledge of Merchants, the liability for Taxes set forth on each such Tax Return adequately reflects the Taxes required to be reflected on such Tax Return. Neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits or administrative proceedings, court proceedings or otherwise, or, to the best of Merchants' knowledge, threatening to assert against Merchants or any of its subsidiaries any deficiency or claim for additional Taxes. Neither Merchants nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. There are no tax liens on any assets of Merchants or any of its subsidiaries. Neither Merchants nor any of its subsidiaries has received a ruling or entered into an agreement with the IRS or any other governmental entity or taxing authority or agency that would have a Material Adverse Effect on Merchants or its subsidiaries, taken as a whole, after the Effective Time. The accruals and reserves for taxes reflected in the Merchants Balance Sheet are adequate to cover all Taxes accruable through the date thereof (including Taxes being contested) in accordance with generally accepted accounting principles. Except as set forth in Merchants Disclosure Schedule, at Section 3.12, no agreements relating to allocating or sharing of Taxes exist among Merchants and its subsidiaries and no tax indemnities given by Merchants or its subsidiaries in connection with a sale of stock or assets remain in effect. Except as disclosed in the Merchants Disclosure Schedule at Section 3.12, neither Merchants nor any of its subsidiaries is required to include in income either (i) any amount in respect of any adjustment under Section 481 of the Code, or (ii) any installment sale gain. Neither Merchants nor any of its subsidiaries has made an election under Section 341(f) of the Code.

         SECTION 3.13. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Merchants or Merger Corp.

         SECTION 3.14. ACCOUNTING AND TAX MATTERS. To the best knowledge of Merchants, neither Merchants nor any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent Merchants from accounting for the business combination to be effected by the

Merger as a purchase transaction or would prevent the Merger from qualifying as a reorganization under Section 368(a)(1) of the Code.

         SECTION 3.15. FULL DISCLOSURE. No statement contained in any document, certificate, or other writing furnished or to be furnished by or at the direction of Merchants to the Company in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it has been made, in order to make the statements herein or therein not misleading.

         SECTION 3.16. VOTE REQUIRED. Pursuant to applicable provisions of Wisconsin law, no vote of the shareholders of Merchants is required to approve the Merger.


                                   ARTICLE IV
                            COVENANTS OF THE COMPANY

         SECTION 4.01. AFFIRMATIVE COVENANTS. The Company hereby covenants and agrees with Merchants and Merger Corp. that prior to the Effective Time, unless the prior written consent of Merchants shall have been obtained and except as otherwise contemplated herein, it will and/or it will cause each of its Subsidiaries to:

         (a) Operate its/their business only in the usual, regular and ordinary course consistent with past practices;

         (b) Use reasonable efforts to preserve intact its/their business organization and assets, to maintain its/their rights and franchises, to retain the services of its/their officers and key employees and to maintain its relationships with customers;

         (c) Use reasonable efforts to maintain and keep its/their properties in as good repair and condition as at present, ordinary wear and tear excepted;

         (d) Use reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained by it/them;

         (e) Perform in all material respects all obligations required to be performed by it/them under all material contracts, leases, and documents relating to or affecting its/their assets, properties, and business;

         (f) Purchase and sell securities and make loans in accordance with past practices and in accordance with paragraph 4.02(j);

         (g) With respect to the Banks, maintain as of the date on which all of the conditions set forth in Article VII have been satisfied or waived and thereafter a loan loss reserve of not less than 1.3 percent of loans and leases after certain loans have been charged-off pursuant to mutual agreement of the Company and Merchants;

         (h) Use reasonable efforts to comply with and perform in all material respects all obligations and duties imposed upon it by all applicable laws;

         (i) Obtain an independent audit of its financial statements for the year ended December 31, 2001 and for such additional years as may be required by governmental agencies;

         (j) Fully expense as of the date on which all conditions set forth in
Article VII have been satisfied or waived all expenses (including fees) incurred in connection with the consummation of the transaction contemplated hereby.

         (k) Confer with Merchants to report on operational matters of a material nature and report on the general status of the ongoing operations of the business of the Company and its subsidiaries.

         SECTION 4.02. NEGATIVE COVENANTS. Except as specifically contemplated by this Agreement, from the date of this Agreement until the Effective Time, the Company shall not do, or permit its Subsidiaries to do, without the prior written consent of Merchants, any of the following:

         (a) (i) Except as set forth on Schedule 4.02, grant any increase in compensation or grant any bonuses (incentive or special) to its employees as a class, or to its officers or directors, (ii) effect any change in retirement benefits to any class of employees or officers (unless any such change shall be required by applicable law) which would increase its retirement benefit liabilities, (iii) adopt, enter into, amend or modify any employee benefit plan or make any adjustments pursuant to any employee benefit plan, or (iv) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers.

         (b) Except as set forth on Schedule 4.02, declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock;

         (c) (i) Redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) merge with or into any other corporation or bank, permit any other corporation or bank to merge into it or consolidate with any other corporation or bank, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any assets or stock of any corporation, bank or other business; (iv) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of its business consistent with past practice; or (v) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

         (d) Issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of its capital stock (including shares held in treasury) or any rights, warrants or options to acquire, any such shares;

         (e) Initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or its Subsidiaries to take any such action, and the Company shall promptly notify Merchants orally and in writing of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters; provided, however, that nothing contained in this subsection (e) shall prohibit the Board of Directors of the Company from furnishing or permitting any of its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representative to furnish information to any party that requests information as to the Company and its Subsidiaries or taking any other action if the Board of Directors of the Company, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to shareholders imposed by law. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving the Company or its Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent or more of assets in a single transaction or series of transactions, excluding from the calculation of the percentage hereunder any such transactions undertaken in the ordinary course of business and consistent with past practice; (iii) any sale of ten percent or more of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock); (iv) any tender offer or exchange offer for ten percent or more of outstanding shares of capital stock; (v) any solicitation of proxies in opposition to approval by the Company's shareholders of the Merger; (vi) the filing of an acquisition application (or the giving of acquisition notice) whether in draft or final form under the BHCA or the Change in Bank Control Act with respect to the Company or its Subsidiaries; (vii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated there under) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, ten percent (10%) or more of the then outstanding shares of capital stock of the Company or any of its Subsidiaries; or (viii) any public announcement of a proposal, plan or intention to do any of the foregoing;

         (f) Propose or adopt any amendments to the corporate charter or Bylaws in any way materially adverse to Merchants;

         (g) Except in their fiduciary capacities for the account of customers, purchase any shares of Merchants Common Stock;

         (h) Change any of its methods of accounting in effect at December 31, 2001, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 2001, except as may be required by law or generally accepted accounting principles;

         (i) Change any lending, investment, liability management or other material policies concerning the business or operations of the Company or its Subsidiaries in any material respect; organize any new subsidiaries or enter into any new non-banking line of business whether or not permissible under applicable Federal or state law, or make any material changes in its operations;

         (j) (i) Incur or assume any material obligation or liability, including without limitation any obligation for borrowed money, except for borrowings from the Federal Home Loan Bank in accordance with the Banks' line of credit, disclosed in Schedule 4.02, whether or not evidenced by a note, bond, debenture or similar instrument and whether or not being incurred to reduce other existing liabilities, or make any loan (not including any loan renewal of a loan not then classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by the Company, the Bank or banking regulators) which shall not meet the requirements of the Bank's loan policy in effect as of March 31, 2002 or investment (excluding U.S. Treasury Securities and municipal loans) in an amount greater than $100,000.00 per investment, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingent or otherwise) for the obligations of any other person or entity; (iii) mortgage, license, pledge or grant a security interest in any of its material assets or allow to exist any material lien thereon; except (A) for liabilities and obligations (including corporate debt issuances) incurred in the ordinary course of business consistent with past practices and in amounts not material to the Company or its Subsidiaries; and (B) as may be required under existing agreements to which the Company or its Subsidiaries is a party; (iv) acquire assets (including equipment) or securities in excess of $25,000.00 in the aggregate (excluding loans to customers and investments permitted in (i) above; (v) enter into any other contract or agreement involving annual payments by the Company or its Subsidiaries or the other party or parties thereto in excess of $20,000.00; (vi) pay, discharge, or satisfy any debts or claims not in the ordinary course of business and consistent with past practices and in no event with a value in excess of $20,000.00 individually; (vii) settle any claim, action, suit, litigation, proceeding, arbitration, investigation or controversy of any kind, for any amount in excess of $25,000.00 or in any manner which would restrict in any material respect the operations or business of the Company or its Subsidiaries; (viii) purchase any new financial product or instrument which involves entering into a contract with a term of six months or longer; or (ix) take any action or fail to take any action which individually or in the aggregate can be expected to have a Material Adverse Effect on the Company or its Subsidiaries, taken as a whole; or

         (k) Agree in writing or otherwise to do any of the foregoing.

         SECTION 4.03. ACCESS AND INFORMATION.

         (a) Upon reasonable notice, and without unreasonable disruption to the business carried on by the Company or its Subsidiaries, the Company shall (and shall cause its Subsidiaries to) afford to Merchants' officers, employees, accountants, legal counsel and other representatives access, during normal business hours, to all its properties, books, contracts, commitments and records. Prior to the Effective Time, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Merchants (i) a copy of each Company Report filed by it (to the extent permitted by law) after the date of this Agreement and prior to the Effective Time pursuant to the requirements of the BHCA, any other federal or state banking laws or any other applicable laws promptly after such documents are available; (ii) the monthly financial statements of the Banks; (iii) the audited financial statements of the Company and its Subsidiaries for the year ended December 31, 2001, if required by the SEC; (iv) a summary of any action taken by the Board of Directors, or any committee thereof, of the Company and its Subsidiaries; (v) all other information concerning the business, properties and personnel of the Company or its Subsidiaries as Merchants may reasonably request.

         (b) Any information provided to the Company by Merchants whether prior to or subsequent to the date of this Agreement shall be kept confidential by the representatives of the Company and its Subsidiaries (and shall be used by them only in connection with this Agreement and the transactions contemplated hereby) except to the extent that (i) it was already known to such representatives when received, (ii) it hereafter becomes lawfully obtainable from other sources, or
(iii) it is required to be disclosed by the Company in any document required to be filed with any government authority or agency.

         SECTION 4.04. AFFILIATES; ACCOUNTING AND TAX TREATMENT. Within thirty
(30) days after the date of this Agreement, (a) the Company shall deliver to Merchants a letter identifying all persons who are then "affiliates" of the Company, including, without limitation, all directors and executive officers of the Company for purposes of Rule 145 promulgated under the Securities Act and
(b) the Company shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws, and shall obtain from each person identified in such letter a written agreement, substantially in the form attached hereto as Exhibit 4.04. The Company shall obtain from any person who becomes an affiliate of the Company after the Company's delivery of the letter referred to above, and on or prior to the Effective Time, a written agreement substantially in the form attached hereto as Exhibit 4.04 as soon as practicable after attaining such status. The Company will use its reasonable best efforts to cause the Merger to qualify as a reorganization under Section 368(a)(1) of the Code.

         SECTION 4.05. EXPENSES.

         (a) Except as provided in Section 8.02, below, all Expenses (as described below) incurred by Merchants and the Company shall be borne solely and entirely by the party which has incurred the same. Without limiting the Company's obligations pursuant to the preceding sentence, the Company shall be responsible for expenses in connection with the preparation of audited financial statements as of the year ended December 31, 2001, and related schedules for the Company and its Subsidiaries. Merchants and the Company shall share equally in the expense of preparing, printing, mailing and filing the Registration Statement and the Proxy Statement/Prospectus and all SEC regulatory filing fees incurred in connection therewith. However, should the Merger not be completed, the expense of preparing, printing, and mailing the Registration Statement shall be borne by Merchants and the expense of preparing, printing, mailing and filing the Proxy Statement/Prospectus shall be borne by the Company.

         (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation and execution of this Agreement, the preparation of the Registration Statement and Proxy Statement/Prospectus, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby.

         SECTION 4.06. DELIVERY OF SHAREHOLDER LIST. The Company shall or shall arrange to have its transfer agent deliver to Merchants or its designee, from time to time prior to the Effective Time, a true and complete list setting forth the names and addresses of the shareholders of the Company, their holdings of stock as of the latest practicable date, and such other shareholder information as Merchants may reasonably request.


                                    ARTICLE V
                             COVENANTS OF MERCHANTS

         SECTION 5.01. AFFIRMATIVE COVENANTS. Merchants hereby covenants and agrees with the Company that prior to the Effective Time, unless the prior written consent of the Company shall have been obtained, and except as otherwise contemplated herein it will and will cause Merger Corp. to:

         (a) Maintain its corporate existence in good standing and maintain all books and records in accordance with accounting principles and practices as utilized in Merchants' Financial Statements applied on a consistent basis;

         (b) Conduct its business in a manner that does not violate any law, except for possible violations which individually or in the aggregate do not, and insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on Merchants or its subsidiaries, taken as a whole; and

         (c) Will, to the best of its ability and in all material respects, (i) comply with applicable Blue Sky Laws and regulations, the Securities Act, and the Exchange Act, and (ii) remain qualified under the Exchange Act and the rules and regulations there under.

         SECTION 5.02. ACCESS AND INFORMATION.

         (a) After the date of this Agreement and prior to the Effective Time, Merchants shall (and shall cause each of its subsidiaries to) furnish promptly to the Company (i) a copy of each Merchants SEC

Report filed by it or received by it (to the extent permitted by law) after the date of this Agreement and prior to the Effective Time pursuant to the requirements of federal or state securities laws, the BHCA, any other federal or state banking laws or any other applicable laws promptly after such documents are available, and (ii) all other information concerning the business, properties and personnel of Merchants or its subsidiaries as the Company may reasonably request.

(b) Any information provided to Merchants by the Company or its Subsidiaries, whether prior to or subsequent to the date of this Agreement, shall be kept confidential by the representatives of Merchants (and shall be used by them only in connection with this Agreement and the transactions contemplated hereby) except to the extent that (i) it was already known to such representatives when received, (ii) it hereafter becomes lawfully obtainable from other sources, or
(iii) it is required to be disclosed by Merchants in any document required to be filed with any government agency. Upon any termination of this Agreement pursuant to Article VIII hereof, Merchants agrees to promptly return all information and documents that it has obtained from the Company in connection herewith.

         SECTION 5.03. ACCOUNTING AND TAX TREATMENT. Merchants will use its best efforts to cause the Merger to qualify as a reorganization under Section 368
(a)(1) of the Code.

         SECTION 5.04. REGISTRATION STATEMENT. Merchants will use its best efforts to cause the Registration Statement to be declared effective by the SEC under the Securities Act and to obtain all other federal and state securities permits and other authorizations necessary to issue Merchants Common Stock in exchange for the Company Common Stock and to consummate the Merger.


                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         SECTION 6.01. REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, Merchants shall prepare and file a registration statement on Form S-4 (the registration statement together with the amendments thereto are defined as the "Registration Statement" and the prospectus and proxy materials contained therein are defined as the "Proxy Statement/Prospectus") with the SEC covering the Merchants Common Stock to be issued in the Merger (subject to the immediately following sentence), with a view toward permitting the Registration Statement to become effective as soon as reasonably practicable. Merchants does not undertake to file post-effective amendments to Form S-4 or to file a separate registration statement to register the sale of Merchants Common Stock by affiliates of the Company pursuant to Rule 145 promulgated under the Securities Act. The Company will furnish to Merchants all information concerning the Company and its Subsidiaries required to be set forth in the Registration Statement and Merchants will provide the Company and its counsel the opportunity to review and approve such information as set forth in the Registration Statement and Proxy Statement/Prospectus. Merchants and the Company will each render to the other its full cooperation in preparing, filing, prosecuting the filing of, and amending the Registration Statement such that it comports at all times with the requirements of the Securities Act and the Exchange Act. Specifically, but without limitation, each will promptly advise the other if at any time before the Effective Time any information provided by it for inclusion in the Registration Statement appears to have been, or shall have become, incorrect or incomplete and will furnish the information necessary to correct such misstatement or omission. As promptly as practicable after the effective date of the Registration Statement, the Company will mail to its shareholders (a) the Proxy Statement/Prospectus, and (b) as promptly as practicable after approval thereof by Merchants and the Company, such other supplementary proxy materials as may be necessary to make the Proxy Statement/Prospectus comply with the applicable requirements of the Securities Act and the Exchange Act. Except as provided above and except with the prior written consent of Merchants, the Company will not mail or otherwise furnish or publish to shareholders of the Company any proxy solicitation material or other material relating to the Merger that constitute a "prospectus" within the meaning of the Securities Act. Merchants shall also take any action required to be taken under any applicable Blue Sky Law in connection with the issuance of the shares of Merchants Common Stock to be issued as set forth in this Agreement and the Company and its Subsidiaries shall furnish all information concerning the Company and its Subsidiaries, and the holders of the Company's Common Stock and other assistance as Merchants may reasonably request in connection with such action.

         SECTION 6.02. MEETING OF THE SHAREHOLDERS. The Company shall: (a) cause a shareholders meeting to be duly called and held as soon as practicable to consider and vote upon the Merger and any related matters in accordance with the applicable provision of applicable law, (b) subject to the exception for the exercise of its fiduciary duties in Section 4.02(e) submit this Agreement to the shareholders together with a majority recommendation for approval by the Board of Directors of the Company, solicit the approval thereof by the shareholders of the Company by mailing or delivering to each shareholder a combined Proxy Statement/Prospectus, and use its best efforts to obtain the approval and adoption of the Merger by the requisite percentage of the Company's shareholders.

         SECTION 6.03. APPROPRIATE ACTION; CONSENTS; FILINGS. The Company and Merchants and Merger Corp. shall use all reasonable efforts to (a) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by this Agreement; (b) obtain all consents, licenses, permits, waivers, approvals, authorizations or orders required under Law (including, without limitation, all foreign and domestic (federal, state and local) governmental and regulatory rulings and approvals and parties to contracts) in connection with the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby and thereby, including, without limitation, the Merger; and
(c) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (i) the Securities Act and the Exchange Act and the rules and regulations there under, and any other applicable federal and state securities law, (ii) any applicable federal or state banking laws and (iii) any other applicable law; provided that Merchants, Merger Corp. and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Merchants shall furnish all information required on any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement/Prospectus and the Registration statement) in connection with the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use all reasonable efforts to take all such necessary action.

         SECTION 6.04. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Merchants, and Merchants shall give prompt notice to the Company, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (b) any failure of the Company or Merchants, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.04 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 6.05. PUBLIC ANNOUNCEMENTS. Merchants and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the

Merger and shall not issue any such press release or make any such public statement prior to such consultation and without mutual consent of both parties, except as may be required by law.

         SECTION 6.06. ENVIRONMENTAL MATTERS. In the event Merchants or its environmental consultants discover or determine the existence of any environmental condition (including, without limitation, a spill, discharge or contamination) the result of which may require investigative or remedial action pursuant to any federal, state, or local law, statute or regulation or may be the basis for the assertion of any third-party claims, including the claims of governmental entities, Merchants shall promptly notify the Company thereof and the Company shall, at its sole cost and expense, proceed with due diligence to take reasonably appropriate action in response thereto.

         SECTION 6.07.  BREAK-UP FEE.

         (a) Provided that neither party has breached in any material respect its obligations under this Agreement, as a condition and inducement to both parties' willingness to enter into and perform this Agreement, a fee ("Break-Up Fee") equal to two percent (2%) of the aggregate Merger Consideration as defined in Section 1.06 of this Agreement shall be payable as outlined in Section 6.07 (b), (c) and (d) below.

         (b) The Break-Up Fee shall be payable by the Company to Merchants only if:

                  (i) (A) The Board of Directors of the Company (1) shall have withdrawn, modified or amended in any respect its approval or recommendation of this Agreement or the transactions contemplated thereby, or (2) shall not at the appropriate time have recommended or shall have withdrawn, modified or amended in any respect its recommendation that its shareholders vote in favor of this Agreement, or (3) shall not have included such recommendation in the Proxy Statement/Prospectus or (B) the Board of Directors of the Company shall have resolved to do any of the foregoing; or

                  (ii)     The Company violates Section 4.02(e) hereof.

         (c) The Break-Up Fee shall be payable by Merchants to the Company only if:

                  (i) Merchants is unable to obtain the regulatory approvals from the Federal Reserve Bank necessary to complete the Merger, unless such inability to obtain said approval is due to new regulatory requirements imposed by the Federal Reserve Bank which up to the date of this Agreement had not been in effect; or

                  (ii) The SEC does not declare the Registration Statement to be effective or the SEC issues a stop order suspending the effectiveness of the Registration Statement under the Securities Act, unless such action by the SEC is due to new regulatory requirements imposed by the SEC which up to the date of this Agreement had not been in effect.

         (d) The Break-Up Fee shall be paid within three (3) days subsequent to a termination of this Agreement and shall be considered liquidated damages and shall be payable in addition to any other damages, fees or expenses to which Merchants may be entitled pursuant to the terms of this Agreement or remedies at law or equity.

         SECTION 6.08. DIRECTORS OF MERCHANTS. Merchants shall recommend to its shareholders the election of two (2) directors from the Company to the Merchants' Board of Directors at the annual shareholder meeting of Merchants following the date of this Agreement, or the immediately following shareholders meeting if inclusion of such directors' nominations in the proxy statement is not practical due to time constraints. Until such shareholder meeting, the Board of Directors of Merchants shall appoint these persons to the Merchants' Board of Directors. The Directors from the Company to be so appointed are Donald Zellmer and Duane Bluemke.


                                   ARTICLE VII
                              CONDITIONS OF MERGER

         SECTION 7.01. CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall, on or prior to the Effective Time, have been initiated or, to the knowledge of Merchants or the Company, threatened by the SEC. Merchants shall have received all other federal or state securities permits and other authorizations necessary to issue Merchants Common Stock in exchange for the Company Common Stock and to consummate the Merger.

         (b) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Company.

         (c) Regulatory Approvals. The Agreement and the transactions contemplated therein shall have been approved by the Federal Reserve Board and other appropriate banking agencies having jurisdiction over the transaction, which approval shall not contain any conditions which are not reasonably satisfactory to Merchants, Merger Corp. or the Company, all conditions required to be satisfied prior to the Effective Time imposed by the terms of such approvals shall have been satisfied and all waiting periods relating to such approvals shall have expired.

         (d) No Order. No federal or state governmental or regulatory authority or other agency or commission, or federal or state court of competent jurisdiction, shall have enacted, issued promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement.

         SECTION 7.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF MERCHANTS AND MERGER CORP. The obligation of Merchants and Merger Corp. to effect the Merger are also subject to the following conditions:

         (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be complete and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) as of the Effective Time as though made at the

Effective Time with the same force and effect as if made on and as of the Effective Time. Merchants shall have received a certificate of the Chief Executive Officer of the Company to that effect.

         (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

         (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by the Company and its Subsidiaries for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company and its Subsidiaries.

         (d) No Challenge. There shall not be pending any action, proceeding or investigation before any court or administrative agency or by any governmental agency or any other person (i) challenging or seeking material damages in connection with the Merger or the conversion of the Company Common Stock into Merchants Common Stock or cash pursuant to the Merger, or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by Merchants or its subsidiaries of all or any portion of the business or assets of the Company or its Subsidiaries, which in either case is reasonably likely to have a Material Adverse Effect on either the Company or its Subsidiaries, taken as a whole, or Merchants or its subsidiaries, taken as a whole.

         (e) Opinion of Counsel. Merchants shall have received from counsel for the Company reasonably satisfactory to Merchants, an opinion dated the Effective Time, in form and substance reasonably satisfactory to Merchants which opinion shall be based on such assumptions and containing such qualifications and limitations as are appropriate and reasonably satisfactory to Merchants. Without limiting the provisions and requirements of this paragraph, the opinion of counsel for the Company pursuant to this paragraph shall include an opinion that
Article VIII of the Articles of Incorporation of the Company, as amended and restated, titled "Anti-Takeover Provisions" shall not operate to preclude or prevent the consummation of the Merger as contemplated by this Agreement.

         (f) Tax Opinion. An opinion of independent counsel for Merchants, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Merchants, Merger Corp. and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code, dated on or about the date that is two business days prior to the date the Proxy Statement/Prospectus is first mailed to shareholders of the Company, shall have been delivered and shall not have been withdrawn or modified in any material respect.

         (g) No Material Adverse Change. Since the date of this Agreement (i) no event shall have occurred which has a Material Adverse Effect on the Company or its Subsidiaries, and (ii) no condition, event, fact, circumstances or other occurrence shall have occurred that may reasonably be expected to have or result in such a Material Adverse Effect on the Company or its Subsidiaries.

         (h) Affiliate Agreements. Merchants shall have received from each person who is identified in the affiliate letter as an "affiliate" of the Company a signed affiliate agreement in the form attached hereto as Exhibit 4.04.

         (i) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable, to the Merger, by any federal or state governmental entity which, in connection with the grant of any regulatory approval, imposes any condition or restriction upon the Company, or Merchants or their respective subsidiaries (or the Surviving

Corporation or its subsidiaries after the Effective Time), including, without limitation, any requirement to raise additional capital, which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

         (j) Voting Agreement. Concurrently with the execution and delivery of this Agreement, Merchants and certain shareholders of the Company shall have executed and delivered the Voting Agreement in the form of Exhibit 7.02(j).

         (k) Comfort Letters. Merchants shall have received from McGladrey & Pullen, LLP "comfort letters" dated as of the date of mailing of the Proxy Statement/Prospectus and the Effective Time, covering matters customary in transactions such as the Merger and in form and substance reasonably satisfactory to Merchants.

         (l) Loan Losses. Anticipated losses from outstanding loans on the books of the Banks or charged-off loans pursuant to the mutual agreement of the Company and Merchants shall not cause the respective reserve for losses on loans and leases to be reduced to less than 1.3% of outstanding loans and leases.

         SECTION 7.03. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

         (a) Representations and Warranties. Each of the representations and warranties of Merchants and Merger Corp. contained in this Agreement shall be complete and correct in all material respects (except that where any statement in a representation or warranty expressly includes a statement of materiality, such statement shall be true and correct in all respects) as of the Effective Time as though made on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time. The Company shall have received a certificate of the Chairman of the Board of Merchants to that effect.

         (b) Agreements and Covenants. Merchants and Merger Corp. shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time.

         (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by Merchants and Merger Corp. for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Merchants and Merger Corp.

         (d) Opinion of Counsel. The Company shall have received from Davis & Kuelthau, s.c. or other independent counsel for Merchants reasonably satisfactory to the Company, an opinion dated the Effective Time, in form and substance reasonably satisfactory to the Company which opinion shall be based on such assumptions and contains such qualifications and limitations as are appropriate and reasonably satisfactory to the Company.

         (e) Tax Opinion. An opinion of independent counsel for the Company, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Merchants, Merger Corp. and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code, dated on or about the date that is two business days prior to the date the Proxy Statement/Prospectus is first mailed to shareholders of the Company, shall have been delivered and shall not have been withdrawn or modified in any material respect.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.01.  TERMINATION.

         (a) This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company:

              (i) By mutual written consent of Merchants, Merger Corp. and the Company;

              (ii) By Merchants, Merger Corp. or the Company (A) if there has been a breach in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have been breached in any respect) of any representation, warranty, covenant or agreement on the part of the Company, on the one hand, or Merchants or Merger Corp., on the other hand, respectively, set forth in this Agreement, or (B) if any representation or warranty of the Company, on the one hand, or Merchants, or Merger Corp. on the other hand, respectively, shall be discovered to have become untrue in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have become untrue in any respect), in either case which breach or other condition has not been cured within 10 business days following receipt by the non-terminating party of notice of such breach or other condition, provided, however, this Agreement may not be terminated pursuant to this clause (ii) by the breaching party or party making any representation or warranty which shall have become untrue in any material respect.

              (iii) By either Merchants, Merger Corp. or the Company if any permanent injunction preventing the consummation of the Merger shall have become final and non-appealable;

              (iv) By either Merchants, Merger Corp. or the Company if the merger shall not have been consummated before December 31, 2002, for a reason other than the failure of the terminating party to comply with its obligations under this Agreement.

              (v) By either Merchants, Merger Corp. or the Company if the Federal Reserve Board or any other government agency authorized to act in the matter has denied approval of the Merger and neither Merchants, Merger Corp. nor the Company has, within thirty (30) days after the entry of such order denying approval, filed a petition seeking review of such order as provided by applicable law;

              (vi) By either Merchants, Merger Corp. or the Company if any approval of the shareholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment thereof.

              (vii) By either Merchants or Merger Corp. if any condition set forth in Section 7.01 or 7.02 has not been satisfied or waived in writing by December 31, 2002;

                  (viii) By the Company if any of the conditions set forth in
Section 7.01 or 7.03 has not been satisfied or waived in writing by December 31, 2002.

              (ix) By either Merchants or the Company should the parties fail to renegotiate the Merger Consideration pursuant to Section 1.06(c)(3), after making a good faith effort to do so.

         (b) In the event of termination and abandonment by any party as provided above, written notice shall forthwith be given to other party, which notice shall specifically describe the basis for such termination.

         SECTION 8.02.  EFFECT OF TERMINATION.

         (a) If the merger is not consummated as the result of termination of this Agreement caused otherwise than by breach of a party hereto, the Company and Merchants each shall pay its Expenses in accordance with the terms and conditions under paragraph 4.05(a) and as the term "Expenses" is defined in paragraph 4.05(b) above and this Agreement shall immediately terminate, except as set forth in Section 9.01 hereof, and neither the Company nor Merchants shall have any liability under this Agreement for damages or otherwise, or for payment of the Break-up Fee under Section 6.07.

         (b) If termination of this Agreement shall have been caused by breach of this Agreement by any party hereto, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have breached this Agreement shall promptly (but not later than five (5) business days after receipt of notice from the non-breaching party) pay the non-breaching party for its documented out-of-pocket expenses and fees incurred in connection with or related to the Merger.

         The foregoing subsections (a) and (b) of this Section 8.02 are in addition to and shall not limit the obligations of the Company pursuant to
Section 6.07 of this Agreement.

         SECTION 8.03. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of the Company, no amendment may be made which would change the amount or type of consideration into which each Share of Company Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 8.04. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) to the extent permitted by law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                   ARTICLE IX
                               GENERAL PROVISIONS

         SECTION 9.01. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Article I shall survive the Effective Time indefinitely and those set forth in Sections 4.03(b), 4.05, 5.02(b), 8.02 and Article IX hereof shall survive termination indefinitely.

         SECTION 9.02. DISCLOSURE SCHEDULES. The schedules and information set forth in the Disclosure Schedules specifically refer to the Section (and paragraph, if applicable) of this Agreement to which such schedule and information is responsive. The Disclosure Schedules shall not vary, change or alter the literal meaning of the representations and warranties of the parties contained in this Agreement, other than creating exceptions thereto which are directly responsive to the language of the representations and warranties contained in this Agreement.

         SECTION 9.03. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following address (or at such other address for a party as shall be specified by like changes of address) and shall be effective upon receipt:

                  (a)      If to Merchants or Merger Corp.:

                           Merchants & Manufacturers Bancorporation, Inc. 14100 West National Avenue
                           New Berlin, WI 53151
                           Telecopier: (414) 427-5252
                           Attention: Michael Murry

                           With a copy to:

                           Davis & Kuelthau, S.C.
                           111 East Kilbourn Avenue
                           Milwaukee, WI 53202
                           Telecopier: (414) 276-0381
                           Attention: Erich Mildenberg

(b)      If to Company:


                           Fortress Bancshares, Inc.
                           100 North Main Street
                           Westby, WI  54667
                           Telecopier: (608) 634-9060
                           Attention: Donald Zellmer


                           With a copy to:

                           Godfrey & Kahn, S.C.
                           780 North Water Street
                           Milwaukee, WI  53202
                           Telecopier:  (414) 273-5198
                           Attention:  Elliot H. Berman


         SECTION 9.04. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

         (a) "Affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the Company (either alone, or through or together with any subsidiary) has, directly or indirectly, an interest of five (5%) or more;

         (b) "Beneficial owner" with respect to any Shares, means a person who shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warranties or options, or otherwise, or (B) the right to vote pursuant to any agreement , arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any Shares or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated there under;

         (c) `Business day" means any day other than a day on which banks in Wisconsin are required or authorized to be closed;

         (d) "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise; and

         (e) "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the "Exchange Act).

         SECTION 9.05. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.06. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 9.07. ENTIRE AGREEMENT. This Agreement together with the Disclosure Schedules and Exhibits hereto constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

         SECTION 9.08. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that Merchants may assign all or any of its rights hereunder to any affiliate with the prior written consent of the Company, which consent shall not be unreasonably withheld provided that no such assignment shall relieve the assigning party of its obligations hereunder, and the assignee agrees to be bound by the terms and conditions of this Agreement including the requirement of conversion and delivery of the Merger Consideration pursuant to Section 1.06 hereof.

         SECTION 9.09. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, regardless of the laws that might otherwise govern under the applicable principles of conflicts of law.

         SECTION 9.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, Merchants, Merger Corp. and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.




                                 MERCHANTS & MANUFACTURERS
                                 BANCORPORATION, INC.



                        By:       /s/ Michael J. Murry
                                  ------------------------------------------
                                 Name:    Michael J. Murry
                                 Title:   Chairman of the Board of Directors


                                 MERCHANTS MERGER CORP.



                        By:      /s/ Michael J. Murry
                                 -------------------------------------------
                                 Name:    Michael J. Murry
                                 Title:   Chairman of the Board of Directors


                                 FORTRESS BANCSHARES, INC.



                        By:      /s/ Donald Zellmer
                                 -------------------------------------------
                                 Name:    Donald Zellmer
                                 Title:   Chairman of the Board of Directors

                                   EXHIBIT A-1



                                 PLAN OF MERGER

                                                                     EXHIBIT A-1

                                 PLAN OF MERGER

         This Plan of Merger (the "Plan of Merger") dated as of May 31, 2002, is entered into by and between Merchants Merger Corp., a Wisconsin corporation ("Merger Corp."), and Fortress Bancshares, Inc., ("Fortress"), an Iowa corporation, and joined in by Merchants and Manufacturers Bancorporation, Inc., a Wisconsin corporation ("Merchants"), for certain limited purposes.

         Fortress is a corporation duly organized and existing under the laws of Iowa with authorized capital stock of 2,000,000 shares of Common Stock, $0.01 par value, of which 697,140 shares are validly issued and outstanding ("Fortress Common Stock").

         Merger Corp. is a corporation duly organized and existing under the laws of Wisconsin with authorized capital stock of 9,000 shares of Common Stock, $.01 par value, of which 400 shares are validly issued and outstanding, and are owned by Merchants.

         Merchants is a corporation duly organized and existing under the laws of Wisconsin with authorized capital stock of 6,000,000 shares of Common Stock, $1.00 par value, of which 2,542,387 shares are validly issued and outstanding.

         Concurrently with the execution and delivery of this Plan of Merger, Merchants, Fortress and Merger Corp. have entered into an Agreement and Plan of Merger (the "Agreement") that contemplates the merger of Fortress with and into Merger Corp. (the "Merger"), at the "Effective Time," as defined in paragraph 11 of this Plan of Merger, upon the terms and conditions provided in this Plan of Merger.

         The Boards of Directors of Fortress and Merger Corp. deem it fair and equitable to, and in the best interests of, their respective shareholders, that Fortress be merged with and into Merger Corp. with Merger Corp. being the surviving corporation, on the terms and conditions herein set forth under and pursuant to the Wisconsin Business Corporation Law and the Iowa Business Corporation Act. The Board of Directors of Fortress has approved this Plan of Merger, has authorized its execution and delivery and has directed that this Plan of Merger and the Merger be submitted to its shareholders for approval. The Board of Directors of Merger Corp. has approved this Plan of Merger and has authorized its execution and delivery. Merchants as sole shareholder of Merger Corp. has approved this Plan of Merger and the Merger.

         The Board of Directors of Merchants has authorized the execution and delivery of this Plan of Merger.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants herein contained, the parties hereto adopt and agree to the following agreements, terms and conditions relating to the Merger and the mode of carrying the same into effect.

1. Fortress will be merged with and into Merger Corp., which will be the surviving corporation (hereinafter called the "Surviving Corporation" whenever reference is made to it as

                                     A-1(1)
of the Effective Time or thereafter). Such Merger will be pursuant to the provisions of and with the effect provided in the Wisconsin Business Corporation Law and the Iowa Business Corporation Act.

         2. Name. The name of the Surviving Corporation will be "Merchants Merger Corp."

         3. The Board of Directors; Officers. The Board of Directors of the Surviving Corporation at the Effective Time will consist of all the persons who are directors of Merger Corp. immediately prior to the Effective Time. Such directors will serve as directors of the Surviving Corporation until the next annual meeting of the Surviving Corporation or until such time as their successors have been elected and have qualified. The officers of Merger Corp. immediately prior to the Effective Time will be the officers of the Surviving Corporation until their successors are elected or appointed in accordance with the Bylaws of the Surviving Corporation.

         4. Articles of Incorporation. The Articles of Incorporation of Merger Corp. as in effect immediately prior to the Effective Time will, from and after the Effective Time, be and continue to be the Articles of Incorporation of the Surviving Corporation until further amended as provided by law.

         5. Bylaws. The Bylaws of Merger Corp. as in effect immediately prior to the Effective Time will, from and after the Effective Time, be and continue to be the Bylaws of the Surviving Corporation until the same are altered, amended or rescinded as therein provided or as provided in the Articles of Incorporation of the Surviving Corporation.

         6. Effect of the Merger. At the Effective Time, Fortress will merge into Merger Corp. which will be the Surviving Corporation, and the separate existence of Fortress shall cease as provided in Section 490.1106 of the Iowa Corporation Act . The title to all property owned by each corporation shall be vested in the Surviving Corporation without reversion or impairment and all liabilities of each corporation shall be vested in the Surviving Corporation. Any civil, criminal, administrative or investigatory proceedings pending against either corporation may be continued as if the Merger did not occur or the Surviving Corporation may be substituted in the proceeding.

         7. Conversion of Common Stock of Fortress. At the Effective Time, each share of Fortress Common Stock validly issued and outstanding immediately prior to the Effective Time (and not held by any dissenting shareholder exercising such shareholder's rights under Section 490.1301 et seq. of the Iowa Business Corporation Act) will, by virtue of the Merger and without any action by the holder thereof, be converted into the right to receive the Merger Consideration in accordance with the Agreement. In the case of any holder of Fortress Common Stock who did not vote for the Merger and who gives notice of objection with respect to his shares of Fortress Common Stock as provided in Section 490.1301 et seq. of the Iowa Business Corporation Act, each such share of Fortress Common Stock will be converted into the right to receive the fair value of the share as provided in such statute. At the Effective Time, the holders of Fortress Common Stock will cease to have any rights with respect to such stock other than the right to receive the Merger Consideration as provided in this Plan of Merger or the fair value of the stock as provided by law. The issued and outstanding shares of Common Stock of

                                     A-1(2)

Merchants before the Effective Time shall continue to be the issued and outstanding shares of Common Stock of Merchants after the Effective Time. The issued and outstanding shares of Common Stock of Merger Corp. before the Effective Time shall continue to be the issued and outstanding shares of Common Stock of Merger Corp. after the Effective Time.

         A. Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of Merchants, Merger Corp., Fortress, or the holders of any of the following securities:

         B. Each share of the common stock $0.01 par value, of Fortress ("Common Stock") (all issued and outstanding shares of Fortress Common Stock being hereinafter collectively referred to as the "Shares") issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by Merchants, Merger Corp. or Fortress or any direct or indirect subsidiary of Merchants, Merger Corp. or Fortress and (ii) any Dissenting Shares) shall be cancelled and extinguished and be converted into and become a right to receive $30.00 per share (the "Merger Consideration"), to be paid in the manner provided in paragraph 7(D) below.

         C. Each share of Fortress Common Stock issued and outstanding immediately prior to the Effective Time and owned by Merchants, Merger Corp. or Fortress or any direct or indirect subsidiary of Merchants, Merger Corp. or Fortress shall be canceled and extinguished and no payment shall be made with respect thereto.

         D. The Merger Consideration of $30.00 per share of Fortress Common Stock shall be paid with a combination of cash and shares of $1.00 par value common stock of Merchants ("Merchants Common Stock"). Each shareholder of Fortress will be entitled to elect the form of consideration to be received for his or her shares of Fortress Common Stock; provided, however, that the aggregate amount of cash to be paid to the shareholders of Fortress will equal forty-five percent (45%) of the aggregate Merger Consideration, and the remaining fifty-five percent (55%) of the aggregate Merger Consideration (the "Non-Cash Merger Consideration") will be paid with shares of Merchants Common Stock. The number of shares of Merchants Common Stock to be received by shareholders of Fortress for each share of Fortress Common Stock for which Non-Cash Merger Consideration is payable shall be determined as follows:

         1) If the Daily Average Price (as defined below) is greater than or equal to $26.00 and less than or equal to $34.00, each share of Fortress Common Stock payable in Non-Cash Merger Consideration will be exchanged for the number of shares of Merchants Common Stock equal to $30.00 divided by the Daily Average Price.

         2) If the Daily Average Price is greater than $34.00 but less than or equal to $36.00, the Daily Average Price will be assumed to be $34.00. If the Daily Average Price is less than $26.00 but greater than or equal to $24.00, the Daily Average Price will be assumed to be $26.00.

         3) If the Daily Average Price is less than $24.00 or greater than $36.00, then Merchants and Fortress will make a good faith effort to renegotiate the Merger Consideration.


                                     A-1(3)

                  The Daily Average Price of a share of Merchants Common Stock will be equal to the daily average of the "bid" and "ask" quotations of Merchants Common Stock as published in the Milwaukee Journal/Sentinel (or obtained from another source acceptable to Merchants and Fortress if such quotations are not published in the Milwaukee Journal/Sentinel) on each of the twenty (20) trading days preceding the fifth (5th) day prior to the Effective Time. On each of the twenty (20) trading days prior to the fifth (5th) day before the Effective Time, all "bid" and "ask" quotations will be averaged to calculate the market quotation for that day (the "Average Quote"). The resulting twenty (20) Average Quotes will be used to calculate an arithmetic, unweighted average. The twenty
                  (20) Average Quotes will be summed and the result divided by twenty (20) to determine the Daily Average Price of Merchants Common Stock to be used for purposes of the payment of the Non-Cash Merger Consideration. In the event that "ask" quotations are not available, or if the "ask" price exceeds the "bid" price by more than $4.00 on any of the twenty (20) trading days used to compute the Daily Average Price, then the "bid" quotes shall be used on those days to calculate the Daily Average Price.

         E. Upon approval of the Merger by the shareholders of Fortress, Fortress will deliver a form of election to the shareholders of Fortress permitting them to elect the form of consideration to be received in payment of the Merger Consideration. In the event that there is an over-subscription of Merchants Common Stock or cash (including cash to be received for Dissenting Shares, as defined below), Fortress will allocate such consideration in proportion to the elections of the shareholders of Fortress based upon the number of shares of Fortress Common Stock owned by such shareholders, such that forty-five percent (45%) of the aggregate Merger Consideration will be paid in cash and the remaining fifty-five percent (55%) of the Merger Consideration will be paid in shares of Merchants Common Stock. Preference will be given to shareholders electing to receive payment of the Merger Consideration in cash and Merchants' Common Stock.

         F. No fractional shares of Merchants Common Stock and no certificates or scrip certificates therefore shall be issued to represent any such fractional interest, and any holder thereof shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest by the Merger Consideration.

         G. The stock options which have been granted but are unexercised as of the effective date of this Agreement under Fortress' Stock Option Plan, known as the "Fortress Bancshares, Inc. 1992 Stock Option Plan," totaling nineteen thousand five hundred (19,500) stock options, shall be converted pursuant to the conversion ratio as defined herein into granted but unexercised stock options under the Merchants' Incentive Stock Option Plan.

         H. Each Share which shall be issued and outstanding as of the Effective Time and held by a shareholder who has validly perfected dissenters' rights in accordance with Iowa Law, shall not be converted into or represent a right to receive the Merger Consideration (all such Shares are hereinafter called "Dissenting Shares"). Fortress shall give Merchants prompt notice upon receipt by Fortress of any written notice from any such shareholder of Fortress


                                     A-1(4)

("Dissenting Shareholder"). Fortress agrees that prior to the Effective Time, it will not, except with prior written consent of Merchants, voluntarily make any payment with respect to, or settle or offer to settle, any request for withdrawal pursuant to the exercise of dissenters' rights. Each Dissenting Shareholder who becomes entitled, pursuant to the provisions of applicable law, to payment for his or her Shares shall receive payment therefore from Merchants (but only after the amount thereof shall be agreed upon or finally determined pursuant to the provisions of applicable law). If any Dissenting Shareholder shall fail to perfect or shall effectively withdraw or lose his or her right to receive the value of his or her Shares, his or her Shares shall be thereupon be deemed to have been canceled as of the Effective Time and converted into the right to receive the Merger Consideration in accordance with the provisions of this paragraph 7.

         8. Surrender of Fortress Common Stock Certificates Upon Merger. Each holder of a certificate or certificates that prior to the Effective Time represented shares of Fortress Common Stock (other than holders exercising their rights to dissent in accordance with Section 490.1301 et seq. of the Iowa Business Corporation Act) will surrender such certificate(s) to American Stock Transfer & Trust Company, as agent for Merchants, together with instructions for the issuance or payment of the Merger Consideration to which the holder is entitled pursuant to this Plan of Merger. As soon as practicable after receipt of such certificates and such instructions in form satisfactory to American Stock Transfer & Trust Company, it will mail, in accordance with such instructions and this Plan of Merger the number of shares of Merchants Common Stock and the cash payment to which the holder is entitled.

         9. Shareholder Approval. This Plan of Merger will be submitted to the shareholders of Fortress and Merger Corp. for ratification, confirmation and adoption by consent or at meetings to be called and held in accordance with the applicable provisions of law and the Articles of Incorporation and Bylaws of Fortress and Merger Corp. Fortress and Merger Corp. will proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the Merger and the other transactions contemplated hereby and by the Agreement on the terms herein and therein provided.

         10. Effective Time of the Merger. The Merger shall become effective on the date on which all of the following actions shall have been taken (the "Effective Time").

              A. All of the conditions precedent set forth in the Agreement shall have been satisfied or waived, and

              B. Articles of Merger (with this Plan of Merger attached as part thereof) with respect to the Merger, setting forth the information required by the Wisconsin Business Corporation Law and the Iowa Business Corporation Act, shall be executed by the appropriate officers of Merger Corp., and shall be received in the office of the Department of Financial Institutions, Division of Corporations, of the State of Wisconsin in accordance with the Wisconsin Business Corporation Law and the Secretary of State of Iowa in accordance with the Iowa Business Corporation Act.

         11. Termination. This Plan of Merger may be terminated and the Merger abandoned by mutual consent of the respective Boards of Directors of Fortress and Merger Corp. at any time

                                     A-1(5)
prior to the Effective Time. If the Agreement is terminated in accordance with its terms, then this Plan of Merger will terminate simultaneously and the Merger will be abandoned without further action by Fortress of Merger Corp.

         12. Waivers; Amendments. Either Fortress or Merger Corp. may, at any time prior to the Effective Time, by action taken by its respective Board of Directors or officers thereunto authorized, waive the performance of any of the obligations of the other or waive compliance by the other with any of the covenants or conditions contained in this Plan of Merger or agree to the amendment or modification of this Plan of Merger by an agreement in writing executed in the same manner as this Plan of Merger; provided, however, that after a favorable vote by or consent of the shareholders of Fortress any such action will be taken by Fortress only if, in the opinion of its Board of Directors, such waiver, amendment or modification will not have any material adverse effect on the benefits intended under this Plan of Merger for the shareholders of Fortress and will not require resolicitation of any proxies from such shareholders.

         13. Captions. The captions in this Plan of Merger are for convenience only and will not be considered a part of or affect the construction or interpretation of any provision of this Plan of Merger. This Plan of Merger may be executed in several counterparts, each of which will constitute one and the same instrument.

         14. Governing Law. This Plan of Merger is to be construed and interpreted in accordance with the laws of the State of Wisconsin and the State of Iowa.

         15. Reorganization. It is intended that the Merger shall be deemed a reorganization pursuant to the provisions of Sections 368(a) of the Internal Revenue Code of 1986, as amended.

         16. Notices. All notices given hereunder shall be in writing (including a telecopy) and shall be mailed by first class mail, postage prepaid, or sent by facsimile transmission or by nationally recognized overnight delivery service, addressed as follows:

            A. If to Merchants or Merger Corp. to:

                               Merchants and Manufacturers Bancorporation, Inc. Michael J. Murry
                               Chairman
                               14100 West National Avenue
                               New Berlin, WI  53151

with a copy to:

                               Erich Mildenberg
                               Davis & Kuelthau, s.c.
                               111 East Kilbourn Avenue, Suite 1400
                               Milwaukee, WI  53202

            B. If to Fortress: Fortress Bancshares, Inc.

                               Attention: Donald Zellmer
                               Chairman
                               100 North Main Street
                               Westby, WI  54667



                                     A-1(6)
with a copy to:

                 Godfrey & Kahn, S.C.
                 Attention: Elliot Berman
                 780 North Water Street
                 Milwaukee, WI  53202

              IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be duly executed as of the date first above written.


                     MERCHANTS AND MANUFACTURERS
                     BANCORPORATION, INC.


                     By:  ____________________________________________________
                          Michael J. Murry, Chairman of the Board of Directors


                     ATTEST:  _____________________________________________
                                      John Krawczyk, Secretary


                     FORTRESS BANCSHARES, INC.


                     By:  __________________________________________________
                             Donald Zellmer, Chairman of the Board of Directors


                     ATTEST:  _____________________________________________
                                                        ,Secretary


                     MERCHANTS MERGER CORP.


                     By:  ____________________________________________________
                          Michael J. Murry, Chairman of the Board of Directors


                     ATTEST:  _____________________________________________
                                      John Krawczyk, Secretary





                                     A-1(7)

                                    EXHIBIT B


                                VOTING AGREEMENTS

                                                                       EXHIBIT B
                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "Agreement"), dated as of May 31, 2002, among the undersigned shareholders (the "Shareholders") of FORTRESS BANCSHARES, INC., an Iowa corporation (the "Company"), and MERCHANTS AND MANUFACTURERS BANCORPORATION, INC., a Wisconsin corporation ("Merchants"), and MERCHANTS MERGER CORP., a Wisconsin corporation, ("Merger Corp.").

                                    RECITALS

         The Shareholders, the Company, Merchants and Merger Corp. acknowledge the following:

         A. Concurrent with the execution of this Agreement, the Company, Merchants and Merger Corp. have entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the business combination transaction contemplated therein pursuant to which the Company will merge with and into Merger Corp. pursuant to the terms and conditions of the Merger Agreement ("Merger").

         B. Upon consummation of the Merger, the Shareholders will receive shares of Merchants Common Stock or cash for each share of Company Common Stock, par value $.01 per share (the "Company Common Stock"), owned by them.

         C. The Shareholders own the shares of Company Common Stock set forth opposite such Shareholder's respective names on Exhibit A hereto (such shares set forth on Exhibit A, and together with all shares of Company Common Stock subsequently acquired by any Shareholder during the term of this Agreement, being referred to as the "Shares").

         D. In order to induce Merchants to enter into the Merger Agreement and in consideration of the substantial expenses incurred and to be incurred by Merchants in connection therewith, the Shareholders have agreed to enter into and perform this Voting Agreement.

I. AGREEMENTS


         In consideration of the Recitals and the mutual agreements, which follow, Shareholders, the Company, Merchants and Merger Corp. agree as follow:

         1. Agreement to Vote Shares. Subject to the exercise of their fiduciary duties as directors, in the case of those shareholders who are also directors, as provided below, each of the Shareholders shall vote or cause to be voted, or express a written consent with respect to, all of such Shareholder's Shares (a) in favor of adoption and approval for the Merger Agreement and the Merger at every meeting of the shareholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto and (b) against any proposal for a Competing Transaction (as such term is defined in the Merger Agreement) at every meeting of the shareholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto, the obligations under this paragraph 1 of the Shareholders are subject to any action of the directors of the Company, after consultation with their independent legal counsel, determine, in good faith, is required to comply with their respective fiduciary duties to shareholders imposed by law. As of the date hereof, such Shareholder/Directors
(a) intend to recommend approval of the Merger Agreement and Merger to the shareholders of the Company and (b) are aware of no facts or circumstances existing as of the date hereof that could cause or reasonably be expected to cause any such Shareholder/Director to change such recommendation.

         2. No Voting Trusts. Each of the Shareholders agrees that such Shareholder will not, nor will such Shareholder permit any entity under such Shareholder's control to, deposit any of such Shareholder's Shares in a voting trust or subject any of their Shares to any agreement, arrangement or understanding with respect to the voting of such Shares inconsistent with this agreement.

         3. Limitation on Sales. During the term of this Agreement, each Shareholder agrees not to sell, assign, transfer or dispose of any such Shareholder's Shares. Notwithstanding the foregoing, any Shareholder may, during the term of this Agreement, make gifts of Shares to the charitable organization of his or her choice or to members of his or her immediate family, provided any such charitable organization or family member agrees in writing to be bound to the terms of this Agreement.

         4. Shareholders' Representations. Each shareholder severally represents that: (a) subject to the terms of paragraph 1, such Shareholder has the complete and unrestricted power and unqualified right to enter into and perform the terms of this Agreement; (b) this Agreement constitutes a valid and binding agreement with respect to such Shareholder, enforceable against such Shareholder in accordance with its terms; and (c) such Shareholder owns the number of Shares indicated opposite such Shareholder's name on Exhibit A hereto, has the sole and unrestricted voting power with respect to such Shares and such Shares are all of the Shares directly or indirectly held by such Shareholder.

         5. Specific Performance and Remedies. The parties hereto acknowledge that it will be impossible to measure in money the damage to the other party(ies) if a party hereto fails to comply with the obligations imposed by this Agreement and that, in the event of such failure, the other party(ies) will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure. No party will oppose the granting of such relief on the basis that the other party(ies) have an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief. In addition to all other rights or remedies which any party hereto may have against any other party hereto who defaults in the performance of such party's obligations under the Agreement, such defaulting party shall be liable to the nondefaulting party for all litigation costs and attorneys' fees incurred by the nondefaulting party(ies) in connection with the enforcement of any of the nondefaulting party's rights or remedies against the defaulting party.

         6. Term of the Agreement; Termination. The term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earlier to occur of (a) the Effective Time (as defined in the Merger Agreement) and (b) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

         7. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

         8. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to Merchants or Merger Corp.:

                  Merchants & Manufacturers Bancorporation, Inc.
                  14100 West National Avenue
                  New Berlin, WI 53151
                  Telecopier:  (262) 827-5614
                  Attention:  John Krawczyk

                  With a copy to:

                  Davis & Kuelthau, S.C.
                  111 E. Kilbourn Avenue
                  Milwaukee, WI 53202
                  Telecopier:  (414) 276-9369
                  Attention:  Erich Mildenberg

         If to a Shareholder, to the address or telecopy number set forth for such Shareholder on the signature page hereof:

                  With a copy to:

                  Godfrey & Kahn, S.C.

                  780 North Water Street
                  Milwaukee, WI  53202
                  Telecopier:  (414) 273-5198
                  Attention:  Elliot H. Berman

         9. Miscellaneous.


                  (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Wisconsin, without reference to its conflicts of law principles.

                  (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be construed with the invalid or unenforceable provision deleted and the remainder of this Agreement shall not be affected.

                  (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                  (e) In the event any Shareholder acquires any additional Shares during the term of this Agreement, then such Shareholder agrees that the provisions of this Agreement shall apply to such additional Shares.

                  (f) This Agreement shall be binding upon and inure to the benefit of Merchants, Merger Corp. and their successors, and each Shareholder, and Shareholder's spouse, and their respective executors, personal representatives, administrators, heirs, legatees, guardians, trustees and other legal representatives.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

MERCHANTS MERGER CORP.                  MERCHANTS & MANUFACTURERS
                                        BANCORPORATION



/s/ Michael J. Murry                    /s/ Michael J. Murry
--------------------------------        ----------------------------------------
By:  Michael J. Murry                   By:  Michael J. Murry
Its:  Chairman                          Its:  Chairman

SHAREHOLDERS:

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

SHAREHOLDERS:


/s/ Duane H. Bluemke
--------------------------------------------
Duane H. Bluemke


/s/ Dorothy Bluemke
--------------------------------------------
Dorothy Bluemke

                                    EXHIBIT A


SHAREHOLDERS' NAME                                                                          # OF SHARES OWNED
------------------                                                                          -----------------
Duane H. Bluemke                                                                                  33,746
Palmer A. Hoffland, Jr.                                                                           25,880
Edwin B. Knutson                                                                                  50,835
Estate of Kirby M. Lawlis                                                                          8,681
Lawlis Grandchildren 1991 Trust                                                                   35,773
Roger F. Martin                                                                                   19,854
Living Trust for Children and Grandchildren of                                                    23,400
Roger and Ann Martine
Peter G. Roehl                                                                                    41,560
Donna L. Thomas                                                                                      400
Donald A. Zellmer                                                                                 21,138
                                                                                                  ------

                                                            Total                                261,773



                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "Agreement"), dated as of May 31, 2002, among the undersigned shareholders (the "Shareholders") of FORTRESS BANCSHARES, INC., an Iowa corporation (the "Company"), and MERCHANTS AND MANUFACTURERS BANCORPORATION, INC., a Wisconsin corporation ("Merchants"), and MERCHANTS MERGER CORP., a Wisconsin corporation, ("Merger Corp.").

                                    RECITALS

         The Shareholders, the Company, Merchants and Merger Corp. acknowledge the following:

         A. Concurrent with the execution of this Agreement, the Company, Merchants and Merger Corp. have entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the business combination transaction contemplated therein pursuant to which the Company will merge with and into Merger Corp. pursuant to the terms and conditions of the Merger Agreement ("Merger").

         B. Upon consummation of the Merger, the Shareholders will receive shares of Merchants Common Stock or cash for each share of Company Common Stock, par value $.01 per share (the "Company Common Stock"), owned by them.

         C. The Shareholders own the shares of Company Common Stock set forth opposite such Shareholder's respective names on Exhibit A hereto (such shares set forth on Exhibit A, and together with all shares of Company Common Stock subsequently acquired by any Shareholder during the term of this Agreement, being referred to as the "Shares").

         D. In order to induce Merchants to enter into the Merger Agreement and in consideration of the substantial expenses incurred and to be incurred by Merchants in connection therewith, the Shareholders have agreed to enter into and perform this Voting Agreement.

II. AGREEMENTS


         In consideration of the Recitals and the mutual agreements, which follow, Shareholders, the Company, Merchants and Merger Corp. agree as follow:

         1. Agreement to Vote Shares. Subject to the exercise of their fiduciary duties as directors, in the case of those shareholders who are also directors, as provided below, each of the Shareholders shall vote or cause to be voted, or express a written consent with respect to, all of such Shareholder's Shares (a) in favor of adoption and approval for the Merger Agreement and the Merger at every meeting of the shareholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto and (b) against any proposal for a Competing Transaction (as such term is defined in the Merger Agreement) at every meeting of the shareholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto, the obligations under this paragraph 1 of the Shareholders are subject to any action of the directors of the Company, after consultation with their independent legal counsel, determine, in good faith, is required to comply with their respective fiduciary duties to shareholders imposed by law. As of the date hereof, such Shareholder/Directors (a) intend to recommend approval of the Merger Agreement and Merger to the shareholders of the Company and (b) are aware of no facts or circumstances existing as of the date hereof that could cause or reasonably be expected to cause any such Shareholder/Director to change such recommendation.

         2. No Voting Trusts. Each of the Shareholders agrees that such Shareholder will not, nor will such Shareholder permit any entity under such Shareholder's control to, deposit any of such Shareholder's Shares in a voting trust or subject any of their Shares to any agreement, arrangement or understanding with respect to the voting of such Shares inconsistent with this agreement.

         3. Limitation on Sales. During the term of this Agreement, each Shareholder agrees not to sell, assign, transfer or dispose of any such Shareholder's Shares. Notwithstanding the foregoing, any Shareholder may, during the term of this Agreement, make gifts of Shares to the charitable organization of his or her choice or to members of his or her immediate family, provided any such charitable organization or family member agrees in writing to be bound to the terms of this Agreement.

         4. Shareholders' Representations. Each shareholder severally represents that: (a) subject to the terms of paragraph 1, such Shareholder has the complete and unrestricted power and unqualified right to enter into and perform the terms of this Agreement; (b) this Agreement constitutes a valid and binding agreement with respect to such Shareholder, enforceable against such Shareholder in accordance with its terms; and (c) such Shareholder owns the number of Shares indicated opposite such Shareholder's name on Exhibit A hereto, has the sole and unrestricted voting power with respect to such Shares and such Shares are all of the Shares directly or indirectly held by such Shareholder.

         5. Specific Performance and Remedies. The parties hereto acknowledge that it will be impossible to measure in money the damage to the other party(ies) if a party hereto fails to comply with the obligations imposed by this Agreement and that, in the event of such failure, the other party(ies) will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure. No party will oppose the granting of such relief on the basis that the other party(ies) have an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief. In addition to all other rights or remedies which any party hereto may have against any other party hereto who defaults in the performance of such party's obligations under the Agreement, such defaulting party shall be liable to the nondefaulting party for all litigation costs and attorneys' fees incurred by the nondefaulting party(ies) in connection with the enforcement of any of the nondefaulting party's rights or remedies against the defaulting party.

         6. Term of the Agreement; Termination. The term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earlier to occur of (a) the Effective Time (as defined in the Merger Agreement) and (b) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

         7. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

         8. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to Merchants or Merger Corp.:

                  Merchants & Manufacturers Bancorporation, Inc.
                  14100 West National Avenue
                  New Berlin, WI 53151
                  Telecopier:  (262) 827-5614
                  Attention:  John Krawczyk

                  With a copy to:

                  Davis & Kuelthau, S.C.
                  111 E. Kilbourn Avenue
                  Milwaukee, WI 53202
                  Telecopier:  (414) 276-9369
                  Attention:  Erich Mildenberg

         If to a Shareholder, to the address or telecopy number set forth for such Shareholder on the signature page hereof:

                  With a copy to:

                  Godfrey & Kahn, S.C.
                  780 North Water Street

                  Milwaukee, WI  53202
                  Telecopier:  (414) 273-5198
                  Attention:  Elliot H. Berman

            10.   Miscellaneous.

                  (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Wisconsin, without reference to its conflicts of law principles.

                  (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be construed with the invalid or unenforceable provision deleted and the remainder of this Agreement shall not be affected.

                  (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                  (e) In the event any Shareholder acquires any additional Shares during the term of this Agreement, then such Shareholder agrees that the provisions of this Agreement shall apply to such additional Shares.

                  (f) This Agreement shall be binding upon and inure to the benefit of Merchants, Merger Corp. and their successors, and each Shareholder, and Shareholder's spouse, and their respective executors, personal representatives, administrators, heirs, legatees, guardians, trustees and other legal representatives.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

MERCHANTS MERGER CORP.                      MERCHANTS & MANUFACTURERS
                                            BANCORPORATION



/s/ Michael J. Murry                       /s/ Michael J. Murry
---------------------------------------    -------------------------------------
By:  Michael J. Murry                      By:  Michael J. Murry
Its:  Chairman                             Its:  Chairman

SHAREHOLDERS:

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

SHAREHOLDERS:


/s/ Edwin B. Knutson
-------------------------------
Edwin B. Knutson


/s/ Vicky Knutson
-------------------------------
Vicky Knutson

                                    EXHIBIT A

SHAREHOLDERS' NAME                                                                          # OF SHARES OWNED
------------------                                                                          -----------------
Duane H. Bluemke                                                                                  33,746
Palmer A. Hoffland, Jr.                                                                           25,880
Edwin B. Knutson                                                                                  50,835
Estate of Kirby M. Lawlis                                                                          8,681
Lawlis Grandchildren 1991 Trust                                                                   35,773
Roger F. Martin                                                                                   19,854
Living Trust for Children and Grandchildren of                                                    23,400
Roger and Ann Martine
Peter G. Roehl                                                                                    41,560
Donna L. Thomas                                                                                      400
Donald A. Zellmer                                                                                 21,138
                                                                                                  ------

                                                            Total                                261,773

                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "Agreement"), dated as of May 31, 2002, among the undersigned shareholders (the "Shareholders") of FORTRESS BANCSHARES, INC., an Iowa corporation (the "Company"), and MERCHANTS AND MANUFACTURERS BANCORPORATION, INC., a Wisconsin corporation ("Merchants"), and MERCHANTS MERGER CORP., a Wisconsin corporation, ("Merger Corp.").

                                    RECITALS

         The Shareholders, the Company, Merchants and Merger Corp. acknowledge the following:

         A. Concurrent with the execution of this Agreement, the Company, Merchants and Merger Corp. have entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the business combination transaction contemplated therein pursuant to which the Company will merge with and into Merger Corp. pursuant to the terms and conditions of the Merger Agreement ("Merger").

         B. Upon consummation of the Merger, the Shareholders will receive shares of Merchants Common Stock or cash for each share of Company Common Stock, par value $.01 per share (the "Company Common Stock"), owned by them.

         C. The Shareholders own the shares of Company Common Stock set forth opposite such Shareholder's respective names on Exhibit A hereto (such shares set forth on Exhibit A, and together with all shares of Company Common Stock subsequently acquired by any Shareholder during the term of this Agreement, being referred to as the "Shares").

         D. In order to induce Merchants to enter into the Merger Agreement and in consideration of the substantial expenses incurred and to be incurred by Merchants in connection therewith, the Shareholders have agreed to enter into and perform this Voting Agreement.

III. AGREEMENTS


         In consideration of the Recitals and the mutual agreements, which follow, Shareholders, the Company, Merchants and Merger Corp. agree as follow:

         1. Agreement to Vote Shares. Subject to the exercise of their fiduciary duties as directors, in the case of those shareholders who are also directors, as provided below, each of the Shareholders shall vote or cause to be voted, or express a written consent with respect to, all of such Shareholder's Shares (a) in favor of adoption and approval for the Merger Agreement and the Merger at every meeting of the shareholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto and (b) against any proposal for a Competing Transaction (as such term is defined in the Merger Agreement) at every meeting of the shareholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto, the obligations under this paragraph 1 of the Shareholders are subject to any action of the directors of the Company, after consultation with their independent legal counsel, determine, in good faith, is required to comply with their respective fiduciary duties to shareholders imposed by law. As of the date hereof, such Shareholder/Directors (a) intend to recommend approval of the Merger Agreement and Merger to the shareholders of the Company and (b) are aware of no facts or circumstances existing as of the date hereof that could cause or reasonably be expected to cause any such Shareholder/Director to change such recommendation.

         2. No Voting Trusts. Each of the Shareholders agrees that such Shareholder will not, nor will such Shareholder permit any entity under such Shareholder's control to, deposit any of such Shareholder's Shares in a voting trust or subject any of their Shares to any agreement, arrangement or understanding with respect to the voting of such Shares inconsistent with this agreement.

         3. Limitation on Sales. During the term of this Agreement, each Shareholder agrees not to sell, assign, transfer or dispose of any such Shareholder's Shares. Notwithstanding the foregoing, any Shareholder may, during the term of this Agreement, make gifts of Shares to the charitable organization of his or her choice or to members of his or her immediate family, provided any such charitable organization or family member agrees in writing to be bound to the terms of this Agreement.

         4. Shareholders' Representations. Each shareholder severally represents that: (a) subject to the terms of paragraph 1, such Shareholder has the complete and unrestricted power and unqualified right to enter into and perform the terms of this Agreement; (b) this Agreement constitutes a valid and binding agreement with respect to such Shareholder, enforceable against such Shareholder in accordance with its terms; and (c) such Shareholder owns the number of Shares indicated opposite such Shareholder's name on Exhibit A hereto, has the sole and unrestricted voting power with respect to such Shares and such Shares are all of the Shares directly or indirectly held by such Shareholder.

         5. Specific Performance and Remedies. The parties hereto acknowledge that it will be impossible to measure in money the damage to the other party(ies) if a party hereto fails to comply with the obligations imposed by this Agreement and that, in the event of such failure, the other party(ies) will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure. No party will oppose the granting of such relief on the basis that the other party(ies) have an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief. In addition to all other rights or remedies which any party hereto may have against any other party hereto who defaults in the performance of such party's obligations under the Agreement, such defaulting party shall be liable to the nondefaulting party for all litigation costs and attorneys' fees incurred by the nondefaulting party(ies) in connection with the enforcement of any of the nondefaulting party's rights or remedies against the defaulting party.

         6. Term of the Agreement; Termination. The term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earlier to occur of (a) the Effective Time (as defined in the Merger Agreement) and (b) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

         7. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

         8. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            If to Merchants or Merger Corp.:

            Merchants & Manufacturers Bancorporation, Inc.
            14100 West National Avenue
            New Berlin, WI 53151
            Telecopier:  (262) 827-5614
            Attention:  John Krawczyk

            With a copy to:

            Davis & Kuelthau, S.C.
            111 E. Kilbourn Avenue
            Milwaukee, WI 53202
            Telecopier:  (414) 276-9369
            Attention:  Erich Mildenberg

         If to a Shareholder, to the address or telecopy number set forth for such Shareholder on the signature page hereof:

            With a copy to:

            Godfrey & Kahn, S.C.
            780 North Water Street

            Milwaukee, WI  53202
            Telecopier:  (414) 273-5198
            Attention:  Elliot H. Berman

     11.  Miscellaneous.

     (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Wisconsin, without reference to its conflicts of law principles.

     (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be construed with the invalid or unenforceable provision deleted and the remainder of this Agreement shall not be affected.

     (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

     (e) In the event any Shareholder acquires any additional Shares during the term of this Agreement, then such Shareholder agrees that the provisions of this Agreement shall apply to such additional Shares.

     (f) This Agreement shall be binding upon and inure to the benefit of Merchants, Merger Corp. and their successors, and each Shareholder, and Shareholder's spouse, and their respective executors, personal representatives, administrators, heirs, legatees, guardians, trustees and other legal representatives.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

MERCHANTS MERGER CORP.                     MERCHANTS & MANUFACTURERS
                                           BANCORPORATION



/s/ Michael J. Murry                       /s/ Michael J. Murry
------------------------------             ------------------------------------
By:  Michael J. Murry                      By:  Michael J. Murry
Its:  Chairman                             Its:  Chairman

SHAREHOLDERS:

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

SHAREHOLDERS:


/s/ Donna L. Thomas
--------------------------------
Donna L. Thomas


/s/ Kelly Thomas
--------------------------------
Kelly Thomas

                                    EXHIBIT A


SHAREHOLDERS' NAME                                                                           # OF SHARES OWNED
------------------                                                                           -----------------
Duane H. Bluemke                                                                                  33,746
Palmer A. Hoffland, Jr.                                                                           25,880
Edwin B. Knutson                                                                                  50,835
Estate of Kirby M. Lawlis                                                                          8,681
Lawlis Grandchildren 1991 Trust                                                                   35,773
Roger F. Martin                                                                                   19,854
Living Trust for Children and Grandchildren of                                                    23,400
Roger and Ann Martine
Peter G. Roehl                                                                                    41,560
Donna L. Thomas                                                                                      400
Donald A. Zellmer                                                                                 21,138
                                                                                                  ------

                                                            Total                                261,773

                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "Agreement"), dated as of May 31, 2002, among the undersigned shareholders (the "Shareholders") of FORTRESS BANCSHARES, INC., an Iowa corporation (the "Company"), and MERCHANTS AND MANUFACTURERS BANCORPORATION, INC., a Wisconsin corporation ("Merchants"), and MERCHANTS MERGER CORP., a Wisconsin corporation, ("Merger Corp.").

                                    RECITALS

         The Shareholders, the Company, Merchants and Merger Corp. acknowledge the following:

         A. Concurrent with the execution of this Agreement, the Company, Merchants and Merger Corp. have entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the business combination transaction contemplated therein pursuant to which the Company will merge with and into Merger Corp. pursuant to the terms and conditions of the Merger Agreement ("Merger").

         B. Upon consummation of the Merger, the Shareholders will receive shares of Merchants Common Stock or cash for each share of Company Common Stock, par value $.01 per share (the "Company Common Stock"), owned by them.

         C. The Shareholders own the shares of Company Common Stock set forth opposite such Shareholder's respective names on Exhibit A hereto (such shares set forth on Exhibit A, and together with all shares of Company Common Stock subsequently acquired by any Shareholder during the term of this Agreement, being referred to as the "Shares").

         D. In order to induce Merchants to enter into the Merger Agreement and in consideration of the substantial expenses incurred and to be incurred by Merchants in connection therewith, the Shareholders have agreed to enter into and perform this Voting Agreement.

IV. AGREEMENTS


         In consideration of the Recitals and the mutual agreements, which follow, Shareholders, the Company, Merchants and Merger Corp. agree as follow:

         1. Agreement to Vote Shares. Subject to the exercise of their fiduciary duties as directors, in the case of those shareholders who are also directors, as provided below, each of the Shareholders shall vote or cause to be voted, or express a written consent with respect to, all of such Shareholder's Shares (a) in favor of adoption and approval for the Merger Agreement and the Merger at every meeting of the shareholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto and (b) against any proposal for a Competing Transaction (as such term is defined in the Merger Agreement) at every meeting of the shareholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto, the obligations under this paragraph 1 of the Shareholders are subject to any action of the directors of the Company, after consultation with their independent legal counsel, determine, in good faith, is required to comply with their respective fiduciary duties to shareholders imposed by law. As of the date hereof, such Shareholder/Directors (a) intend to recommend approval of the Merger Agreement and Merger to the shareholders of the Company and (b) are aware of no facts or circumstances existing as of the date hereof that could cause or reasonably be expected to cause any such Shareholder/Director to change such recommendation.

         2. No Voting Trusts. Each of the Shareholders agrees that such Shareholder will not, nor will such Shareholder permit any entity under such Shareholder's control to, deposit any of such Shareholder's Shares in a voting trust or subject any of their Shares to any agreement, arrangement or understanding with respect to the voting of such Shares inconsistent with this agreement.

         3. Limitation on Sales. During the term of this Agreement, each Shareholder agrees not to sell, assign, transfer or dispose of any such Shareholder's Shares. Notwithstanding the foregoing, any Shareholder may, during the term of this Agreement, make gifts of Shares to the charitable organization of his or her choice or to members of his or her immediate family, provided any such charitable organization or family member agrees in writing to be bound to the terms of this Agreement.

         4. Shareholders' Representations. Each shareholder severally represents that: (a) subject to the terms of paragraph 1, such Shareholder has the complete and unrestricted power and unqualified right to enter into and perform the terms of this Agreement; (b) this Agreement constitutes a valid and binding agreement with respect to such Shareholder, enforceable against such Shareholder in accordance with its terms; and (c) such Shareholder owns the number of Shares indicated opposite such Shareholder's name on Exhibit A hereto, has the sole and unrestricted voting power with respect to such Shares and such Shares are all of the Shares directly or indirectly held by such Shareholder.

         5. Specific Performance and Remedies. The parties hereto acknowledge that it will be impossible to measure in money the damage to the other party(ies) if a party hereto fails to comply with the obligations imposed by this Agreement and that, in the event of such failure, the other party(ies) will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure. No party will oppose the granting of such relief on the basis that the other party(ies) have an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief. In addition to all other rights or remedies which any party hereto may have against any other party hereto who defaults in the performance of such party's obligations under the Agreement, such defaulting party shall be liable to the nondefaulting party for all litigation costs and attorneys' fees incurred by the nondefaulting party(ies) in connection with the enforcement of any of the nondefaulting party's rights or remedies against the defaulting party.

         6. Term of the Agreement; Termination. The term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earlier to occur of (a) the Effective Time (as defined in the Merger Agreement) and (b) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

         7. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

         8. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to Merchants or Merger Corp.:

                  Merchants & Manufacturers Bancorporation, Inc.
                  14100 West National Avenue
                  New Berlin, WI 53151
                  Telecopier:  (262) 827-5614
                  Attention:  John Krawczyk

                  With a copy to:

                  Davis & Kuelthau, S.C.
                  111 E. Kilbourn Avenue
                  Milwaukee, WI 53202
                  Telecopier:  (414) 276-9369
                  Attention:  Erich Mildenberg

         If to a Shareholder, to the address or telecopy number set forth for such Shareholder on the signature page hereof:

                  With a copy to:

                  Godfrey & Kahn, S.C.
                  780 North Water Street

                  Milwaukee, WI  53202
                  Telecopier:  (414) 273-5198
                  Attention:  Elliot H. Berman

12. Miscellaneous.

                  (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Wisconsin, without reference to its conflicts of law principles.

                  (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be construed with the invalid or unenforceable provision deleted and the remainder of this Agreement shall not be affected.

                  (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                  (e) In the event any Shareholder acquires any additional Shares during the term of this Agreement, then such Shareholder agrees that the provisions of this Agreement shall apply to such additional Shares.

                  (f) This Agreement shall be binding upon and inure to the benefit of Merchants, Merger Corp. and their successors, and each Shareholder, and Shareholder's spouse, and their respective executors, personal representatives, administrators, heirs, legatees, guardians, trustees and other legal representatives.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

MERCHANTS MERGER CORP.                      MERCHANTS & MANUFACTURERS
                                            BANCORPORATION



/s/ Michael J. Murry                       /s/ Michael J. Murry
----------------------------------         -------------------------------------
By:  Michael J. Murry                      By:  Michael J. Murry
Its:  Chairman                             Its:  Chairman

SHAREHOLDERS:

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

SHAREHOLDERS:


/s/ Palmer A. Hoffland, Jr.
---------------------------------
Palmer A. Hoffland, Jr.


/s/ Martha Hoffland
---------------------------------
Martha Hoffland

                                    EXHIBIT A

SHAREHOLDERS' NAME                                                                          # OF SHARES OWNED
------------------                                                                          -----------------
Duane H. Bluemke                                                                                  33,746
Palmer A. Hoffland, Jr.                                                                           25,880
Edwin B. Knutson                                                                                  50,835
Estate of Kirby M. Lawlis                                                                          8,681
Lawlis Grandchildren 1991 Trust                                                                   35,773
Roger F. Martin                                                                                   19,854
Living Trust for Children and Grandchildren of                                                    23,400
Roger and Ann Martine
Peter G. Roehl                                                                                    41,560
Donna L. Thomas                                                                                      400
Donald A. Zellmer                                                                                 21,138
                                                                                                  ------

                                                            Total                                261,773

                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "Agreement"), dated as of May 31, 2002, among the undersigned shareholders (the "Shareholders") of FORTRESS BANCSHARES, INC., an Iowa corporation (the "Company"), and MERCHANTS AND MANUFACTURERS BANCORPORATION, INC., a Wisconsin corporation ("Merchants"), and MERCHANTS MERGER CORP., a Wisconsin corporation, ("Merger Corp.").

                                    RECITALS

         The Shareholders, the Company, Merchants and Merger Corp. acknowledge the following:

         A. Concurrent with the execution of this Agreement, the Company, Merchants and Merger Corp. have entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the business combination transaction contemplated therein pursuant to which the Company will merge with and into Merger Corp. pursuant to the terms and conditions of the Merger Agreement ("Merger").

         B. Upon consummation of the Merger, the Shareholders will receive shares of Merchants Common Stock or cash for each share of Company Common Stock, par value $.01 per share (the "Company Common Stock"), owned by them.

         C. The Shareholders own the shares of Company Common Stock set forth opposite such Shareholder's respective names on Exhibit A hereto (such shares set forth on Exhibit A, and together with all shares of Company Common Stock subsequently acquired by any Shareholder during the term of this Agreement, being referred to as the "Shares").

         D. In order to induce Merchants to enter into the Merger Agreement and in consideration of the substantial expenses incurred and to be incurred by Merchants in connection therewith, the Shareholders have agreed to enter into and perform this Voting Agreement.

V. AGREEMENTS


         In consideration of the Recitals and the mutual agreements, which follow, Shareholders, the Company, Merchants and Merger Corp. agree as follow:

         1. Agreement to Vote Shares. Subject to the exercise of their fiduciary duties as directors, in the case of those shareholders who are also directors, as provided below, each of the Shareholders shall vote or cause to be voted, or express a written consent with respect to, all of such Shareholder's Shares (a) in favor of adoption and approval for the Merger Agreement and the Merger at every meeting of the shareholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto and (b) against any proposal for a Competing Transaction (as such term is defined in the Merger Agreement) at every meeting of the shareholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto, the obligations under this paragraph 1 of the Shareholders are subject to any action of the directors of the Company, after consultation with their independent legal counsel, determine, in good faith, is required to comply with their respective fiduciary duties to shareholders imposed by law. As of the date hereof, such Shareholder/Directors (a) intend to recommend approval of the Merger Agreement and Merger to the shareholders of the Company and (b) are aware of no facts or circumstances existing as of the date hereof that could cause or reasonably be expected to cause any such Shareholder/Director to change such recommendation.

         2. No Voting Trusts. Each of the Shareholders agrees that such Shareholder will not, nor will such Shareholder permit any entity under such Shareholder's control to, deposit any of such Shareholder's Shares in a voting trust or subject any of their Shares to any agreement, arrangement or understanding with respect to the voting of such Shares inconsistent with this agreement.

         3. Limitation on Sales. During the term of this Agreement, each Shareholder agrees not to sell, assign, transfer or dispose of any such Shareholder's Shares. Notwithstanding the foregoing, any Shareholder may, during the term of this Agreement, make gifts of Shares to the charitable organization of his or her choice or to members of his or her immediate family, provided any such charitable organization or family member agrees in writing to be bound to the terms of this Agreement.

         4. Shareholders' Representations. Each shareholder severally represents that: (a) subject to the terms of paragraph 1, such Shareholder has the complete and unrestricted power and unqualified right to enter into and perform the terms of this Agreement; (b) this Agreement constitutes a valid and binding agreement with respect to such Shareholder, enforceable against such Shareholder in accordance with its terms; and (c) such Shareholder owns the number of Shares indicated opposite such Shareholder's name on Exhibit A hereto, has the sole and unrestricted voting power with respect to such Shares and such Shares are all of the Shares directly or indirectly held by such Shareholder.

         5. Specific Performance and Remedies. The parties hereto acknowledge that it will be impossible to measure in money the damage to the other party(ies) if a party hereto fails to comply with the obligations imposed by this Agreement and that, in the event of such failure, the other party(ies) will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure. No party will oppose the granting of such relief on the basis that the other party(ies) have an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief. In addition to all other rights or remedies which any party hereto may have against any other party hereto who defaults in the performance of such party's obligations under the Agreement, such defaulting party shall be liable to the nondefaulting party for all litigation costs and attorneys' fees incurred by the nondefaulting party(ies) in connection with the enforcement of any of the nondefaulting party's rights or remedies against the defaulting party.

         6. Term of the Agreement; Termination. The term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earlier to occur of (a) the Effective Time (as defined in the Merger Agreement) and (b) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

         7. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

         8. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to Merchants or Merger Corp.:

                  Merchants & Manufacturers Bancorporation, Inc.
                  14100 West National Avenue
                  New Berlin, WI 53151
                  Telecopier:  (262) 827-5614
                  Attention:  John Krawczyk

                  With a copy to:

                  Davis & Kuelthau, S.C.
                  111 E. Kilbourn Avenue
                  Milwaukee, WI 53202
                  Telecopier:  (414) 276-9369
                  Attention:  Erich Mildenberg

         If to a Shareholder, to the address or telecopy number set forth for such Shareholder on the signature page hereof:

                  With a copy to:

                  Godfrey & Kahn, S.C.
                  780 North Water Street

                  Milwaukee, WI  53202
                  Telecopier:  (414) 273-5198
                  Attention:  Elliot H. Berman

              13. Miscellaneous.

                  (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Wisconsin, without reference to its conflicts of law principles.

                  (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be construed with the invalid or unenforceable provision deleted and the remainder of this Agreement shall not be affected.

                  (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                  (e) In the event any Shareholder acquires any additional Shares during the term of this Agreement, then such Shareholder agrees that the provisions of this Agreement shall apply to such additional Shares.

                  (f) This Agreement shall be binding upon and inure to the benefit of Merchants, Merger Corp. and their successors, and each Shareholder, and Shareholder's spouse, and their respective executors, personal representatives, administrators, heirs, legatees, guardians, trustees and other legal representatives.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

MERCHANTS MERGER CORP.                      MERCHANTS & MANUFACTURERS
                                            BANCORPORATION



/s/ Michael J. Murry                        /s/ Michael J. Murry
-----------------------------------         ------------------------------------
By:  Michael J. Murry                       By:  Michael J. Murry
Its:  Chairman                              Its:  Chairman

SHAREHOLDERS:

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

SHAREHOLDERS:


/s/ Peter G. Roehl
-----------------------------
Peter G. Roehl


/s/ Nancy Roehl
-----------------------------
Nancy Roehl

                                    EXHIBIT A

SHAREHOLDERS' NAME                                                                           # OF SHARES OWNED
------------------                                                                           -----------------
Duane H. Bluemke                                                                                  33,746
Palmer A. Hoffland, Jr.                                                                           25,880
Edwin B. Knutson                                                                                  50,835
Estate of Kirby M. Lawlis                                                                          8,681
Lawlis Grandchildren 1991 Trust                                                                   35,773
Roger F. Martin                                                                                   19,854
Living Trust for Children and Grandchildren of                                                    23,400
Roger and Ann Martine
Peter G. Roehl                                                                                    41,560
Donna L. Thomas                                                                                      400
Donald A. Zellmer                                                                                 21,138
                                                                                                  ------

                                                                                      Total      261,773

                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "Agreement"), dated as of May 31, 2002, among the undersigned shareholders (the "Shareholders") of FORTRESS BANCSHARES, INC., an Iowa corporation (the "Company"), and MERCHANTS AND MANUFACTURERS BANCORPORATION, INC., a Wisconsin corporation ("Merchants"), and MERCHANTS MERGER CORP., a Wisconsin corporation, ("Merger Corp.").

                                    RECITALS

         The Shareholders, the Company, Merchants and Merger Corp. acknowledge the following:

         A. Concurrent with the execution of this Agreement, the Company, Merchants and Merger Corp. have entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the business combination transaction contemplated therein pursuant to which the Company will merge with and into Merger Corp. pursuant to the terms and conditions of the Merger Agreement ("Merger").

         B. Upon consummation of the Merger, the Shareholders will receive shares of Merchants Common Stock or cash for each share of Company Common Stock, par value $.01 per share (the "Company Common Stock"), owned by them.

         C. The Shareholders own the shares of Company Common Stock set forth opposite such Shareholder's respective names on Exhibit A hereto (such shares set forth on Exhibit A, and together with all shares of Company Common Stock subsequently acquired by any Shareholder during the term of this Agreement, being referred to as the "Shares").

         D. In order to induce Merchants to enter into the Merger Agreement and in consideration of the substantial expenses incurred and to be incurred by Merchants in connection therewith, the Shareholders have agreed to enter into and perform this Voting Agreement.

VI. AGREEMENTS


         In consideration of the Recitals and the mutual agreements, which follow, Shareholders, the Company, Merchants and Merger Corp. agree as follow:

         1. Agreement to Vote Shares. Subject to the exercise of their fiduciary duties as directors, in the case of those shareholders who are also directors, as provided below, each of the Shareholders shall vote or cause to be voted, or express a written consent with respect to, all of such Shareholder's Shares (a) in favor of adoption and approval for the Merger Agreement and the Merger at every meeting of the shareholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto and (b) against any proposal for a Competing Transaction (as such term is defined in the Merger Agreement) at every meeting of the shareholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto, the obligations under this paragraph 1 of the Shareholders are subject to any action of the directors of the Company, after consultation with their independent legal counsel, determine, in good faith, is required to comply with their respective fiduciary duties to shareholders imposed by law. As of the date hereof, such Shareholder/Directors (a) intend to recommend approval of the Merger Agreement and Merger to the shareholders of the Company and (b) are aware of no facts or circumstances existing as of the date hereof that could cause or reasonably be expected to cause any such Shareholder/Director to change such recommendation.

         2. No Voting Trusts. Each of the Shareholders agrees that such Shareholder will not, nor will such Shareholder permit any entity under such Shareholder's control to, deposit any of such Shareholder's Shares in a voting trust or subject any of their Shares to any agreement, arrangement or understanding with respect to the voting of such Shares inconsistent with this agreement.

         3. Limitation on Sales. During the term of this Agreement, each Shareholder agrees not to sell, assign, transfer or dispose of any such Shareholder's Shares. Notwithstanding the foregoing, any Shareholder may, during the term of this Agreement, make gifts of Shares to the charitable organization of his or her choice or to members of his or her immediate family, provided any such charitable organization or family member agrees in writing to be bound to the terms of this Agreement.

         4. Shareholders' Representations. Each shareholder severally represents that: (a) subject to the terms of paragraph 1, such Shareholder has the complete and unrestricted power and unqualified right to enter into and perform the terms of this Agreement; (b) this Agreement constitutes a valid and binding agreement with respect to such Shareholder, enforceable against such Shareholder in accordance with its terms; and (c) such Shareholder owns the number of Shares indicated opposite such Shareholder's name on Exhibit A hereto, has the sole and unrestricted voting power with respect to such Shares and such Shares are all of the Shares directly or indirectly held by such Shareholder.

         5. Specific Performance and Remedies. The parties hereto acknowledge that it will be impossible to measure in money the damage to the other party(ies) if a party hereto fails to comply with the obligations imposed by this Agreement and that, in the event of such failure, the other party(ies) will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure. No party will oppose the granting of such relief on the basis that the other party(ies) have an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief. In addition to all other rights or remedies which any party hereto may have against any other party hereto who defaults in the performance of such party's obligations under the Agreement, such defaulting party shall be liable to the nondefaulting party for all litigation costs and attorneys' fees incurred by the nondefaulting party(ies) in connection with the enforcement of any of the nondefaulting party's rights or remedies against the defaulting party.

         6. Term of the Agreement; Termination. The term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earlier to occur of (a) the Effective Time (as defined in the Merger Agreement) and (b) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

         7. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

         8. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to Merchants or Merger Corp.:

                  Merchants & Manufacturers Bancorporation, Inc.
                  14100 West National Avenue
                  New Berlin, WI 53151
                  Telecopier:  (262) 827-5614
                  Attention:  John Krawczyk

                  With a copy to:

                  Davis & Kuelthau, S.C.
                  111 E. Kilbourn Avenue
                  Milwaukee, WI 53202
                  Telecopier:  (414) 276-9369
                  Attention:  Erich Mildenberg

         If to a Shareholder, to the address or telecopy number set forth for such Shareholder on the signature page hereof:

                  With a copy to:

                  Godfrey & Kahn, S.C.
                  780 North Water Street

                  Milwaukee, WI  53202
                  Telecopier:  (414) 273-5198
                  Attention:  Elliot H. Berman

            14.   Miscellaneous.

                  (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Wisconsin, without reference to its conflicts of law principles.

                  (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be construed with the invalid or unenforceable provision deleted and the remainder of this Agreement shall not be affected.

                  (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                  (e) In the event any Shareholder acquires any additional Shares during the term of this Agreement, then such Shareholder agrees that the provisions of this Agreement shall apply to such additional Shares.

                  (f) This Agreement shall be binding upon and inure to the benefit of Merchants, Merger Corp. and their successors, and each Shareholder, and Shareholder's spouse, and their respective executors, personal representatives, administrators, heirs, legatees, guardians, trustees and other legal representatives.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

MERCHANTS MERGER CORP.                      MERCHANTS & MANUFACTURERS
                                            BANCORPORATION



/s/ Michael J. Murry                        /s/ Michael J. Murry
-------------------------------             ------------------------------------
By:  Michael J. Murry                       By:  Michael J. Murry
Its:  Chairman                              Its:  Chairman

SHAREHOLDERS:

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

SHAREHOLDERS:


/s/ Donald A. Zellmer
--------------------------------
Donald A. Zellmer


/s/ Rosemary A. Zellmer
--------------------------------
Rosemary A. Zellmer

                                    EXHIBIT A

SHAREHOLDERS' NAME                                                                          # OF SHARES OWNED
------------------                                                                          -----------------
Duane H. Bluemke                                                                                  33,746
Palmer A. Hoffland, Jr.                                                                           25,880
Edwin B. Knutson                                                                                  50,835
Estate of Kirby M. Lawlis                                                                          8,681
Lawlis Grandchildren 1991 Trust                                                                   35,773
Roger F. Martin                                                                                   19,854
Living Trust for Children and Grandchildren of                                                    23,400
Roger and Ann Martine
Peter G. Roehl                                                                                    41,560
Donna L. Thomas                                                                                      400
Donald A. Zellmer                                                                                 21,138
                                                                                                  ------

                                                                                 Total           261,773


                                    EXHIBIT C


                         OPINION OF EDELMAN & CO., LTD.

                                                                       EXHIBIT C

   May 23, 2002
   Board of Directors
   Fortress Bancshares, Inc.
   1000 N. Main St.
   Westby, WI 54667

   Gentlemen:

   We understand that Fortress Bancshares, Inc. ("FORB") and Merchants and Manufacturers Bancorporation, Inc. ("MMBI") have negotiated a Draft Agreement and Plan of Merger, ("the Agreement"), providing for the acquisition of 100% of the outstanding shares of common stock of FORB ("FORB Common Stock") by MMBI pursuant to a merger transaction (the "Merger").

   Under the Agreement, upon consummation of the Merger, each share of FORB Common Stock issued and outstanding will be converted into the right to receive $30.00 of merger consideration, subject to certain procedures set forth in the Agreement (the "Consideration"). In aggregate, approximately 45% of the Consideration will be cash and approximately 55% will be shares of MMBI common stock ("MMBI Common Stock"). The terms and conditions of the Merger are more fully set forth in the Agreement.

   You have requested our opinion as to the fairness, from a financial point of view, to holders of FORB Common Stock of the Consideration to be paid with respect to the shares of FORB Common Stock.

   In forming our opinion, we have reviewed, among other things, (i) with respect to MMBI, Annual Reports on Form 10-K and Annual Reports to Shareholders for the fiscal years ended December 31, 1997 through 2001, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2002; (ii) with respect to FORB, audited financial statements for the fiscal years ended December 31, 1997 through 2001, and the quarterly report to shareholders for the quarter ended March 31, 2002; (iii) the Agreement; (iv) certain other information concerning the future prospects of MMBI and FORB, and of the combined entity, as furnished by the respective companies, which we discussed with the senior management of MMBI and FORB; (v) historical market price and trading data for MMBI and FORB Common Stock; (vi) the financial performance and condition of MMBI and FORB and similar data for other financial institutions which we believed to be relevant; (vii) the financial terms of other mergers which we believed to be relevant; and (viii) such other information as we deemed appropriate.

   Fortress Bancshares, Inc.
   May 23, 2002
   Page 2


   We met with certain senior officers of MMBI and FORB to discuss the foregoing as well as other matters relevant to our opinion including the past and current business operations, financial condition and future prospects of MMBI and FORB. We also took into account our assessment of general economic, market and financial conditions, and such additional financial and other factors as we deemed relevant.

   In conducting our review and preparing our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without independently verifying any such information and have further relied upon the assurances of management of MMBI and FORB that they are not aware of any facts or circumstances that would make such information misleading or inaccurate. We relied upon the management of MMBI and FORB in forming a view of the future prospects of MMBI and FORB, and in forming assumptions regarding a variety of matters. We assumed, without independent verification, that the allowances for loan losses at MMBI and FORB were adequate to cover such losses. We did not inspect any properties, assets or liabilities of MMBI or FORB and did not make or obtain any evaluations or appraisals of any properties, assets or liabilities of MMBI or FORB. In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Agreement.

   Our engagement and the opinion expressed herein are for the benefit of the FORB Board of Directors. Our opinion is directed solely to the fairness, from a financial point of view, of the Consideration and does not address the decision to effect the Merger or constitute a recommendation to any FORB shareholder as to how such shareholder should vote on the Merger. It is further understood that our opinion is based on economic and market conditions and other circumstances existing as of May 23, 2002, and does not represent an opinion as to what the value or trading price of MMBI Common Stock will be at any point in the future.

   It is understood that, except for inclusion in full in the Proxy Statement/Prospectus relating to the Merger, this letter may not be disclosed or otherwise referred to without our prior written consent, which will not be unreasonably withheld, except as may otherwise be required by law or by a court of competent jurisdiction.

   Based on and subject to the foregoing and such other factors as we deem relevant, we are of the opinion as of the date hereof that the Consideration is fair, from a financial point of view, to the holders of FORB Common Stock.

   Sincerely,


   /s/ Edelman & Co., Ltd.
   -------------------------------------
   Edelman & Co., Ltd.

                                EXHIBIT D


                    IOWA STATUTE REGARDING DISSENTERS' RIGHTS

                                                                       EXHIBIT D

                                  DIVISION XIII
                               DISSENTERS' RIGHTS
                                     PART A

490.1301 DEFINITIONS FOR DIVISION XIII.  -- IN THIS DIVISION:

1. "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

2. "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

3. "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 490.1302 and who exercises that right when and in the manner required by sections 490.1320 through 490.1328.

4. "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. With respect to a dissenter's shares that are the shares of a corporation that is a bank holding company as defined in section 524.1801, the factors identified in section 524.1406, subsection 3, paragraph "a", shall also be considered.

5. "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

6. "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

7. "Shareholder" means the record shareholder or the beneficial shareholder.

SECTION HISTORY: RECENT FORM

89 Acts, ch 288, Section 131; 2000 Acts, ch 1211, Section 2

INTERNAL REFERENCES

Referred to in Section 524.1406

490.1302 SHAREHOLDERS' RIGHT TO DISSENT.

1. A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

a. Consummation of a plan of merger to which the corporation is a party if either of the following apply:

(1) Shareholder approval is required for the merger by section 490.1103 or the articles of incorporation and the shareholder is entitled to vote on the merger.

(2) The corporation is a subsidiary that is merged with its parent under section 490.1104.

b. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

c. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

d. An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it does any or all of the following:

(1) Alters or abolishes a preferential right of the shares.

(2) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

(3) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities.

(4) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

(5) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 490.604.

(6) Extends, for the first time after being governed by this chapter, the period of duration of a corporation organized under chapter 491 or former chapter 496A and existing for a period of years on the day preceding the date the corporation is first governed by this chapter.

e. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

2. A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter is not entitled to challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

SECTION HISTORY: RECENT FORM

89 Acts, ch 288, Section 132

INTERNAL REFERENCES

Referred to in Section 490.1301, 490.1320, 490.1321, 490.1322

490.1303 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

1. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in that shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

2. A beneficial shareholder may assert dissenters' rights as to shares held on the shareholder's behalf only if the shareholder does both of the following:

a. Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights.

b. Does so with respect to all shares of which the shareholder is the beneficial shareholder or over which that beneficial shareholder has power to direct the vote.

SECTION HISTORY: RECENT FORM

89 Acts, ch 288, Section 133

490.1320 NOTICE OF DISSENTERS' RIGHTS.

1. If proposed corporate action creating dissenters' rights under section
490.1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this part and be accompanied by a copy of this part.

2. If corporate action creating dissenters' rights under section 490.1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 490.1322.

SECTION HISTORY: RECENT FORM

89 Acts, ch 288, Section 134

INTERNAL REFERENCES

Referred to in Section 490.704, 490.1301, 490.1330, 490.1331

490.1321 NOTICE OF INTENT TO DEMAND PAYMENT.

1. If proposed corporate action creating dissenters' rights under section
490.1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must do all of the following:

a. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated.

b. Not vote the dissenting shareholder's shares in favor of the proposed action.

2. A shareholder who does not satisfy the requirements of subsection 1, is not entitled to payment for the shareholder's shares under this part.

SECTION HISTORY: RECENT FORM

89 Acts, ch 288, Section 135

INTERNAL REFERENCES

Referred to in Section 490.1301, 490.1322, 490.1331

490.1322 DISSENTERS' NOTICE.

1. If proposed corporate action creating dissenters' rights under section
490.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 490.1321.

2. The dissenters' notice must be sent no later than ten days after the proposed corporate action is authorized at a shareholders' meeting, or, if the corporate action is taken without a vote of the shareholders, no later than ten days after the corporate action is taken, and must do all of the following:

a. State where the payment demand must be sent and where and when certificates for certificated shares must be deposited.

b. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

c. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date.

d. Set a date by which the corporation must receive the payment demand, which date shall not be fewer than thirty nor more than sixty days after the date the dissenters' notice is delivered.

e. Be accompanied by a copy of this division.

SECTION HISTORY: RECENT FORM

89 Acts, ch 288, Section 136; 91 Acts, ch 211, Section 8

INTERNAL REFERENCES

Referred to in Section 490.704, 490.1301, 490.1320, 490.1323, 490.1326,
490.1330, 490.1331

490.1323 DUTY TO DEMAND PAYMENT.

1. A shareholder sent a dissenters' notice described in section 490.1322 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to section 490.1322, subsection 2, paragraph "c", and deposit the shareholder's certificates in accordance with the terms of the notice.

2. The shareholder who demands payment and deposits the shareholder's shares under subsection 1 retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

3. A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this division.

SECTION HISTORY: RECENT FORM

89 Acts, ch 288, Section 137

INTERNAL REFERENCES

Referred to in Section 490.1301, 490.1325, 490.1331

490.1324 SHARE RESTRICTIONS.

1. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 490.1326.

2. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

SECTION HISTORY: RECENT FORM

89 Acts, ch 288, Section 138

INTERNAL REFERENCES

Referred to in Section 490.1301, 490.1331

490.1325 PAYMENT.

1. Except as provided in section 490.1327, at the time the proposed corporate action is taken, or upon receipt of a payment demand, whichever occurs later, the corporation shall pay each dissenter who complied with section 490.1323 the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

2. The payment must be accompanied by all of the following:

a. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any.

b. A statement of the corporation's estimate of the fair value of the shares.

c. An explanation of how the interest was calculated.

d. A statement of the dissenter's right to demand payment under section
490.1328.

e. A copy of this division.

SECTION HISTORY: RECENT FORM

89 Acts, ch 288, Section 139; 91 Acts, ch 211, Section 9

INTERNAL REFERENCES

Referred to in Section 490.1301, 490.1327, 490.1328, 490.1331, 524.1406

490.1326 FAILURE TO TAKE ACTION.

1. If the corporation does not take the proposed action within one hundred eighty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

2. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 490.1322 as if the corporate action was taken without a vote of the shareholders and repeat the payment demand procedure.

SECTION HISTORY: RECENT FORM

89 Acts, ch 288, Section 140; 91 Acts, ch 211, Section 10; 97 Acts, ch 171,
Section 13

INTERNAL REFERENCES

Referred to in Section 490.1301, 490.1324, 490.1331

490.1327 AFTER-ACQUIRED SHARES.

1. A corporation may elect to withhold payment required by section 490.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

2. To the extent the corporation elects to withhold payment under subsection 1, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under section 490.1328.

SECTION HISTORY: RECENT FORM

89 Acts, ch 288, Section 141

INTERNAL REFERENCES

Referred to in Section 490.1301, 490.1325, 490.1328, 490.1330, 490.133

490.1328 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

1. A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under section 490.1325, or reject the corporation's offer under section 490.1327 and demand payment of the fair value of the dissenter's shares and interest due, if any of the following apply:

a. The dissenter believes that the amount paid under section 490.1325 or offered under section 490.1327 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated.

b. The corporation fails to make payment under section 490.1325 within sixty days after the date set for demanding payment.

c. The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

2. A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection 1 within thirty days after the corporation made or offered payment for the dissenter's shares.

SECTION HISTORY: RECENT FORM

89 Acts, ch 288, Section 142

INTERNAL REFERENCES

Referred to in Section 490.1301, 490.1325, 490.1327, 490.1330, 490.1331

490.1330 COURT ACTION.

1. If a demand for payment under section 490.1328 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. The corporation shall commence the proceeding in the district court of the county where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

3. The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter made a party to the proceeding is entitled to judgment for either of the following:

a. The amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation.

b. The fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under section 490.1327.

6. Notwithstanding the provisions of this division, if the corporation is a bank holding company as defined in section 524.1801, fair value, at the election of the bank holding company, may be determined as provided in section 524.1406, subsection 3, prior to giving notice under section 490.1320 or 490.1322. The fair value as determined shall be included in any notice under section 490.1320 or 490.1322, and section 490.1328 shall not apply.

SECTION HISTORY: RECENT FORM

89 Acts, ch 288, Section 143; 2000 Acts, ch 1211, Section 1

INTERNAL REFERENCES

Referred to in Section 490.1331

                                                                       EXHIBIT E

                       FORTRESS MANAGEMENT DISCUSSION AND
                         ANALYSIS OF FINANCIAL CONDITION

                      FORTRESS AUDITED FINANCIAL STATEMENTS

                     FORTRESS UNAUDITED SIX-MONTH STATEMENTS

                            FORTRESS BANCSHARES, INC.
                      MANAGEMENT DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This section should be read in conjunction with "Fortress Bancshares, Inc. Financial Statements."

                                    OVERVIEW

The following discussion is intended to assist in the understanding and evaluation of the consolidated financial condition and results of operations of Fortress for the six months ended June 30, 2002 and the two fiscal years ended December 31, 2001 and 2000. This discussion should be read in conjunction with the consolidated financial statements and the notes to those statements located under "Fortress Bancshares, Inc. Financial Statements," and the other information included elsewhere in the Proxy Statement/Prospectus. This discussion relates solely to Fortress and does not include any discussion concerning the financial condition or results of operations of Merchants.

                               NET INTEREST INCOME

The following tables present, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates. Average balances have been calculated using average daily balances during such periods (dollars in thousands):

                  AVERAGE BALANCES, INTEREST RATES AND YIELDS

                                                              For the Six Months Ended June 30,
                                                 ---------------------------------------------------------------
                                                              2002                              2001
                                                 ----------------------------     ------------------------------
                                                 AVERAGE              AVERAGE     AVERAGE                AVERAGE
                                                 BALANCE   INTEREST    RATE       BALANCE    INTEREST     RATE
                                                 -------   --------   -------     -------    --------    -------
ASSETS
Loans, net (1, 2)                                $139,320   $6,005     8.69%     $130,260     $6,199      9.60%
Loans exempt from federal
  income taxes (tax eq) (3)                         2,593      117     9.10%        2,413        123     10.28%
Taxable investment securities (4)                  40,557    1,215     6.04%       41,798      1,338      6.46%
Investment securities exempt
  from federal income taxes (tax eq) (3, 4)         8,619      291     6.81%        5,129        152      5.98%
Other investments                                   3,127       73     4.71%        3,162        112      7.14%
                                                 ---------  ------               --------     ------

Interest earning assets                           194,216    7,701     8.00%      182,762      7,924      8.74%

Non interest earning assets                        14,638                          15,425
                                                 --------                        --------
  Average Assets                                 $208,854                        $198,187
                                                 ========                        ========


LIABILITIES AND STOCKHOLDERS' EQUITY
NOW deposits                                      $15,786       71     0.91%      $14,329         99      1.39%
Money market deposits                              24,437      226     1.86%       20,337        387      3.84%
Savings deposits                                   11,396       82     1.45%       10,903        112      2.07%
Time deposits                                      91,716    1,993     4.38%       86,347      2,583      6.03%
Other borrowings                                   32,904      733     4.49%       36,138      1,083      6.04%
                                                 --------   ------               --------     ------
Interest bearing liabilities                      176,239    3,105     3.55%      168,054      4,264      5.12%
                                                            ------                            ------
Demand deposits and other non
  interest bearing liabilities                     18,276                          17,661
Stockholders' equity                               14,339                          12,472
                                                   ------                          ------
Average Liabilities and
Stockholders' Equity                             $208,854                        $198,187
                                                 ========                        ========
Net interest spread (5)                                     $4,596     4.45%                  $3,660      3.62%
                                                            ======                            ======
Net interest earning assets                       $17,977                         $14,708
                                                  =======                         =======
Net interest margin on a fully tax
  equivalent basis (6)                                                 4.77%                              4.04%

Net interest margin (6)                                                4.63%                              3.94%
Ratio of average interest-earning assets
  to average interest-bearing liabilities            1.10                            1.09
                                                  =======                         =======

--------------

(1) For the purpose of these computations, nonaccrual loans are included in the daily average loan amounts outstanding.

(2) Interest earned on loans includes loan fees (which are not material in amount) and interest income which has been received from borrowers whose loans were removed from nonaccrual status during the period indicated.

(3) Taxable-equivalent adjustments were made using a 34% corporate tax rate for all years presented in calculating interest income and yields.

(4) Average balances of securities available-for-sale are based on fair market value.

(5) Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is represented on a fully tax equivalent basis.

(6) Net interest margin represents net interest income as a percentage of average interest earning assets.

AVERAGE BALANCES, INTEREST RATES AND YIELDS



                                                                  AT OR FOR THE YEAR ENDED DECEMBER 31,
                                       ---------------------------------------------------------------------------------------------
                                                    2001                           2000                             1999
                                       -----------------------------   ----------------------------     ----------------------------
                                       AVERAGE               AVERAGE   AVERAGE              AVERAGE     AVERAGE             AVERAGE
                                       BALANCE   INTEREST     RATE     BALANCE   INTEREST    RATE       BALANCE   INTEREST   RATE
                                       -------   --------    -------   -------   --------   -------     -------   --------  --------
ASSETS

Loans, net (1, 2)                     $132,449    $12,449      9.40%  $125,103    $11,713     9.36%    $113,432    $10,422     9.19%
Loans exempt from federal
  income taxes (tax eq) (3)              2,486        245      9.86%     2,092        214    10.23%       2,075        227    10.95%
Taxable investment securities (4)       42,918      2,654      6.18%    39,844      2,589     6.50%      33,204      2,025     6.10%
Investment securities exempt
from federal income taxes (tax eq)
  (3, 4)                                 5,422        324      5.98%     5,324        329     6.18%       6,822        394     5.77%

Other investments                        3,947        184      4.66%     3,354        232     6.92%       8,859        524     5.91%
                                      -------------------             -------------------              -------------------
Interest earning assets                187,222     15,856      8.47%   175,717     15,077     8.58%     164,392     13,592     8.27%

Non interest earning assets             15,395                          15,097                           14,312
                                      --------                        --------                         --------
Average Assets                        $202,617                        $190,814                         $178,704
                                      ========                        ========                         ========


LIABILITIES AND STOCKHOLDERS'
  EQUITY

NOW deposits                           $14,446        179      1.24%   $14,786        223     1.51%     $14,739        225     1.53%
Money market deposits                   21,824        696      3.19%    19,055        810     4.25%      18,141        675     3.72%
Savings deposits                        11,052        212      1.92%    11,604        258     2.22%      11,978        252     2.10%
Time deposits                           87,344      5,047      5.78%    83,528      4,809     5.76%      79,072      4,270     5.40%
Other borrowings                        35,386      1,999      5.65%    33,233      2,199     6.62%      27,525      1,576     5.73%
                                      -------------------             -------------------              -------------------
Interest bearing liabilities           170,052      8,133      4.78%   162,206      8,299     5.12%     151,455      6,998     4.62%
                                                    -----                           -----                            -----
Demand deposits and other non
  interest bearing liabilities          19,586                          18,083                           17,523
Stockholders' equity                    12,979                          10,525                            9,726
                                      --------                        --------                         --------
Average Liabilities and
  Stockholders' Equity                $202,617                        $190,814                         $178,704
                                      ========                        ========                         ========

Net interest spread (5)                            $7,723      3.69%               $6,778     3.46%                 $6,594     3.65%
                                                   ======                          ======                           ======

Net interest earning assets            $17,170                         $13,511                          $12,937
                                       =======                         =======                          =======

Net interest margin on a fully tax
  equivalent basis (6)                                         4.12%                          3.86%                            4.01%
Net interest margin (6)                                        4.01%                          3.74%                            3.87%
Ratio of average interest-earning
  assets to average interest-bearing
  liabilities bearing liabilities         1.10                            1.08                             1.09
                                       =======                         =======                          =======


-----------------

(1) For the purpose of these computations, nonaccrual loans are included in the daily average loan amounts outstanding.

(2) Interest earned on loans includes loan fees (which are not material in amount) and interest income which has been received from borrowers whose loans were removed from nonaccrual status during the period indicated.

(3) Taxable-equivalent adjustments were made using a 34% corporate tax rate for all years presented in calculating interest income and yields.

(4) Average balances of securities available-for-sale are based on fair market value.

(5) Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is represented on a fully tax equivalent basis.

(6) Net interest margin represents net interest income as a percentage of average interest earning assets.


The following table sets forth the effects of changing interest rates and volumes of interest earning assets and interest bearing liabilities on our net interest income. Information is provided with respect to (i) effect on net interest income attributable to changes in volume (changes in volume multiplied by prior rate), (ii) effects on net interest income attributable to changes in rate (changes in rate multiplied by prior volume), (iii) changes attributable to changes in mix (changes in rate multiplied by changes in volume), and (iv) net change (dollars in thousands):

VOLUME, RATE AND MIX ANALYSIS OF NET INTEREST INCOME


                                                                    FOR THE YEAR ENDED DECEMBER 31,
                                ----------------------------------------------------------------------------------------------------
                                                     2001 VS 2000                                      2000 VS 1999
                                                INCREASE/DECREASE DUE TO                         INCREASE/DECREASE DUE TO
                                ----------------------------------------------------------------------------------------------------
                                                           VOL &   TOTAL INCREASE                              VOL &  TOTAL INCREASE
                                VOLUME        RATE          RATE     (DECREASE)     VOLUME        RATE         RATE      (DECREASE)
                                ------        ----         -----   --------------  --------       ----         -----  --------------

ASSETS
Loans (1)                        $688          $45           $3         $736       $1,072         $198          $20       $1,291
Loans exempt from federal
  income taxes (2)                 40           (8)          (1)          31            2          (15)          (0)         (13)
Taxable investment                200         (125)         (10)          65          405          133           27          564
  securities
Investment securities
  exempt from federal
  income taxes (2)                  6          (11)          (0)          (5)         (87)          27           (6)         (65)

Other investments                  41          (76)         (13)         (48)        (326)          89          (55)        (292)
                                ------------------------------------------------------------------------------------------------
Interest earning assets          $975        ($175)        ($21)        $779       $1,066         $432         ($14)      $1,485

LIABILITIES AND
STOCKHOLDERS'
EQUITY

NOW deposits                      ($5)        ($40)          $1         ($44)          $1          ($3)         ($0)         ($2)
Money market deposits             118         (203)         (29)        (115)          34           96            5          135
Savings deposits                  (12)         (36)           2          (47)          (8)          14           (0)           6
Time deposits                     220           17            1          237          241          282           16          539
Other borrowings                  142         (321)         (21)        (199)         327          245           51          623
                                ------------------------------------------------------------------------------------------------
Interest bearing
  liabilities                    $463        ($583)        ($46)       ($166)        $595         $634          $72       $1,301
Net change in net interest
income                                                                  $945                                                $184

-------------

(1) Interest earned on loans includes loan fees (which are not material in amount) and interest income which has been received from borrowers whose loans were removed from nonaccrual during the period indicated.

(2) Taxable-equivalent adjustments were made using a 34% corporate tax rate for all years presented in calculating interest income and yields.





                         CHANGES IN FINANCIAL CONDITION

Total consolidated assets of Fortress Bancshares, Inc at December 31, 2001 were $208.2 million. During 2001 assets increased by $11.4 million or 5.8% from December 31, 2000. The increase is comprised of a 7.6% increase in net loans outstanding of $9.8 million from $128.8 million at December 31, 2000 to $138.6 million at December 31, 2001, and an increase in investment securities of $2.6 million between December 31, 2000 and December 31, 2001. The loan growth was spread over all loan categories. During this same time period Fed Funds Sold were reduced from $1.2 million to zero.

The asset growth in the company between December 31, 2000 and December 31, 2001 was funded primarily through deposit growth of $9.7 million, from $148.7 million to $158.4 million or 6.5%, and internal retained earnings of $1.3 million. The increase in deposits equaled $0.7 million in demand deposits, $4.1 million in savings and NOW accounts, and $4.9 million in time deposits.

Total Stockholders' Equity at December 31, 2001 was $13.6 million representing a 14.3% or $1.7 million increase over December 31, 2000 of $11.9 million. Most of the increase came as a result of company net income of $1.5 million which was partially offset by a $202,800 dividend paid to shareholders during the period. The remainder came from a $396,000 increase in other comprehensive income resulting from an increase in the fair value of securities available for sale.

During the period from December 31, 2001 to June 30, 2002, total assets increased from $208.2 million to $213.0 million for a 2.3% increase of $4.8 million. The increase is comprised of a 2.7% increase in net loans outstanding of $3.7 million to $142.3 million at June 30, 2002 from $138.6 million at December 31, 2001, and an increase in investment securities of $0.4 million. Loan growth was in all categories of loans.

Deposit growth from December 31, 2001 to June 30, 2002 equaled $6.4 million, from $158.4 million to $164.8 million or 4.0%. In addition to funding asset growth, the increase in deposits was also used to reduce Fed Funds Purchased and

Securities Sold under Repurchase Agreements by $1.8 million from $4.1 million at December 31, 2001 to $2.3 million at June 30, 2002.

Stockholders' Equity increased $1.5 million from December 31, 2001 to June 30, 2002, up from $13.6 million to $15.1 million. The increase resulted from $970,000 of net income; partially offset by $207,000 in dividends paid to shareholders during the period; an increase of $462,000 in other comprehensive income resulting from an increase in the fair value of securities available for sale, while the remainder of $280,000 came from the injection of capital through the exercise of company stock options.

      RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2002 COMPARED
                     WITH THE SIX MONTHS ENDED JUNE 30, 2001

Net interest income increased by $890,000 or 25.0% to $4.5 million. An increased net interest margin from 4.04% for the six-month period ended June 30, 2001 to 4.77% for the six-month period ended June 30, 2002 combined with an increase in average earning assets of $11.4 million or 6.2% during the period led to the large percentage increase.

Non-interest income decreased by $91,000 or 12.3% for the first six months of 2002 compared to the first six months of 2001. The decrease in part is a result of a $23,000 decrease in service charges on deposit accounts. However, when factoring in a one time recovery of $42,000 in legal costs relating to a long-troubled debt situation and additional gains on the sale of certain assets amounting to $73,000 during the first six months of 2001 that were not recurring during 2002, the general trend in other income would be modestly increasing.

Non-interest expense increased from $3.2 million to $3.4 million, an increase of $200,000, or 6.2% for the first six months of 2002 compared to the same period in 2001. The increase is primarily due to the salaries and benefits relating to additional staff needed to manage the asset growth, and to a substantial rise in costs of employee health insurance benefits. Also included is $105,000 of expense ($96,000 after taxes) relating to the proposed merger with Merchants and Manufacturers Bancorporation, Inc.

Income tax expense increased by $191,000 in the first six months of 2002 compared to the same period in 2001 due to an increase in income before taxes.

Net income for the six-month period ended June 30, 2002 was $970,000 compared to $648,000 for the six-month period ended June 30, 2001, an increase of $322,000 or 49.7%. Basic net income per share was $1.41 and $0.96 while diluted net income per share was $1.39 and $0.95 for the six-month period ended June 30, 2002 and 2001, respectively.

   RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999

Net interest income increased $935,000, or 14.2% to 7.5 million in 2001 compared to $6.6 million in 2000. The increase is a combination of growth in interest-earning assets and an increase in the net interest margin from 3.86% to 4.12% from 2000 to 2001. The 2000 total represented an increase of $211,000, or 3.3% over 1999 when net interest income was $6.4 million. The increase during 2000 came from growth in interest-earnings assets, which was partially offset by a decreased interest margin from 4.01% in 1999 to 3.86% in 2000.

The provision for loan losses was $410,000 for 2001, representing an increase of $123,000 or 42.9% over the $287,000 of loss provision charged to operations in 2000. The 2000 provision was $237,000 more than the $50,000 provision made in 1999. The increase in the provision was principally a result of increased loans outstanding during the period. The percentage of the allowance for loan losses to total gross loans outstanding changed from 1.28% to 1.23% from 1999 to 2000 and from 1.23% to 1.29% from 2000 to 2001.

Non-interest income consists primarily of deposit account service charges, gains on sales of loans and related fee income. Other non-interest income increased by $312,000 or 22.7% in 2001 compared to 2000 and increased by $202,000 or 17.3% in
2000 compared to 1999. The increase in 2001 over 2000 in other non-interest income can be attributed to a

$111,000 increase in secondary market loan fees, $113,000 gain on securities sold and $42,000 in a one-time recovery of legal costs relating to a long-troubled debt situation.

Other Non-interest expense increased by $618,000 to $6.5 million or 10.5% in 2001 compared to a 2000 total of $5.9 million. There was virtually no change between 2000 and 1999. The single largest increase in non-interest expense occurred in salary and related benefit expenses which increased by $399,000 or 13.5% in 2001 over 2000, due to normal pay increases, higher benefit costs and increased staff needed to maintain service levels resulting from the total asset growth of 5.8%. Occupancy and furniture and fixture expenses increased $103,000 in 2001 compared to 2000, due partly to additional depreciation associated with fixed asset expenditures, higher maintenance costs and increased real estate taxes. An additional $35,000 and $32,000 was incurred on advertising and on printing, stationary and supplies, respectively, in 2001 versus 2000.

Income tax expense increased by $179,000 or 29.0% from 2000 to 2001 and from 1999 to 2000 by $54,000 or 9.6%. The increase is due to income before taxes which increased each year, from $1.6 million in 1999 to $1.8 million in 2000 and to $2.3 million in 2001, percentage increases of 10.4% from 1999 to 2000, and 28.6% from 2000 to 2001.

Net income in 2001 totaled $1.5 million or an increase of $326,000 or 28.3% over the $1.2 million reported in 2000. Net income in 2000 was $114,000 or 11.0% over the 1999 level of $1.0 million. On a per share basis, basic net income was $2.19, $1.74 and $1.59 while diluted net income was $2.16, $1.69 and $1.52 for 2001, 2000 and 1999, respectively. The growth in net income was due largely to the growth in assets of the company's subsidiary banks and increased fee income.

                                LOAN COMPOSITION

Major classifications of loans are as follows (dollars in thousands):

                                       JUNE 30          DEC 31          DEC 31           DEC 31          DEC 31          DEC 31
                                          2002            2001            2000             1999            1998            1997
                                      --------        --------        --------          -------         -------         -------
Commercial                            $ 28,859        $ 27,925        $ 26,349          $24,366         $22,161         $16,821
Agricultural production                 16,568          14,905          13,283           13,448          14,121          15,735
Real estate
     Construction                        3,204           3,447           1,639            2,523           1,616           1,074
     Commercial                         25,346          25,201          22,541           17,531          16,033          16,504
     Agricultural                       18,863          20,116          19,091           19,424          19,523          19,689
     Residential                        34,177          31,885          31,282           27,456          26,830          29,109
Installment and consumer                15,064          15,363          14,275           12,640          10,857           8,803
Municipal loans                          2,220           1,585           1,903            1,655           1,477           1,768
                                     ------------------------------------------------------------------------------------------
                                       144,301         140,427         130,363          119,043         112,618         109,503
Less: Allowance for loan losses         (1,954)         (1,806)         (1,601)          (1,528)         (1,580)         (1,496)
                                     -------------------------------------------------------------------------------------------
Net Loans                            $ 142,347       $ 138,621       $ 128,762         $117,515        $111,038        $108,007

The following table presents information as of December 31, 2001 regarding commercial, agricultural production and real estate loan maturities and contractual principal repayments of loans during the periods indicated. Loans with adjustable interest rates are shown maturing in the year of their contractual maturity. Also provided are the amounts due after one year classified according to the sensitivity to changes in interest rates.

                                                                     AFTER ONE BUT           AFTER FIVE
                                             WITHIN ONE YEAR       WITHIN FIVE YEARS           YEARS              TOTAL
                                             ---------------       -----------------         ----------          --------
                                                                       (DOLLARS IN THOUSANDS)

Commercial loans                                   $15,585               $11,256              $ 1,084            $ 27,925
Agricultural production loans                        7,898                 5,827                1,180              14,905
Real Estate loans                                   26,394                46,585                7,670              80,649
                                                    ------                ------                -----              ------
                                                  $ 49,877              $ 63,668               $9,934            $123,479
                                                  ========              ========               ======            ========

Loans maturing after one year with:
Fixed interest rates                                                     $61,148               $7,262
Variable interest rates                                                    2,520                2,672
                                                                         -------               ------
                                                                         $63,668               $9,934
                                                                         =======               ======

                     ALLOCATION OF ALLOWANCE FOR LOAN LOSSES

SUMMARY OF ALLOWANCE FOR LOAN LOSSES AND LOAN LOSS EXPERIENCE

We maintain our allowance for loan losses at a level that management believes will be adequate to absorb probable losses on existing loans based on an evaluation of the collectibility of loans and prior loss experience. We also use a risk rating system to evaluate the adequacy of the allowance for loan losses. With this system, each loan is risk rated between one and ten by the originating loan officer or loan committee, with one being the best case and ten being a loss or the worst case. Loan loss reserve factors are multiplied against the balances in each risk-rating category to determine an appropriate level for the allowance for loan losses. Loans with higher risk ratings are monitored much closer by the officers. Control of our loan quality is continually monitored by management and is reviewed by the Boards of Directors and our credit quality committee on a quarterly basis. We consistently apply our methodology for determining the adequacy of the allowance for loan losses, but may make adjustments to its methodologies and assumptions based on historical information related to charge-offs and management's evaluation of the current loan portfolio (dollars in thousands).

                                       JUNE 30            DEC 31          DEC 31           DEC 31          DEC 31        DEC 31
                                          2002              2001            2000             1999            1998          1997
                                       -------           -------         -------          -------          ------       -------
BALANCE - Beginning of Period          $ 1,806           $ 1,601         $ 1,528          $ 1,580          $1,496       $ 1,676

Charge offs
      Commercial                            26                59             205               43             111           481
      Agricultural production                0                29               0                0               0             0
      Real Estate                           16                61               0               23               0            31
      Consumer                              31               159              33               70              64            29
      Other                                  0                 7               0                0               0             0
                                       ----------------------------------------------------------------------------------------
Total Charge offs                           73               315             238              136             175           541

Recoveries
      Commercial                            16                 0               4                4             129             9
      Agricultural production                1                 0               0                0               0             0
      Real Estate                           10                41              10               20               1             4
      Consumer                               9                62              10               10               9             5
      Other                                  0                 7               0                0               0             0
                                          -------------------------------------------------------------------------------------
Total Recoveries                            36               110              24               34             139            18
                                       ----------------------------------------------------------------------------------------

Net charge-offs                            (37)             (205)           (214)            (102)            (36)         (523)

Provision charged to operations            185               410             287               50             120           343
                                       ---------------------------------------------------------------------------------------------

BALANCE - End of Period                $ 1,954           $ 1,806         $ 1,601          $ 1,528          $1,580       $ 1,496


The following table shows Fortress Bancshares, Inc.'s total allowance for loan losses and the allocation to the various loan categories for each of the years indicated (dollars in thousands).

                                      At June 30,                                   At December 31,
                            ------------------------------   --------------------------------------------------------------
                                  2002              2001           2000          1999            1998             1997
                            --------------  --------------   -------------  --------------  --------------  ---------------
                            Amount     %    Amount     %     Amount    %    Amount     %    Amount     %    Amount      %
                            ------   ----   ------   ----    ------  ----   ------   ----   ------   ----   ------    ----
Commercial                  $1,335   0.92%  $1,259   0.90%   $1,270  0.97%  $1,140   0.96%  $1,178   1.04%  $1,116    1.02%

Agricultural production         49   0.03%      48   0.03%       --  0.00%      --   0.00%      --   0.00%      --    0.00%
Real estate                     79   0.05%      65   0.05%       35  0.03%      67   0.06%      70   0.06%      66    0.06%
Consumer and other             491   0.34%     434   0.31%      296  0.23%     321   0.27%     332   0.30%     314    0.29%
                            --------------  -------------------------------------------------------------------------------
Total Allowance for loan
  losses                    $1,954   1.35%  $1,806   1.29%   $1,601  1.23%  $1,528   1.28%  $1,580   1.40%  $1,496    1.37%


The amounts in the preceding table are expressed as a percentage of gross loans outstanding for each loan category.

Management believes this allocation is appropriate in light of current and expected economic conditions, the geographic and industry mix of the loan portfolio, and other risk-related factors. Although management believes that Fortress Bancshares, Inc.'s present level of allowance for loan losses is adequate, there can be no assurance that future adjustments to the allowance will not be necessary, which could adversely affect Fortress Bancshares, Inc.'s results of operations.

PAST DUE AND NONPERFORMING LOANS AND ASSETS

The following table reflects aggregate amounts of loans past due and nonperforming at:

                                       JUNE 30           DEC 31           DEC 31          DEC 31          DEC 31         DEC 31
                                          2002             2001             2000            1999            1998           1997
                                       -------          -------           ------          ------          ------         -------
                                                                     (dollars in thousands)

Non-accrual loans                       $  710          $ 1,026            $ 536           $ 626          $1,131         $1,126
Loans past due over 90 days                  9                3                4               3              50              5
                                       ----------------------------------------------------------------------------------------
      Total                                719          $ 1,029            $ 540           $ 629          $1,181         $1,131
Other Real Estate                           12               20              240             157             173            224
                                       ----------------------------------------------------------------------------------------
     Total Nonperforming Assets         $  731          $ 1,049            $ 780           $ 786         $ 1,354        $ 1,355

Loans are normally placed on non-accrual status when they contractually become past due 90 days or more as to interest or principal payments. Previously accrued and uncollected interest on such loans is reversed, and income is recorded only to the extent that interest payments are substantially received in cash and a determination has been made that the principal balance of the loan is collectible. If collectibility of the principal is in doubt, payments received are applied to loan principal.

We believe the allowance for loan losses accounting policy is critical to the portrayal and understanding of our financial condition and results of operations. As such, selection and application of this "critical accounting policy" involves judgments, estimates, and uncertainties that are susceptible to change. In the event that different assumptions or conditions were to prevail, and depending upon the severity of such changes, the possibility of materially different financial condition or results of operations is a reasonable likelihood.

                             POTENTIAL PROBLEM LOANS

We utilize an internal asset classification system as a means of reporting problem and potential problem assets. At each scheduled bank Board of Directors meeting, a watch list is presented, showing all loans needing special management attention. A loan is considered substandard and placed on the watch list if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. The watch list includes those loans characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. At June 30, 2002 watch list credits equaled $8.1 million while at December 31, 2001 the total was $7.3 million. The increase from December 31, 2001 to June 30, 2002 is primarily attributed to one $700,000 credit added to the watch list for credit deficiencies.

Our determination as to the classification of our assets and the amount of our valuation allowances is subject to review by the Banks' primary regulators, which can order the establishment of additional general or specific loss allowances. The FDIC, in conjunction with the other federal banking agencies, has adopted an interagency policy statement on the allowance for loan losses. The policy statement provides guidance for financial institutions on both the responsibilities of management for the assessment and establishment of adequate allowances and guidance for banking agency examiners to use in determining the adequacy of general valuation guidelines. Generally, the policy statement recommends that (i) institutions have effective systems and controls to identify, monitor and address asset quality problems; (ii) management has analyzed all significant factors that affect the collectibility of the portfolio in a reasonable manner; and (iii) management has established acceptable allowance evaluation processes that meet the objectives set forth in the policy statement. We believe we have established an adequate allowance for probable loan losses. We analyze the process regularly, with modifications made if needed, and report those results four times per year at Board of Directors meetings. However, there can be no assurance that regulators, in reviewing our loan portfolio, will not request us to materially increase our allowance for loan losses at the time. Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

                              INVESTMENT PORTFOLIO

The investment portfolio is intended to provide us with adequate liquidity, flexibility in asset/liability management and lastly earnings potential. Investment securities at December 31, 2001 were $51.9 million compared to $49.3 million at December 31, 2000. The balance of investment securities increased primarily as a placement of funds to offset strong deposit growth. For June 30, 2002 investment securities represented $52.3 million versus $50.2 million on June 30, 2001.

Management determines the appropriate classification of securities (including mortgage-related securities) at the time of purchase. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-related securities, over the estimated life of the security. Such amortization is included in interest income from the related security. Interest and dividends are included in interest income from the related securities. Realized gains and losses, and declines in value judged to be other-than-temporary are included in securities gains (losses). The cost of securities sold is based on the specific identification method.

The following table sets forth the fair market value of investment securities available-for-sale at the dates indicated (dollars in thousands):

                            AT THE END OF PERIOD JUNE 30,            AT YEAR END DECEMBER 31,
                            -----------------------------     ----------------------------------
                                  2002         2001               2001         2000         1999
                                -------     --------           -------      --------    --------
US Treasury                      $1,631       $2,672            $1,753       $2,628       $2,583
US Govt Agencies                 20,914       15,168            15,750       22,822       19,337
State & Political
  Subdivisions                   13,459        6,202             9,637        5,686        6,924
Mortgage-backed Securities       13,573       23,296            22,100       15,807       13,801
                                -------      -------           -------      -------      -------
Subtotal                         49,577       47,338            49,240       46,943       42,645
Equity Securities                 2,770        2,828             2,662        2,357        2,780
                                -------      -------           -------      -------      -------
Total                           $52,347      $50,166           $51,902      $49,300      $45,425
                                =======      =======           =======      =======      =======

The maturity distribution (based upon the average life) and weighted average yield of the securities portfolio as of December 31, 2001 is summarized in the following table. Weighted average yield is calculated by dividing income within each maturity range by the outstanding amount of the related investment based on carrying value.

                                Within One Year   One to Five Years  Five to Ten Years  Over Ten Years          Total
                              ------------------ ------------------ ------------------ ----------------   -----------------
                                        Weighted          Weighted           Weighted          Weighted            Weighted
                                         Average           Average            Average           Average             Average
                                Amount   Yield    Amount   Yield     Amount   Yield    Amount    Yield     Amount     Yield
                               -------  -------- -------  --------  -------  --------  ------  --------   -------  --------
US Treasury                    $     0    0.00%  $ 1,655    5.48%   $     0    0.00%   $   98    7.00%    $ 1,753    5.56%
US Govt Agencies                   250    6.54%    7,693    6.23%     4,479    5.71%    3,328    6.42%     15,750    6.13%
State & Political
Subdivisions                     1,542    5.49%    2,726    6.18%     3,141    6.43%    2,228    6.62%      9,637    6.25%
Mortgage-backed Securities       1,566    6.62%   18,057    6.16%     2,262    5.70%      215    3.50%     22,100    6.12%
                               -------    ----   -------    ----    -------    ----    ------    ----     -------    ----
Total                          $ 3,358    6.10%  $30,131    6.15%   $ 9,882    5.94%   $5,869    6.40%    $49,240    6.13%
                               =======           =======            =======            ======             =======

                                 TOTAL DEPOSITS

We continue to stress core deposit accumulation and retention as a basis for sound growth and profitability. Core deposits consist of all deposits other than public funds and certificates of deposit in excess of $100,000.

Total average deposits increased $5.2 million to $150.4 million for 2001, from $145.2 million for 2000. This compares to a $5.0 million increase in 1999. The average increase in time deposits occurred via increases in retail certificates of deposits and retail jumbo certificates of deposits, while the increase in NOW and money market deposits can be attributed to depositors desiring to stay liquid as market interest rates declined in 2001. The following table sets forth the average amount of and the average rate paid by the banks on deposits by deposit category:

                                                       AT OR FOR THE YEAR ENDED DECEMBER 31,
                         ----------------------------------------------------------------------------------------------
                                       2001                              2000                          1999
                         -----------------------------     -------------------------     ------------------------------
                          AVERAGE                          AVERAGE                       AVERAGE
                          BALANCE    INTEREST    RATE      BALANCE   INTEREST  RATE      BALANCE    INTEREST       RATE
                          -------    --------    ----      -------   --------  ----      -------    --------       ----
Demand deposits          $15,697          0      0.00%     $16,180        0    0.00%     $16,317          0       0.00%
NOW deposits              14,446        179      1.24%      14,786      223    1.51%      14,739        225       1.53%
Money market deposits     21,824        696      3.19%      19,055      810    4.25%      18,141        675       3.72%
Savings deposits          11,052        212      1.92%      11,604      258    2.22%      11,978        252       2.10%
Time deposits             87,344      5,047      5.78%      83,528    4,809    5.76%      79,072      4,270       5.40%
                         -------                 -----     -------             -----     -------                  -----
Total                   $150,363                 4.08%    $145,153             4.20%    $140,247                  3.87%
                        ========                          ========                      ========




Maturities of time deposits and certificate accounts with balances of $100,000 or more, outstanding at December 31, 2001, are summarized as follows (dollars in thousands):

3 MONTHS OR LESS                                 $5,388
OVER 3 THROUGH 6 MONTHS                           3,960
OVER 6 THROUGH 12 MONTHS                          5,598
OVER 12 MONTHS                                    3,228
                                                --------
   TOTAL                                        $18,174
                                                ========


                                   BORROWINGS

Although deposits are our primary source of funds, it has been our policy to utilize borrowings as an alternative source of funds. We utilize both short-term and long-term borrowings, as well as repurchase agreements as a part of our asset/liability management strategy. Borrowings are secured when we believe we can profitably re-invest those funds for our benefit. Significant components of our borrowings are federal funds purchased and advances from the Federal Home Loan Bank (FHLB). The FHLB advances are collateralized by the capital stock of the FHLB that we hold and certain mortgage loans and mortgage related securities. The subsidiary Banks have entered into a master contract agreement with their respective Federal Home Loan Bank (FHLB) which provides for borrowings based on the book value of the Banks' 1-4 family real estate loans, specified agricultural and SBA loans, and delivered securities. FHLB provides both fixed and floating rate advances. Floating rates are tied to short-term market rates of interest, such as LIBOR, Federal funds or Treasury Bill rates. Fixed rate advances are priced in reference to market rates of interest at the time of the advance, namely the rates that FHLB pays to borrowers at various maturities. Advances with call provisions permit the FHLB to request payment beginning on the call date and quarterly thereafter. Prepayments may be subject to penalties.

Advances obtained with total outstanding balances of $23.2 million and $22.1 million at December 31, 2001 and 2000, respectively, bear applicable interest rates ranging from 4.22% to 6.53%. Interest is payable monthly with principal payment due at maturity. The advances are secured by security agreements pledging a portion of the subsidiary Banks' real estate mortgages, specified agricultural and SBA loans, and/or securities with a carrying value of approximately $27.2 million and $24.6 million at December 31, 2001 and 2000, respectively.

The Company has entered into a credit agreement (Note Payable) with BankOne Wisconsin, maturing December 31, 2007, with a maximum borrowing of $8.0 million. Interest is payable quarterly at an adjusted LIBOR rate (3.60% and

8.16% at December 31, 2001 and 2000, respectively). The credit note is secured by stock of Fortress Bank of Westby, Fortress Bank N.A., Fortress Bank of Cresco, and Fortress Holdings, Inc. and also contains covenants relative to loan performance and equity of the subsidiary Banks. Management is not aware of any violation of the covenants.


The following table shows outstanding amounts of borrowings together with the weighted average interest rates, at December 31, for each of the past three years (dollars in thousands).

                                                                 At December 31,
                                                2001                   2000                   1999
                                       ----------------------- ---------------------- ----------------------
                                        BALANCE       RATE     Balance       Rate      Balance      Rate
                                       ----------- ----------- ----------- ---------- ---------- -----------
  Federal Funds purchased                 $ 3,467       2.17%     $ 3,879      6.01%    $ 1,200       5.37%
  Securities sold under agreements
      to repurchase                           636       2.33        1,367     6.31          770       4.43
  FHLB borrowings                          23,215       5.54       22,121     6.69       17,094       5.58
  Notes Payable                             6,500       3.60        6,650     8.16        6,900       7.95
                                       ----------- ----------- ----------- ---------- ---------- -----------
                                         $ 33,818       4.76%    $ 34,017      6.88%   $ 25,964       6.17%
                                       =========== =========== =========== ========== ========== ===========


The following table shows the maximum amounts outstanding of borrowings for each of the past three years (dollars in thousands).

                                                        FOR THE YEAR ENDED
                                              ----------------------------------------------
                                                    2001             2000              1999
                                              ----------- ---------------- -----------------
Federal Funds purchased                           $3,528            4,606            $4,578
Securities sold under agreements to
    repurchase                                     1,903            2,204             1,835
FHLB borrowings                                   28,309           24,533            20,848
Notes Payable                                      6,650            6,900             7,700
                                              ----------- ---------------- -----------------
                                                 $40,390          $38,243           $34,961
                                              =========== ================ =================


The following table shows for the periods indicated the daily average amount outstanding for the categories of borrowings and the weighted average rates (dollars in thousands).

                                                                 At December 31,
                                       --------------------------------------------------------------------
                                                2001                   2000                   1999
                                       ----------------------- ---------------------- ---------------------
                                        BALANCE       RATE     Balance       Rate      Balance     Rate
                                       ----------- ----------- ----------- ---------- ---------- ----------
Federal Funds purchased                   $ 1,307       5.45%     $ 2,389      6.57%    $ 1,458      6.08%
Securities sold under agreements to
    repurchase                                936       3.43        1,787      5.78       1,324      4.46
FHLB borrowings                            26,506       5.64       22,262      6.18      17,362      5.28
Notes Payable                               6,637       6.01        6,795      8.28       7,381      7.05
                                       ----------- ----------- ----------- ---------- ---------- ----------
                                         $ 35,386       5.65%    $ 33,233      6.62%   $ 27,525      5.73%
                                       =========== =========== =========== ========== ========== ==========


                         CAPITAL RESOURCES AND ADEQUACY

Total Stockholder Equity at December 31, 2001 was $13.6 million representing a 14.3% or $1.7 million increase over December 31, 2000 of $11.9 million. Most of the increase came as a result of company net income of $1.5 million which was partially offset by a $202,800 dividend paid to shareholders during the period. The remainder came from a $396,000 increase in the value of securities available for sale.

The Federal Reserve Board, the Company's primary regulator, has adopted risk-based capital regulations, which suggest that to be considered adequately capitalized a company should maintain total capital to risk-weighted assets of at least 8.0% and tier 1 capital to average assets of at least 4.0%. For these two ratios Fortress Bancshares, Inc. was at 7.67%, 7.08%, 6.23% and 4.60%, 4.12%, and 3.41% for December 31, 2001, 2000, and 1999 respectively. While the total capital to risk-weighted assets ratios were below the suggested 8.0% threshold on a consolidated basis, each of the subsidiary banks maintained "well-capitalized" designations. As of June 30, 2002 these consolidated ratios have increased to 8.36% and 5.12%, both above the suggested levels from 7.33% and 4.41% at June 30, 2001.

Management strives to maintain a strong capital position to take advantage of opportunities for profitable geographic and product expansion and to maintain depositor and investor confidence. Conversely, management believes that capital must be maintained at levels that provide adequate returns on the capital employed. Management actively reviews capital strategies for us and for each of our subsidiaries to ensure that capital levels are appropriate based on perceived business risks, growth and regulatory standards. Management is not aware of any pending regulatory requirements or recommendations that, if enacted would have a material adverse impact on the Company's capital, liquidity, or results of operations. Listed below is a comparison of the subsidiary Banks' actual capital amounts with the minimum requirements for well capitalized and adequately capitalized banks, as defined by the federal regulatory agencies' Prompt Corrective Action Rules, as of December 31, 2001 and 2000 (dollars in thousands).

                                                                                    To be well capitalized
                                                            For Capital Adequacy    Under Prompt Corrective
                                       Actual                      Purposes           Action Provisions
                                 ----------------           --------------------    -----------------------
                                 Amount     Ratio             Amount     Ratio        Amount     Ratio
                                 ------     -----             -----      -----        ------     -----
AS OF DECEMBER 31, 2001

Total capital
  (to risk weighted assets)
Fortress Bank of Westby          $ 8,559    11.4 %            $ 5,999    8.0 %        $ 7,499    10.0 %
Fortress Bank N.A.               $ 4,058    11.3 %            $ 2,866    8.0 %        $ 3,582    10.0 %
Fortress Bank of Cresco          $ 5,105    14.7 %            $ 2,778    8.0 %        $ 3,472    10.0 %

Tier 1 capital
  (to risk weighted assets)
Fortress Bank of Westby          $ 7,633    10.2 %            $ 3,000    4.0 %        $ 4,499    6.0 %
Fortress Bank N.A.               $ 3,630    10.1 %            $ 1,433    4.0 %        $ 2,149    6.0 %
Fortress Bank of Cresco          $ 4,671    13.5 %            $ 1,389    4.0 %        $ 2,083    6.0 %

Tier 1 capital
  (to average assets)
Fortress Bank of Westby          $ 7,633    7.7 %             $ 3,950    4.0 %        $ 4,937    5.0 %
Fortress Bank N.A.               $ 3,630    7.2 %             $ 2,008    4.0 %        $ 2,510    5.0 %
Fortress Bank of Cresco          $ 4,671    8.3 %             $ 2,241    4.0 %        $ 2,801    5.0 %

AS OF DECEMBER 31, 2000


Total capital
  (to risk weighted assets)
Fortress Bank of Westby          $ 7,772    11.6 %            $ 5,369    8.0 %        $ 6,711    10.0 %
Fortress Bank N.A.               $ 3,685    10.5 %            $ 2,807    8.0 %        $ 3,509    10.0 %
Fortress Bank of Cresco          $ 4,617    13.9 %            $ 2,660    8.0 %        $ 3,325    10.0 %

Tier 1 capital
  (to risk weighted assets)
Fortress Bank of Westby          $ 6,933    10.3 %            $ 2,684    4.0 %        $ 4,027    6.0 %
Fortress Bank N.A.               $ 3,374      9.6 %           $ 1,403    4.0 %        $ 2,105    6.0 %
Fortress Bank of Cresco          $ 4,201    12.6 %            $ 1,330    4.0 %        $ 1,995    6.0 %

Tier 1 capital
  (to average assets)
Fortress Bank of Westby          $ 6,933    7.7 %             $ 3,588    4.0 %        $ 4,485    5.0 %
Fortress Bank N.A.               $ 3,374    7.3 %             $ 1,849    4.0 %        $ 2,312    5.0 %
Fortress Bank of Cresco          $ 4,201    8.3 %             $ 2,013    4.0 %        $ 2,516    5.0 %

                         LIQUIDITY AND CAPITAL RESOURCES

The concept of liquidity comprises the ability of an enterprise to maintain sufficient cash flow to meet its needs and obligations on a timely basis. Bank liquidity must be considered in terms of the nature and mix of the institution's sources and uses of funds. Bank liquidity is provided from several asset categories. The asset side of the balance sheet provides liquidity through maturities of investment securities and repayment and pay-offs of loans. Cash and amounts due from correspondent banks, interest bearing deposits in banks, investment securities available for sale and Federal Funds sold are primarily sources of asset liquidity. At December 31, 2001, these categories totaled approximately $58.6 million, $56.6 million at December 30, 2000 and $53.1 million at December 30, 1999. The Company has no significant plans for major capital expenditures in 2002.

Management believes that, in the current economic environment, the Bank's liquidity position is adequate. There are no known trends, nor any known demands, commitments, events or uncertainties that will result or are reasonably likely to result in a material increase or decrease in the Bank's liquidity.

Liquidity management involves the ability to meet the cash flow requirements of customers who may be either depositors wanting to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs. Our cash flows are composed of three classifications: cash flows from operating activities, cash flows from investing activities, and cash flows from financing activities. Net cash provided by operating activities was $3.2 million and $2.5 million for the year ended December 31, 2001 and 2000, respectively, an increase of $.7 million. Net cash used in investing activities decreased by $2.2 million, to $13.9 million used in for the year ended December 31, 2001 from $16.1 million used in the same period in 2000. Net cash provided by financing activities was $9.2 million for the year ended December 31, 2001 while $12.4 million was provided in 2001. The $3.2 million decrease in net cash provided by financing activities was due to a $13.7 million increase in borrowings in the 2001 period compared to a $33.7 million increase in 2000 for a decrease in net cash provided of $20.0 million. However, only $12.7 million in repayments of borrowings were completed in 2001 compared to $29.0 million in 2000 or an increase in net cash provided of $16.3 million.

Net cash was provided by operating activities during the years ended December 31, 2001, 2000 and 1999 primarily as a result of normal ongoing business operations. The non-cash items, such as the provisions for loan losses and depreciation and the net amortization of premiums, also contributed to net cash provided by operating activities during these periods.

Liquidity is also necessary at the parent company level. The parent company's primary source of funds are dividends from subsidiaries, borrowings and proceeds from issuance of equity. The parent company manages its liquidity position to provide the funds necessary to pay dividends to shareholders, service debt, invest in subsidiaries and satisfy other operating requirements. Dividends received from subsidiaries totaled $749,000, $487,000 and $1.6 million for the years ended December 31, 2001, 2000 and 1999 respectively, and will continue to be the parent company's main source of long-term liquidity. The dividends from our banks were sufficient to pay cash dividends to our shareholders of $203,000 for the year ended December 31, 2001, the first year dividends were paid to shareholders. At December 31, 2001, the parent company had an $8.0 million line of credit with an unaffiliated bank available, with $6.5 million outstanding on the line of credit.

The Company expects to have available cash to meet its liquidity needs. Liquidity management is monitored by the Asset/Liability committee, which takes into account the marketability of assets, the sources and stability of funding and the level of unfunded commitments. In the event that additional short-term liquidity is needed, the Banks have established relationships with our correspondent banks to provide short-term borrowings in the form of federal funds purchased. The Banks are members of the Federal Home Loan Bank (FHLB) and each has the ability to borrow from the FHLB. As a contingency plan for significant funding needs, the Asset/Liability Management committee may also consider the sale of investment securities, selling securities under agreement to repurchase or the temporary curtailment of lending activities.

                           ASSET/LIABILITY MANAGEMENT

Financial institutions are subject to interest rate risk to the extent their interest-bearing liabilities (primarily deposits) mature or reprice at different times and on a different basis than their interest-earning assets (consisting primarily of loans and securities). Interest rate sensitivity management seeks to match maturities on assets and liabilities and avoid fluctuating net interest margins while enhancing net interest income during periods of changing interest rates. The difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within the same time period is referred to as an interest rate gap. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During periods of rising interest rates, a negative gap tends to adversely affect net interest income while a positive gap tends to result in an increase in net interest income. During a period of falling interest rates, a negative gap tends to result in an increase in net interest income while a positive gap tends to adversely affect net interest income.

The following table shows the interest rate sensitivity gap for four different time intervals as of December 31, 2001. Certain assumptions regarding prepayment and withdrawal rates are based upon our historical experience, and management believes such assumptions are reasonable.

                                                       AMOUNTS MATURING OR REPRICING AS OF DECEMBER 31, 2001
                                             ---------------------------------------------------------------------------
                                                 WITHIN         SIX TO TWELVE   ONE TO FIVE        OVER
                                               SIX MONTHS           MONTHS         YEARS        FIVE YEARS       TOTAL
                                             ---------------------------------------------------------------------------
                                                                       (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Taxable securities                                 $3,265         $2,097        $26,859        $12,317        $44,538
  Tax-exempt securities                                 210          1,272          2,408          3,474          7,364
                                             ---------------------------------------------------------------------------
      Total securities                                3,475          3,369         29,267         15,791         51,902
Loans
  Commercial loans                                   13,733          4,565          8,967            660         27,925
  Agricultural loans                                  5,374          2,676          5,868            987         14,905
  Real Estate loans                                  18,474         10,247         46,313          5,615         80,649
  Installment & consumer                              2,782          1,861          9,252          1,468         15,363
  Municipal                                              93            129            845            518          1,585
                                             ---------------------------------------------------------------------------
    Total Loans                                      40,456         19,478         71,245          9,248        140,427
                                             ---------------------------------------------------------------------------
      Total interest-earning assets                 $43,931        $22,847       $100,512        $25,039       $192,329
                                             ===========================================================================

Interest-bearing liabilities:
Deposits
  Time deposits                                     $40,226        $25,512        $22,604            $23        $88,365
  NOW accounts                                        1,559              0              0         14,029         15,588
  Savings accounts                                    1,273              0              0         11,457         12,730
  Money market accounts                               2,363              0              0         21,266         23,629
  Borrowings                                         19,707          1,000          7,596          5,515         33,818
                                             ---------------------------------------------------------------------------
      Total interest-bearing liabilities            $65,128        $26,512        $30,200        $52,290       $174,130
                                             ===========================================================================
Interest-earning assets less
interest-bearing
  Liabilities                                     ($21,197)       ($3,665)        $70,312      ($27,251)        $18,199
                                             ===========================================================================
Cumulative interest rate sensitivity gap          ($21,197)      ($24,862)        $45,450        $18,199
                                             ============================================================
Cumulative interest rate sensitivity gap as
a percentage of total assets                       (10.18%)       (11.94%)         21.77%          8.98%
                                             ============================================================


At December 31, 2001, our cumulative interest-rate sensitive gap as a percentage of total assets was a negative 10.18% for six months and a negative 11.94% for one-year maturities. Therefore, we are negatively gapped and may benefit from falling interest rates.

Certain shortcomings are inherent in the method of analysis presented in the above schedule. For example, although certain assets and liabilities have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable rate mortgage loans, have features that restrict changes in interest rates on a short-term basis over the life of the asset. Further, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the schedule. Finally, the ability of many borrowers to service their debt may decrease in the event of an interest rate increase.

                              EFFECTS OF INFLATION

The Company's consolidated financial statements and notes thereto have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Company's operations. Unlike most industrial companies, nearly all of the assets and liabilities of the Company are monetary in nature. As a result, interest rates have a greater impact on the Company's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Our financial performance is impacted by, among other factors, interest rate risk and credit risk. We utilize no derivatives to mitigate our interest rate risk. To control credit risk we rely instead on loan review and an adequate loan loss reserve.

Interest rate risk is the risk of loss of net interest income due to changes in interest rates. This risk is addressed by our Asset Liability Management Committee, which includes senior management representatives. The Asset Liability Management Committee monitors and considers methods of managing interest rate risk by monitoring changes in net interest income under various interest rate scenarios. The Asset Liability Management Committee attempts to manage various components of our balance sheet to minimize the impact of sudden and sustained changes in interest rate on net interest income.

Our exposure to interest rate risk is reviewed on at least a quarterly basis by the Asset Liability Management Committee. Interest rate risk exposure is measured using interest rate sensitivity analysis to determine our change in net interest income in the event of hypothetical changes in interest rates and interest liabilities. If potential changes to net interest income resulting from hypothetical interest rate swings are not within the limits established by the Asset Liability Management Committee, the asset and liability mix may be adjusted to bring interest rate risk within approved limits.

In order to reduce the exposure to interest rate fluctuations, we have developed strategies to manage our liquidity, shorten the effective maturities of certain interest-earning assets, and increase the effective maturities of certain interest-bearing liabilities. One strategy used is focusing our residential lending on adjustable rate mortgages, which generally reprice within one to three years. Another strategy used is concentrating our non-residential lending on adjustable or floating rate and/or short-term loans. We have also focused our investment activities on short and medium-term securities, while attempting to maintain and increase our savings account and transaction deposit accounts, which are considered to be relatively resistant to changes in interest rates.

                            FORTRESS BANCSHARES, INC.

                                AND SUBSIDIARIES

                                Westby, Wisconsin






                        CONSOLIDATED FINANCIAL STATEMENTS

                     Including Independent Auditor's Report

                           December 31, 2001 and 2000

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

                                TABLE OF CONTENTS





   INDEPENDENT AUDITOR'S REPORT                                                                             E-18

   CONSOLIDATED FINANCIAL STATEMENTS

         Consolidated Balance Sheets                                                                       E-19

         Consolidated Statements of Income                                                                 E-20

         Consolidated Statements of Changes in Stockholders' Equity                                        E-21

         Consolidated Statements of Cash Flows                                                             E-23

         Notes to Consolidated Financial Statements                                                  E-25 TO E-45

                          INDEPENDENT AUDITOR'S REPORT





Board of Directors
Fortress Bancshares, Inc. and Subsidiaries
Westby, Wisconsin

We have audited the accompanying consolidated balance sheets of Fortress Bancshares, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 2001, 2000 and 1999. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fortress Bancshares, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years ended December 31, 2001, 2000 and 1999, in conformity with accounting principles generally accepted in the United States of America.









Milwaukee, Wisconsin                        /s/ Virchow, Krause & Company, LLP
                                            ----------------------------------
January 18, 2002                            Virchow, Krause & Company, LLP

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS


                           December 31, 2001 and 2000


                                     ASSETS
                                                                                         2001               2000
                                                                                    ------------      ------------
   Cash and due from banks                                                          $  5,666,337      $  5,839,598
   Federal funds sold                                                                          -         1,244,000
                                                                                    ------------      ------------
       Cash and cash equivalents                                                       5,666,337         7,083,598
   Interest bearing deposits in banks                                                  1,039,169           216,947
   Available for sale securities - stated at fair value                               51,901,628        49,299,554
   Loans, less allowance for loan losses of $1,805,996 and
       $1,600,563 in 2001 and 2000, respectively                                     138,620,519       128,762,205
   Premises and equipment, net                                                         4,514,309         4,272,234
   Goodwill                                                                            3,385,517         3,566,446
   Accrued interest receivable and other assets                                        3,090,718         3,634,548
                                                                                    ------------      ------------

          TOTAL ASSETS                                                              $208,218,197      $196,835,532
                                                                                    ============      ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
   Deposits
       Demand                                                                       $ 18,041,090      $ 17,378,647
       Savings and NOW                                                                50,404,762        46,301,668
       Other time                                                                     89,907,270        85,059,072
                                                                                    ------------      ------------
          Total Deposits                                                             158,353,122       148,739,387
   Federal funds purchased and securities sold under
       repurchase agreements                                                           4,102,551         5,246,156
   Other borrowings                                                                   29,715,509        28,771,046
   Accrued interest payable and other liabilities                                      2,447,970         2,152,751
                                                                                    ------------      ------------
       Total Liabilities                                                             194,619,152       184,909,340
                                                                                    ------------      ------------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
   Preferred stock, $.01 par value, 50,000 shares authorized,
       none issued                                                                             -                 -
   Common stock, $.01 par value,
       2,000,000 shares authorized, 676,140
       shares issued and outstanding in 2001 and 2000                                      6,761             6,761
   Additional paid in capital                                                          6,145,569         6,145,569
   Retained earnings                                                                   7,003,626         5,727,191
                                                                                    ------------      ------------
                                                                                      13,155,956        11,879,521
   Accumulated other comprehensive income                                                443,089            46,671
                                                                                    ------------      ------------
       Total Stockholders' Equity                                                     13,599,045        11,926,192
                                                                                    ------------      ------------

          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $208,218,197      $196,835,532
                                                                                    ============      ============

                 See Notes to Consolidated Financial Statements

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME


                  Years Ended December 31, 2001, 2000 and 1999


                                                                          2001            2000          1999
                                                                      -----------     -----------    -----------
INTEREST INCOME
   Interest and fees on loans                                         $12,609,402     $11,854,119    $10,610,567
   Interest on investment securities
       Taxable                                                          2,735,053       2,700,532      2,129,014
       Tax exempt                                                         260,259         253,183        275,255
   Interest on federal funds sold and securities purchased under
       agreements to resell                                                43,625          68,614        343,290
   Interest on deposits in banks                                           13,591          16,510         23,244
                                                                      -----------     -----------    -----------
       Total Interest Income                                           15,661,930      14,892,958     13,381,370
                                                                      -----------     -----------    -----------

INTEREST EXPENSE
   Interest on deposits                                                 6,133,427       6,099,984      5,422,594
   Interest on federal funds purchased and
       securities sold under repurchase
       agreements                                                         757,125         260,004        139,536
   Interest on other borrowings                                         1,242,021       1,938,996      1,436,351
                                                                      -----------     -----------    -----------
       Total Interest Expense                                           8,132,573       8,298,984      6,998,481
                                                                      -----------     -----------    -----------
Net interest income before provision for loan losses                    7,529,357       6,593,974      6,382,889
   Provision for loan losses                                              410,000         286,460         50,000
                                                                      -----------     -----------    -----------
Net interest income after provision for loan losses                     7,119,357       6,307,514      6,332,889
                                                                      -----------     -----------    -----------

NONINTEREST INCOME
   Service fees                                                         1,110,305         975,425        826,077
   Securities gains (losses)                                              112,761        (25,257)         11,192
   Other income                                                           461,551         422,967        334,332
                                                                      -----------     -----------    -----------
       Total Noninterest Income                                         1,684,617       1,373,135      1,171,601
                                                                      -----------     -----------    -----------

NONINTEREST EXPENSES
   Salaries                                                             2,660,292       2,330,524      2,317,440
   Pension, profit sharing and other employee benefits                    700,968         631,528        511,637
   Occupancy                                                              435,053         380,190        377,638
   Furniture and equipment expenses                                       738,098         689,746        699,342
   Other expenses                                                       1,994,218       1,879,164      1,996,046
                                                                      -----------     -----------    -----------
       Total Noninterest Expenses                                       6,528,629       5,911,152      5,902,103
                                                                      -----------     -----------    -----------

Income before income taxes                                              2,275,345       1,769,497      1,602,387
   Less:  Applicable income taxes                                         796,068         617,085        563,357
                                                                      -----------     -----------    -----------

       NET INCOME                                                     $ 1,479,277     $ 1,152,412    $ 1,039,030
                                                                      ===========     ===========    ===========

         Basic earnings per share                                     $      2.19     $      1.74    $      1.59
                                                                      ===========     ===========    ===========
         Diluted earnings per share                                   $      2.16     $      1.69    $      1.52
                                                                      ===========     ===========    ===========
         Weighted average shares outstanding                              676,140         664,091        655,140
                                                                      ===========     ===========    ===========

                 See Notes to Consolidated Financial Statements

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                   Years Ended December 31, 2001, 2000 and 1999


                                                                                                  ACCUMULATED
                                                                  ADDITIONAL                         OTHER
                                                                   PAID IN        RETAINED        COMPREHENSIVE
                                                  COMMON STOCK     CAPITAL        EARNINGS           INCOME           TOTAL
                                                  ------------    ----------      ----------      -------------   ------------
BALANCES - December 31, 1998                          $6,551      $5,945,407      $3,535,749         $225,957       $9,713,664
                                                                                                                  ------------

   Comprehensive income
       Net income - 1999                                  --              --       1,039,030               --        1,039,030
       Change in unrealized gains
          (losses) on securities
          available for sale                              --              --              --       (1,680,205)      (1,680,205)
       Reclassification adjustment
          for gains (losses)
          realized in net income                          --              --              --           11,192           11,192
       Income tax effect                                  --              --              --          650,915          650,915
                                                                                                                  ------------
          Total Comprehensive Income                                                                                    20,932


BALANCES - December 31, 1999                           6,551       5,945,407       4,574,779         (792,141)       9,734,596
                                                                                                                  ------------

   Comprehensive income
       Net income - 2000                                  --              --       1,152,412               --        1,152,412
       Change in unrealized gains
          (losses) on securities
          available for sale                              --              --              --        1,400,359        1,400,359
       Reclassification adjustment
          for gains (losses)
          realized in net income                          --              --              --          (25,257)         (25,257)
       Income tax effect                                  --              --              --         (536,290)        (536,290)
                                                                                                                  ------------
          Total Comprehensive Income                                                                                 1,991,224
                                                                                                                  ------------
   Exercise of 21,000 shares of common stock
       options                                           210         200,162              --               --          200,372


BALANCES - December 31, 2000                           6,761       6,145,569       5,727,191           46,671       11,926,192
                                                                                                                  ------------

   Comprehensive income
       Net income - 2001                                  --              --       1,479,277               --        1,479,277
       Change in unrealized gains
          (losses) on securities


          available for sale                              --              --              --          537,105          537,105
       Reclassification adjustment
          for gains (losses)
          realized in net income                          --              --              --          112,761          112,761
       Income tax effect                                  --              --              --         (253,448)        (253,448)
                                                                                                                  ------------
          Total Comprehensive Income                                                                                 1,875,695
                                                                                                                  ------------
   Cash dividends  - $0.30 per share                      --              --        (202,842)              --         (202,842)


BALANCES - December 31, 2001                          $6,761      $6,145,569      $7,003,626         $443,089      $13,599,045
                                                ============    ============    ============     ============     ============


See Notes to Consolidated Financial Statements

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS


                  Years Ended December 31, 2001, 2000 and 1999



                                                                    2001          2000          1999
                                                                -----------  -------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Income                                                 $  1,479,277  $   1,152,412   $  1,039,030
    Adjustments to reconcile net income to
      net cash flows from operating
      activities
        Depreciation                                                634,886        595,083        599,708
        Amortization of intangibles                                 334,919        336,624        340,424
        Amortization and accretion of bond
         premiums and discounts - net                                11,825         58,285        145,525
        Loss (gain) on sale of investment securities               (112,761)        25,257        (11,192)
        Loss on disposal of premises and equipment                    6,937         59,188         12,182
        Provision for loan losses                                   410,000        286,460         50,000
        Provision (benefit) for deferred taxes                       16,728        (89,349)        (2,386)
        Net change in
           Loans held for sale                                            -              -        486,600
           Accrued interest receivable and other assets             159,155       (222,123)        51,380
           Accrued interest payable and other liabilities           295,219        253,955         91,478
                                                               ------------  -------------   ------------
        Net Cash Flows from Operating Activities                  3,236,185      2,455,792      2,802,749
                                                               ------------  -------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Net change in interest bearing deposits
      in banks                                                     (822,222)      (317,988)       507,890
    Activity in available for sale securities
        Sales                                                    15,392,180      3,737,026      1,589,409
        Maturities, prepayments and calls                        11,767,139      5,437,907     12,419,176
        Purchases                                               (29,050,082)   (12,455,168)   (22,929,623)
    Net increase in loans                                       (10,268,314)   (11,926,940)    (6,545,537)
    Additions to premises and equipment                            (883,898)      (555,996)      (473,011)
                                                               ------------  -------------   ------------
        Net Cash Flows from Investing Activities                (13,865,197)   (16,081,159)   (15,431,696)
                                                               ------------  -------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Net increase in deposits                                      9,613,735      4,239,107      3,425,339
    Net change in federal funds purchased
      and securities sold under repurchase
      agreements                                                 (1,143,605)     3,276,398       (989,265)
    Proceeds from other borrowings                               13,671,000     33,730,000      9,920,437
    Repayment of other borrowings                               (12,726,537)   (28,953,304)    (9,042,378)
    Dividends paid                                                 (202,842)            -              -
    Common stock issued                                                  -         140,004             -
                                                               ------------  -------------   ------------
        Net Cash Flows from Financing Activities                  9,211,751     12,432,205      3,314,133
                                                               ------------  -------------   ------------

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS


                  Years Ended December 31, 2001, 2000 and 1999



                                                                    2001          2000          1999
                                                                -----------  -------------  --------------

           NET CHANGE IN CASH AND CASH EQUIVALENTS               (1,417,261)    (1,193,162)    (9,314,814)

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                     7,083,598      8,276,760     17,591,574
                                                                -----------    -----------    -----------

CASH AND CASH EQUIVALENTS - END OF YEAR                         $ 5,666,337    $ 7,083,598    $ 8,276,760
                                                                ===========    ===========    ===========

SUPPLEMENTAL CASH FLOW DISCLOSURES
    Cash paid for interest                                      $ 8,294,173    $ 8,123,724    $ 7,011,218
    Cash paid for income taxes                                      953,229        695,072        585,481

                 See Notes to Consolidated Financial Statements

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2001 and 2000

--------------------------------------------------------------------------------
 NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

    Consolidation

The consolidated financial statements of Fortress Bancshares, Inc. and Subsidiaries (the Company) include the accounts of its wholly owned subsidiaries, Fortress Holdings, Inc. and Fortress Bank of Cresco, Cresco, Iowa. Fortress Holdings, Inc. includes the accounts of its wholly owned subsidiaries, Fortress Bank of Westby, Westby, Wisconsin and Fortress Bank N.A., Houston, Minnesota. The Fortress Bank of Westby includes the accounts of its wholly owned subsidiaries, Westby Investment Company, Inc. and Fortress Mortgage Services Company. Fortress Bank N.A. includes the accounts of its wholly owned subsidiary, The Fortress Agency, Inc. The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and conform to general practices within the banking industry. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

    Nature of Banking Activities

The consolidated income of the Company is principally from the income of its subsidiary Banks. The subsidiary Banks grant agribusiness, commercial, residential real estate mortgages and consumer loans and accept deposits from customers primarily in the counties surrounding the subsidiary Banks. They also provide securities brokerage services for products such as annuities and mutual funds. The subsidiary Banks are subject to competition from other financial institutions and nonfinancial institutions providing similar financial products. Additionally, the Company and the subsidiary Banks are subject to the regulations of certain regulatory agencies and undergo periodic examinations by those regulatory agencies.

    Use of Estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of foreclosed real estate, and deferred tax assets.

    Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash and balances due from banks and federal funds sold, all of which mature within ninety days.

The subsidiary Banks maintain amounts due from banks which, at times, may exceed federally insured limits. The subsidiary Banks have not experienced any losses in such accounts.

    Interest Bearing Deposits in Banks

Interest bearing deposits in banks mature within one year and are carried at cost.

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2001 and 2000




--------------------------------------------------------------------------------
NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)
--------------------------------------------------------------------------------

    Available for Sale Securities


Securities classified as available for sale are those debt securities that the subsidiary Banks intend to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of each subsidiary Bank's assets and liabilities, liquidity needs, regulatory capital consideration, and other similar factors. Securities classified as available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in other comprehensive income, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

    Loans


Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the amount of unpaid principal, reduced by the allowance for loan losses and any deferred fees or costs in originating loans. Interest income is accrued on the unpaid principal balance. The accrual of interest income on impaired loans is discontinued when, in the opinion of management, there is reasonable doubt as to the borrower's ability to meet payment of interest or principal when they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Cash collections on impaired loans are credited to the loan receivable balance and no interest income is recognized on those loans until the principal balance is current. Loans are returned to accrual status when the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

    Loans Held for Sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income. All sales are made without recourse. The subsidiary Banks also service loans that have been sold with servicing retained by the subsidiary Banks. Such loans are not included in the accompanying consolidated balance sheets.

    Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. The allowance for loan losses is adequate to cover probable credit losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio. The allowance is provided for losses that have been incurred as of the balance sheet date and is based on past events and current economic conditions, and does not include the effects of expected losses on specific loans or groups of loans

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2001 and 2000

--------------------------------------------------------------------------------
NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)
--------------------------------------------------------------------------------

that are related to future events or expected changes in economic conditions. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions.

A loan is considered impaired when, based on current information and events, it is probable that the subsidiary Banks will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may require the subsidiary Banks to make additions to the allowance for loan losses based on their judgments of collectibility based on information available to them at the time of their examination.

    Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

    Premises and Equipment

Depreciable assets are stated at cost less accumulated depreciation. Provisions for depreciation are computed on straight-line and accelerated methods over the estimated useful lives of the assets, which range from 15 to 50 years for buildings and 3 to 15 years for equipment.

    Pension and Profit-Sharing Plan

The Company has a defined contribution pension plan and a contributory 401(k) profit-sharing plan in which contributions are made in accordance with specified formulas or at the discretion of the Board of Directors of the Company. The Plans cover substantially all employees.

    Other Real Estate Owned

Other real estate owned, acquired through partial or total satisfaction of loans is carried at the lower of cost or fair value less cost to sell. At the date of acquisition, losses are charged to the allowance for loan losses. Revenue and expenses from operations and changes in the valuation allowance are included in other expenses.

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2001 and 2000


--------------------------------------------------------------------------------
NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)
--------------------------------------------------------------------------------

    Income Taxes

The Company files a consolidated federal income tax return and individual state income tax returns. Accordingly, amounts equal to tax benefits of those companies having taxable federal losses or credits are reimbursed by the other companies that incur federal tax liabilities.

Amounts provided for income tax expense are based on income reported for financial statement purposes and do not necessarily represent amounts currently payable under tax laws. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The differences relate principally to the reserve for loan losses, nonaccrual loan income, deferred compensation, fixed assets and unrealized gains and losses on available for sale securities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

    Off-Balance Sheet Financial Instruments

In the ordinary course of business the subsidiary Banks have entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

    Earnings Per Share

Earnings per share are computed based upon the weighted average number of common shares outstanding during each year. In the computation of diluted earnings per share, all dilutive stock options are assumed to be exercised at the beginning of each year and the proceeds are used to purchase shares of the Company's common stock at the average market price during the year.

    Fair Value of Financial Instruments

Financial Accounting Standards Board Statement No. 107, "Disclosures About Fair Value of Financial Instruments", requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes certain financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2001 and 2000

--------------------------------------------------------------------------------
NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)
--------------------------------------------------------------------------------


     Fair Value of Financial Instruments (cont.)

The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

     CARRYING AMOUNTS APPROXIMATE FAIR VALUES FOR THE FOLLOWING INSTRUMENTS

         Cash and cash equivalents
         Available for sale securities
         Accrued interest receivable
         Variable rate loans that reprice frequently where no
           significant change in credit risk has occurred
         Demand deposits
         Variable rate money market accounts
         Variable rate certificates of deposit
         Accrued interest payable
         Short term borrowings

     DISCOUNTED CASH FLOWS

     Using interest rates currently being offered on instruments with similar terms and with similar credit quality:

         All loans except variable rate loans described above
         Fixed rate certificates of deposit
         Long term borrowings

     QUOTED FEES CURRENTLY BEING CHARGED FOR SIMILAR INSTRUMENTS

     Taking into account the remaining terms of the agreements and the counterparties' credit standing:

         Off-balance-sheet instruments
         -----------------------------
           Guarantees
           Letters of credit
           Lending commitments

Since the majority of the Company's off-balance-sheet instruments consist of nonfee-producing, variable rate commitments, the Company had determined these do not have a distinguishable fair value.

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2001 and 2000

--------------------------------------------------------------------------------
NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)
--------------------------------------------------------------------------------

    Recent Accounting Pronouncement

The Financial Accounting Standards Board issued Statement 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001 (i.e., January 1, 2002 for calendar year companies). This statement provides that goodwill and indefinite lived intangible assets are no longer amortized against income but are reviewed at least annually for impairment. An impairment review is designed to determine whether the fair value, and the related recorded goodwill, of a reporting unit is below its carrying value. In the year of adoption, any impairment loss will be recorded as a cumulative effect of a change in accounting principle. Thereafter, goodwill impairment losses will be charged to operations. Management has evaluated the impact of adopting this statement on the consolidated financial statements and does not anticipate that it will have a material impact.

    Reclassification

Certain 2000 and 1999 amounts have been reclassified to conform with the 2001 presentation. The reclassifications have no effect on reported amounts of net income or equity.

--------------------------------------------------------------------------------
NOTE 2 - CASH AND DUE FROM BANKS
--------------------------------------------------------------------------------

The subsidiary Banks are required to maintain vault cash and reserve balances with Federal Reserve Banks based upon a percentage of deposits. These requirements approximated $409,000 and $377,000 at December 31, 2001 and 2000, respectively.

--------------------------------------------------------------------------------
NOTE 3 - AVAILABLE FOR SALE SECURITIES
--------------------------------------------------------------------------------

Amortized costs and fair values of available for sale securities as of December 31, 2001 and 2000 are summarized as follows:

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2001 and 2000

--------------------------------------------------------------------------------
NOTE 3 - AVAILABLE FOR SALE SECURITIES (cont.)
--------------------------------------------------------------------------------


                                                                              2001
                                             ----------------------------------------------------------------------
                                                                                      Gross
                                                               Gross Unrealized     Unrealized
                                              Amortized Cost          Gains           Losses          Fair Value
                                             ----------------  ----------------  ---------------   ----------------
U.S. Treasury securities                     $      1,696,811  $        58,563   $         2,580   $      1,752,794
Obligations of other U.S. government
    agencies and corporations                      15,434,014          455,487           139,617         15,749,884
Obligations of states and political
    subdivisions                                    9,629,047          110,660           102,884          9,636,823
                                             ----------------  ---------------   ---------------   ----------------
                                                   26,759,872          624,710           245,081         27,139,501
Mortgage-backed securities                         21,771,164          336,798             8,041         22,099,921
Federal Reserve Stock                                 505,800                -                 -            505,800
Federal Home Loan Bank stock                        1,628,900                -                 -          1,628,900
Heartland Financial stock                             425,506                -                 -            425,506
Other                                                 102,000                -                 -            102,000
                                             ----------------  ---------------   ---------------   ----------------
        Totals                               $     51,193,242  $       961,508   $       253,122   $     51,901,628
                                             ================  ===============   ===============   ================

                                                                                   2000
                                                ---------------------------------------------------------------------------
                                                                   Gross Unrealized    Gross Unrealized
                                                 Amortized Cost          Gains              Losses           Fair Value
                                                -----------------  ------------------  -----------------  -----------------
U.S. Treasury securities                        $      2,615,837   $        12,251     $             -    $      2,628,088
Obligations of other U.S. government agencies
    and corporations                                  22,654,487           223,810              56,742          22,821,555
Obligations of states and political
    subdivisions                                       5,682,166            53,309              49,894           5,685,581
                                                ----------------   ---------------     ---------------    ----------------
                                                      30,952,490           289,370             106,636          31,135,224
Mortgage-backed securities                            15,919,700            72,804             185,218          15,807,286
Federal Reserve Stock                                    499,050                 -                   -             499,050
Federal Home Loan Bank stock                           1,506,900                 -                   -           1,506,900
Heartland Financial stock                                347,094                 -                   -             347,094
Other                                                      4,000                 -                   -               4,000
                                                ----------------   ---------------     ---------------    ----------------
        Totals                                  $     49,229,234   $       362,174     $       291,854    $     49,299,554
                                                ================   ===============     ===============    ================

The amortized cost and fair value of available for sale securities as of December 31, 2001, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities in mortgage-backed securities, equity securities, and mutual funds since the anticipated maturities are not readily determinable.

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2001 and 2000

--------------------------------------------------------------------------------
NOTE 3 - AVAILABLE FOR SALE SECURITIES (cont.)
--------------------------------------------------------------------------------

Therefore, these securities are not included in the maturity categories in the following maturity summary listed below:

                                                                                                       2001
                                                                                       ------------------------------------
                                                                                        Amortized Cost       Fair Value
                                                                                       ------------------ -----------------
    Due in one year or less                                                            $       2,206,531  $       2,232,330
    Due after one year through 5 years                                                        11,155,114         11,634,594
    Due after 5 years through 10 years                                                         8,134,033          8,067,543
    Due after 10 years                                                                         5,264,194          5,205,034
                                                                                       ------------------ -----------------
        Totals                                                                         $      26,759,872  $      27,139,501
                                                                                       ================== =================


Following is a summary of the proceeds from sales of investment securities available for sale for the years ended December 31:

                                                                          2001                2000               1999
                                                                   ------------------  ------------------ -----------------
    Gross gains on sales                                           $          117,385  $           5,412  $          11,570
    Gross loss on sales                                                       (4,624)           (30,669)              (378)
                                                                   ------------------  ------------------ -----------------
                                                                   $          112,761  $        (25,257)  $          11,192
                                                                   ==================  ================== =================

    Related income taxes (benefit)                                 $           43,977  $         (9,850)  $         (4,365)
                                                                   ==================  ================== =================


Available for sale securities with a carrying value of $11,674,552 and $10,553,852 at December 31, 2001 and 2000, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2001 and 2000


--------------------------------------------------------------------------------
NOTE 4 - LOANS
--------------------------------------------------------------------------------

Major classification of loans are as follows at December 31:

                                                                                              2001               2000
                                                                                       ------------------ -----------------
    Commercial                                                                         $      27,925,093  $      26,348,672
    Agricultural production                                                                   14,904,541         13,282,923
    Real estate
         Construction                                                                          3,447,094          1,638,739
         Commercial                                                                           25,201,149         22,540,595
         Agricultural                                                                         20,115,878         19,091,586
         Residential                                                                          31,884,919         31,281,822
    Installment and consumer                                                                  15,362,896         14,275,193
    Municipal loans                                                                            1,584,945          1,903,238
                                                                                       ------------------ -----------------
                                                                                             140,426,515        130,362,768
    Less: Allowance for loan losses                                                          (1,805,996)        (1,600,563)
                                                                                       ------------------ -----------------
         Net Loans                                                                     $     138,620,519  $     128,762,205
                                                                                       ================== =================

Impaired loans of $1,015,986 and $530,642 at December 31, 2001 and 2000, respectively, have been recognized in the consolidated financial statements. The average recorded amount of impaired loans during 2001 and 2000 was $693,172 and $826,245, respectively. The total allowance for loan losses related to these loans was $233,742 and $110,962 at December 31, 2001 and 2000, respectively. Interest income on impaired loans of $46,750, $86,223, and $92,123 was recognized for cash payments received in 2001, 2000 and 1999, respectively.

Certain directors and executive officers of the Company, and their related interests, had loans outstanding in the aggregate amounts of $2,644,964 and $5,219,403 at December 31, 2001 and 2000, respectively. During 2001, $4,147,830 of new loans were made and repayments totaled $6,722,269. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and did not involve more than normal risks of collectibility or present other unfavorable features.

--------------------------------------------------------------------------------
NOTE 5 -  LOAN SERVICING
--------------------------------------------------------------------------------

The unpaid principal balance of loans serviced for others, which are not included in the consolidated financial statements, was $34,915,338 and $24,332,856 at December 31, 2001 and 2000, respectively. The Company maintained custodial balances in the amount of $112,728 and $87,713 at December 31, 2001 and 2000, respectively, in connection with the foregoing loan servicing.

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2001 and 2000


--------------------------------------------------------------------------------
NOTE 6 -  ALLOWANCE FOR LOAN LOSSES
--------------------------------------------------------------------------------

The allowance for loan losses reflected in the accompanying consolidated financial statements represents the allowance available to absorb loan losses. An analysis of changes in the allowance is presented in the following tabulation as of December 31:

                                                                         2001                2000               1999
                                                                  ------------------  ------------------ ------------------
    BALANCE - Beginning of Year                                   $        1,600,563  $        1,528,353 $        1,579,922
       Net charge-offs                                                     (204,567)           (214,250)          (101,569)
       Provision charged to operations                                       410,000             286,460             50,000
                                                                  ------------------  ------------------ ------------------
    BALANCE - End of Year                                         $        1,805,996  $        1,600,563 $        1,528,353
                                                                  ==================  ================== ==================

--------------------------------------------------------------------------------
NOTE 7 - PREMISES AND EQUIPMENT
--------------------------------------------------------------------------------

Premises and equipment are stated at cost less accumulated depreciation at December 31 and are summarized as follows:

                                                                                              2001               2000
                                                                                       ------------------ -----------------
    Land                                                                               $         363,102  $         364,437
    Buildings and improvements                                                                 3,807,008          3,652,275
    Furniture and equipment                                                                    3,524,812          2,897,607
                                                                                       ------------------ -----------------
        Total                                                                                  7,694,922          6,914,319
    Less: Accumulated depreciation                                                           (3,180,613)        (2,642,085)
                                                                                       ------------------ -----------------
        Net Premises and Equipment                                                     $       4,514,309  $       4,272,234
                                                                                       ================== =================

Depreciation expense amounted to $634,886, $595,083, and $599,708 in 2001, 2000 and 1999, respectively.

--------------------------------------------------------------------------------
NOTE 8 - GOODWILL
--------------------------------------------------------------------------------

The excess of cost over equity in underlying net assets (goodwill) associated with the acquisitions of the Fortress Bank of Westby, Fortress Bank N.A., and Fortress Bank of Cresco, at the date of each acquisition, aggregated $4,794,641. Amounts are being amortized over a period of twenty-five years. Amortization expense amounted to $181,804, $182,074, and $181,269 in 2001, 2000 and 1999,
respectively. Accumulated amortization amounted to $1,409,999 and $1,228,195 at December 31, 2001 and 2000, respectively.

See recent accounting pronouncement in Summary of Significant Accounting
Policies.

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2001 and 2000

--------------------------------------------------------------------------------
NOTE 9 - DEPOSITS
--------------------------------------------------------------------------------

The aggregate amount of time deposits, each with a minimum denomination of $100,000, was $18,174,126 and $16,545,674 at December 31, 2001 and 2000,
respectively.

At December 31, 2001, the scheduled maturities of other time deposits are as follows:

    2002                                                                 $      66,787,305
    2003                                                                        17,218,882
    2004                                                                         4,326,173
    2005                                                                           729,316
    2006                                                                           845,594
                                                                         -----------------
                                                                         $      89,907,270
                                                                         =================

--------------------------------------------------------------------------------
NOTE 10 - SECURITIES SOLD UNDER REPURCHASE AGREEMENTS
--------------------------------------------------------------------------------

Securities sold under repurchase agreements, which are classified as secured borrowings, generally mature within one to four days from the transaction date. They are reflected at the amount of cash received in connection with the transaction. The subsidiary Banks may be required to provide additional collateral based on the fair value of the underlying securities.

--------------------------------------------------------------------------------
NOTE 11 - OTHER BORROWINGS
--------------------------------------------------------------------------------

Other borrowings consisted of the following at December 31:

                                                                                              2001               2000
                                                                                       ------------------ -----------------
    Federal Home Loan Bank advances                                                    $      23,215,509  $      22,121,046
    Note Payable                                                                               6,500,000          6,650,000
                                                                                       ------------------ -----------------
                                                                                       $      29,715,509  $      28,771,046
                                                                                       ================== =================

The subsidiary Banks have entered into a master contract agreement with their respective Federal Home Loan Bank (FHLB) which provides for borrowings based on the book value of the Banks' 1-4 family real estate loans, specified agricultural and SBA loans, and delivered securities. FHLB provides both fixed and floating rate advances. Floating rates are tied to short-term market rates of interest, such as LIBOR, Federal funds or Treasury Bill rates. Fixed rate advances are priced in reference to market rates of interest at the time of the advance, namely the rates that FHLB pays to borrowers at various maturities. Advances with call provisions permit the FHLB to request payment beginning on the call date and quarterly thereafter. Prepayments may be subject to penalties.

Advances obtained with total outstanding balances of $23,215,509 and $22,121,046 at December 31, 2001 and 2000, respectively, bear applicable interest rates ranging from 4.22% to 6.53%. Interest is payable monthly

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2001 and 2000


--------------------------------------------------------------------------------
NOTE 11 - OTHER BORROWINGS (cont.)
--------------------------------------------------------------------------------

with principal payment due at maturity. The advances are secured by security agreements pledging a portion of the subsidiary Banks' real estate mortgages, specified agricultural and SBA loans, and/or securities with a carrying value of approximately $27,230,000 and $24,558,000 at December 31, 2001 and 2000,
respectively.

The Company has entered into a credit agreement (Note Payable) with BankOne Wisconsin, maturing December 31, 2007, with a maximum borrowing of $8,000,000. Interest is payable quarterly at an adjusted LIBOR rate (3.60% and 8.16% at December 31, 2001 and 2000, respectively). The credit note is secured by stock of Fortress Bank of Westby, Fortress Bank N.A., Fortress Bank of Cresco, and Fortress Holdings, Inc. and also contains covenants relative to loan performance and equity of the subsidiary Banks. Management is not aware of any violation of the covenants.

At December 31, 2001, the other borrowings contractual future principal payments and principal payments assuming earliest call provisions are exercised, is as follows:


                                                              FHLB Advances                Note Payable          Total
                                                  ------------------------------------    ----------------    --------------
                                                    Earliest Call        Contractual         Contractual        Contractual
                                                      Provision            Maturity           Maturity           Maturity
                                                  ----------------    ----------------    ----------------    --------------
    2002                                          $     14,950,000    $      9,450,000    $        500,000    $    9,950,000
    2003                                                 3,750,000           3,250,000             500,000         3,750,000
    2004                                                 3,000,000           3,000,000             750,000         3,750,000
    2005                                                 1,346,149           1,346,149           1,000,000         2,346,149
    2006                                                   169,360           1,000,000           1,000,000         2,000,000
    Thereafter                                                   -           5,169,360           2,750,000         7,919,360
                                                  ----------------    ----------------    ----------------    --------------
                                                  $     23,215,509    $     23,215,509    $      6,500,000    $   29,715,509
                                                  ================    ================    ================    ==============

--------------------------------------------------------------------------------
NOTE 12 - STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

The Company has a non-qualified Stock Option Plan, adopted in 1992, which provides for the granting of options for up to 120,000 shares of common stock to directors and key salaried employees, including officers, of the Company and its subsidiaries. Options are granted at the current market price and must be exercised within a ten-year period. Options granted in 1998 begin vesting one year after the date of grant at 33.33% per year.

The fair value of the 1998 option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: expected dividend yield of 3 percent; expected volatility of 9.9 percent, risk-free interest rate of 5.6 percent, and expected life of five years.

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2001 and 2000


--------------------------------------------------------------------------------
NOTE 12 - STOCKHOLDERS' EQUITY (cont.)
--------------------------------------------------------------------------------

Activity is summarized in the following table:

                                                        2001                          2000                         1999
                                             -------------------------    --------------------------    --------------------------
                                                             Weighted                      Weighted                     Weighted
                                              Shares     Average Price      Shares     Average Price     Shares     Average Price
                                             --------    -------------    ---------    -------------    --------    --------------
OUTSTANDING - Beginning of Year               42,500        $13.07          63,500        $10.95         67,500         $11.30
      Exercised                                    -             -         (21,000)         6.67              -              -
      Cancelled or forfeited                  (2,000)        16.88               -             -         (4,000)         16.88
                                              ------                       -------                       ------
OUTSTANDING - End of Year                     40,500         12.88          42,500         13.07         63,500          10.95
                                              ======                       =======                       ======

Exercisable at year end                       40,500                        35,333                       49,167
Available for future grant at year end        58,500                        56,500                       56,500


The following table summarizes information about Plan awards outstanding at December 31, 2001:

                                                 Options Outstanding                              Options Exercisable
                               -----------------------------------------------------        ---------------------------------
                                                      Weighted            Weighted                                   Weighted
                                                       Average             Average                                    Average
                                  Number              Remaining          Exercisable            Number               Exercise
Exercise Price                 Outstanding        Contractual Life         Price            Exercisable              Price
--------------                 -----------        ----------------       -----------        -----------              --------
$ 4.17                           3,000            less than 1 year         $4.17                  3,000              $4.17
10.00                           18,000                     1 years         10.00                 18,000              10.00
16.88                           19,500                     7 years         16.88                 19,500              16.88
                                ------                                                       ----------
                                40,500                                                           40,500
                                ======                                                       ==========


The Company applies APB Opinion 25 and related interpretations in accounting for its Plan. Accordingly, no compensation cost has been recognized for its stock options plan.

FASB Statement 123 encourages a "fair value" based method of accounting for stock-based compensation plans. Had compensation cost for the Company's plan been determined based upon the fair value at the grant dates as prescribed by FASB Statement 123, the Company's net income and income per share would be the pro forma amounts indicated below:

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2001 and 2000




                                                                      2001           2000            1999
                                                                   ----------     ----------     ----------
    Net income - as reported                                       $1,479,277     $1,152,412     $1,039,030
         Pro forma                                                 $1,469,877     $1,142,012     $1,028,630
    Basic earnings per share - as reported                         $     2.19     $     1.74     $     1.59
         Pro forma                                                 $     2.17     $     1.72     $     1.57
    Diluted earnings per share - as reported                       $     2.16     $     1.69     $     1.52
         Pro forma                                                 $     2.14     $     1.67     $     1.50

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2001 and 2000

--------------------------------------------------------------------------------
NOTE 12 - STOCKHOLDERS' EQUITY (cont.)
--------------------------------------------------------------------------------

A reconciliation of the numerators and the denominators of earnings per share and earnings per share assuming dilution are:


                                                                                                          Per Share
                                                                    Income               Shares            Amount
                                                                   ----------           --------          ---------
    2001
         Earnings per share                                        $1,479,277           676,140            $2.19
                                                                                                           =====
         Effect of options                                                                9,508
                                                                                        -------
         Earnings per share - assuming dilution                    $1,479,277           685,648            $2.16
                                                                   ==========           =======            =====
    2000
         Earnings per share                                        $1,152,412           664,091            $1.74
                                                                                                           =====
         Effect of options                                                               19,178
                                                                                        -------
         Earnings per share - assuming dilution                    $1,152,412           683,269            $1.69
                                                                   ==========           =======            =====
    1999
         Earnings per share                                        $1,039,030           655,140            $1.59
                                                                                                           =====
         Effect of options                                                               30,632
                                                                                        -------
         Earnings per share - assuming dilution                    $1,039,030           685,772            $1.52
                                                                   ==========           =======            =====

--------------------------------------------------------------------------------
NOTE 13 - INCOME TAXES
--------------------------------------------------------------------------------

The provision for income taxes included in the accompanying consolidated financial statements consists of the following components at December 31:

                                            2001          2000          1999
                                         ---------     ---------     ---------
    Current Taxes
     Federal                              $625,723      $563,472      $419,657
     State                                 153,617       142,962       146,086
                                         ---------     ---------     ---------
                                           779,340       706,434       565,743
                                         ---------     ---------     ---------

Deferred Income Taxes (Benefit)
     Federal                                14,843       (76,826)       (1,155)
     State                                   1,885       (12,523)       (1,231)
                                         ---------     ---------     ---------
                                            16,728       (89,349)       (2,386)
                                         ---------     ---------     ---------
     Total Provision for Income Taxes     $796,068      $617,085      $563,357
                                         =========     =========     =========

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2001 and 2000

--------------------------------------------------------------------------------
NOTE 13 - INCOME TAXES (cont.)
--------------------------------------------------------------------------------

The net deferred tax assets in the accompanying consolidated balance sheets include the following amounts of deferred tax assets and liabilities at December 31:

                                                            2001           2000
                                                         ---------     ---------
Deferred Tax Assets
     Allowance for loan losses                            $362,022      $279,873
     Deferred compensation                                  57,002        47,874
     Other real estate owned                                 3,737       120,283
     Other                                                  78,259       112,593
Deferred Tax Liabilities
     Unrealized gain on available for sale securities     (170,485)      (55,766)
     Depreciation                                         (121,140)     (164,015)
                                                         ---------     ---------
                                                          $209,395      $340,842
                                                         =========     =========


Management believes it is more likely than not, that the gross deferred tax assets will be fully realized. Therefore, no valuation allowance has been recorded as of December 31, 2001 and 2000.

A reconciliation of statutory federal income taxes based upon income before taxes to the provision for federal and state income taxes for the period, as summarized previously, is as follows:

                                                 2001                        2000                        1999
                                     ---------------------------------------------------------------------------
                                                  % of Pretax              % of Pretax               % of Pretax
                                       Amount       Income     Amount        Income      Amount        Income
                                     ---------------------------------------------------------------------------
Reconciliation of statutory to
  effective rates
  Federal income taxes at
    statutory rate                   $773,617        34.00%   $601,629        34.00%   $544,812        34.00%
      Adjustments for
         Tax exempt interest on
           municipal obligations     (115,369)       (5.07)   (107,862)       (6.10)   (124,054)       (7.74)
         Increases in taxes
           resulting from state
           income taxes                87,454         3.84      94,354         5.33      96,417         6.02
         Intangibles
           amortization                43,634         1.92      41,994         2.37      45,292         2.83
         Other - net                    6,732         0.30     (13,030)       (0.74)        890         0.06
                                     ------------------------------------------------------------------------
Effective Income Taxes -
  Operations                         $796,068        34.99%   $617,085        34.86%   $563,357        35.17%
                                     ========================================================================

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2001 and 2000


--------------------------------------------------------------------------------
NOTE 14 - PENSION AND PROFIT-SHARING PLAN
--------------------------------------------------------------------------------

The Company has a non-contributory defined contribution pension plan covering substantially all of its employees. The Company also has a contributory 401(k) profit-sharing plan covering substantially all of its employees. The total pension expense and profit-sharing expense was $207,382, $177,620, and $129,771 in 2001, 2000 and 1999, respectively.

--------------------------------------------------------------------------------
NOTE 15 - COMMITMENTS AND CONTINGENCIES
--------------------------------------------------------------------------------

In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the consolidated financial statements.

The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, financial guarantees and standby letters of credit. They involve, to varying degrees, elements of credit risk in excess of amounts recognized on the consolidated balance sheets.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and issuing letters of credit as they do for on-balance-sheet instruments.

A summary of the contract or notional amount of the Company's exposure to off-balance-sheet risk as of December 31, 2001 and 2000 is as follows:

                                                                           2001            2000
                                                                       -----------    -----------
Financial instruments whose contract amounts represent credit risk:
         Commitments to extend credit                                  $18,027,783    $12,703,147
         Credit card commitments                                        $2,176,194     $2,309,813
         Standby letters of credit                                        $619,000       $384,000


Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2001 and 2000



--------------------------------------------------------------------------------
NOTE 15 - COMMITMENTS AND CONTINGENCIES (cont.)
--------------------------------------------------------------------------------

receivable, inventory, property and equipment, and income-producing commercial properties. Credit card commitments are unsecured.

As of December 31, 2001, the Company and the subsidiary Banks do not engage in the use of interest rate swaps, futures or option contracts.

--------------------------------------------------------------------------------
NOTE 16 - CONCENTRATION OF CREDIT RISK
--------------------------------------------------------------------------------

Practically all of the subsidiary Banks' loans, commitments, and commercial and standby letters of credit have been granted to customers in the subsidiary Banks' market area. Although the subsidiary Banks have a diversified loan portfolio, the ability of their debtors to honor their contracts is dependent on the economic conditions of the counties surrounding the subsidiary Banks. The concentration of credit by type of loan is set forth in Note 4.

--------------------------------------------------------------------------------
NOTE 17 - RETAINED EARNINGS
--------------------------------------------------------------------------------

A source of income and funds of Fortress Bancshares, Inc. are dividends from its subsidiary Banks. The subsidiary Banks are restricted by law as to the amount of dividends which can be paid to Fortress Bancshares, Inc. Under national banking regulations, Fortress Bank N.A. is required to obtain prior approval for the payments of dividends which exceed the past three years of undistributed earnings. Under Wisconsin state regulations, the Fortress Bank of Westby is required to obtain prior approval for the payment of dividends which exceed the current year's earnings plus retained net earnings for the preceding two years. Iowa state regulators have the power to restrict dividends for the Fortress Bank of Cresco if they deem it necessary to maintain adequate capital at the Bank.

--------------------------------------------------------------------------------
NOTE 18 - REGULATORY CAPITAL REQUIREMENTS
--------------------------------------------------------------------------------

The subsidiary Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the subsidiary Banks' financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the subsidiary Banks must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy requires the subsidiary Banks to maintain minimum amounts and ratios (set forth in the table following) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and Tier 1 capital (as defined) to average assets (as

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2001 and 2000

--------------------------------------------------------------------------------
NOTE 18 - REGULATORY CAPITAL REQUIREMENTS (cont.)
--------------------------------------------------------------------------------

defined). Management believes that as of December 31, 2001 and 2000 the subsidiary Banks met all capital adequacy requirements to which they are subject.

As of December 31, 2001, the most recent notification from the regulatory agencies categorized the subsidiary Banks as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, an institution must maintain minimum total risk-based, Tier I risk-based, and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since these notifications that management believes have changed the institution's category.

Listed below is a comparison of the subsidiary Banks' actual capital amounts with the minimum requirements for well capitalized and adequately capitalized banks, as defined by the federal regulatory agencies' Prompt Corrective Action Rules, as of December 31, 2001 and 2000.

                                                                                                    To Be Well Capitalized
                                                                         For Capital Adequacy       Under Prompt Corrective
                                                      Actual                    Purposes                Action Provisions
                                            ----------------------      ----------------------      -----------------------
                                              Amount         Ratio        Amount         Ratio        Amount         Ratio
                                            -------------------------------------------------------------------------------
As of December 31, 2001
   Total capital (to risk weighted
      assets)
      Fortress Bank of Westby               $8,559,371       11.4%      $5,999,190        8.0%      $7,498,988        10.0%
      Fortress Bank N.A.                    $4,057,781       11.3%      $2,865,780        8.0%      $3,582,225        10.0%
      Fortress Bank of Cresco               $5,105,194       14.7%      $2,777,775        8.0%      $3,472,219        10.0%
   Tier 1 capital (to risk weighted
      assets)
      Fortress Bank of Westby               $7,633,030       10.2%      $2,999,595        4.0%      $4,499,393         6.0%
      Fortress Bank N.A.                    $3,630,467       10.1%      $1,432,890        4.0%      $2,149,335         6.0%
      Fortress Bank of Cresco               $4,670,941       13.5%      $1,388,887        4.0%      $2,083,331         6.0%
   Tier 1 capital (to average assets)
      Fortress Bank of Westby               $7,633,030        7.7%      $3,949,861        4.0%      $4,937,327         5.0%
      Fortress Bank N.A.                    $3,630,467        7.2%      $2,008,352        4.0%      $2,510,440         5.0%
      Fortress Bank of Cresco               $4,670,941        8.3%      $2,241,056        4.0%      $2,801,321         5.0%
As of December 31, 2000
   Total capital (to risk weighted
      assets)
      Fortress Bank of Westby               $7,772,356       11.6%      $5,368,810        8.0%      $6,711,012        10.0%
      Fortress Bank N.A.                    $3,684,903       10.5%      $2,806,939        8.0%      $3,508,674        10.0%
      Fortress Bank of Cresco               $4,616,722       13.9%      $2,659,947        8.0%      $3,324,933        10.0%
   Tier 1 capital (to risk weighted
      assets)

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2001 and 2000

      Fortress Bank of Westby               $6,933,422       10.3%      $2,684,405        4.0%      $4,026,607         6.0%
      Fortress Bank N.A.                    $3,374,310        9.6%      $1,403,470        4.0%      $2,105,204         6.0%
      Fortress Bank of Cresco               $4,200,718       12.6%      $1,329,973        4.0%      $1,994,960         6.0%
   Tier 1 capital (to average assets)
      Fortress Bank of Westby               $6,933,422       7.7%       $3,587,794        4.0%      $4,484,742         5.0%
      Fortress Bank N.A.                    $3,374,310       7.3%       $1,849,231        4.0%      $2,311,538         5.0%
      Fortress Bank of Cresco               $4,200,718       8.3%       $2,012,672        4.0%      $2,515,840         5.0%

                   FORTRESS BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2001 and 2000


--------------------------------------------------------------------------------
NOTE 19 - FAIR VALUE OF FINANCIAL INSTRUMENTS
--------------------------------------------------------------------------------

The estimated fair values of financial instruments at December 31, 2001 and 2000 are as follows:

                                                            2001                                  2000
                                              ---------------------------------    ---------------------------------
                                                                 Estimated Fair                       Estimated Fair
                                              Carrying Amount       Value          Carrying Amount         Value
                                              ---------------    --------------    ---------------    --------------
FINANCIAL ASSETS
    Cash and cash equivalents                  $  5,666,337      $  5,666,337       $  7,083,598      $  7,083,598
                                               ============      ============       ============      ============
    Interest bearing deposits in banks         $  1,039,169      $  1,039,169       $    216,947      $    216,947
                                               ============      ============       ============      ============
    Securities                                 $ 51,901,628      $ 51,901,628       $ 49,299,554      $ 49,299,554
                                               ============      ============       ============      ============
    Loans, net                                 $138,620,519      $140,659,695       $128,762,205      $128,375,556
                                               ============      ============       ============      ============
    Accrued interest receivable                $  1,676,952      $  1,676,952       $  1,829,736      $  1,829,736
                                               ============      ============       ============      ============
FINANCIAL LIABILITIES
    Deposits                                   $158,353,122      $159,197,309       $148,739,387      $148,707,387
                                               ============      ============       ============      ============
    Federal funds purchased and securities
      sold under repurchase agreements         $  4,102,551      $  4,102,551       $  5,246,156      $  5,246,156
                                               ============      ============       ============      ============
    Other borrowings                           $ 29,715,509      $ 29,687,565       $ 28,771,046      $ 28,703,453
                                               ============      ============       ============      ============
    Accrued interest payable                   $    844,473      $    844,473       $  1,006,073      $  1,006,073
                                               ============      ============       ============      ============

The estimated fair value of fee income on letters of credit at December 31, 2001 and 2000 is insignificant. Loan commitments on which the committed interest rate is less than the current market rate are also insignificant at December 31, 2001 and 2000.

The subsidiary Banks assume interest rate risk (the risk that general interest rate levels will change) as a result of their normal operations. As a result, fair values of the subsidiary Banks' financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to the subsidiary Banks. Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed rate obligations are less likely to prepay in a rising rate environment and more likely to repay in a falling rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. Management monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the subsidiary Banks' overall interest rate risk.

FORTRESS BANCSHARES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION



                                                                 JUNE 30,       DECEMBER 31,         JUNE 30,
                                                                   2002             2001               2001
                                                             ----------------- ---------------- --------------------
                                                                                 (In Thousands)
ASSETS
Cash and due from banks                                                $5,520           $5,666               $4,561
Federal funds sold                                                      1,674                0                1,285
                                                             ----------------- ---------------- --------------------
      Cash and cash equivalents                                         7,194            5,666                5,846
Interest bearing deposits in banks                                         63            1,039                  205
Available-for-sale securities-fair value                               52,347           51,902               50,166
Loans (net of allowance for loan losses of $1,954 at
   June 30, 2002, $1,806 at December 31, 2001 and
   $1,645 at June 30, 2001)                                           142,347          138,621              132,293
Accrued interest receivable                                             1,969            1,677                2,004
Premises and equipment                                                  4,400            4,514                4,448
Goodwill                                                                3,368            3,386                3,477
Other assets                                                            1,285            1,413                1,046
                                                             ----------------- ---------------- --------------------
      Total assets                                                   $212,973         $208,218             $199,485
                                                             ================= ================ ====================
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits:
    Non-interest bearing                                              $15,962          $18,041              $15,063
    Interest bearing                                                  148,885          140,312              133,585
                                                             ----------------- ---------------- --------------------
      Total deposits                                                  164,847          158,353              148,648
  Short-term borrowings                                                 9,206           14,052               12,185
  Long-term borrowings                                                 21,648           19,766               23,959
  Accrued interest payable and other liabilities                        2,167            2,448                1,863
                                                             ----------------- ---------------- --------------------
      Total liabilities                                              $197,868         $194,619             $186,655
Stockholders' equity:
  Preferred stock ($.01 par value; 50,000 shares
    authorized, none issued)                                               $0               $0                   $0
  Common stock ($.01 par value; 2,000,000 shares
    authorized; shares outstanding: 697,140 at
    June 30, 2002, 676,140 at December 31, 2001
    and 676,140 at June 30, 2001)                                           7                7                    7
  Additional paid-in capital                                            6,426            6,146                6,146

  Retained earnings                                                     7,767            7,003                6,308
  Accumulated other comprehensive income                                  905              443                  369
                                                             ----------------- ---------------- --------------------
Total stockholders' equity                                             15,105           13,599               12,830
                                                             ----------------- ---------------- --------------------
       Total liabilities and stockholders' equity                    $212,973         $208,218             $199,485
                                                             ================= ================ ====================

See notes to unaudited consolidated financial statements

FORTRESS BANCSHARES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME


                                                              2002                   2001
                                                        ------------------     ------------------
                                                         (In Thousands, except per share data)
Interest income:
  Interest and fees on loans                                       $6,081                 $6,300
  Interest and dividends on securities:
    Taxable                                                           738                    748
    Tax-exempt                                                        192                    100
  Interest on mortgage-backed securities                              547                    666
  Interest on interest bearing deposits in
    banks and federal funds sold                                        4                     17
                                                        ------------------     ------------------
      Total interest income                                         7,562                  7,831

Interest expense:
  Interest on deposits                                              2,372                  3,181
  Interest on borrowings                                              733                  1,083
                                                        ------------------     ------------------
      Total interest expense                                        3,105                  4,264

Net interest income                                                 4,457                  3,567
Provision for loan losses                                             185                    140
                                                        ------------------     ------------------
Net interest income after provision for
  loan losses                                                       4,272                  3,427

Non-interest income:
  Service charges on deposit accounts                                 355                    380
  Securities gains, net                                                 5                     31
  Other                                                               289                    329
                                                        ------------------     ------------------
      Total noninterest income                                        649                    740

Noninterest expenses:
  Salaries and employee benefits                                    1,829                  1,605
  Premises and equipment                                              537                    559
  Marketing and business development                                  124                    104
  Other                                                               921                    902
                                                        ------------------     ------------------
      Total noninterest expense                                     3,411                  3,170

      Income before income taxes                                    1,510                    997
Income taxes                                                          540                    349
                                                        ------------------     ------------------
      Net income                                                     $970                   $648
                                                        ==================     ==================

Basic earnings per share                                            $1.41                  $0.96
                                                        ==================     ==================

Diluted earnings per share                                          $1.39                  $0.95
                                                        ==================     ==================

See notes to unaudited consolidated financial statements

FORTRESS BANCSHARES, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                              SIX MONTHS ENDED JUNE 30,
                                                                               2002                2001
                                                                         ------------------    --------------
                                                                                   (In Thousands)
Cash Flows From Operating Activities
  Net income                                                                          $970              $648
  Adjustments to reconcile net income to cash
    provided by operating activities:
       Provision for loan losses                                                       185               140
       Depreciation                                                                    271               311
       Amortization of intangibles                                                      85               160
       Amortization and accretion of bond premiums and discounts, net                    9              (16)
       Security gains, net                                                             (5)              (31)
       Gain on sale of premises and equipment, net                                     (9)              (54)
       (Increase) decrease in accrued interest receivable                            (292)             (174)
       Increase (decrease) in accrued interest payable                                (85)              (90)
       Other                                                                         1,083             1,526
                                                                         ------------------    --------------
                NET CASH PROVIDED BY OPERATING ACTIVITIES                            2,212             2,420

Cash Flows From Investing Activities
  Net change in interest bearing deposits                                              976                12
  Purchase of available-for-sale securities                                       (18,139)          (15,762)
  Proceeds from sales and maturities of available-for-sale securities               16,990            14,185
  Net (increase) decrease in loans                                                 (3,911)           (3,671)
  Purchase of premises and equipment                                                 (116)             (390)
                                                                         ------------------    --------------
           NET CASH USED IN INVESTING ACTIVITIES                                   (4,200)           (5,626)

Cash Flows From Financing Activities
  Net increase in deposits                                                           6,494              (91)
  Common stock issued                                                                  193                 0
  Dividends paid                                                                     (207)              (68)
  Proceeds from borrowings                                                           3,976             7,200
  Repayment of borrowings                                                          (6,940)           (5,073)
                                                                         ------------------    --------------
           NET CASH PROVIDED BY FINANCING ACTIVITIES                                 3,516             1,968
           INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                          1,528           (1,238)
Cash and cash equivalents at beginning of period                                     5,666             7,084
                                                                         ------------------    --------------
Cash and cash equivalents at end of period                                          $7,194            $5,846
                                                                         ==================    ==============

Supplemental Cash Flow Information and Noncash Transactions:
  Interest paid                                                                     $3,195            $4,349
  Income taxes paid                                                                    433               416


See notes to unaudited consolidated financial statements

FORTRESS BANCSHARES, INC.
Notes to Unaudited Consolidated Financial Statements
June 30, 2002

NOTE A -- BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of Fortress Bancshares, Inc. include the accounts of its wholly owned subsidiaries, Fortress Holdings, Inc. and Fortress Bank of Cresco, Cresco, Iowa. Fortress Holdings, Inc. includes the accounts of its wholly owned subsidiaries, Fortress Bank of Westby, Westby, Wisconsin and Fortress Bank N.A., Houston, Minnesota. The Fortress Bank of Westby includes the accounts of its wholly owned subsidiaries, Westby Investment Company, Inc. and Fortress Mortgage Services Company. Fortress Bank N.A. includes the accounts of its wholly owned subsidiary, The Fortress Agency, Inc. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2002 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002. For further information, refer to the consolidated financial statements and footnotes thereto included in this Exhibit E for the year ended December 31, 2001.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of date of the financial statements, as well as the reported amounts of income and expenses during the reported periods. Actual results could differ from those estimates.

NOTE B -- EARNINGS PER SHARE

Presented below are the calculations for basic and diluted earnings per share:

(In Thousands, except per share data)                                                   Six Months Ended
                                                                                            June 30,
                                                                                ---------------------------------
Basic:                                                                                2002             2001
-----------------------------------------------------------------------------------------------------------------
Net income                                                                                 $ 970            $ 648
         Weighted average shares outstanding                                                 690              676
Basic earnings per share                                                                 $  1.41           $  .96
                                                                                ================= ===============
Diluted:
-----------------------------------------------------------------------------------------------------------------
Net income                                                                                 $ 970            $ 648
        Weighted average shares outstanding                                                  690              676
Effect of dilutive stock options outstanding                                                  10                9
                                                                                ----------------- -----------------
Diluted weighted average shares outstanding                                                  700               685
Diluted earnings per share                                                               $  1.39            $  .95
                                                                                ================= =================

NOTE C -- COMPREHENSIVE INCOME

The following table presents our comprehensive income.


                                                                                        Six Months Ended
                                                                                            June 30,
                                                                                ---------------------------------
                                                                                      2002             2001
-----------------------------------------------------------------------------------------------------------------
Net income                                                                                 $ 970            $ 648
Other comprehensive income
     Change in unrealized available-for-sale securities gains                                762              559
     Reclassification adjustment for (gains) included in net income                          (5)             (31)
     Income tax effect                                                                     (295)            (206)
                                                                                ----------------- ----------------
Total comprehensive income                                                               $ 1,432            $ 970
                                                                                ================= ================

NOTE D -- LOANS RECEIVABLE

Loans are comprised of the following categories (dollars in thousands):


                                                      June 30,         December 31,       June 30,
                                                        2002               2001              2001
                                                     ----------       ------------       -----------
Commercial                                            $ 28,859           $ 27,925            26,616
Agricultural production                                 16,568             14,905            14,891
Real estate
  Construction                                           3,204              3,447             2,307
  Commercial                                            25,346             25,201            22,455
  Agricultural                                          18,863             20,116            18,294
  Residential                                           34,177             31,885            32,349
Installment and consumer                                15,064             15,363            15,009
Municipal loans                                          2,220              1,585             2,017
                                                     ----------       ------------       -----------
Total loans                                            144,301            140,427           133,938

Less allowance for loan losses                           1,954              1,806             1,645
                                                     ----------       ------------       -----------
Loans, net                                            $142,347           $138,621          $132,293
                                                     ==========       ============       ===========

NOTE E - ADOPTION OF STATEMENT 142

On January 1, 2002, we implemented Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Under the provisions of SFAS 142, goodwill is no longer subject to amortization over its estimated useful life, but instead will be subject to at least annual assessments for impairment by applying a fair-value based test. SFAS 142 also requires that an acquired intangible asset should be separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the asset can be sold, transferred, licensed, rented or exchanged, regardless of the acquirer's intent to do so. Implementation of the Statement had the following impacts on our consolidated financial statements:

(In Thousands, except per share data)                                                   Six Months Ended
                                                                                            June 30,
                                                                                      2002             2001
-----------------------------------------------------------------------------------------------------------------
Reported net income                                                                        $ 970            $ 648
Add back goodwill amortization, net of tax                                                     -               57
                                                                                ---------------------------------
Adjusted net income                                                                        $ 970            $ 705
                                                                                =================================
Basic earnings per share:
-----------------------------------------------------------------------------------------------------------------
         Reported net income                                                              $ 1.41            $ .96
         AAdd back goodwill amortization, net of tax                                           -              .08
                                                                                ---------------------------------
         Adjusted net income                                                              $ 1.41           $ 1.04
                                                                               ==================================

Diluted earnings per share:
-----------------------------------------------------------------------------------------------------------------
         Reported net income                                                              $ 1.39            $ .95
         Add back goodwill amortization, net of tax                                                           .08
                                                                                ---------------------------------
         Adjusted net income                                                              $ 1.39           $ 1.03
                                                                                =================================

NOTE F - RECENT ACCOUNTING PRONOUNCEMENTS

SFAS No. 143, Accounting for Asset Retirement Obligations, addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period it is incurred if a reasonable estimate of fair value can be made. The associated retirement costs are capitalized as a component of the carrying amount of the long-lived asset and allocated to expense over the useful life of the asset. The statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. We do not believe the adoption of the statement will have a material impact on our consolidated financial statements.

SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, establishes accounting and reporting standards for the impairment or disposal of long-lived assets. This statement supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed. SFAS No. 144 provides one accounting model to be used for long-lived assets to be disposed of by sale, whether previously held for use or newly acquired and broadens the presentation of discontinued operations to include more disposal transactions. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. We adopted the statement as of January 1, 2002 and the implementation of this standard did not have a material impact on our consolidated financial statements.

                                    EXHIBIT F

                      MERCHANTS' MANAGEMENT DISCUSSION AND
                         ANALYSIS OF FINANCIAL CONDITION

                     MERCHANTS' AUDITED FINANCIAL STATEMENTS

                    MERCHANTS' UNAUDITED FINANCIAL STATEMENTS
                              FOR SIX-MONTH PERIODS

                                                                       EXHIBIT F

                MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.
                      MANAGEMENT DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS






         This section should be read in conjunction with "Merchants and Manufacturers Bancorporation, Inc. Financial Statements."

OVERVIEW

         The following discussion is intended to assist in the understanding and evaluation of the consolidated financial condition and results of operations of Merchants for the six months ended June 30, 2002 and the two fiscal years ended December 31, 2001 and 2000. This discussion should be read in conjunction with the consolidated financial statements and the notes to those statements located under "Merchants and Manufacturers Bancorporation, Inc. Financial Statements," Page _____, and the other information included elsewhere in the Proxy Statement/Prospectus. This discussion relates solely to Merchants and does not include any discussion concerning the financial condition or results of operations of Fortress.

         Some statements in this Management's Discussion and Analysis of Financial Condition and Results of Operations are forward-looking statements which are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Please see "A Warning About Forward Looking Information and Risk Factors" on Page 26.

    SIX MONTHS ENDED JUNE 30, 2002 COMPARED TO SIX MONTHS ENDED JUNE 30, 2001

FINANCIAL CONDITION

TOTAL ASSETS

         At June 30, 2002 our consolidated total assets were $628.8 million as compared to $608.0 million at December 31, 2001. The growth in loans caused the majority of the increase.

INVESTMENT SECURITIES

         Investment securities available-for-sale increased $2.4 million, or 3.6%, from $66.1 million at December 31, 2001, to $68.5 million at June 30, 2002. Purchases of investment securities offset the amounts repaid or maturing during the period.

LOANS RECEIVABLE

         Loans receivable, net of allowance for loan losses increased $14.6 million from $477.3 million at December 31, 2001 compared to $491.9 million at June 30, 2002. The growth in loans can be attributed to the growth in commercial real estate and commercial business loans that were partially offset by the decrease in single-family residential loans. In a low interest rate environment, consumers tend to refinance the adjustable rate mortgages that the banks maintain in their own loan portfolios with lower rate 15 and 30-year mortgages that are sold on the secondary market. Currently, loans receivable consists mainly of commercial loans secured by business assets, real estate and guarantees as well as mortgages secured by residential properties located in our primary market areas. At June 30, 2002 we designated $1.3 million of loans as held for sale.

TOTAL DEPOSITS AND BORROWINGS

         Total deposits increased $13.8 million, or 2.9%, from $477.8 million on December 31, 2001 to $491.6 million on June 30, 2002. The increase in deposits can be attributed to the growth in retail certificate of deposits, money market accounts and savings accounts currently offered by our subsidiary banks. Uncertainties in the stock market also contributed to the deposit increase. We supplemented the deposit growth by increasing the amount of short-term borrowings. Short-term borrowings increased by $5.4 million, or 31.6% from $17.0 million on December 31, 2001 to $22.4 million on June 30, 2002. Short-term borrowings consist of federal funds borrowed from correspondent banks and repurchase agreements. Long-term debt decreased by $1.5 million, or 2.7%, from $55.8 million on December 31, 2001 to $54.3 million on June 30, 2002. Long-term debt consists of Federal Home Loan Bank advances.

CAPITAL RESOURCES

         Stockholders' equity at June 30, 2002 was $54.2 million compared to $52.9 million at December 31, 2001, an increase of $1.3 million. The change in stockholders' equity consists of net income of $2.9 million, less payments of dividends to shareholders of $845,000, the net cost from the purchase of treasury stock of $1.1 million and a $305,000 net increase in accumulated other comprehensive income. We and our banks continue to exceed our regulatory capital requirements.

         Under the Federal Reserve Board's risk-based guidelines capital is measured against our subsidiary bank's risk-weighted assets. Our tier 1 capital (common stockholders' equity less goodwill) to risk-weighted assets was 10.1% at June 30, 2002, well above the 4.0% minimum required. Total capital to risk-adjusted assets was 11.2%; also well above the 8.0% minimum requirement. The leverage ratio was at 8.7% compared to the 4.0% minimum requirement. According to FDIC capital guidelines, our subsidiary banks are considered to be "well capitalized" as well.

         In light of our pending acquisition of Fortress, we will not be required to add to our capital in order to maintain our "well capitalized" classification. However, if our acquisition orientated growth strategy continues, we may be required to add additional capital to maintain our current "well capitalized" rating.

ASSET QUALITY

         Generally a loan is classified as nonaccrual and the accrual of interest on such loan is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

         Nonperforming assets are summarized, for the dates indicated, as follows (dollars in thousands):

                                                              June 30,           December 31,           June 30,
                                                                2002                 2001                 2001
                                                          -----------------    -----------------     ----------------
         Non-accrual loans:
             Conventional single-family residential                  $ 701                $ 723                $ 855
             Commercial and multifamily residential                  2,283                2,717                1,147
             Commercial business loans                                 499                  558                  741
             Consumer and installment loans                            363                  431                  421
                                                                   -------              -------              -------
                 Total non-accrual loans                             3,846                4,429                3,146

         Other real estate owned                                     1,168                  139                  107
                                                                   -------              -------              -------
                 Total nonperforming assets                        $ 5,014              $ 4,568              $ 3,271
                                                                   =======              =======              =======

         RATIOS:
         Non-accrual loans to total loans                            0.77%                0.92%                0.66%
         Nonperforming assets to total assets                         0.80                 0.75                 0.54
         Loan loss allowance to non-accrual loans                   154.11               125.60               170.06
         Loan loss allowance to total loans                           1.19                 1.15                 1.13


         Nonperforming assets increased by $446,000 from $4.6 million at December 31, 2001 to $5.0 million at June 30, 2002, an increase of 9.8%. The growth in other real estate owned lead to the increase. We believe that any losses on the sale of other real estate will be minimal and any losses on current non-accrual loans balances will be negligible, due to the collateral position in each situation.

         The following table presents changes in the allowance for loan losses (dollars in thousands):



                                                         Three Months Ended                           Six Months Ended
                                                   June 30, 2002       June 30, 2001          June 30, 2002      June 30, 2001
                                                 ------------------- ------------------     ------------------ -------------------
Balance at beginning of period                               $5,667             $5,136                 $5,563              $5,010
  Provision for loan losses                                     282                306                    562                 560
  Charge-offs:
         Commercial and multifamily residential                   0                  0                      0                   0
    Commercial business loans                                    21                 58                     91                 103
    Consumer and installment loans                               37                 36                    187                 124
                                                 ------------------- ------------------     ------------------ -------------------
      Total charge-offs                                          58                 94                    278                 227
                                                 ------------------- ------------------     ------------------ -------------------

  Recoveries:
    Commercial and multifamily residential                        0                  0                     17                   0
    Commercial business loans                                     3                  0                      7                   0
    Consumer and installment loans                               33                  2                     56                   7
                                                 ------------------- ------------------     ------------------ -------------------
      Total Recoveries                                           36                  2                     80                   7
                                                 ------------------- ------------------     ------------------ -------------------
Net charge-offs                                                  22                 92                    198                 220
                                                 ------------------- ------------------     ------------------ -------------------
Balance at June 30,                                          $5,927             $5,350                 $5,927              $5,350
                                                 =================== ==================     ================== ===================


         We believe the allowance for loan losses accounting policy is critical to the portrayal and understanding of our financial condition and results of operations. As such, selection and application of this "critical accounting policy" involves judgments, estimates, and uncertainties that are susceptible to change. In the event that different assumptions or conditions were to prevail, and depending upon the severity of such changes, the possibility of materially different financial condition or results of operations is a reasonable likelihood.

         We maintain our allowance for loan losses at a level that management believes will be adequate to absorb probable losses on existing loans based on an evaluation of the collectibility of loans and prior loss experience. We also use a risk rating system to evaluate the adequacy of the allowance for loan losses. With this system, each loan is risk rated between one and seven by the originating loan officer or loan committee, with one being the best case and seven being a loss or the worst case. Loan loss reserve factors are multiplied against the balances in each risk-rating category to determine an appropriate level for the allowance for loan losses. Loans with risk ratings between four and six are monitored much closer by the officers. Control of our loan quality is continually monitored by management and is reviewed by the Board of Directors and our credit quality committee on a quarterly basis. We consistently apply our methodology for determining the adequacy of the allowance for loan losses, but may make adjustments to its methodologies and assumptions based on historical information related to charge-offs and management's evaluation of the current loan portfolio.

POTENTIAL PROBLEM LOANS

         We utilize an internal asset classification system as a means of reporting problem and potential problem assets. At each scheduled bank Board of Directors meeting, a watch list is presented, showing all loans listed as "Management Attention," "Substandard," "Doubtful" and "Loss." At June 30, 2002 watch list credits equaled $22.2 million. An asset is classified Substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. Assets classified as Doubtful have all the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Assets classified as Loss are those considered uncollectible and viewed as non-bankable assets, worthy of charge-off. Assets that do not currently expose us to sufficient risk to warrant classification in one of the aforementioned categories, but possess weaknesses that may or may not be within the control of the customer are deemed to be Management Attention.

         Our determination as to the classification of our assets and the amount of our valuation allowances is subject to review by the Banks' primary regulators, which can order the establishment of additional general or specific loss allowances. The FDIC, in conjunction with the other federal banking agencies, has adopted an interagency policy statement on the allowance for loan losses. The policy statement provides guidance for financial institutions on both the responsibilities of management for the assessment and establishment of adequate allowances and guidance for banking agency examiners to use in determining the adequacy of general valuation guidelines. Generally, the policy statement recommends that (i) institutions have effective systems and controls to identify, monitor and address asset quality problems; (ii) management has analyzed all significant factors that affect the collectibility of the portfolio in a reasonable manner; and (iii) management has established acceptable allowance evaluation processes that meet the objectives set forth in the policy statement. We believe we have established an adequate allowance for probable loan losses. We analyze the process regularly, with modifications made if needed, and report those results four times per year at Board of Directors meetings. However, there can be no assurance that regulators, in reviewing our loan portfolio, will not request us to materially increase our allowance for loan losses at the time. Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

COMPARISON OF THREE AND SIX MONTHS ENDED JUNE 30, 2002 AND 2001

NET INTEREST INCOME

         Net interest income equals the difference between interest earned on assets and the interest paid on liabilities and is a measure of how effectively management has balanced and allocated our interest rate sensitive assets and liabilities as well being the most significant component of earnings. Net interest income for the three months ended June 30, 2002 was $6.5 million, an increase of 12.1% from the $5.8 million reported for the same period in 2001. An improved net interest margin was the primary reason for the improvement in the second quarter net interest income. The reduction in market interest rates during the quarter caused the average rate paid on deposits and borrowings to decrease from 4.35% for the three months ended June 30, 2001 to 2.55% for the three month period ending June 30, 2002. Net interest income for the six months ended June 30, 2002 was $12.7 million, an increase of 13.4% from the $11.1 million reported for the same period in 2001. The reduced interest expense on deposits and borrowings was the primary reason for the improvement in the year-to-date net interest income.

         The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

                   AVERAGE BALANCES, INTEREST RATES AND YIELDS


                                                           FOR THE THREE MONTHS ENDED JUNE 30,
                                            -----------------------------------------------------------------
                                                         2002                               2001
                                                         ----                               ----
                                             AVERAGE              AVERAGE      AVERAGE               AVERAGE
                                             BALANCE    INTEREST     RATE      BALANCE     INTEREST     RATE
                                             -------    --------  -------      -------     --------  --------
ASSETS
Loans, net (1)(2)                             $492,832     $8,638      7.03%     $475,137     $9,765      8.24%
Loans exempt from federal income taxes (3)       1,418         27      7.64%        1,745         39      8.96%
Taxable investment securities (4)               14,727        136      3.70%       20,624        388      7.55%
Mortgage-related securities (4)                 37,719        487      5.18%       31,785        425      5.36%
Investment securities exempt from federal
     income taxes (3)(4)                        20,239        339      6.72%       21,415        344      6.44%
Other securities                                16,088        126      3.14%       16,158        166      4.12%
                                              --------     ------                --------     ------
Interest earning assets                        583,023      9,753      6.71%      566,864     11,127      7.87%
                                              --------     ------                --------     ------
Non interest earning assets                     35,042                             31,471
                                             --------                            --------
Average assets                                $618,065                           $598,335
                                              ========                           ========
LIABILITIES AND STOCKHOLDERS' EQUITY
NOW deposits                                   $35,963         85      0.95%      $32,557        165      2.03%
Money market deposits                           88,280        344      1.56%       85,103        869      4.10%
Savings deposits                                78,991        221      1.12%       71,644        339      1.90%
Time deposits                                  207,406      1,791      3.46%      209,376      2,824      5.41%
Short-term borrowings                           29,493        169      2.30%       26,129        282      4.33%
Long-term borrowings                            54,300        530      3.91%       54,700        719      5.27%
                                              --------     ------                --------     ------
Interest bearing liabilities                   494,433      3,140      2.55%      479,509      5,198      4.35%
                                              --------     ------                --------     ------
Demand deposits and other non  interest
     bearing liabilities                        70,425                             68,164
Stockholders' equity                            53,207                             50,662
                                              --------                           --------
Average liabilities and stockholders'         $618,065                           $598,335
                                              ========                           ========
equity
Net interest spread (5)                                    $6,613      4.16%                  $5,929      3.53%
Net interest earning assets                    $88,590                            $87,355
Net interest margin on a fully tax                                     4.55%                              4.20%
     equivalent basis (6)
Net interest margin (6)                                                4.46%                              4.10%
Ratio of average interest-earning assets
to average interest-bearing liabilities                                1.18                               1.18



-------------------------

(1) For the purpose of these computations, nonaccrual loans are included in the daily average loan amounts outstanding.

(2) Interest earned on loans includes loan fees (which are not material in amount) and interest income which has been received from borrowers whose loans were removed from nonaccrual status during the period indicated.

(3) Taxable-equivalent adjustments were made using a 34% corporate tax rate for all years presented in calculating interest income and yields.

(4) Average balances of securities available-for-sale are based on amortized cost.

(5) Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is represented on a fully tax equivalent basis.

(6) Net interest margin represents net interest income as a percentage of average interest earning assets.

         The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

                   AVERAGE BALANCES, INTEREST RATES AND YIELDS

                                                         FOR THE SIX MONTHS ENDED JUNE 30,
                                           ---------------------------------------------------------------
                                                        2002                            2001
                                                        ----                            ----
                                           AVERAGE                AVERAGE   AVERAGE               AVERAGE
                                           BALANCE    INTEREST     RATE     BALANCE    INTEREST    RATE
                                           -------    --------    -------   --------   --------   -------
ASSETS
Loans, net (1)(2)                           $486,569    $17,224      7.14%   $476,931    $19,702     8.33%
Loans exempt from federal income taxes (3)     1,467         55      7.56%      1,766         79     9.02%
Taxable investment securities (4)             15,438        336      4.39%     23,669        742     6.32%
Mortgage-related securities (4)               35,218        943      5.40%     32,466      1,041     6.47%
Investment securities exempt from
federal income taxes (3)(4)                   20,760        698      6.78%     21,648        745     6.94%
Other securities                              18,717        211      2.27%     11,832        264     4.50%
                                            --------    -------              --------    -------
Interest earning assets                      578,169     19,467      6.79%    568,312     22,573     8.01%
                                                         ------                           ------
Non interest earning assets                   35,340                           31,514
                                            --------                         --------
Average assets                              $613,509                         $599,826
                                            ========                         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
NOW deposits                                 $35,625        170      0.96%    $32,564        363     2.25%
Money market deposits                         87,614        701      1.61%     83,725      1,892     4.56%
Savings deposits                              76,464        424      1.12%     70,506        691     1.98%
Time deposits                                206,958      3,761      3.66%    206,081      5,694     5.57%
Short-term borrowings                         28,789        328      2.30%     37,260      1,014     5.49%
Long-term borrowings                          54,587      1,140      4.21%     52,641      1,480     5.67%
                                            --------    -------              --------    -------
Interest bearing liabilities                 490,037      6,524      2.68%    482,777     11,134     4.65%
                                            --------    -------              --------    -------
Demand deposits and other non interest
     bearing liabilities                      70,539                           66,975
Stockholders' equity                          52,933                           50,074
                                            --------                         --------
Average liabilities and stockholders'
     equity                                 $613,509                         $599,826
                                            ========                         ========

Net interest spread (5)                                 $12,943      4.11%               $11,439     3.36%
Net interest earning assets                  $88,132                          $85,535
Net interest margin on a fully tax
     equivalent basis (6)                                            4.51%                           4.06%
Net interest margin (6)                                              4.43%                           3.96%
Ratio of average interest-earning assets
to average interest-bearing liabilities                              1.18                             1.18

------------------------------

(1) For the purpose of these computations, nonaccrual loans are included in the daily average loan amounts outstanding.

(2) Interest earned on loans includes loan fees (which are not material in amount) and interest income which has been received from borrowers whose loans were removed from nonaccrual status during the period indicated.

(3) Taxable-equivalent adjustments were made using a 34% corporate tax rate for all years presented in calculating interest income and yields.

(4) Average balances of securities available-for-sale are based on amortized cost.

(5) Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is represented on a fully tax equivalent basis.

(6) Net interest margin represents net interest income as a percentage of average interest earning assets.

     The following table sets forth the effects of changing interest rates and volumes of interest earning assets and interest bearing liabilities on our net interest income. Information is provided with respect to (i) effect on net interest income attributable to changes in volume (changes in volume multiplied by prior rate), (ii) effects on net interest income attributable to changes in rate (changes in rate multiplied by prior volume), (iii) changes attributable to changes in mix (changes in rate multiplied by changes in volume), and (iv) net change (dollars in thousands):

              VOLUME, RATE AND MIX ANALYSIS OF NET INTEREST INCOME

                                              THREE MONTHS ENDED JUNE 30, 2002             SIX MONTHS ENDED JUNE 30, 2002
                                                  COMPARED TO JUNE 30, 2001                  COMPARED TO JUNE 30, 2001
                                         ------------------------------------------    -------------------------------------------
                                         CHANGE    CHANGE      CHANGE                  CHANGE    CHANGE       CHANGE
                                         DUE TO    DUE TO      DUE TO      TOTAL       DUE TO    DUE TO       DUE TO       TOTAL
                                         VOLUME    RATE        MIX         CHANGE      VOLUME    RATE         MIX          CHANGE
                                         ------    ------      ------      --------    ------    --------     --------     -------
Interest-Earning Assets:
   Loans, net (1)                       $ 364    $(1,437)      $(54)        $(1,127)    $ 398     $(2,819)      $(57)     $(2,478)
   Loans exempt from federal income
     taxes (2)                             (7)        (6)         1             (12)      (13)        (13)         2          (24)
   Taxable investment securities         (110)      (198)        56            (252)     (258)       (227)        79         (406)
   Mortgage-related securities             80        (15)        (3)             62        89        (172)       (15)         (98)
   Investment securities exempt from
     federal income taxes (2)             (19)        15         (1)             (5)      (31)        (17)         1          (47)
   Other securities                        (1)       (39)        (0)            (40)      154        (131)       (76)         (53)
                                        -----    -------       ----         -------     -----     -------       ----      -------
     Total interest-earning assets      $ 307    $(1,680)      $ (1)        $(1,374)    $ 339     $(3,379)      $(66)     $(3,106)
                                        =====    =======       ====         =======     =====     =======       ====      =======
Interest-Bearing Liabilities:
   NOW deposits                           $17       ($88)       ($9)        $   (80)      $35       ($208)      ($20)     $  (193)
   Money market deposits                   32       (537)       (20)           (525)       88      (1,222)       (57)      (1,191)
   Savings deposits                        35       (139)       (14)           (118)       58        (300)       (25)        (267)
   Time deposits                          (27)    (1,016)        10          (1,033)       24      (1,949)        (8)      (1,933)
   Short-term borrowings                   36       (132)       (17)           (113)     (231)       (589)       134         (686)
   Long-term borrowings                    (5)      (185)         1            (189)       55        (381)       (14)        (340)
                                        -----    -------       ----         -------     -----     -------       ----      -------
     Total interest-bearing
     liabilities                        $  88    $(2,097)      $(49)        $(2,058)    $  29     $(4,649)      $ 10      $(4,610)
                                        =====    =======       ====         =======     =====     =======       ====      =======

Net change in net interest income                                            $  684                                        $  1,504
                                                                             ======                                        ========

------------------------------

(1) Interest earned on loans includes loan fees (which are not material in amount) and interest income which has been received from borrowers whose loans were removed from nonaccrual during the period indicated.

(2) Taxable-equivalent adjustments were made using a 34% corporate tax rate for all years presented in calculating interest income and yields.

PROVISION FOR LOAN LOSSES

         For the three months ended June 30, 2002, the provision for loan losses was $282,000 compared to $306,000 for the same period in 2001. For the six months ended June 30, 2002, the provision for loan losses was $562,000 compared to $560,000 for the same period in 2001. The increased provision was made to support the growth in the loan portfolio that began in 1999 as well as the increase in nonperforming assets in 2001 and 2002. We use a risk-based assessment of our loan portfolio to determine the level of the loan loss allowance. This procedure is based on internal reviews intended to determine the adequacy of the loan loss allowance in view of presently known factors. However, changes in economic conditions in the future financial conditions of borrowers cannot be predicted and may result in increased future provisions to the loan loss allowance.

NON-INTEREST INCOME

         Non-interest income for the three months ended June 30, 2002 was $1.5 million compared to $1.2 million for the three months ended June 30, 2001, an increase of $245,000, or 20.2%. Non-interest income for the six months ended June 30, 2002 was $2.6 million compared to $2.2 million for the six months ended June 30, 2001, an increase of $401,000, or 18.0%. The increase was due to the increased service charges collected on deposit accounts, gains on the sales of investment securities and loan refinancing fees collected.

NON-INTEREST EXPENSE

         Non-interest expense for the three months ended June 30, 2002 was $5.1 million compared to $4.5 million for the three months ended June 30, 2001, an increase of $606,000, or 13.4%. Non-interest expense for the six months ended June 30, 2002 was $10.4 million compared to $9.1 million for the six months ended June 30, 2001, an increase of $1.4 million, or 15.0%. Salaries and employee benefits increased $446,000 or 17.3% from $2.6 million for the three-month period ended June 30, 2001 to $3.0 million for the 2002 three-month period. Salaries and employee benefits increased $1.1 million or 21.5% from $5.2 million for the six-month period ended June 30, 2001 to $6.3 million for the six-month period ended June 30, 2002. Employee bonus payments, higher benefit costs and additions of new personnel accounted for the change. The increased employee bonus payments can be attributed to higher than anticipated 2001 earnings on which the bonus payment is based. Data processing fees increased $183,000 or 81.0% from $226,000 for the three months ended June 30, 2001 to $409,000 for the 2002 three-month period. Data processing fees increased $218,000 or 48.0% from $454,000 for the six months ended June 30, 2001 to $672,000 for the 2002 six-month period. The merger of Lincoln State Bank and Lincoln Community Bank and the formation of CBG Mortgage, Inc. as well as a contractual adjustment to our data processing agreement caused the changes for both periods. Marketing and business development expenses increased $10,000 or 4.6% from $217,000 for the three months ended June 30, 2001 to $227,000 for the 2002 three-month period. Marketing and business development expenses increased $66,000 or 17.6% from $375,000 for the six months ended June 30, 2001 to $441,000 for the 2002 six-month period. The introduction of our Link Financial Services products caused the increase.

INCOME TAXES

         Income before taxes for the three-month period ended June 30, 2002 was $2.5 million compared to $2.2 million for the three months ended June 30, 2001, an increase of $353,000, or 16.3%. Income before taxes for the six-month period ended June 30, 2002 was $4.3 million compared to $3.8 million for the six months ended June 30, 2001, an increase of $563,000, or 15.0%. The income tax expense for the three months ended June 30, 2002 increased $142,000 over the same period in 2001, while the income tax expense for the six months ended June 30, 2002 increased $250,000 over the six-month period in 2001. The effective tax rate for the three months ended June 30, 2002 was 33.5% compared to 32.4% for the three months ended June 30, 2001. The effective tax rate for the six months ended June 30, 2002 was 32.9% compared to 31.2% for the six months ended June 30, 2001.

NET INCOME

         On an after tax basis, for the three month period ended June 30, 2002, we reported net income of $1.7 million compared to $1.5 million for the same period in 2001 an increase of 14.4% and for the six month period ended June 30, 2002, we reported net income of $2.9 million compared to $2.6 million for the same time period in 2001 an increase of 12.1%.

LIQUIDITY

         Our cash flows are composed of three classifications: cash flows from operating activities, cash flows from investing activities, and cash flows from financing activities. Net cash provided by operating activities was $6.4 million and $3.0 million for the three months ended June 30, 2002 and 2001, respectively, an increase of $3.4 million, due primarily to a larger decrease in other liabilities in the 2002 period. Net cash used in or provided by investing activities increased by $35.5 million, to $19.7 million used in for the three months ended June 30, 2002 from $15.8 million provided by in the same period in 2001. Our lending activities for the first six months of 2002 compared to 2001 used additional cash flows of $17.1 million due primarily to an increase in loans, net of principal collections in the 2002 period, compared to providing $3.8 million in the 2001 period. Net cash provided by financing activities was $15.8 million for the six months ended June 30, 2002 while $3.1 million was used in the first six months of 2001. The $18.9 million increase in net cash provided by financing activities was primarily due to a $5.4 million increase in short term borrowings in the 2002 period compared to a $17.6 million decrease in 2001.

         The Company expects to have available cash to meet its liquidity needs. Liquidity management is monitored by the Asset/Liability committee, which takes into account the marketability of assets, the sources and stability of funding and the level of unfunded commitments. In the event that additional short-term liquidity is needed, the Banks have established relationships with our correspondent banks to provide short-term borrowings in the form of federal funds purchased. While there are no firm lending commitments in place, we believes that Banks could borrow $77.6 million for a short time from these banks on a collective basis. The Banks are members of the Federal Home Loan Bank (FHLB) and each has the ability to borrow from the FHLB. As a contingency plan for significant funding needs, the Asset/Liability Management committee may also consider the sale of investment securities, selling securities under agreement to repurchase or the temporary curtailment of lending activities.

ASSET/LIABILITY MANAGEMENT

         Financial institutions are subject to interest rate risk to the extent their interest-bearing liabilities (primarily deposits) mature or reprice at different times and on a different basis than their interest-earning assets (consisting primarily of loans and securities). Interest rate sensitivity management seeks to match maturities on assets and liabilities and avoid fluctuating net interest margins while enhancing net interest income during periods of changing interest rates. The difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within the same time period is referred to as an interest rate gap. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During periods of falling interest rates, a negative gap tends to positively affect net interest income while a positive gap tends to result in a decrease in net interest income. During a period of rising interest rates, a positive gap tends to result in an increase in net interest income while a negative gap tends to adversely affect net interest income.

         The following table shows the interest rate sensitivity gap for four different time intervals as of June 30, 2002. Certain assumptions regarding prepayment and withdrawal rates made are based upon the Corporation's historical experience and management believes such assumptions are reasonable.

                                                             AMOUNTS MATURING OR REPRICING AS OF JUNE 30, 2002
                                                ---------------------------------------------------------------------------
                                                    WITHIN     SIX TO TWELVE   ONE TO FIVE        OVER
                                                  SIX MONTHS       MONTHS         YEARS        FIVE YEARS       TOTAL
                                                ---------------------------------------------------------------------------
                                                                          (DOLLARS IN THOUSANDS)
   Interest-earning assets:
   Fixed-rate mortgage loans                           $32,934        $24,444       $138,467        $19,721      $215,566
   Adjustable-rate mortgage loans                       43,123          7,650         20,727              0        71,500
                                                --------------------------------------------------------------------------
         Total mortgage loans                           76,057         32,094        159,194         19,721       287,066
   Commercial business loans                            72,817         15,849         78,283          3,370       170,319
   Consumer loans                                        7,391          3,743         18,868          1,746        31,748
   Home equity loans                                     6,345            189            660              0         7,194
   Tax-exempt loans                                         15            313            433            537         1,298
   Lease financing                                          13            132             50              0           195
   Mortgage-related securities                          10,606         10,607             43         17,463        38,719
   Fixed rate investment securities and other            1,562          2,363          9,440         13,126        26,491
   Variable rate investment securities and              25,678          3,690             50              0        29,418
   other
                                                --------------------------------------------------------------------------
         Total interest-earning assets                $200,484        $68,980       $267,021        $55,963      $592,448
                                                ==========================================================================

   Interest-bearing liabilities:
   Deposits
     Time deposits                                    $125,266        $52,800        $29,575           $983      $208,624
     NOW accounts                                        2,257          2,257         22,568         10,532        37,614

     Savings accounts                                    4,984          4,639         46,394         21,650        77,667
     Money market accounts                              29,354          4,351         43,511         20,305        97,521
     Borrowings                                         25,831         13,500         30,900          6,500        76,731
                                                --------------------------------------------------------------------------
         Total interest-bearing liabilities           $187,692        $77,547       $172,948        $59,970      $498,157
                                                ==========================================================================
   Interest-earning assets less
   interest-bearing
     liabilities                                       $12,792       ($8,567)        $94,073       ($4,007)       $94,291
                                                ==========================================================================
   Cumulative interest rate sensitivity gap            $12,792         $4,225        $98,298        $94,291
                                                ============================================================
   Cumulative interest rate sensitivity gap as
   a percentage of total assets                          2.03%          0.67%         15.63%         14.99%
                                                ============================================================

         At June 30, 2002, the Corporation's cumulative interest-rate sensitive gap as a percentage of total assets was a positive 2.03% for six months and a positive 0.67% for one-year maturities. Therefore, the Corporation is positively gapped at one year and may benefit from rising interest rates.

         Certain shortcomings are inherent in the method of analysis presented in the above schedule. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable rate mortgage loans, have features that restrict changes in interest rates, on a short-term basis over the life of the asset. Further, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the schedule.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

         The Corporation has not experienced any material changes to its market risk position since December 31, 2001, from that disclosed in the Corporation's 2001 Form 10-K Annual Report.

YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

GENERAL

         The following presents management's discussion and analysis of our financial condition and results of operations as of the dates and for the periods indicated. You should read this discussion in conjunction with our "Selected Consolidated Financial Data", our consolidated financial statements and the accompanying notes, and the other financial data contained elsewhere in this report.

NET INTEREST INCOME

         Net interest income equals the difference between interest earned on assets and the interest paid on liabilities and is a measure of how effectively management has balanced and allocated our interest rate sensitive assets and liabilities. Net interest income is the most significant component of earnings. Taxable-equivalent adjustments to interest income involve the conversion of tax-exempt sources of interest income to the equivalent amounts of interest income that would be necessary to derive the same net return if the investments had been subject to income taxes on a fully tax equivalent basis. A 34% incremental income tax rate, consistent with our historical experience, is used in the conversion of tax-exempt interest income to a taxable-equivalent basis.

         Net interest income on a fully tax equivalent basis increased to $24.0 million in 2001, compared with $21.5 million in 2000 and $20.2 million in 1999. This increase of $2.5 million in net interest income in 2001 was due primarily to an increase in the net interest margin from 4.05% in 2000 to 4.21% in 2001.

         The total increase in average earning assets was primarily due to an increase in average loans of $36.8 million. All of the loan growth was internally generated. Interest bearing liabilities increased $29.1 million in 2001. Our entrance into new markets, introduction of new products and the pricing of money market deposits were contributing factors to the growth in deposits.

         The following table sets forth, for the periods indicated, information regarding the average balances of assets and liabilities and the total dollar amount of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities, resulting yields, interest rate spread, ratio of interest-earning assets to interest-bearing liabilities, and net interest margin. Average balances have been calculated using average daily balances during such periods (dollars in thousands):

                                                                 AT OR FOR THE YEAR ENDED DECEMBER 31,
                                   -------------------------------------------------------------------------------------------------
                                                2001                               2000                               1999
                                                ----                               ----                               ----
                                    AVERAGE                AVERAGE    AVERAGE                 AVERAGE    AVERAGE             AVERAGE
                                    BALANCE     INTEREST   RATE       BALANCE     INTEREST    RATE       BALANCE   INTEREST  RATE
                                  --------------------------------------------------------------------------------------------------
                                                                          (DOLLARS IN THOUSANDS)
ASSETS
Loans, net (1)(2)                    $477,412    $38,402   8.04%      $440,573    $37,227      8.45%    $367,373    $29,995   8.16%
                                     --------    -------              --------    -------               --------    -------
Loans exempt from federal
    income taxes (3)                    1,656        150   9.06%         2,041        177      8.67%       2,020        171   8.47%
Taxable investment
    securities (4)                     21,653      1,259   5.81%        28,001      1,757      6.27%      23,694      1,471   6.21%
Mortgage-related securities (4)        31,638      1,985   6.27%        32,978      2,150      6.52%      36,688      2,083   5.68%
Investment securities exempt
    from federal income
    taxes (3)(4)                       21,311      1,455   6.83%        22,297      1,605      7.20%      22,460      1,577   7.02%
Other securities                       15,377        531   3.45%         5,816        340      5.85%      14,318        795   5.55%
                                     --------    -------              --------    -------               --------    -------
Interest earning assets               569,047     43,782   7.69%       531,706     43,256      8.14%     466,553     36,092   7.74%
                                     --------    -------              --------    -------               --------    -------
Non interest earning assets            31,791                           33,349                            32,484
                                     --------                         --------                          --------
Average assets                       $600,838                         $565,055                          $499,037
                                     ========                         ========                          ========
LIABILITIES AND STOCKHOLDERS'
  EQUITY
NOW deposits                          $32,715        585   1.79%       $35,854        708      1.97%     $34,394        568   1.65%
Money market deposits                  87,213      3,168   3.63%        62,677      3,153      5.03%      46,334      1,707   3.68%
Savings deposits                       72,209      1,224   1.70%        73,751      1,587      2.15%      74,797      1,582   2.12%
Time deposits                         209,297     10,715   5.12%       201,513     11,174      5.55%     207,894     10,515   5.06%
Short-term borrowings                  24,723      1,260   5.10%        31,520      2,197      6.97%      13,598        728   5.35%
Long-term borrowings                   53,296      2,846   5.34%        45,051      2,899      6.43%      13,773        763   5.54%
                                     --------    -------              --------    -------               --------    -------
Interest bearing liabilities          479,453     19,798   4.13%       450,366     21,718      4.82%     390,790     15,863   4.06%
                                     --------    -------              --------    -------               --------    -------
Demand deposits and other non
  Interest bearing liabilities         70,197                           67,855                            63,084
Stockholders' equity                   51,188                           46,834                            45,163
                                     --------                         --------                          --------
Average liabilities and
    stockholders' equity             $600,838                         $565,055                          $499,037
                                     ========                         ========                          ========
Net interest spread (5)                          $23,984   3.56%                  $21,538      3.31%                $20,229   3.68%
Net interest earning assets           $89,594                          $81,340                           $75,763
Net interest margin (6)                                    4.21%                               4.05%                          4.34%
Ratio of average interest-earning
    assets to average
    interest-bearing liabilities                           1.19                                1.18                           1.19



------------------------------

(1) For the purpose of these computations, nonaccrual loans are included in the daily average loan amounts outstanding.

(2) Interest earned on loans includes loan fees (which are not material in amount) and interest income which has been received from borrowers whose loans were removed from nonaccrual status during the period indicated.

(3) Taxable-equivalent adjustments were made using a 34% corporate tax rate for all years presented in calculating interest income and yields.

(4) Average balances of securities available-for-sale are based on amortized cost.

(5) Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is represented on a fully tax equivalent basis.

(6) Net interest margin represents net interest income as a percentage of average interest earning assets.


         The following table sets forth the effects of changing interest rates and volumes of interest earning assets and interest bearing liabilities on our net interest income. Information is provided with respect to (i) effect on net interest income attributable to changes in volume (changes in volume multiplied by prior rate), (ii) effects on net interest income attributable to changes in rate (changes in rate multiplied by prior volume), (iii) changes in a combination of rate and volume (changes in rate multiplied by changes in volume), and (iv) net change:


                                                                        FOR THE YEAR ENDED DECEMBER 31,
                                        --------------------------------------------------------------------------------------------
                                                          2001 VS. 2000                                    2000 VS. 1999
                                                       INCREASE/(DECREASE)                              INCREASE/(DECREASE)
                                                              DUE TO                                           DUE TO
                                        --------------------------------------------     -------------------------------------------
                                                                            TOTAL                                           TOTAL
                                                                VOLUME &   INCREASE                            VOLUME &    INCREASE
                                        VOLUME       RATE       RATE      (DECREASE)     VOLUME      RATE        RATE     (DECREASE)
                                        ------       ----       ----      ----------     ------      ----        ----      ---------
                                                                           (DOLLARS IN THOUSANDS)
Interest-Earning Assets:
   Loans, net (1)                        $3,113    ($1,788)     ($150)         $1,175    $5,977       $1,047       $208    $7,232
                                         ------    -------      -----          ------    ------       ------       ----    ------
   Loans exempt from federal income
     taxes (2)                             (33)           8        (2)           (27)         2            4          0         6
   Taxable investment securities          (398)       (129)         29          (498)       267           16          3       286
   Mortgage-related securities             (87)        (81)          3          (165)     (211)          309       (31)        67
   Investment securities exempt from
     federal income taxes (2)              (71)        (83)          4          (150)      (11)           39          0        28
   Other securities                         559       (139)      (229)            191     (472)           42       (25)     (455)
                                         ------    -------      -----          ------    ------       ------       ----    ------
     Total interest-earning assets       $3,083    ($2,212)     ($345)          $ 526    $5,552       $1,457       $155    $7,164
                                         ======    ========     ======          =====    ======       ======       ====    ======
Interest-Bearing Liabilities:
   NOW deposits                           ($62)       ($67)         $6         ($123)       $24         $111         $5      $140
   Money market deposits                  1,234       (876)      (343)             15       602          624        220     1,446
   Savings deposits                        (33)       (337)          7          (363)      (23)           28          0         5
   Time deposits                            432       (858)       (33)          (459)     (323)        1,013       (31)       659
   Short-term borrowings                    530       (493)       (90)           (53)     1,733          123        280     2,136
   Long-term borrowings                   (473)       (591)        127          (937)       959          220        290     1,469
                                         ------    -------      -----          ------    ------       ------       ----    ------
     Total interest-bearing liabilities  $1,628    ($3,224)    ($ 326)      ($ 1,920)    $2,972       $2,119       $764    $5,855
                                         ======    ========    =======      =========    ======       ======       ====    ======
Net change in net interest income                                              $2,446                                      $1,309
                                                                               ======                                      ======

------------------------------

(1) Interest earned on loans includes loan fees (which are not material in amount) and interest income which has been received from borrowers whose loans were removed from nonaccrual during the period indicated.

(2) Taxable-equivalent adjustments were made using a 34% corporate tax rate for all years presented in calculating interest income and yields.

PROVISION FOR LOAN LOSSES

         During 2001, we made a provision of $1.1 million to the allowance for loan losses, as compared to a provision of $1.2 million in 2000 and $974,000 in 1999. The increased 2000 and 2001 provisions reflects the growth in the overall loan portfolio especially in higher risk categories of commercial and consumer (primarily automobile) loans and management's assessment of general economic conditions. Net loan charge-offs for 2001 increased by $296,000, over 2000 to $572,000. This compares to charge-offs of $413,000 in 1999. Although we consider the allowance for loan losses to be adequate to provide for potential losses in the loan portfolio, there can be no assurance that losses will not exceed estimated amounts or that the subsidiary banks will not be required to make further and possibly larger additions to their allowance in the future.

NON-INTEREST INCOME

         Non-interest income increased $287,000 in 2001 and $580,000 in 2000. The composition of non-interest income is shown in the following table (in thousands).


                                                                      For the Year Ended December 31,
                                                                       2001              2000              1999
                                                            ---------------- ----------------- -----------------
              Service charges on deposit accounts                    $1,302            $1,162            $1,087
              Service charges on loans                                  722               523               458
              Securities gains, net                                      88                 2                 9
              Gain on sale of loans, net                                332                33                74
              Net gain on sale of premises                              557             1,053               633
              Other                                                   1,681             1,622             1,554
                                                            ---------------- ----------------- -----------------
                  Total noninterest income                           $4,682            $4,395            $3,815
                                                            ================ ================= =================


         Service charge income on deposit accounts increased $140,000 in 2001 and $75,000 in 2000. The increases in both years can be attributed to growth in accounts subject to service charges as well as growth in overdraft fees collected in those years.

         Service charges on loans increased $199,000 from $523,000 in 2000 to $722,000 in 2001. The increase is due directly to the amount of mortgage and commercial loans refinanced in 2001. The increase in loan fees from 1999 to 2000 can be attributed to the high volume of new loans generated in 2000.

         We recorded a net gain of $88,000 on the sale of $4.2 million of securities in 2001, a gain of $2,000 on the sale of $1.0 million of securities in 2000 and a gain of $9,000 on the sale of $2.7 million of securities in 1999. The proceeds from the sale of the investments were used to fund loan demand or pay off debt.

         We recorded $332,000 in gains on the sale of loans in 2001, compared to $33,000 in 2000 and $74,000 in 1999. Lower market interest rates led to higher secondary market sales of 15 and 30 year residential mortgage loans in 2001 and 1999. Higher interest rates in 2000 resulted in reduced opportunities to sell loans.

         In each of the years 2000 and 1999, we sold one of our banking facilities and subsequently lease it backed from the new owners. The 2000 transaction resulted in an immediate gain of $786,000 while the 1999 transaction resulted in an immediate gain of $566,000 at the time of the sale. The remaining portion of the gains have been recognized monthly over the terms of the leases. During 2001, $201,000 was accreted into income related to the 1999 transaction and $356,000 was accreted into income related to the 2000 transaction. During 2000, $267,000 was accreted into income related to the 1999 transaction. During 1999, $67,000 was accreted into income related to the 1999 transaction.

NON-INTEREST EXPENSE

         Non-interest expense increased $1.5 million (8.8%) for the year ended December 31, 2001, and increased $770,000 (4.7%) for the year ended December 31, 2000. The major components of non-interest expense are shown in the following table (in thousands).


                                                                           For the Year Ended December 31,
                                                                       2001              2000              1999
                                                            ---------------- ----------------- -----------------
              Salaries and employee benefits                        $10,533            $9,739            $9,193
              Premises and equipment                                  3,075             2,679             2,379
              Data processing fees                                      951             1,002             1,044
              Marketing and business development                        878               764               771
              Federal deposit insurance premiums                         99                95               123
              Merger-related expenses                                    --               296               490
              Other                                                   3,018             2,478             2,283
                                                            ---------------- ----------------- -----------------
                  Total noninterest expense                         $18,554           $17,053           $16,283
                                                            ================ ================= =================


         Salaries and employee benefits increased $794,000 in 2001, reflecting additional staff hires particularly in the business development and acquisition support staff areas, higher benefit costs, changes in personnel and normal pay raises. Salaries and employee benefits increased $546,000 in 2000. The increase was due to normal pay increases and staff additions in the loan generation and loan services area.

         Premises and equipment expense increased $396,000 in 2001 and $300,000 in 2000. The lease payments associated with the facilities sold in 2000 and 1999 and maintenance of our facilities contributed to the increase.

         Data processing fees decreased $51,000 in 2001 and $42,000 in 2000. The decreases were due to the negotiating a new contract with our data processing service provider and efficiencies gained from a larger organization.

         Marketing and business development costs increased $114,000 in 2001, and decreased $7,000 in 2000. The increase in 2001 can be attributed to the development of a marketing program associated with the non-insured investment products now being offered at our banks.

         Federal deposit insurance fees represent premiums paid for FDIC insurance on the banks' deposits. The FDIC assesses the banks based on the level of deposits. In 2001 the premiums we paid amounted to $99,000 compared to $95,000 in 2000 and $123,000 in 1999. The decrease in the 2000 insurance premium was due to the reduced charge levied against financial institutions paying into the Savings Association Insurance Fund.

         In 2000, we expensed $296,000 of costs associated with the acquisition of CBOC, Inc. In 1999 we incurred $490,000 in expenses related to the Pyramid Bancorp acquisition. These expenses consisted of legal fees, accounting fees, printing costs and consulting fees. There were no acquisition costs expensed in 2001.

         Other expenses increased $540,000 in 2001 and $195,000 in 2000. The increases in 2001 are the result of developing our strategic plan, training our employees new sales techniques, introducing our internet banking program, various consulting fees and legal fees.

INCOME TAXES

         Our consolidated income tax rate varies from statutory rates principally due to interest income from tax-exempt securities and loans and interest income on assets held in the portfolios of M&M Lincoln Investment Corporation, Lincoln Investment Management Corporation, GSB Investments and CBOC Investments for which state taxes are not imposed. Our recorded provisions for income taxes totaled $2.7 million in 2001, $2.3 million in 2000 and $2.1 million in 1999. The corresponding effective tax rate for the same years were 32.3%, 32.1% and 34.4%. The increased effective tax rate for 1999 is the result of higher merger related expenses during the year.

NET INCOME

         For the years ended December 31, 2001, 2000 and 1999, we posted net income of $5.7 million, $4.8 million and $4.1 million, respectively. The 2000 and 1999 earnings were affected by one-time merger-related expenses associated with the acquisitions of CBOC, Inc and Pyramid Bancorp offset by the gain on sales of premises in those years.

LOANS RECEIVABLE

         Loans receivable (net of allowance) increased $4.2 million, or 0.9%, from $473.2 million at December 31, 2000, to $477.3 million at December 31, 2000. Low market interest rates offered on single-family residential loans resulted in customers refinancing their adjustable rate mortgages. These adjustable rate mortgages were replaced with lower rate fifteen and thirty year mortgages. We do not retain the long-term mortgages, choosing to sell these loans on the secondary market. During 2001 we sold $81.0 million of single-family residential loans. Loans receivable consist mainly of commercial loans secured by business assets, real estate and guarantees and mortgages secured by residential properties located in our primary market area. The following table shows the composition of our loan portfolio on the dates indicated:

                                                                       FOR THE YEAR ENDED DECEMBER 31,
                                                                       -------------------------------
                                                          2001          2000           1999          1998          1997
                                                          ----          ----           ----          ----          ----
                                                                            (DOLLARS IN THOUSANDS)
First mortgage:
Conventional single-family residential                  $ 78,377       $ 98,730       $ 78,278      $ 69,473      $80,328
Commercial and multifamily residential                   180,102        173,107        148,856       131,474       98,215
Construction                                              34,744         47,767         32,882        21,100       23,559
Farmland                                                   7,312          7,027          6,363         5,896        5,465
                                                        --------       --------       --------      --------      -------
                                                         300,535        326,631        266,379       227,943      207,567

Commercial business loans                                140,671        110,291         97,835        88,310       76,558
Consumer and installment loans                            32,401         33,327         23,487        19,465       17,902
Lease financing                                            1,170          1,606          2,017         2,599        2,311
Home equity loans                                          6,140          4,545          7,094         6,653        6,037
Other                                                      1,978          1,771          2,767         3,101        2,420
                                                        --------       --------       --------      --------      -------
                                                         182,360        151,540        133,200       120,128       105,28
Less:
Allowance for loan losses                                  5,563          5,010          4,046         3,486        3,204
                                                        --------       --------       --------      --------      -------
                                                        $477,332       $473,161       $395,533      $344,585     $309,591
                                                        ========       ========       ========      ========     ========


         The following table presents information as of December 31, 2001 regarding first mortgage and commercial business loan maturities and contractual principal repayments of loans during the periods indicated. Loans with adjustable interest rates are shown maturing in the year of their contractual maturity. Also provided are the amounts due after one year classified according to the sensitivity to changes in interest rates.

                                                                        AFTER ONE BUT
                                                                         WITHIN FIVE        AFTER FIVE
                                                   WITHIN ONE YEAR          YEARS              YEARS           TOTAL
                                                   ---------------       -----------        -----------        -----
                                                                         (DOLLARS IN THOUSANDS)

         Commercial business loans                     $70,959             $62,551            $ 7,161        $ 140,671
          First mortgage loans                         114,087             165,102             21,346          300,535
                                                       -------             -------             ------          -------
                                                      $185,046            $227,653            $28,507         $441,206
                                                      ========            ========            =======         ========

         Loans maturing after one year with:
         Fixed interest rates                                             $193,473            $25,805
         Variable interest rates                                            34,180              2,702
                                                                          $227,653            $28,507
                                                                          ========            =======


ALLOWANCE FOR LOAN LOSSES

         Management believes the allowance for loan losses accounting policy is critical to the portrayal and understanding of our financial condition and results of operations. As such, selection and application of this "critical accounting policy" involves judgments, estimates, and uncertainties that are susceptible to change. In the event that different assumptions or conditions were to prevail, and depending upon the severity of such changes, the possibility of materially different financial condition or results of operations is a reasonable likelihood.

         The allowance for loan losses is maintained at an amount that we believe will be adequate to absorb probable losses on existing loans, based on an evaluation of the collectibility of loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, the value of underlying collateral, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, as an integral part of their examination process regulatory agencies periodically review our allowance for loan losses and may require us to make additions to the allowance based on their evaluation of information available at the time of their examinations. The allowance for loan losses increased from $5.0 million at December 31, 2000, to $5.6 million at December 31, 2001. This increase was primarily due to the growth in loan portfolio and the general uncertainty regarding economic conditions, and to a lesser extent the increase in non-performing loans and charge-offs recorded in 2001 and 2000. The ratio of the allowance for loan losses to total loans was 1.15% for 2001 and 1.05% in 2000. Based on the present economic environment and its present analysis of the financial condition of the borrowers, we consider the present allowance to be appropriate and adequate to cover probable losses inherent in the loan portfolio, however, changes in future economic conditions and in the financial condition of borrowers cannot be predicted at this time. Deterioration in such conditions could result in increases in charge-offs or adversely classified loans and accordingly, in additional provisions for loan losses.

         The balance of the allowance for loan losses and actual loss experience for the last five years is summarized in the following table:



                                                                    AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                                    -------------------------------------
                                                           2001          2000           1999           1998         1997
                                                           ----          ----           ----           ----         ----
                                                                            (DOLLARS IN THOUSANDS)

Balance at beginning of year                             $5,010         $4,047         $3,486        $3,204       $3,015
Charge-offs:
   Conventional single-family mortgage residential
                                                              6             91             48            --           --
   Commercial business loans                                210            107            290            44           29
   Consumer and installment loans                           379             92             94            41           50
                                                         ------         ------         ------        ------       ------
Total charge-offs                                           595            290            432            85           79


                                                                    AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                                    -------------------------------------
                                                           2001          2000           1999           1998         1997
                                                           ----          ----           ----           ----         ----
                                                                            (DOLLARS IN THOUSANDS)

Recoveries                                                  (23)           (14)           (19)          (19)         (11)
                                                         ------         ------         ------        ------       ------
Net charge-offs                                             572            276            413            66           68
Provisions charged to operations                          1,125          1,239            974           348          257
                                                         ------         ------         ------        ------       ------
Balance at end of year                                   $5,563         $5,010         $4,047        $3,486       $3,204
                                                         ======         ======         ======        ======       ======

Ratios:
Net charge-offs to average loans outstanding               0.11%          0.06%          0.11%         0.02%        0.02%
Net charge-offs to total allowance                        10.28%          5.51%         10.21%         1.89%        2.12%
Allowance to year end gross loans outstanding              1.15%          1.05%          1.01%         1.00%        1.02%

NON-PERFORMING AND DELINQUENT LOANS

         When in the opinion of management, serious doubt exists as to the collectibility of a loan, the loan is placed on non-accrual status and interest previously accrued but unpaid is deducted from interest income. We do not recognize income on any loans past due 90 days or more. In 2001, $48,000 of additional income on nonaccrual loans would have been reported if the loans had been current in accordance with their original terms and had been outstanding throughout the year. Additionally, in 2001 we recorded $104,000 of interest income on non-accrual loans.

         Nonperforming assets increased by $2.6 million from $1.9 million at December 31, 2000 to $4.6 million at December 31, 2001. The increase in non-accrual loans can be attributed to six commercial real estate loans. Management believes that losses on these loans will be minimal due to the collateral position in each situation.

         The following table summarizes non-performing assets on the dates indicated (dollars in thousands):

                                                                               AT DECEMBER 31,
                                                                               ---------------
                                                        2001          2000           1999           1998         1997
                                                        ----          ----           ----           ----         ----
                                                                            (DOLLARS IN THOUSANDS)
Nonaccrual loans                                       $ 4,429        $ 1,815        $ 2,251       $ 1,565      $ 1,276
Other real estate owned                                    139            117            107            --          228
                                                       -------        -------        -------       -------      -------
Total non-performing assets                            $ 4,568        $ 1,932        $ 2,358       $ 1,565      $ 1,504
                                                       =======        =======        =======       =======      =======

Ratios:
Non-accrual loans to total loans                          0.92%          0.38%          0.56%         0.45%        0.41%
Allowance to non-accrual loans                          125.60%        276.03%        179.79%       222.75%      251.10%
Non-performing assets to total assets                     0.75%          0.32%          0.44%         0.32%        0.34%

POTENTIAL PROBLEM LOANS

         We utilize an internal asset classification system as a means of reporting problem and potential problem assets. At each scheduled bank Board of Directors meeting, a watch list is presented, showing all loans listed as "Management Attention," "Substandard," "Doubtful" and "Loss." At December 31, 2001 watch list credits equaled $18.1 million. An asset is classified Substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. Assets classified as Doubtful have all the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Assets classified as Loss are those considered uncollectible and viewed as non-bankable assets, worthy of charge-off. Assets that do not currently expose us to sufficient risk to warrant classification in one of the aforementioned categories, but possess weaknesses that may or may not be within the control of the customer are deemed to be Management Attention.

         Our determination as to the classification of our assets and the amount of our valuation allowances is subject to review by the Banks' primary regulators, which can order the establishment of additional general or specific loss allowances. The FDIC, in conjunction with the other federal banking agencies, has adopted an interagency policy statement on the allowance for loan losses. The policy statement provides guidance for financial institutions on both the responsibilities of management for the assessment and establishment of adequate allowances and guidance for banking agency examiners to use in determining the adequacy of general valuation guidelines. Generally, the policy statement recommends that (i) institutions have effective systems and controls to identify, monitor and address asset quality problems; (ii) management has analyzed all significant factors that affect the collectibility of the portfolio in a reasonable manner; and (iii) management has established acceptable allowance evaluation processes that meet the objectives set forth in the policy statement. We have established an adequate allowance for probable loan losses. We analyze the process regularly, with modifications made if needed, and report those results four times per year at Board of Directors meetings. However, there can be no assurance that regulators, in reviewing our loan portfolio, will not request us to materially increase our allowance for loan losses at the time. Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.



INVESTMENT SECURITIES

         The investment portfolio is intended to provide us with adequate liquidity, flexibility in asset/liability management and lastly earnings potential. Investment securities at December 31, 2001 were $66.1 million compared to $78.8 million at December 31, 2000. The balance of investment securities decreased primarily as a result of the additional funding needed to support the loan portfolio growth.

         Management determines the appropriate classification of securities (including mortgage-related securities) at the time of purchase. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of stockholder's equity. See Notes 1 and 4 to Consolidated Financial Statements for further details.

         The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-related securities, over the estimated life of the security. Such amortization is included in interest income from the related security. Interest and dividends are included in interest income from the related securities. Realized gains and losses, and declines in value judged to be other-than-temporary are included in securities gains (losses). The cost of securities sold is based on the specific identification method.

         The following table sets forth our estimated fair value of investment securities available-for-sale at the dates indicated:

                                                                      FOR THE YEAR ENDED DECEMBER 31,
                                                                    ------------------------------------
                                                                2001                2000                1999
                                                                ----                ----                ----
                                                                           (DOLLARS IN THOUSANDS)
         U.S. Treasury and other U.S.
             government securities                             $  4,494            $ 14,337            $ 19,340
         State and political subdivision securities              24,178              24,742              26,074
         Corporate bonds                                          1,614               2,243               1,803
         Commercial paper                                         1,100               1,000                 300
         Mutual funds                                             3,066               3,044               3,138
         Collateralized mortgage obligations                     14,116              12,852               9,264
         Mortgage-backed securities                              17,575              20,629              24,078
                                                               --------            --------            --------
                                                               $ 66,143            $ 78,847            $ 83,997
                                                               ========            ========            ========

         The maturity distribution (based upon the average life) and weighted average yield of our securities portfolio as of December 31, 2001 are summarized in the following table:

                                          WITHIN ONE YEAR        ONE TO FIVE YEARS       FIVE TO TEN YEARS         OVER TEN YEARS
                                          -----------------    --------------------    ---------------------     -------------------
                                                   WEIGHTED                WEIGHTED                 WEIGHTED                WEIGHTED
                                                   AVERAGE                 AVERAGE                  AVERAGE                 AVERAGE
                                          AMOUNT    YIELD       AMOUNT      YIELD      AMOUNT        YIELD       AMOUNT      YIELD
                                          ------   --------     ------     --------    ------       ---------    ------     --------
U.S. TREASURY AND OTHER
  GOVERNMENT AGENCY SECURITIES            $  500    5.40%      $  3,530     4.84%     $    371       6.45%       $   --         --%
STATE AND POLITICAL SUBDIVISION
  CERTIFICATES                             1,525    5.15          7,020     5.33        12,073       4.55         3,525       4.40
CORPORATE BONDS                              600    5.50            951     6.74            25       7.75            --         --
COMMERCIAL PAPER                           1,100    3.75             --       --            --         --            --         --
MUTUAL FUNDS                               3,173    3.46             --       --            --         --            --         --
COLLATERALIZED MORTGAGE OBLIGATIONS        1,923    6.85         11,612     6.04           362       2.47            --         --
MORTGAGE-BACKED SECURITIES                   900    6.63         11,154     5.99         4,384       6.31           909       6.72
                                          ------    ----       --------     ----      --------       ----        ------       ----
                                          $9,721    4.95%      $ 34,267     5.77%     $ 17,215       5.00%       $4,434       4.88%
                                          ======    ====       ========     ====      ========       ====        ======       ====


         Weighted average yield is calculated by dividing income within each maturity range by the outstanding amount of the related investment based on carrying value.

TOTAL DEPOSITS

         We continue to stress core deposit accumulation and retention as a basis for sound growth and profitability. Core deposits consist of all deposits other than public funds and certificates of deposit in excess of $100,000.

         Total deposits increased $19.7 million to $477.8 million on December 31, 2001, from $458.1 million on December 31, 2000. This compares to a $27.8 million increase in 1999. The average increase in time deposits occurred via increases in retail certificates of deposits and retail jumbo certificates of deposits, while the increase in NOW and money market deposits can be attributed to depositors desiring to stay liquid as market interest rates declined in 2001. The following table sets forth the average amount of and the average rate paid by the banks on deposits by deposit category:


                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                                -------------------------------
                                                 2001                          2000                        1999
                                                 ----                          ----                        ----
                                          AVERAGE       AVERAGE        AVERAGE       AVERAGE       AVERAGE       AVERAGE
                                          BALANCE        RATE          BALANCE        RATE         BALANCE         RATE
                                          -------       -------       --------       -------       -------       --------
                                                                    (DOLLARS IN THOUSANDS)
Non-interest-bearing demand
  deposits                              $  67,165        0.00%       $  65,002         0.00%      $  61,051       0.00%
NOW and money market
deposits                                  119,928        3.13           98,531         3.92          80,728       2.82
Savings deposits                           72,209        1.70           73,751         2.15          74,797       2.12
Time deposits                             209,297        5.12          201,513         5.55         207,894       5.06
                                        ---------       -----        ---------        -----       ---------      -----
Total                                   $ 468,599        3.35%       $ 438,797         3.79%      $ 424,470       3.39%
                                        =========       =====        =========        =====       =========      =====


         Maturities of time deposits and certificate accounts with balances of $100,000 or more, outstanding at December 31, 2001, are summarized as follows (dollars in thousands):

         3 MONTHS OR LESS                                      $27,348
         OVER 3 THROUGH 6 MONTHS                                 4,963
         OVER 6 THROUGH 12 MONTHS                               11,898
         OVER 12 MONTHS                                          4,512
                                                               -------
            TOTAL                                              $48,721
                                                               =======

BORROWINGS

         Although deposits are our primary source of funds, it has been our policy to utilize borrowings as an alternative source of funds. We utilize both short-term and long-term borrowings, as well repurchase agreements as a part of our asset/liability management strategy. Borrowings are secured when we believe we can profitably re-invest those funds for our benefit. A significant component of our borrowings are federal funds purchased and advances from the Federal Home Loan Bank (FHLB) of Chicago. The FHLB advances are collateralized by the capital stock of the FHLB-Chicago that we hold and certain mortgage loans and mortgage related securities. Such advances are made pursuant to several different credit programs, each of which has its own interest rate and range of maturities.

         The following table shows outstanding amounts of borrowings together with the weighted average interest rates, at December 31, for each of the past three years (dollars in thousands).


                                                                                 At December 31,
                                                          2001                         2000                        1999
                                               -------------------------    -------------------------   -------------------------
                                                 BALANCE         RATE         Balance         Rate        Balance         Rate
                                               ------------  -----------    ------------  -----------   ------------  -----------
  Federal Funds purchased                          $  9,300        2.13%        $ 33,450        6.79%       $  7,450        5.74%
  Securities sold under agreements to
      repurchase                                      3,524        2.72            3,975        5.96           6,054        5.10
  Other short-term borrowings                         4,222        5.18            3,503        8.35           1,375        7.75
  Long-term borrowings                               55,800        4.77           47,700        6.80          38,900        5.84
                                               ------------  -----------    ------------  -----------   ------------  -----------
                                                   $ 72,846        4.36%        $ 88,628        6.82%       $ 53,779        5.79%
                                               ============  ===========    ============  ===========   ============  ===========

         The following table shows the maximum amounts outstanding of borrowings for each of the past three years (dollars in thousands).

                                                                               At December 31,
                                                                  2001              2000             1999
                                                            ---------------  ----------------  ---------------
  Federal Funds purchased                                           $35,900          $ 33,450           $7,450
  Securities sold under agreements to
      repurchase                                                      7,326             8,164            8,308
  Other short-term borrowings                                         4,222             5,854            2,215
  Long-term borrowings                                               55,800            51,700           38,900
                                                            ---------------  ----------------  ---------------
                                                                   $103,248           $99,168          $56,873
                                                            ===============  ================  ===============


         The following table shows for the periods indicated the daily average amount outstanding for the categories of borrowings, the interest paid and the weighted average rates (dollars in thousands).

                                                                                 At December 31,
                                                          2001                         2000                        1999
                                               -------------------------    --------------------------  -------------------------
                                                 BALANCE         RATE         Balance         Rate        Balance         Rate
                                               ------------  -----------    ------------  ------------  ------------  -----------
  Federal Funds purchased                          $ 15,756        5.24%        $ 23,971        7.00%       $  6,174        5.54%
  Securities sold under agreements to
      repurchase                                      5,516        3.93            4,646        5.51           5,909        4.57
  Other short-term borrowings                         3,451        6.29            2,903        9.03           1,515        7.59
  Long-term borrowings                               53,296        5.34           45,051        6.43          13,773        5.54
                                               ------------  -----------    ------------  ------------  ------------  -----------
                                                   $ 78,019        5.26%        $ 76,571         6.66%      $ 27,371        5.45%
                                               ============  ===========    ============  ============  ============  ===========

CAPITAL RESOURCES AND ADEQUACY

         Stockholders' equity increased from $48.5 million at December 31, 2000 to $52.9 million at December 31, 2001. The $5.7 million increase from net earnings retention and the $634,000 increase in the investment portfolio market value were offset by the payment of $1.8 million in cash dividends to shareholders.

         Pursuant to regulations promulgated by the Federal Reserve Board, bank holding companies are required to maintain minimum levels of core capital as a percent of total assets and total capital as a percent of risk-based assets. The minimum core capital requirement ranges from 3% to 5% of total assets, depending upon the Federal Reserve Board's determination of the financial institution's strength. Similar capital guidelines are also established for our individual banking subsidiaries. Most financial institutions are required to meet a minimum core capital requirement of 4% or more of total assets. The regulations assign risk weightings to assets and off-balance sheet items and require minimum risk-based capital ratios. Bank holding companies generally are required to have total capital equal to not less than 8% of risk weighted assets. Core capital consists principally of shareholders' equity less intangibles, while qualifying total capital consists of core capital, certain debt instruments and a portion of the reserve for loan losses. As of December 31, 2001, we had a core capital to total assets ratio of 8.71%, and Lincoln State Bank, Franklin State Bank, Grafton State Bank, Lincoln Community Bank and the Community Bank of Oconto County had total capital ratios of 11.91%, 12.09%, 12.34%, 10.03% and 13.21%, respectively. These ratios are above the 2001 minimum requirements established by regulatory agencies to be well-capitalized.

         For a summary of the banks' regulatory capital ratios at December 31, 2001, please see Note 14 to Consolidated Financial Statements.

         Management strives to maintain a strong capital position to take advantage of opportunities for profitable geographic and product expansion and to maintain depositor and investor confidence. Conversely, management believes that capital must be maintained at levels that provide adequate returns on the capital employed. Management actively reviews capital strategies for us and for each of our subsidiaries to ensure that capital levels are appropriate based on perceived business risks, growth and regulatory standards.

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity management involves the ability to meet the cash flow requirements of customers who may be either depositors wanting to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs. We had liquid assets of $37.5 million and $23.1 million on December 31, 2001 and December 31, 2000 respectively. The increase in liquid assets from December 31, 2000 to December 31, 2001 can be attributed to a temporary increase in federal funds sold and interest-bearing deposits at other banks. Management believes liquidity and capital levels are adequate at December 31, 2001.

         Our liquidity, represented by cash and cash equivalents, is a product of our operating activities, investing activities and financing activities. These activities are summarized below:

                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                              -------------------------------
                                                       2001              2000                1999
                                                       ----              ----                ----
                                                                     (DOLLARS IN THOUSANDS)
Cash and cash equivalents at beginning of
   period                                               $23,133          $29,771            $ 49,656
Operating activities:
Net income                                                5,708            4,768               4,064
Adjustments to reconcile net income to
   net cash used by operating
   activities                                            (2,102)            (633)               (503)
                                                      ----------       ----------        ------------
Net cash provided by operating activities                 3,606            4,135               3,561
Net cash provided (used in) by investing
   activities                                             8,705          (70,236)            (58,817)
Net cash provided by financing activities                 2,024           59,463              35,371
                                                        -------         --------           ---------
Increase (decrease) in cash equivalents                 $14,335          ($6,638)          ($ 19,885)
                                                        =======          ========          ==========
Cash and cash equivalents at end of period             $ 37,468         $ 23,133            $ 29,771
                                                       ========         ========            ========


         Net cash was provided by operating activities during the years ended December 31, 2001, 2000 and 1999 primarily as a result of normal ongoing business operations. The non-cash items, such as the provisions for loan losses and depreciation and the net amortization of premiums, also contributed to net cash provided by operating activities during these periods.

         Liquidity is also necessary at the parent company level. The parent company's primary source of funds are dividends from subsidiaries, borrowings and proceeds from issuance of equity. The parent company manages its liquidity position to provide the funds necessary to pay dividends to shareholders, service debt, invest in subsidiaries and satisfy other operating requirements. Dividends received from subsidiaries totaled $3.3 million, $2.2 million and $1.7 million for the years ended December 31, 2001, 2000 and 1999 respectively, and will continue to be the parent company's main source of long-term liquidity. The dividends from our banks were sufficient to pay cash dividends to our shareholders of $1.8 million, $1.6 million and $1.4 million for the years ended December 31, 2001, 2000 and 1999 respectively. At December 31, 2001, the parent company had two $10.0 million lines of credit with unaffiliated banks available, with $3.8 million outstanding on one of the lines of credit and no borrowings outstanding on the other line of credit.

ASSET/LIABILITY MANAGEMENT

         Financial institutions are subject to interest rate risk to the extent their interest-bearing liabilities (primarily deposits) mature or reprice at different times and on a different basis than their interest-earning assets (consisting primarily of loans and securities). Interest rate sensitivity management seeks to match maturities on assets and liabilities and avoid fluctuating net interest margins while enhancing net interest income during periods of changing interest rates. The difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within the same time period is referred to as an interest rate gap. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During periods of rising interest rates, a negative gap tends to adversely affect net interest income while a positive gap tends to result in an increase in net interest income. During a period of falling interest rates, a negative gap tends to result in an increase in net interest income while a positive gap tends to adversely affect net interest income.

         The following table shows the interest rate sensitivity gap for four different time intervals as of December 31, 2001. Certain assumptions regarding prepayment and withdrawal rates are based upon our historical experience, and management believes such assumptions are reasonable.

                                                          AMOUNTS MATURING OR REPRICING AS OF DECEMBER 31, 2001
                                                -------------------------------------------------------------------------
                                                    WITHIN      SIX TO TWELVE    ONE TO FIVE       OVER
                                                  SIX MONTHS        MONTHS          YEARS       FIVE YEARS       TOTAL
                                                --------------  -------------    -----------   ------------    ----------
                                                                          (DOLLARS IN THOUSANDS)
   Interest-earning assets:
   Fixed-rate mortgage loans                           $26,871        $32,771       $131,958        $20,424      $212,024
   Adjustable-rate mortgage loans                       36,122         10,655         25,514              0        72,291
                                                --------------    -----------    -----------    -----------    ----------
         Total mortgage loans                           62,993         43,426        157,472         20,424       284,315
   Commercial business loans                            66,138         12,494         69,041          8,082       155,755
   Consumer loans                                        8,519          3,759         18,236          3,544        34,058
   Home equity loans                                     5,233             72            835              0         6,140
   Tax-exempt loans                                        402            123            334            598         1,457
   Lease financing                                           0              0          1,170              0         1,170
   Mortgage-related securities                          12,250              0          1,878         15,745        29,873
   Fixed rate investment securities and other            2,249            933         15,138         13,176        31,496
   Variable rate investment securities and              16,179          3,574             25             25        19,803
   other
                                                --------------    -----------    -----------    -----------    ----------
         Total interest-earning assets                $173,963        $64,381       $264,129        $61,594      $564,067
                                                ==============    ===========    ===========    ===========    ==========

   Interest-bearing liabilities:
   Deposits
     Time deposits                                    $122,855        $55,224        $27,089            $56      $205,224
     NOW accounts                                        2,189          2,189         21,890         10,215        36,483
     Savings accounts                                    4,193          4,294         41,936         19,470        69,893
     Money market accounts                              31,198          3,563         35,627         16,626        87,014
     Advance payments for taxes and insurance                0            142              0              0           142
     Borrowings                                         51,289          4,657         10,400          6,500        72,846
                                                --------------    -----------    -----------    -----------    ----------
         Total interest-bearing liabilities           $211,724        $70,069       $136,942        $52,867      $471,602
                                                ==============    ===========    ===========    ===========    ==========
   Interest-earning assets less
   interest-bearing
     Liabilities                                      ($37,761)       ($5,688)      $127,187         $8,727       $92,465
                                                ==============    ===========    ===========    ===========    ==========
   Cumulative interest rate sensitivity gap           ($37,761)      ($43,449)       $83,738        $92,465
                                                ==============    ===========    ===========    ===========
   Cumulative interest rate sensitivity gap as
   a percentage of total assets                         (6.21%)        (7.15%)        13.77%         15.21%
                                                ==============    ===========    ===========    ===========

         At December 31, 2001, our cumulative interest-rate sensitive gap as a percentage of total assets was a negative 6.21% for six months and a negative 7.15% for one-year maturities. Therefore, we are negatively gapped and may benefit from falling interest rates.

         Certain shortcomings are inherent in the method of analysis presented in the above schedule. For example, although certain assets and liabilities have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable rate mortgage loans, have features that restrict changes in interest rates on a short-term basis over the life of the asset. Further, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the schedule. Finally, the ability of many borrowers to service their debt may decrease in the event of an interest rate increase.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Our financial performance is impacted by, among other factors, interest rate risk and credit risk. We utilize no derivatives to mitigate our interest rate risk. To control credit risk we rely instead on loan review and an adequate loan loss reserve.

         Interest rate risk is the risk of loss of net interest income due to changes in interest rates. This risk is addressed by our Asset Liability Management Committee, which includes senior management representatives. The Asset Liability Management Committee monitors and considers methods of managing interest rate risk by monitoring changes in net interest income under various interest rate scenarios. The Asset Liability Management Committee attempts to manage various components of our balance sheet to minimize the impact of sudden and sustained changes in interest rate on net interest income.

         Our exposure to interest rate risk is reviewed on at least a quarterly basis by the Asset Liability Management Committee. Interest rate risk exposure is measured using interest rate sensitivity analysis to determine our change in net interest income in the event of hypothetical changes in interest rates and interest liabilities. If potential changes to net interest income resulting from hypothetical interest rate swings are not within the limits established by the Asset Liability Management Committee, the asset and liability mix may be adjusted to bring interest rate risk within approved limits.

         In order to reduce the exposure to interest rate fluctuations, we have developed strategies to manage our liquidity, shorten the effective maturities of certain interest-earning assets, and increase the effective maturities of certain interest-bearing liabilities. One strategy used is focusing our residential lending on adjustable rate mortgages, which generally reprice within one to three years. Another strategy used is concentrating our non-residential lending on adjustable or floating rate and/or short-term loans. We have also focused our investment activities on short and medium-term securities, while attempting to maintain and increase our savings account and transaction deposit accounts, which are considered to be relatively resistant to changes in interest rates.

         Along with the analysis of the interest rate sensitivity gap, determining the sensitivity of future earnings to a hypothetical +/- 200 basis parallel rate change can be accomplished through the use of simulation modeling. In addition to the assumptions used to measure the interest rate sensitivity gap, simulation of earnings includes the modeling of the balance sheet as an ongoing entity. Future business assumptions involving administered rate products, prepayments for future rate sensitive balances, and the reinvestment of maturing assets and liabilities are included. These items are then modeled to project income based on a hypothetical change in interest rates. The resulting pretax income for the next 12-month period is compared to the pretax income calculated using flat rates. This difference represents our earning sensitivity to a +/- 200 basis point parallel rate change. The table below illustrates these amounts as of December 31, 2001.


                                                    PERCENT CHANGE IN NET INTEREST INCOME
          CHANGE IN INTEREST RATES                     2001                   2000
          ------------------------               ------------------------ --------------------
          + 200 basis points                           2.50%                 (2.45)%
          + 150 basis points                           1.75%                 (1.94)%
          + 100 basis points                           0.99%                 (1.25)%
          + 50 basis points                            0.17%                 (0.71)%
              Base Scenario                            0.00%                  0.00%
          - 50 basis points                           (3.22)%                 0.57%
          - 100 basis points                          (4.82)%                 1.29%
          - 150 basis points                          (3.18)%                 1.91%
          - 200 basis points                          (4.18)%                 2.54%

         These results are based solely on immediate and sustained parallel changes in market rates and do not reflect the earnings sensitivity that may arise from other factors such as changes in the shape of the yield curve, the change in spread between key market rates, or accounting recognition for impairment of certain intangibles. The above results also do not include any management action to mitigate potential income variances within the simulation process. This action would include, but would not be limited to, adjustments to the repricing characteristics of any on or off balance sheet item with regard to short-term rate projections and current market value assessments.

         We determine another component of interest rate risk, fair value at risk, through the technique of simulating the fair value of equity in changing rate environment. This technique involves determining the present value of all contractual asset liability cash flows (adjusted for prepayments) based on a predetermined discount rate. The net result of all these balance sheet items determine the fair value of equity. The fair value of equity resulting from the current flat rate scenario is compared to the fair value of equity calculated using discount rates +/- 200 basis points from flat rates to determine the fair value of equity at risk. Currently, fair value of equity at risk is less than 1.0% of our market value as of December 31, 2001.

FORWARD-LOOKING STATEMENTS

         This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in these forward-looking statements as a result of various factors. Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following:
(1) expected cost savings and synergies from our recently completed merger of CBOC, Inc. might not be realized within the expected time frame; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs; (3) changes in management's estimate of the adequacy of the allowance for loan losses; (4) competitive pressures among depository institutions; (5) interest rate movements and their impact on customer behavior and our net interest margin; (6) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (7) our ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (8) our ability to access cost-effective funding; (9) changes in financial markets and general economic conditions; (10) new legislation or regulatory changes; and (11) changes in accounting principles, policies or guidelines.

         Certain statements contained in or incorporated by reference into this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. You can identify these statements from our use of the words "may," "will," "should," "expect," "plan," "intend," "anticipate," "could," "believe," "estimate," "predict," "objective," "potential," "projection," "forecast," "goal," "project," "anticipate," "target" and similar expressions. These forward-looking statements may include, among other things:

     o statements relating to projected growth, anticipated improvements in earnings, earnings per share and other financial performance measures, and management's long term performance goals;

     o statements relating to the anticipated effects on results of operations or financial condition from expected developments or events;

     o statements relating to our business and growth strategies, including potential acquisitions; and

     o any other statements which are not historical facts.

         Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur. In addition, our past results of operations do not necessarily indicate our future results.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Merchants and Manufacturers Bancorporation, Inc. and Subsidiaries
New Berlin, Wisconsin

We have audited the accompanying consolidated balance sheet of Merchants and Manufacturers Bancorporation, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Merchants and Manufacturers Bancorporation, Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.



Madison, Wisconsin             /s/ McGladrey & Pullen, LLP
                               -------------------------------------------------
February 13, 2002              McGladrey & Pullen, LLP

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2001 AND 2000

ASSETS                                                                         2001                  2000
------                                                                         ----                  ----
                                                                           (Dollars In Thousands, Except
                                                                           Share and Per Share Amounts)

Cash and due from banks ........................................            $  26,013             $  20,586
Interest bearing deposits in banks .............................                4,912                   996
Federal funds sold .............................................                6,543                 1,551
                                                                            ---------             ---------
   Cash and cash equivalents ...................................               37,468                23,133

Available-for-sale securities ..................................               66,143                78,847
Loans, less allowance for loan losses of $5,563 and $5,010
  in 2001 and 2000, respectively ...............................              477,332               473,161
Accrued interest receivable ....................................                2,950                 3,695
Federal Home Loan Bank stock ...................................                3,574                 3,171
Premises and equipment .........................................               10,278                 9,252
Other assets ...................................................               10,275                 9,201
                                                                            ---------             ---------
   TOTAL ASSETS ................................................            $ 608,020             $ 600,460
                                                                            =========             =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Deposits:
   Non-interest bearing ........................................            $  79,171             $  79,200
                                                                            ---------             ---------
   Interest bearing ............................................              398,614               378,851
   Total deposits ..............................................              477,785               458,051
Short-term borrowings ..........................................               17,046                43,928
Long-term borrowings ...........................................               55,800                44,700
Accrued interest payable .......................................                1,028                 1,159
Other liabilities ..............................................                3,432                 4,107
   TOTAL LIABILITIES ...........................................              555,091               551,945
                                                                            ---------             ---------
Stockholders' equity
  Common stock $1.00 par value; 6,000,000 shares
   Authorized; shares issued: 2,587,509;
   Shares outstanding: 2,523,845-2001; 2,520,937-2000 ..........                2,588                 2,588
Additional paid-in capital .....................................               14,955                15,452
Retained earnings ..............................................               36,894                32,988
Accumulated other comprehensive income (loss) ..................                  330                  (304)
Treasury stock, at cost (63,664 shares-2001; 66,572 shares-2000)               (1,838)               (2,209)
                                                                            ---------             ---------
   TOTAL STOCKHOLDERS' EQUITY ..................................               52,929                48,515
                                                                            ---------             ---------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ..................            $ 608,020             $ 600,460
                                                                            =========             =========

See Notes to Consolidated Financial Statements.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                               2001               2000                 1999
                                                               ----               ----                 ----
                                                              (Dollars In Thousands, Except Per Share Amounts)
Interest income:
  Interest and fees on loans ......................            $38,501            $37,344            $30,108
  Interest and dividends on securities:
   Taxable ........................................              1,259              1,757              1,471
   Tax-exempt .....................................                960              1,059              1,041
Interest on mortgage-backed securities ............              1,985              2,150              2,083
Interest on interest bearing deposits in banks and
   federal funds sold .............................                531                340                795
                                                               -------            -------            -------
   TOTAL INTEREST INCOME ..........................             43,236             42,650             35,498
                                                               -------            -------            -------
Interest expense:
  Interest on deposits ............................             15,692             16,622             14,372
  Interest on short-term borrowings ...............              1,260              2,197                728
  Interest on long-term borrowings ................              2,846              2,899                763
                                                               -------            -------            -------
   TOTAL INTEREST EXPENSE .........................             19,798             21,718             15,863
                                                               -------            -------            -------
   NET INTEREST INCOME ............................             23,438             20,932             19,635

Provision for loan losses .........................              1,125              1,239                974
                                                               -------            -------            -------
   NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES          22,313             19,693             18,661
                                                               -------            -------            -------
Noninterest income:
  Service charges on deposit accounts .............              1,302              1,162              1,087
  Service charges on loans ........................                722                523                458
  Securities gains, net ...........................                 88                  2                  9
  Gain on sale of loans, net ......................                332                 33                 74
  Net gain on sale of premises ....................                557              1,053                633
  Other ...........................................              1,681              1,622              1,554
                                                               -------            -------            -------
   TOTAL NONINTEREST INCOME ..... .................              4,682              4,395              3,815
                                                               -------            -------            -------
Noninterest expenses:
  Salaries and employee benefits ..................             10,533              9,739              9,193
  Premises and equipment ..........................              3,075              2,679              2,379
  Data processing fees ............................                951              1,002              1,044
  Marketing and business development ..............                878                764                771
  Federal deposit insurance premiums ..............                 99                 95                123
  Merger-related expenses .........................               --                  296                490
  Other ...........................................              3,018              2,478              2,283
                                                               -------            -------            -------
   TOTAL NONINTEREST EXPENSES .....................             18,554             17,053             16,283
                                                               -------            -------            -------
   INCOME BEFORE INCOME TAXES .....................              8,441              7,035              6,193

Income taxes ......................................              2,733              2,267              2,129
                                                               -------            -------            -------
   NET INCOME .....................................            $ 5,708            $ 4,768            $ 4,064
                                                               =======            =======            =======

Basic earnings per share ..........................            $  2.25            $  1.87            $  1.58
                                                               =======            =======            =======

Diluted earnings per share ........................            $  2.24            $  1.86            $  1.55
                                                               =======            =======            =======

See Notes to Consolidated Financial Statements.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                                       Accumulated
                                                              Additional                  Other
                                                    Common     Paid-in      Retained   Comprehensive   Treasury
                                                     Stock     Capital      Earnings   Income (Loss)      Stock        Total
------------------------------------------------------------------------------------------------------------------------------------
                                                              (Dollars In Thousands, Except Per Share Amounts)
Balance at December 31, 1998 ...............     $  2,588     $ 15,326      $ 27,187      $    114      $   (634)     $ 44,581
                                                 --------     --------      --------      --------      --------      --------
  Comprehensive income:
   Net income ..............................         --           --           4,064          --            --           4,064
   Change in net unrealized (losses) on
    available-for-sale securities ..........         --           --            --          (2,333)         --          (2,333)
  Reclassification adjustment for gains
   included in net income ..................         --           --            --               9          --               9
  Income tax effect ........................         --           --            --             682          --             682
    TOTAL COMPREHENSIVE INCOME .............                                                                               2,422
  Sale of common stock in connection
   with dividend reinvestment program ......         --              4          --            --              67            71
  Purchase of 108,944 shares of treasury
   stock....................................         --           --            --            --            (181)         (181)
  Cash dividends paid - $0.57 per share ....         --           --          (1,432)         --            --          (1,432)
  Exercise of stock options ................         --            210          --            --              64           274
                                                 --------     --------      --------      --------      --------      --------
Balance at December 31, 1999 ...............        2,588       15,540        29,819        (1,528)         (684)       45,735
  Comprehensive income:
   Net income ..............................         --           --           4,768          --            --           4,768
   Change in net unrealized gains on
   available-for-sale securities ...........         --           --            --           1,867          --           1,867
  Reclassification adjustment for gains
   included in net income ..................         --           --            --               2          --               2
  Income tax effect ........................         --           --            --            (645)         --            (645)
    TOTAL COMPREHENSIVE INCOME .............                                                                             5,992
  Sale of common stock in connection
   with dividend reinvestment program ......         --           --            --            --              65            65
  Purchase of 54,483 shares of treasury
   stock....................................          --           --            --            --          (1,715)       (1,715)
  Cash dividends paid - $0.65 per share ....         --           --          (1,599)         --            --          (1,599)
  Exercise of stock options ................         --            (88)         --            --             125            37
                                                 --------     --------      --------      --------      --------      --------
Balance at December 31, 2000 ...............        2,588       15,452        32,988          (304)       (2,209)       48,515
  Comprehensive income:
   Net income ..............................         --           --           5,708          --            --           5,708
   Change in net unrealized gains on
    available-for-sale securities ..........         --           --            --             925          --             925
  Reclassification adjustment for gains
   included in net income ..................         --           --            --              88          --              88
  Income tax effect ........................         --           --            --            (379)         --            (379)
  TOTAL COMPREHENSIVE INCOME ...............                                                                            6,342
  Sale of 10,550 shares of treasury stock ..         --           --            --            --             336           336
  Purchase of 29,092 shares of treasury
   stock....................................          --           --            --            --            (795)         (795)
  Cash dividends paid - $0.71 per share ....         --           --          (1,802)         --            --          (1,802)
  Exercise of stock options ................         --           (497)         --            --             830           333
                                                 --------     --------      --------      --------      --------      --------
BALANCE AT DECEMBER 31, 2001 ...............     $  2,588     $ 14,955      $ 36,894      $    330      $ (1,838)     $ 52,929
                                                 ========     ========      ========      ========      ========      ========

See Notes to Consolidated Financial Statements.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999



                                                                      2001                   2000                     1999
                                                                      ----                   ----                     ----
                                                                                    (Dollars In Thousands)
Cash Flows From Operating Activities
  Net income .......................................               $  5,708                $  4,768                $  4,064
  Adjustments to reconcile net income to cash
   provided by operating activities:
    Provision for loan losses ......................                  1,125                   1,239                     974
    Depreciation ...................................                    889                     927                     949
    Amortization and accretion of premiums
     and discounts, net ............................                     43                      51                     169
    Securities gains, net ..........................                    (88)                     (2)                     (9)
    Loans originated for sale ......................                (83,419)                 (6,211)                (18,953)
    Proceeds from sales of loans ...................                 81,026                   5,992                  18,731
    Gain on sale of loans, net .....................                   (332)                    (33)                    (74)
    Gain on sale of premises and equipment, net ....                   (557)                 (1,053)                   (633)
    Decrease (increase) in accrued interest receivable                  745                    (813)                   (260)
    Increase (decrease) in accrued interest payable                    (131)                    275                    (132)
    Other ..........................................                 (1,403)                 (1,005)                 (1,265)
                                                                   --------                --------                --------
     NET CASH PROVIDED BY OPERATING ACTIVITIES .....                  3,606                   4,135                   3,561
                                                                   --------                --------                --------
Cash Flows From Investing Activities
  Purchase of available-for-sale securities ........                (51,865)                (16,023)                (34,168)
  Proceeds from sales of available-for-sale securities                4,174                     998                   2,704
  Proceeds from redemptions and maturities of
   available-for-sale securities ...................                 61,422                  21,974                  23,504
  Net increase in loans ............................                 (2,708)                (79,545)                (51,682)
  Purchases of premises and equipment ..............                 (1,915)                 (1,622)                   (989)
  Proceeds from sale of premises and equipment .....                   --                     3,595                   2,839
  Proceeds from sales of other real estate .........                   --                       887                    --
  Purchases of Federal Home Loan Bank stock ........                   (403)                   (500)                 (1,025)
                                                                   --------                --------                --------
    NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES               8,705                 (70,236)                (58,817)
                                                                   --------                --------                --------
Cash Flows From Financing activities
  Net increase in deposits .........................                 19,734                  27,826                  10,367
  Net increase (decrease) in short-term borrowings .                (26,882)                 25,649                     772
  Dividends paid ... ...............................                 (1,802)                 (1,599)                 (1,432)
  Proceeds from long-term borrowings ...............                 47,500                  40,900                  30,000
  Repayment of long-term borrowings ................                (36,400)                (31,700)                 (4,500)
  Purchase of treasury stock .......................                   (795)                 (1,715)                   (181)
  Proceeds from sale of treasury stock .............                  1,166                     125                     131
  Proceeds from issuance of common stock ...........                   (497)                    (23)                    214
                                                                   --------                --------                --------
    NET CASH PROVIDED BY FINANCING ACTIVITIES ......               $  2,024                $ 59,463                $ 35,371
                                                                   --------                --------                --------

(Continued)

YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                              2001                 2000                      1999
                                                                              ----                 ----                      ----
                                                                                           (Dollars In Thousands)
    INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .......               $ 14,335               $ (6,638)               $(19,885)

Cash and cash equivalents at beginning of year .............                 23,133                 29,771                  49,656
                                                                           --------               --------                --------
Cash and cash equivalents at end of year ...................               $ 37,468               $ 23,133                $ 29,771
                                                                           ========               ========                ========

Supplemental Cash Flow Information and Noncash Transactions:
  Interest paid ............................................               $ 19,929               $ 21,477                $ 15,244
  Income taxes paid ........................................                  2,872                  2,364                   2,207
  Loans transferred to other real estate owned .............                     22                    897                     107

Supplemental Schedules of Noncash Investing Activities,
  change in accumulated other comprehensive income, unrealized
  gains (losses) on available-for-sale securities, net .....               $    634               $  1,224                $ (1,642)

See Notes to Consolidated Financial Statements.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Banking Activities: The consolidated income of Merchants and Manufacturers Bancorporation, Inc. is principally from the income of its wholly owned subsidiaries. The Banks provide a full range of personal and commercial financial services to customers. The Corporation and the Banks are subject to competition from other financial institutions. They are also subject to the regulations of certain federal and state agencies and undergo periodic examinations by those regulatory agencies.

Consolidation: The consolidated financial statements of Merchants and Manufacturers Bancorporation, Inc. (the Corporation) include the accounts of its wholly owned subsidiaries, Lincoln State Bank (Lincoln), Franklin State Bank (Franklin), Lincoln Community Bank (Lincoln Community), Grafton State Bank (Grafton) and Community Bank of Oconto County (Oconto) - collectively, "the Banks," M&M Services, which provides management services for the Banks, Merchants Merger Corporation, which is used to facilitate acquisitions, and Lincoln's wholly owned subsidiary, Lincoln Investment Corp., Lincoln Community's wholly owned subsidiary, Lincoln Investment Management Corporation and Grafton's wholly owned subsidiary, GSB Investments Inc., which manage an investment portfolio for the Banks. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and conform to general practices within the banking industry. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Use of Estimates: In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for loan losses, and the valuation of foreclosed real estate and deferred tax assets. The fair value disclosure of financial instruments is an estimate that can be computed within a range.

Presentation of Cash Flows: For purposes of reporting cash flows, cash and due from banks include cash on hand and amounts due from banks. Cash flows from federal funds sold, interest bearing deposits in banks, loans, deposits, and short-term borrowings are treated as net increases or decreases.

Cash and Due From Banks: The Banks maintain amounts due from banks which, at times, may exceed federally insured limits. Management monitors these correspondent relationships. The Banks have not experienced any losses in such accounts.

Available-for-Sale Securities: Securities classified as available for sale are those debt securities that the Banks intend to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Banks' assets and liabilities, liquidity needs, regulatory capital consideration, and other similar factors. Securities classified as available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in accumulated other comprehensive income, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loans: Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses. Interest income is accrued on the unpaid principal balance. The accrual of interest income on loans is discontinued when, in the opinion of management, there is reasonable doubt as to the borrower's ability to meet payment of interest or principal when they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Accrual of interest is generally resumed when the customer is current on all principal and interest payments and has been paying on a timely basis for a period of time.

Mortgage Loans Held for Sale: Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. All sales are made without recourse.

Allowance for Loan Losses: The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. Subsequent recoveries, if any, are credited to the allowance. The allowance for loan losses is adequate to cover probable credit losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio. The allowance is based on past events and current economic conditions, and does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions.

Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Cash collections on impaired loans are credited to the loan receivable balance and no interest income is recognized on those loans until the principal balance is current.

In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may require the banks to make additions to the allowance for loan losses based on their judgments of collectibility based on information available to them at the time of their examination.

Credit Related Financial Instruments: In the ordinary course of business the Banks have entered into off-balance-sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded.

Transfers of Financial Assets: Transfers of financial assets are accounted for as sales, only when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Corporation, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of the right) to pledge or exchange the transferred assets, and (3) the Corporation does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Premises and Equipment: Premises and equipment are stated at cost less accumulated depreciation. Provisions for depreciation are computed using the straight-line or double-declining-balance methods, over the estimated useful lives of the assets.

Other Real Estate Owned: Other real estate owned, acquired through partial or total satisfaction of loans, is carried at the lower of cost or fair value less cost to sell. At the date of acquisition losses are charged to the allowance for loan losses. Revenue and expenses from operations and changes in the valuation allowance are included in loss on foreclosed real estate.

Profit-Sharing Plan: The Corporation has established a 401(k) profit-sharing plan for qualified employees. The Corporation's policy is to fund contributions as accrued.

Income Taxes: The Corporation files a consolidated federal income tax return and individual subsidiary state income tax returns. Accordingly, amounts equal to tax benefits of those companies having taxable federal losses or credits are reimbursed by the other companies that incur federal tax liabilities.

Amounts provided for income tax expense are based on income reported for financial statement purposes and do not necessarily represent amounts currently payable under tax laws. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The differences relate principally to the reserve for loan losses, nonaccrual loan income, deferred compensation, pension, fixed assets, and unrealized gains and losses on available-for-sale securities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Trust Assets: Property held for customers in fiduciary or agency capacities, other than cash on deposit at the Banks, is not included in the accompanying balance sheets, since such items are not assets of the Corporation.

Earnings Per Share: Earnings per share of common stock have been computed based on the weighted-average number of common stock and common stock equivalents, if dilutive, outstanding during each year. In the computation of diluted earnings per share, all dilutive stock options are assumed to be exercised at the beginning of each year and the proceeds are used to purchase shares of the Corporation's common stock at the average market price during the year.

Comprehensive Income: Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Current Accounting Developments: In July 2001, the Financial Accounting Standards Board issued Statement No. 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets. Statement No. 141 eliminates the pooling method for accounting for business combinations; requires that intangible assets that meet certain criteria be reported separately from goodwill; and requires negative goodwill arising from a business combination to be recorded as an extraordinary gain. Statement No. 142 eliminates the amortization of goodwill and other intangibles that are determined to have an indefinite life; and requires, at a minimum, annual impairment tests for goodwill and other intangible assets that are determined to have an indefinite life. For the Corporation, the provisions of Statement No. 142 is effective January 1, 2002. Implementation of the Statement is not expected to have a material impact on the Corporation's financial statements.

The Financial Accounting Standards Board (FASB) has issued Statement No. 143, Accounting for Asset Retirement Obligations, and Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Statement No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. Statement No. 144 supersedes FASB Statement No. 121 and the accounting and reporting provisions of APB Opinion No. 30. Statement No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale which includes measuring a long-lived asset classified as held for sale at the lower of its carrying amount or its fair value less costs to sell and to cease depreciation/amortization. For the Corporation, the provisions of Statement No. 143 and 144 are effective January 1, 2003, and January 1, 2002, respectively. Implementation of Statements No. 143 and 144 is not expected to have a material impact on the Corporation's financial statements.


NOTE 2.   BUSINESS COMBINATION

On January 16, 2001, the Corporation completed its merger with CBOC, Inc., a one-bank holding Corporation that provides financial services to businesses and individuals in Oconto Falls and the surrounding area. Under the terms of the merger agreement the Corporation issued 459,680 shares of Merchants & Manufacturers Bancorporation, Inc. stock (with a fair market value of $28 per share on such date) in exchange for all of CBOC's common stock. The number of the Corporation's shares was calculated using an exchange ratio of 5.746 shares of the Corporation's stock for each share of CBOC common stock. The transaction was accounted for as a pooling of interest and, accordingly, the historical consolidated financial statements of the Corporation have been restated to include the financial position, results of operations, and cash flows of CBOC for all periods presented.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2.   BUSINESS COMBINATION (CONTINUED)

There were no adjustments made of net assets of the combining Corporation's to adopt the same accounting practices and there were no effects on the net income reported previously by the separate Companies now presented in the comparative financial statements. There were no significant intercompany transactions requiring elimination in any period presented.

The following table shows the historical results of the Corporation and CBOC for the periods prior to the consummation of the merger of the entities (dollars in thousands):

                                   Years Ended
                                   December 31,
                          -------------------------------
                            2000                  1999
                            ----                  ----
Revenues:
  Corporation.....          $38,427               $31,728
  CBOC ...........            4,252                 3,777
                            -------               -------
                            $42,679               $35,505
                            =======               =======
Net Income:
  Corporation.....          $ 4,240               $ 3,403
  CBOC ...........              528                   661
                            -------               -------
                            $ 4,768               $ 4,064
                            =======               =======




NOTE 3.   CASH AND DUE FROM BANKS

The Banks are required to maintain vault cash and reserve balances with the Federal Reserve Bank based upon a percentage of deposits. These requirements approximated $2,016,000 and $2,033,000 at December 31, 2001 and 2000,
respectively.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 4.   AVAILABLE-FOR-SALE SECURITIES

Amortized costs and fair values of available-for-sale securities as of December 31, 2001 and 2000 are summarized as follows:

                                                                               December 31, 2001
                                                  -------------------------------------------------------------------------
                                                                        Gross                Gross
                                                   Amortized          Unrealized          Unrealized                Fair
                                                   Cost                  Gains             (Losses)                 Value
                                                  -----------         ----------          ----------                ------
                                                                             (Dollars In Thousands)
U.S. treasury and other U.S.
  government agency securities ....               $ 4,401               $    93               $  --                 $ 4,494
State and political subdivisions ..                24,143                   278                   243                24,178
Corporate bonds ...................                 1,576                    38                  --                   1,614
Commercial paper ..................                 1,100                  --                    --                   1,100
Mutual funds ......................                 3,173                  --                     107                 3,066
Collateralized mortgage obligations                13,897                   260                    41                14,116
Mortgage-backed securities ........                17,347                   280                    52                17,575
                                                  -------               -------               -------               -------
                                                  $65,637               $   949               $   443               $66,143
                                                  =======               =======               =======               =======

                                                                               December 31, 2000
                                                  -------------------------------------------------------------------------
                                                                        Gross                Gross
                                                   Amortized          Unrealized          Unrealized                Fair
                                                   Cost                  Gains             (Losses)                 Value
                                                  -----------         ----------          ----------                ------
                                                                             (Dollars In Thousands)
U.S. treasury and other U.S.
 government agency securities ......               $14,417               $     5               $    85               $14,337
State and political subdivisions ..                24,936                   145                   339                24,742
Corporate bonds ...................                 2,250                     6                    13                 2,243
Commercial paper ..................                 1,000                  --                    --                   1,000
Mutual funds ......................                 3,173                  --                     129                 3,044
Collateralized mortgage obligations                12,833                   122                   103                12,852
Mortgage-backed securities ........                20,714                   128                   213                20,629
                                                  -------               -------               -------               -------
                                                  $79,323               $   406               $   882               $78,847
                                                  =======               =======               =======               =======

Securities with a fair value of $28,742,000 and $23,772,000 at December 31, 2001 and 2000, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 4.   AVAILABLE-FOR-SALE SECURITIES (CONTINUED)

The amortized cost and fair value of available-for-sale securities at December 31, 2001, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities in mortgage-related securities, mutual funds and collateralized mortgage obligations since the anticipated maturities are not readily determinable. Therefore, these securities are not included in the maturity categories in the following summary:

                                                     Amortized             Fair
                                                       Cost                Value
                                                     ---------            ------
                                                       (Dollars In Thousands)
Due in one year or less ..............               $ 3,525               $ 3,544
Due after one year through five years                 11,702                11,993
Due after five years through ten years                12,468                12,455
Due after ten years ..................                 3,525                 3,394
Mutual funds .........................                 3,173                 3,066
Collateralized mortgage obligations ..                   393                   410
Mortgage-related securities ..........                30,851                31,281
                                                      ------                ------
                                                     $65,637               $66,143
                                                     =======               =======

Proceeds from sales of available-for-sale securities during the years ended December 31, 2001, 2000 and 1999, were $4,174,000, $998,000 and $2,704,000, respectively. Gross gains of $96,000, $8,000 and $9,000 were recorded on those sales for the years ended December 31, 2001, 2000 and 1999, respectively. Gross losses of $8,000, $6,000 and none were also recorded in the years ended December 31, 2001, 2000 and 1999, respectively.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5.   LOANS

Major classifications of loans are as follows:

                                                                           December 31,
                                                                     2001              2000
                                                                     ----              ----
                                                                     (Dollars In Thousands)
First mortgage:
  Conventional single-family residential......                    $ 78,377             $ 98,730
  Commercial and multifamily residential......                     180,102              173,107
  Construction................................                      34,744               47,767
  Farmland....................................                       7,312                7,027
                                                                 ---------           ----------
                                                                   300,535              326,631
                                                                 ---------           ----------
Commercial business loans.....................                     140,671              110,291
Consumer and installment loans................                      32,401               33,327
Lease financing...............................                       1,170                1,606
Home equity loans.............................                       6,140                4,545
Other.........................................                       1,978                1,771
                                                                 ---------           ----------
                                                                   182,360              151,540
                                                                 ---------           ----------
  Less allowance for loan losses..............                       5,563                5,010
                                                                 ---------           ----------
                                                                 $ 477,332           $  473,161
                                                                 =========           ==========


Changes in the allowance for loan losses for the years ended December 31, 2001, 2000 and 1999 are presented as follows:


                                                              December 31,
                                              --------------------------------------------------
                                              2001                   2000                   1999
                                                           (Dollars In Thousands)
Balance at beginning of year                $ 5,010                $ 4,047                $ 3,486
  Provisions charged to expense               1,125                  1,239                    974
  Recoveries ..................                  23                     14                     19
  Charge-offs .................                (595)                  (290)                  (432)
                                            -------                -------                -------
Balance at end of year ......               $ 5,563                $ 5,010                $ 4,047
                                            =======                =======                =======

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5.   LOANS (CONTINUED)

The following is a summary of information pertaining to impaired loans:


                                                               December 31,
                                                        ----------------------------
                                                          2001               2000
                                                        --------            -------
                                                          (Dollars In Thousands)
Impaired loans for which an allowance
 has been provided.......................               $4,429               $1,815
Impaired loans for which no allowance
 has been provided ......................                 --                   --
                                                        ------               ------
Total loans determined to be impaired ...               $4,429               $1,815
                                                        ======               ======

Allowance provided for impaired loans,
 included in the allowance for loan
 losses...................................              $  995               $  408
                                                        ======               ======

                                                              Year Ended December 31,
                                                           -----------------------------
                                                             2001       2000      1999
                                                           --------   --------   -------
                                                               Dollars In Thousands)
Average investment in impaired loans                       $ 3,276    $  1,764   $ 2,041
                                                           =======    ========   =======



Nonaccruing loans totaled $4,429,000 and $1,815,000 as of December 31, 2001 and 2000, respectively. Interest income in the amount of $48,000, $65,000 and $35,000 would have been earned on the nonaccrual loans had they been performing in accordance with their original terms during the years ended December 31, 2001, 2000 and 1999, respectively. The interest collected on nonaccrual loans and impaired loans included in income for the years ended December 31, 2001, 2000 and 1999 were $104,000, $9,000 and $15,000, respectively.

Certain directors and executive officers of the Corporation, and their related interests, had loans outstanding in the aggregate amounts of $21,800,000 and $32,026,000 at December 2001 and 2000, respectively. During 2001, $9,288,000 of new loans were made and repayments totaled $19,514,000. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and did not involve more than normal risks of collectibility or present other unfavorable features.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 6.   PREMISES AND EQUIPMENT

Premises and equipment are stated at cost less accumulated depreciation and are summarized as follows:

                                                          December 31,
                                                ---------------------------------
                                                  2001                     2000
                                                --------                ---------
                                                      (Dollars In Thousands)
Land ............................               $  1,912                $  1,912
Office buildings and improvements                 10,117                   8,947
Furniture and equipment .........                  9,168                   7,872
                                                  21,197                  18,731
  Less accumulated depreciation .                (10,919)                 (9,479)
                                                --------                --------
                                                $ 10,278                $  9,252
                                                ========                ========

During the years ended December 31, 2000 and 1999, the Corporation sold certain land and buildings and, subsequently, leased a portion of the buildings back from the new owners. The total gains on the sales were $1,498,000 and $1,103,000, of which $786,000 and $566,000 was immediately recognized in income, respectively, during the year of the transaction. The remaining gain is being accreted into income over the remaining lease terms. The gains recognized during the years ended December 31, 2001, 2000 and 1999 were $557,000, $267,000 and
$67,000, respectively.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 7.   DEPOSITS

Deposits consist of the following:

                                                                 December 31,
                                                      --------------------------------
                                                          2001                 2000
                                                       --------               --------
                                                           (Dollars In Thousands)
Negotiable Order of Withdrawal accounts:
  Non-interest bearing .................               $ 79,171               $ 79,200
  Interest-bearing .....................                 36,483                 32,488
Savings deposits .......................                 69,893                 68,077
Money market investment accounts .......                 87,014                 79,539
Time deposits and certificate accounts .                205,224                198,747
                                                       --------               --------
                                                       $477,785               $458,051
                                                       ========               ========


The scheduled maturities of time deposits and certificate accounts at December 31, 2001 are as follows (dollars in thousands):


Years Ending December 31,
-------------------------
        2002                                          $  178,079
        2003                                              17,441
        2004                                               5,566
        2005                                               1,814
        2006                                               2,324
                                                      ----------
                                                      $  205,224
                                                      ==========


At December 31, 2001 and 2000, time deposits and certificate accounts with balances greater than $100,000 amounted to $48,721,000 and $43,368,000, respectively.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 8.   BORROWINGS

Borrowings consisted of the following at December 31:

                                                                  2001                 2000
                                                                 -------              -------
                                                                     (Dollars In Thousands)
Short-term borrowings:
  Federal funds purchased, 2.125% ...................               $ 9,300               $33,450
  Securities sold under agreements to repurchase,
   2.721%, due January 2002 through October 2002 ....                 3,524                 3,975
  Line of credit with unaffiliated banks, 5.18% .....                 3,802                 2,712
  Treasury, tax and loan accounts with the Federal
   Home Loan Bank of Chicago ........................                   420                   791
  Line of credit with FHLB, 6.24% ...................                  --                   3,000
                                                                    -------               -------
Total short-term borrowings .........................               $17,046               $43,928
                                                                    =======               =======


Long-term borrowings:
  Notes payable to FHLB, maturing during fiscal year
   2001 with rates ranging from 5.83% to 6.92% ......               $  --                 $36,400
  Notes payable to FHLB, maturing during fiscal year
   2002 with rates ranging from 2.39% to 6.99% ......                38,900                 2,900
  Notes payable to FHLB, maturing during fiscal year
   2003 with rates ranging from 3.31% to 6.08% ......                 8,400                   400
  Notes payable to FHLB, maturing during fiscal year
   2004 with rates ranging from 3.62% to 3.94% ......                 1,500                  --
  Notes payable to FHLB, maturing during fiscal year
   2005 with a rate of 4.38% ........................                   500                  --
  Notes payable to FHLB, maturing during fiscal year
   2008 with rates ranging from 4.35% to 5.10% ......                 4,500                 4,500
  Notes payable to FHLB, maturing during fiscal year
   2010 with a rate of 5.87% ........................                   500                   500
  Notes payable to FHLB, maturing during fiscal year
   2011 with rates ranging from 4.33% to 4.80% ......                 1,500                  --
                                                                    -------               -------
Total long-term borrowings ..........................               $55,800               $44,700
                                                                    =======               =======

At December 31, 2001, FHLB borrowings are collateralized by securities with a fair value of $17,717,000 and loans receivable with an outstanding balance of $64,570,000. At December 31, 2000, FHLB borrowings were collateralized by securities with a fair value of $21,769,000 and loans receivable with an outstanding balance of $82,199,000.

Securities sold under agreements to repurchase generally mature within one year.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 8.   BORROWINGS (CONTINUED)

Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                                 2001                 2000
                                                                 ----                 ----
                                                                    (Dollars In Thousands)
Average daily balance during the year ...........               $5,516                $4,646
Average daily interest rate during the year .....                 3.93%                 5.51%
Maximum month-end balance during the year .......               $7,326                $8,164
Weighted average rate as of December 31 .........                 2.72%                 5.96%

Securities underlying the agreements at year-end:
  Carrying value ................................               $3,776                $1,555
  Estimated fair value ..........................                3,776                 1,555



NOTE 9.   STOCK BASED COMPENSATION

The Corporation has an Incentive Stock Option Plan under which 66,000 shares of common stock are reserved for the grant of options to officers and key employees at a price not less than the fair market value of the stock on the date of the grant. The plan limits the options that may be granted to each employee to $100,000 (based on aggregate fair market value at the date of the grant) per calendar year, on a cumulative basis. Options must be exercised within ten years of the date of grant and can be regranted if forfeited.

A summary of stock option transactions follows:

                                                           Weighted-              Weighted-
                                                            Average               Average
                                   Number                 Exercise Price          Remaining
                                   of Shares              Per Share            Contractual Life
                                   ---------             ---------------       ----------------
Total outstanding at
 December 31, 1999 ..                71,565                $   25.56               6.42
   Granted ............                --
   Exercised ..........              (3,300)                   12.18
                                    -------
Total outstanding at
 December 31, 2000 ..                68,265                    25.11               6.04
   Granted ............               4,000                    28.00
   Exercised ..........             (21,450)                   18.50
                                    -------
Total outstanding at
 December 31, 2001 ..                50,815                    29.60               7.15
                                    =======

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 9.   STOCK BASED COMPENSATION (CONTINUED)

The following table summarizes information about stock options outstanding and exercisable as of December 31, 2001.

                                            Options Outstanding                    Options Exercisable
                            -----------------------------------------------   -----------------------------
                                               Weighted-
                                                Average          Weighted-                        Weighted-
                                               Remaining          Average                         Average
Range of                        Number      Contractual Life     Exercise        Number           Exercise
Exercise Price               Outstanding       (In Years)            Price     Exercisable        Price
--------------               -----------    -------------------  ---------     -----------        ---------
$15.15                         3,640              2.9            $  15.15          3,640          $  15.15
$28.00 to $31.14              47,175              6.6               30.71         47,175             30.71
                              ------                                              ------
                              50,815                                29.60         50,815             29.60
                              ======                                              ======


A reconciliation of the numerators and the denominators of basic earnings per share and diluted earnings per share are:

                                                                                       Per Share
                                             Income               Shares                 Amount
                                           --------               -------              ----------
                                                           (Amounts In Thousands
                                                           Except Per Share Data)
2001
  Earnings per share - basic .               $  5,708                2,539               $  2.25
                                                                                         =======
  Effect of options ..........                   --                      9
                                             --------                -----

  Earnings per share - diluted               $  5,708                2,548               $  2.24
                                             ========                =====               =======

2000
  Earnings per share - basic .               $  4,768                2,553               $  1.87
                                                                                         =======
  Effect of options ..........                    --                    17
                                             --------                -----
  Earnings per share - diluted               $  4,768                2,570               $  1.86
                                             ========                =====               =======

1999
  Earnings per share - basic .               $  4,064                2,570               $  1.58
                                                                                         =======
  Effect of options ..........                     --                   47
                                             --------                -----
  Earnings per share - diluted               $  4,064                2,617               $  1.55
                                             ========                =====               =======


MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 10.   INCOME TAXES

The provision for income taxes consists of the following:

                                           December 31,
                       -------------------------------------------------------
                        2001                   2000                   1999
                       -------                -------                -------
                                     (Dollars In Thousands)
Current                $ 3,208                $ 3,199                $ 2,903
Deferred                  (475)                  (932)                  (774)
                       -------                -------                -------
                       $ 2,733                $ 2,267                $ 2,129
                       =======                =======                =======



The provision for income taxes differs from that computed at the federal statutory corporate tax rate as follows:


                                              2001                      2000                           1999
                                      ---------------------     ------------------------       ---------------------
                                                      % of                        % of                         % of
                                                      Pretax                      Pretax                       Pretax
                                      Amount          Income     Amount           Income        Amount         Income
                                    --------         -------     ------           ------      --------         ------
                                                                     (Dollars In Thousands)
Computed "expected" tax
 expense .....................      $ 2,954           35.0%      $ 2,462           35.0%      $ 2,167           35.0%
Effect of graduated tax rates           (84)          (1.0)          (70)          (1.0)          (62)          (1.0)
Tax-exempt interest, net ....          (351)          (4.2)         (352)          (5.0)         (388)          (6.2)
State income taxes, net
 of federal benefit ..........          187            2.2           174            2.4           170            2.7
Other, net ..................            27            0.3            53            0.7           242            3.9
                                    -------           ----       -------           ----       -------           ----
                                    $ 2,733           32.3%      $ 2,267           32.1%      $ 2,129           34.4%
                                    =======           ====       =======           ====       =======           ====

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 10.   INCOME TAXES (CONTINUED)

The net deferred tax assets included with other assets in the accompanying consolidated balance sheets include the following amounts:


                                                                       December 31,
                                                              ------------------------------
                                                                2001                   2000
                                                              --------               --------
                                                                    (Dollars In Thousands)
Deferred tax assets:
  Allowance for loan losses ......................             $ 1,983                $ 1,695
  Unrealized loss on available-for-sale securities                --                      174
  Net operating loss carryforwards ...............                 937                    773
  Deferred compensation ..........................                 600                    150
  Other assets ...................................                 219                    429
                                                               -------                -------
    Total deferred tax assets ....................               3,739                  3,221
Valuation allowance ..............................                (937)                  (952)
                                                               -------                -------
                                                                 2,802                  2,269
                                                               -------                -------
Deferred tax liabilities:
  Depreciation ...................................                 169                    112
  Unrealized gain on available-for-sale securities                 176                   --
  Other liabilities ..............................                 200                     25
                                                               -------                -------
    Total deferred tax liabilities ...............                 545                    137
                                                               -------                -------
    Net deferred tax asset .......................             $ 2,257                $ 2,132
                                                               =======                =======



Lincoln Community qualified under provisions of the Internal Revenue Code, which previously permitted it to deduct from taxable income an allowance for bad debts that differs from the provision for such losses charged to income for financial reporting purposes. At December 31, 2000, retained earnings included approximately $3,606,000 for which no provision for income taxes has been made. Income taxes of approximately $1,414,000 would be imposed if Lincoln Community were to use these retained earnings for any other purpose other than to absorb bad debt losses.


NOTE 11.   PROFIT-SHARING PLAN

The Corporation has a 401(k) Profit Sharing Plan and Trust which covers substantially all employees with at least six months of service who have attained age twenty and one-half. Participating employees may annually contribute up to 12 percent of their pretax compensation. The Corporation's annual contribution consists of a discretionary matching percentage, limited to 1 percent of employee compensation, and an additional discretionary amount, which is determined annually by the Board of Directors. The Corporation's contributions for 2001, 2000 and 1999, were $288,000, $250,000 and $244,000, respectively.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 12.   COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business, the Corporation is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the consolidated financial statements.

The Corporation is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, financial guarantees and standby letters of credit. They involve, to varying degrees, elements of credit risk in excess of amounts recognized on the consolidated balance sheets.

The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Corporation uses the same credit policies in making commitments and issuing letters of credit as they do for on-balance-sheet instruments.

Off-balance-sheet financial instruments whose contracts represent credit and/or interest rate risk at December 31, 2001 and 2000, are as follows:

                                                               December 31,
                                                      ----------------------------
                                                        2001                2000
                                                      ------               ------
                                                         (Dollars In Thousands)
Commitments to originate mortgage loans               $10,482               $23,789

Unused lines of credit:
   Commercial business ................                45,860                46,265
   Home equity ........................                 5,607                 4,571
   Credit cards .......................                 7,576                 6,809

Standby letters of credit .............                 4,721                 7,223



Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties. Credit card commitments are unsecured.

Except for the above-noted commitments to originate loans in the normal course of business, the Corporation and the Banks have not undertaken the use of off-balance-sheet derivative financial instruments for any purpose.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 12.   COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)

Various subsidiary banks of the Corporation have entered into noncancelable leases for certain branch facilities. The following is a schedule of future minimum rental payments required under the noncancelable lease agreements (dollars in thousands):


         Years Ending December 31,
         ---------------------------
                   2002                        $     758
                   2003                              344
                   2004                              291
                   2005                              291
                   2006                              219
                                               ---------
                                               $   1,903
                                               =========




NOTE 13.   CONCENTRATION OF CREDIT RISK

The Corporation and the Banks do not engage in the use of interest rate swaps, futures or option contracts as of December 31, 2001.

Practically all of the Banks' loans, commitments, and standby letters of credit have been granted to customers in the Banks' market areas. Although the Banks have a diversified loan portfolio, the ability of their debtors to honor their contracts is dependent on the economic conditions of the counties surrounding the Banks. The concentration of credit by type of loan is set forth in Note 5. Investment securities issued by state and political subdivisions (see Note 4) also involve governmental entities within the Banks' market areas.


NOTE 14.   REGULATORY CAPITAL REQUIREMENTS AND RESTRICTIONS OF DIVIDENDS

The Corporation (on a consolidated basis) and Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Banks' financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Banks must meet specific capital guidelines that involve quantitative measures of the Banks' assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Corporation and Banks to maintain minimum amounts and ratios (set forth in the table that follows) of total and Tier I capital (as defined in the regulations), to risk-weighted assets (as defined), and Tier 1 capital (as defined), to average assets (as defined). Management believes, as of December 31, 2001 and 2000, that the Corporation and Banks meet all capital adequacy requirements to which they are subject.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 14. REGULATORY CAPITAL REQUIREMENTS AND RESTRICTIONS OF DIVIDENDS
         (CONTINUED)

As of December 31, 2001, the most recent notification from the Federal Deposit Insurance Corporation categorized all the Banks as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Banks must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Corporation's or Banks' classification as of December 31, 2001.

The Corporation's and Banks' actual capital amounts and ratios as of December 31, 2001 and 2000 are presented in the following table.

                                                                                                     To Be Well Capitalized
                                                                                For Capital          Under Prompt Corrective
                                                          Actual             Adequacy Purposes          Action Provisions
                                                 ---------------------    ---------------------   ---------------------------
                                                    Amount       Ratio       Amount      Ratio       Amount          Ratio
                                                  ---------     ------    -----------    -----     -----------       -----
                                                                        (Dollars In Thousands)
AS OF DECEMBER 31, 2001
Total capital (to risk -
 weighted assets):
  Consolidated                                   $    58,055      11.53%  $    40,266      8.00%   $    50,333        10.00%
  Lincoln State Bank                                  23,074      11.91        15,503      8.00         19,378        10.00
  Lincoln Community Bank                               6,975      10.03         5,564      8.00          6,955        10.00
  Franklin State Bank                                 10,469      12.09         6,926      8.00          8,657        10.00
  Grafton State Bank                                  12,284      12.34         7,962      8.00          9,953        10.00
  Community Bank Oconto County                         6,794      13.21         4,113      8.00          5,142        10.00

Tier 1 capital (to risk-
 weighted assets):
  Consolidated                                   $    52,492      10.43%  $    20,133      4.00%   $    30,200         6.00%
  Lincoln State Bank                                  20,651      10.66         7,751      4.00         11,627         6.00
  Lincoln Community Bank                               6,206       8.92         2,782      4.00          4,173         6.00
  Franklin State Bank                                  9,636      11.13         3,463      4.00          5,194         6.00
  Grafton State Bank                                  11,332      11.39         3,981      4.00          5,972         6.00
  Community Bank Oconto County                         6,298      12.25         2,057      4.00          3,085         6.00

Tier 1 capital (to average assets):
  Consolidated                                   $    52,492       8.72%  $    24,081      4.00%   $    30,101         5.00%
  Lincoln State Bank                                  20,651       9.82         8,414      4.00         10,518         5.00
  Lincoln Community Bank                               6,206       8.11         3,061      4.00          3,827         5.00
  Franklin State Bank                                  9,636       8.72         4,422      4.00          5,528         5.00
  Grafton State Bank                                  11,332       8.23         5,505      4.00          6,882         5.00
  Community Bank Oconto County                         6,298       9.74         2,588      4.00          3,234         5.00


MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 14. REGULATORY CAPITAL REQUIREMENTS AND RESTRICTIONS OF DIVIDENDS
(CONTINUED)

                                                                                                     To Be Well Capitalized
                                                                             For Capital              Under Prompt Corrective
                                                       Actual              Adequacy Purposes             Action Provisions
                                                 ---------------------    --------------------     -------------------------------
                                                    Amount       Ratio      Amount       Ratio       Amount                Ratio
                                                 -----------     -----    -----------    -----     -----------             ------
                                                                        (Dollars In Thousands)
AS OF DECEMBER 31, 2000
Total capital (to risk-
 weighted assets):
  Consolidated                                   $    53,700      11.19%  $    38,405      8.00%   $    48,007              10.00%
  Lincoln State Bank                                  20,978      10.55        15,907      8.00         19,884              10.00
  Lincoln Community Bank                              10,023      11.24         7,136      8.00          8,920              10.00
  Franklin State Bank                                  6,386      10.18         5,018      8.00          6,273              10.00
  Grafton State Bank                                  10,984      11.93         7,367      8.00          9,208              10.00
  Community Bank Oconto County                         6,205      15.47         3,210      8.00          4,012              10.00

Tier 1 capital (to risk-
 weighted assets):
  Consolidated                                   $    48,690      10.14%  $    19,203      4.00%   $    28,804               6.00%
  Lincoln State Bank                                  18,882       9.50         7,953      4.00         11,930               6.00
  Lincoln Community Bank                               9,161      10.27         3,568      4.00          5,352               6.00
  Franklin State Bank                                  5,700       9.09         2,509      4.00          3,764               6.00
  Grafton State Bank                                  10,119      10.99         3,683      4.00          5,525               6.00
  Community Bank Oconto County                         5,704      14.22         1,605      4.00          2,407               6.00

Tier 1 capital (to average assets):
  Consolidated                                   $    48,690       8.25%  $    23,602      4.00%   $    29,502               5.00%
  Lincoln State Bank                                  18,882       8.63         8,751      4.00         10,939               5.00
  Lincoln Community Bank                               9,161       8.15         4,497      4.00          5,622               5.00
  Franklin State Bank                                  5,700       8.32         2,742      4.00          3,427               5.00
  Grafton State Bank                                  10,119       7.98         5,069      4.00          6,337               5.00
  Community Bank Oconto County                         5,704       9.46         2,413      4.00          3,016               5.00


Dividends are paid by the Corporation from funds which are mainly provided by dividends from the Banks. However, certain restrictions exist regarding the ability of the Banks to transfer funds to the Corporation in the form of cash dividends, loans or advances. Approval of the regulatory authorities is required to pay dividends in excess of certain levels of the Banks' retained earnings.

As of December 31, 2001, the subsidiary banks collectively had equity of $54,559,000 of which $7,839,000 was available for distribution to the Corporation as dividends without prior regulatory approval.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 15.   FAIR VALUES OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than a forced liquidation. Fair value is best-determined base upon quoted market prices. However, in many instances, there are no quoted market prices for the Corporation's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Corporation.

The following methods and assumptions were used by the Corporation in estimating fair value disclosures for financial instruments:

     Cash and due from banks: The carrying amounts of cash and due from banks equal their fair values.

     Federal funds sold: The carrying amounts of federal funds sold equal their fair values.

     Interest bearing deposits in banks: The carrying amounts of interest bearing deposits in banks equal their fair values.

     Available-for-sale securities: Fair values for securities are based on quoted market prices.

     Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for all other loans are estimated by discounting contractual cash flows using estimated market discount rates, which reflect the credit and interest rate risk inherent in the loan.

     Federal Home Loan Bank stock: FHLB stock is carried at cost which is its redeemable value since the market for this stock is restricted.

     Deposits: The fair values disclosed for demand deposits (interest and non-interest checking, passbook savings and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates within the market place.

     Short-term borrowings: The carrying amounts of short-term borrowings approximate their fair values.

     Other borrowings: The fair values of other borrowings are estimated using discounted cash flow analysis based on current interest rates being offered on instruments with similar terms and credit quality.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 15.   FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

     Off-balance-sheet instruments: The estimated fair value of fee income on letters of credit at December 31, 2001 and 2000 is insignificant. Loan commitments on which the committed interest rate is less that the current market rate are also insignificant at December 31, 2001 and 2000.

     Accrued interest receivable and payable: The carrying amounts of accrued interest receivable and payable equal their fair values.


The estimated fair values of the Corporation's financial instruments are as follows:


                                                              2001                                          2000
                                                --------------------------------              -------------------------------
                                                  Carrying            Estimated               Carrying              Estimated
                                                  Amount              Fair Value               Amount               Fair Value
                                                 --------             ----------              --------              ----------
                                                                       (Dollars in Thousands)
Financial assets:
 Cash and due from banks .........               $ 26,013               $ 26,013               $ 20,586               $ 20,586
 Interest bearing deposits in
   banks .........................                  4,912                  4,912                    996                    996
 Federal funds sold ..............                  6,543                  6,543                  1,551                  1,551
 Available-for-sale securities ...                 66,143                 66,143                 78,847                 78,847
 Loans, net ......................                477,332                487,578                473,161                471,836
 Accrued interest receivable .....                  2,950                  2,950                  3,695                  3,695
 Federal Home Loan Bank stock ....                  3,574                  3,574                  3,171                  3,171

Financial liabilities:
 Deposits ........................                477,785                478,581                458,051                458,592
 Short-term borrowings ...........                 17,046                 17,046                 43,928                 43,928
 Long-term borrowings ............                 55,800                 55,770                 44,700                 44,700
 Accrued interest payable ........                  1,028                  1,028                  1,159                  1,159

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 16.   PARENT COMPANY ONLY FINANCIAL INFORMATION

                                 BALANCE SHEETS
                              (PARENT COMPANY ONLY)

                                                                   December 31,
                                                            --------------------------------
                                                              2001                   2000
                                                            -------                 --------
                                                                  (Dollars In Thousands)
ASSETS
Cash and cash equivalents ...................               $     15                $    346
Loans receivable ............................                   --                       311
Investment in subsidiaries ..................                 55,387                  50,260
Premises and equipment ......................                    479                     352
Other assets ................................                  1,545                     955
                                                            --------                --------
   TOTAL ASSETS .............................               $ 57,426                $ 52,224
                                                            ========                ========

LIABILITIES
Short-term borrowings .......................               $  3,802                $  2,712
Other liabilities ...........................                    695                     997
                                                            --------                --------
   Total liabilities ........................                  4,497                   3,709
                                                            --------                --------
STOCKHOLDERS' EQUITY
Common stock ................................                  2,588                   2,588
Additional paid-in capital ..................                 14,955                  15,452
Retained earnings ...........................                 36,894                  32,988
Accumulated other comprehensive income (loss)                    330                    (304)
Treasury stock ..............................                 (1,838)                 (2,209)
                                                            --------                --------
   Total stockholders' equity ...............                 52,929                  48,515
                                                            --------                --------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $ 57,426                $ 52,224
                                                            ========                ========


MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 16.   PARENT COMPANY ONLY FINANCIAL INFORMATION (CONTINUED)

                              STATEMENTS OF INCOME
                              (PARENT COMPANY ONLY)

                                                                             Years Ended December 31,
                                                                 ---------------------------------------------------
                                                                   2001                   2000                   1999
                                                                  --------               -------                ------
                                                                                (Dollars In Thousands)
Income:
  Interest on loans, including fees ................               $    11               $    28                $    30
  Dividends from subsidiaries ......................                 3,307                 2,241                  1,708
  Other ............................................                 2,210                 1,939                  1,733
                                                                   -------               -------                -------
                                                                     5,528                 4,208                  3,471
                                                                   -------               -------                -------
Expenses:
  Salaries and employee benefits ...................                 2,990                 2,696                  2,004
  Occupancy ........................................                 1,146                   771                    564
  Interest .........................................                   198                   220                     64
  Other ............................................                 1,073                   881                  1,089
                                                                   -------               -------                -------
                                                                     5,407                 4,568                  3,721
                                                                   -------               -------                -------
   Income (loss) before income tax benefit and equity
    in undistributed net income of subsidiaries ......                 121                  (360)                  (250)

Income tax benefit ...............................                   1,094                   831                    534
                                                                   -------               -------                -------
   Income before equity in undistributed net income
    of subsidiaries ..................................               1,215                   471                    284

Equity in undistributed net income of subsidiaries                   4,493                 4,297                  3,780
                                                                   -------               -------                -------
NET INCOME .......................................                 $ 5,708               $ 4,768                $ 4,064
                                                                   =======               =======                =======


MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 16.   PARENT COMPANY ONLY FINANCIAL INFORMATION (CONTINUED)

                            STATEMENTS OF CASH FLOWS
                              (PARENT COMPANY ONLY)

                                                                                 Years Ended December 31,
                                                                 ----------------------------------------------------
                                                                    2001                 2000                    1999
                                                                 -------                -------                ------
                                                                                   (Dollars In Thousands)
Cash Flows From Operating Activities
 Net income ......................................               $ 5,708                $ 4,768                $ 4,064
 Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
   Equity in undistributed net income of subsidiaries             (4,493)                (4,297)                (3,780)
   Depreciation ..................................                    77                     94                    143
   Gain on sale of premises and equipment ........                  (178)                  (153)                  --
   Other .........................................                  (714)                (1,715)                   914
                                                                 -------                -------                -------
    NET CASH PROVIDED BY (USED IN) OPERATING
     ACTIVITIES ..................................                   400                 (1,303)                 1,341
                                                                 -------                -------                -------
Cash Flows From Investing Activities
 Net change in loans .............................                   311                     95                   (406)
 Proceeds from sales of premises .................                  --                    1,610                  1,349
 Purchases of equipment ..........................                  (204)                  (292)                   (50)
                                                                 -------                -------                -------
    NET CASH PROVIDED BY INVESTING ACTIVITIES ....                   107                  1,413                    893
                                                                 -------                -------                -------
Cash Flows From Financing Activities
 Net increase (decrease) in notes payable ........                 1,090                  2,712                   (260)
 Dividends paid ..................................                (1,802)                (1,599)                (1,432)
 Purchase of treasury stock ......................                  (795)                (1,715)                  (181)
 Proceeds from the sale of treasury stock ........                 1,166                    125                    131
 Proceeds from issuance of common stock ..........                  (497)                   (23)                   214
                                                                 -------                -------                -------
    NET CASH USED IN FINANCING ACTIVITIES ........                  (838)                  (500)                (1,528)
                                                                 -------                -------                -------
    INCREASE (DECREASE) IN CASH AND CASH
     EQUIVALENTS .................................                  (331)                  (390)                   706

Cash and cash equivalents at beginning of year ...                   346                    736                     30
                                                                 -------                -------                -------
Cash and cash equivalents at end of year .........               $    15                $   346                $   736
                                                                 =======                =======                =======

PART I. FINANCIAL INFORMATION

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                                                              JUNE 30,        DECEMBER 31,        JUNE 30,
                                                                               2002              2001              2001
                                                                              --------          --------          --------
                                                                                     (Dollars In Thousands)
ASSETS
Cash and due from banks                                                        $17,508          $ 26,013          $ 18,197
Interest bearing deposits in banks                                              13,008             4,912            10,033
Federal funds sold                                                               9,399             6,543            10,669
                                                                              --------          --------          --------
      Cash and cash equivalents                                                 39,915            37,468            38,899
Available-for-sale securities                                                   68,531            66,143            66,574
Loans (net of allowance for loan losses of $5,927 at June 30, 2002,
$5,563 and  $5,563 at December 31, 2001 and $5,350 at June 30, 2001)           491,893           477,332           469,211
Accrued interest receivable                                                      2,794             2,950             3,396
Federal Home Loan Bank stock                                                     3,690             3,574             3,464
Premises and equipment                                                          10,470            10,278             9,864
Other assets                                                                    11,530            10,275             9,707
                                                                              --------          --------          --------
      Total assets                                                            $628,824          $608,020          $601,115
                                                                              ========          ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits:
    Non-interest bearing                                                       $70,139           $79,171           $67,853
    Interest bearing                                                           421,426           398,614           405,756
                                                                              --------          --------          --------
      Total deposits                                                           491,565           477,785           473,609
  Short-term borrowings                                                         22,431            17,046            16,791
  Long-term borrowings                                                          54,300            55,800            53,700
  Accrued interest payable                                                         861             1,028             1,443
  Other liabilities                                                              5,435             3,432             4,322
                                                                              --------          --------          --------
      Total liabilities                                                        574,592           555,091           549,865

Stockholders' equity
  Common stock ($1.00 par value; 6,000,000 shares authorized;
  2,587,509 shares issued; shares outstanding: 2,485,433 at
  June 30, 2002, 2,523,845 at December 31, 2001
  and 2,544,386 at June 30, 2001)                                                2,588             2,588             2,588
  Additional paid-in capital                                                    14,952            14,955            15,013
  Retained earnings                                                             38,950            36,894            34,636
  Accumulated other comprehensive income                                           635               330               344
  Treasury stock, at cost (102,076 shares at June 30, 2002,
    63,664 shares at December 31, 2001 and 43,123 shares
    at June 30, 2001                                                           (2,893)           (1,838)           (1,331)
                                                                              --------          --------          --------
Total stockholders' equity                                                      54,232            52,929            51,250
                                                                              --------          --------          --------
       Total liabilities and stockholders' equity                             $628,824          $608,020          $601,115
                                                                              ========          ========          ========

See notes to unaudited consolidated financial statements.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

                                                        THREE MONTHS ENDED                           SIX MONTHS ENDED
                                                             JUNE 30,                                    JUNE 30,
                                                     2002                 2001                   2002                 2001
                                               -----------------    -----------------      -----------------    -----------------
                                                                     (In Thousands, except per share data)
Interest income:
  Interest and fees on loans                             $8,656               $9,791                $17,260              $19,754
  Interest and dividends on securities:
    Taxable                                                 136                  388                    336                  742
    Tax-exempt                                              224                  227                    461                  492
  Interest on mortgage-backed securities                    487                  425                    943                1,041
  Interest on interest bearing deposits in
    banks and federal funds sold                            126                  166                    211                  264
                                               -----------------    -----------------      -----------------    -----------------
      Total interest income                               9,629               10,997                 19,211               22,293

Interest expense:
  Interest on deposits                                    2,441                4,197                  5,056                8,640
  Interest on short-term borrowings                         169                  282                    328                1,014
  Interest on long-term borrowings                          530                  719                  1,140                1,480
                                               -----------------    -----------------      -----------------    -----------------
      Total interest expense                              3,140                5,198                  6,524               11,134

Net interest income                                       6,489                5,799                 12,687               11,159
Provision for loan losses                                   282                  306                    562                  560
                                               -----------------    -----------------      -----------------    -----------------
Net interest income after provision for
  loan losses                                             6,207                5,493                 12,125               10,599

Non-interest income:
  Service charges on deposit accounts                       367                  308                    706                  595
  Service charges on loans                                  234                  133                    445                  260
  Securities gains, net                                     210                   86                    210                   88
  Gain on sale of loans, net                                 76                   56                    133                   96
  Net gain on sale of premises                               89                  156                    178                  312
  Other                                                     479                  471                    962                  882
                                               -----------------    -----------------      -----------------    -----------------
      Total noninterest income                            1,455                1,210                  2,634                2,233

Noninterest expenses:
  Salaries and employee benefits                          3,025                2,579                  6,262                5,154
  Premises and equipment                                    814                  756                  1,633                1,575
  Data processing fees                                      409                  226                    672                  454
  Marketing and business development                        227                  217                    441                  375
  Federal deposit insurance premiums                         25                   24                     51                   48
  Other                                                     644                  736                  1,373                1,462
                                               -----------------    -----------------      -----------------    -----------------
      Total noninterest expense                           5,144                4,538                 10,432                9,068

      Income before income taxes                          2,518                2,165                  4,327                3,764
Income taxes                                                844                  702                  1,425                1,175
                                               -----------------    -----------------      -----------------    -----------------
      Net income                                        $ 1,674              $ 1,463                 $2,902               $2,589
                                               =================    =================      =================    =================

Basic earnings per share                                 $ 0.67               $ 0.58                 $ 1.16               $ 1.02
                                               =================    =================      =================    =================

Diluted earnings per share                               $ 0.67               $ 0.57                 $ 1.16               $ 1.02
                                               =================    =================      =================    =================


See notes to unaudited consolidated financial statements.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                        SIX MONTHS ENDED JUNE 30,
                                                                                        2002                2001
                                                                                   ----------------   -----------------
                                                                                             (In Thousands)
Cash Flows From Operating Activities
  Net income                                                                                $2,902              $2,589
  Adjustments to reconcile net income to cash
    provided by operating activities:
       Provision for loan losses                                                               562                 560
       Depreciation                                                                            476                 434
       Amortization and accretion of premiums and discounts, net                                44                  16
       Security gains, net                                                                   (210)                (88)
       Gain on sale of loans, net                                                            (133)                (40)
       Gain on sale of premises and equipment, net                                           (178)               (312)
       Decrease in accrued interest receivable                                                 156                 300
       Increase (decrease) in accrued interest payable                                       (167)                 285
       Other                                                                                 1,792               (329)
                                                                                   ----------------   -----------------
                    Net cash provided by operations before loan originations and             5,244               3,415
                    sales
       Loans originated for sale                                                          (26,136)            (24,385)
       Proceeds from sales of loans                                                         27,249              23,995
                                                                                   ----------------   -----------------
                    NET CASH PROVIDED BY OPERATING ACTIVITIES                                6,357               3,025
  Cash Flows From Investing Activities
  Purchase of available-for-sale securities                                               (20,667)            (23,251)
  Proceeds from sales of available-for-sale securities                                       7,008               4,259
  Proceeds from redemptions and maturities of available-for-sale securities                 11,904              32,325
  Net (increase) decrease in loans                                                        (17,132)               3,829
  Purchase of premises and equipment                                                         (668)             (1,046)
  Purchase of Federal Home Loan Bank stock                                                   (116)               (293)
                                                                                   ----------------   -----------------
                   NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                    (19,671)              15,823
Cash Flows From Financing Activities
  Net increase in deposits                                                                  13,779              15,494
  Net increase (decrease) in short-term borrowings                                           5,385            (17,637)
  Dividends paid                                                                             (845)               (941)
  Proceeds from long-term borrowings                                                         6,500               1,000
  Repayment of long-term borrowings                                                        (8,000)             (1,500)
  Purchase of treasury stock                                                               (1,072)                   0
  Proceeds from sale of treasury stock                                                          14                 439
                                                                                   ----------------   -----------------
                   NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                      15,761             (3,145)
                   INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                          2,447              15,703
Cash and cash equivalents at beginning of period                                            37,468              23,196
                                                                                   ----------------   -----------------
Cash and cash equivalents at end of period                                                 $39,915             $38,899
                                                                                   ================   =================

Supplemental Cash Flow Information and Noncash Transactions:
  Interest paid                                                                            $ 6,706            $ 11,111
  Income taxes paid                                                                          1,327               1,051
  Loans transferred to other real estate owned                                               1,168                   0
Supplemental Schedules of Noncash Investing Activities,
  change in accumulated other comprehensive income, unrealized
  gains on available-for-sale securities, net                                               $  305               $  14


See notes to unaudited consolidated financial statements

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.
Notes to Unaudited Consolidated Financial Statements
June 30, 2002

NOTE A -- BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements include the accounts of Merchants and Manufacturers Bancorporation, Inc. and its wholly owned subsidiaries: Lincoln State Bank, Franklin State Bank, Grafton State Bank, Community Bank of Oconto County (collectively, the Banks), Merchants Merger Corp., CBG Financial Services, Inc. and CBG Services, Inc. CBG Financial Services was formed in January 2002 to provide non-insured investment and insurance products to the bank's customers. In March 2002 Lincoln Community Bank and Lincoln State Bank merged, with Lincoln State Bank remaining as the surviving entity. In 2002 M&M Services changed its name to CBG Services. Lincoln State Bank also includes the accounts of its wholly owned subsidiary, M&M Lincoln Investment Corporation. Grafton State Bank also includes the accounts of its wholly owned subsidiary, GSB Investments, Inc. and CBG Mortgage, Inc. CBG Mortgage was formed in January 2002 to act as the Corporation's mortgage broker. Community Bank of Oconto County also includes the accounts of its wholly owned subsidiary, CBOC Investments, Inc. All significant intercompany balances and transactions have been eliminated.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six-month periods ended June 30, 2002 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002. For further information, refer to the consolidated financial statements and footnotes thereto included in our Form 10-K for the year ended December 31, 2001.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of date of the financial statements, as well as the reported amounts of income and expenses during the reported periods. Actual results could differ from those estimates.

NOTE B -- EARNINGS PER SHARE

Presented below are the calculations for basic and diluted earnings per share:

                                                         Three Months Ended                  Six Months Ended
                                                              June 30,                           June 30,
Basic                                                  2002              2001              2002             2001
----------------------------------------------------------------------------------------------------------------------
                                                              (In Thousands, except per share data)
Net income                                                $ 1,674           $ 1,463           $ 2,902          $ 2,589
      Weighted average shares outstanding                   2,486             2,544             2,493            2,542
Basic earnings per share                                  $  0.67           $  0.58           $  1.16          $  1.02
                                                  ================ ================= ================= ================

Diluted:
----------------------------------------------------------------------------------------------------------------------
                                                                  (In Thousands, except per share data)
Net income                                                $ 1,674           $ 1,463           $ 2,902          $ 2,589
      Weighted average shares outstanding                   2,486             2,544             2,493            2,542
  Effect of dilutive stock options outstanding                  0                 4                 0                7
                                                  ---------------- ----------------- ----------------- ----------------
  Diluted weighted average shares outstanding               2,486             2,548             2,493            2,549
Diluted earnings per share                                $  0.67           $  0.57           $  1.16          $  1.02
                                                  ================ ================= ================= ================

NOTE C -- COMPREHENSIVE INCOME

The following table presents our comprehensive income.


                                                          Three Months Ended                 Six Months Ended
                                                               June 30,                          June 30,
                                                        2002             2001              2002             2001
----------------------------------------------------------------------------------------------------------------------
                                                                             (In Thousands)
Net income                                                $ 1,674           $ 1,463           $ 2,902          $ 2,589
           Other comprehensive income
     Net change in unrealized securities gains
                 (losses), net of tax                         449             (170)               317              415
Reclassification adjustment for gains
     included in net income                                   210                86               210               88
Income tax effect                                           (272)                72             (222)              145
                                                   --------------- ----------------- ----------------- ----------------
Total comprehensive income                                $ 2,061           $ 1,451           $ 3,207          $ 3,237
                                                   =============== ================= ================= ================


NOTE D -- LOANS RECEIVABLE

Loans are comprised of the following categories (dollars in thousands):

                                                          June 30,         December 31,             June 30,
                                                            2002             2001                     2001
                                                     -------------------- -------------------- --------------------
First Mortgage:
  Conventional single-family residential                        $ 75,247             $ 78,377             $ 90,034
  Commercial and multifamily residential                         183,245              180,102              160,212
  Construction                                                    34,252               34,744               45,704
  Farmland                                                         8,609                7,312                7,401
                                                     -------------------- -------------------- --------------------
                                                                 301,353              300,535              303,351

Commercial business loans                                        158,528              140,671              131,781
Consumer and installment loans                                    29,561               32,401               31,769
Lease financing                                                      195                1,170                1,375
Home equity loans                                                  7,194                6,140                4,744
Other                                                                989                1,978                1,541
                                                     -------------------- -------------------- --------------------
                                                                 197,467              182,360              171,210
                                                     -------------------- -------------------- --------------------
Total loans                                                      497,820              482,895              474,561

Less allowance for loan losses                                     5,927                5,563                5,350
                                                     -------------------- -------------------- --------------------
Loans, net                                                      $491,893             $477,332             $469,211
                                                     ==================== ==================== ====================


NOTE E -- PENDING ACQUISITION

On June 3, 2002, we announced that a Definitive Agreement was signed to acquire Fortress Bancshares, Inc. ("Fortress") of Westby, WI. Fortress is a multi-bank holding company that owns three separately chartered community banks located in Wisconsin, Minnesota and Iowa. All seven of Fortress's branch locations are located within a fifty-mile radius of La Crosse, Wisconsin. The purchase price is $30.00 per share and will be payable in a combination of approximately 55% of Merchants and Manufacturers Bancorporation, Inc. common stock and 45% cash. The transaction is expected to close in the 4th quarter of 2002. At June 30, 2002, Fortress had total assets and shareholder's equity of $213.0 million and $15.1 million respectively.

NOTE F - ADOPTION OF STATEMENT 142

On January 1, 2002, we implemented Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Under the provisions of SFAS 142, goodwill is no longer subject to amortization over its estimated useful life, but instead will be subject to at least annual assessments for impairment by applying a fair-value based test. SFAS 142 also requires that an acquired intangible asset should be separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the asset can be sold, transferred, licensed, rented or exchanged, regardless of the acquirer's intent to do so. Implementation of the Statement did not have a material impact on our consolidated financial statements.

NOTE G - RECENT ACCOUNTING PRONOUNCEMENTS

SFAS No. 143, Accounting for Asset Retirement Obligations, addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period it is incurred if a reasonable estimate of fair value can be made. The associated retirement costs are capitalized as a component of the carrying amount of the long-lived asset and allocated to expense over the useful life of the asset. The statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. We do not believe the adoption of the statement will have a material impact on our consolidated financial statements.

SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, establishes accounting and reporting standards for the impairment or disposal of long-lived assets. This statement supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed. SFAS No. 144 provides one accounting model to be used for long-lived assets to be disposed of by sale, whether previously held for use or newly acquired and broadens the presentation of discontinued operations to include more disposal transactions. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. We adopted the statement as of January 1, 2002 and the implementation of this standard did not have a material impact on our consolidated financial statements.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is incorporated under the Wisconsin Business Corporation Law (the "WBCL"). Under Section 180.0851 of the WBCL, the Registrant shall indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding because he or she was a director or officer of the Registrant. In all other cases, the Registrant shall indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the Registrant; unless liability was incurred because he or she breached or failed to perform a duty owed to the Registrant and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858 of the WBCL provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director of officer may have under the Registrant's articles of incorporation, bylaws, a written agreement between the director or officer and the Registrant or a resolution of the Board of Directors or adopted by majority vote of the Registrant's shareholders.

         Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections
180.0850 to 18.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

         The Registrant's Articles of Incorporation contain no provisions in relation to the indemnification of directors and officers of the Registrant.

         Under Article X of the Registrant's By-Laws, the Registrant extends rights of indemnification to any person who is made or threatened to be made a party to any action or claim or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, except as to matters in which he or she is finally adjudged to have been guilty of fraud in the performance of his or her duty as such director, officer, employee or agent. Indemnification is provided for expenses and amounts paid in the final disposition of claims, actions, suits or proceedings including settling of such matters. The rights of indemnification under the Registrant's By-Laws are in addition to rights to which such persons may be entitled as a matter of law, agreement, vote of shareholders or otherwise.

         Officers and directors of the Registrant and Registrant's subsidiaries are covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers of Registrant or Registrant's subsidiaries.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits. A listing of the exhibits required by Item 601 of Regulation S-K is contained in the Exhibit Index which immediately precedes the exhibits filed herewith.

(b) No financial statement schedules are required to be filed herewith pursuant to Item 21(b) or (c) of this Form.

(c) Opinion of Edelman & Co., Ltd.: Reference is made to Exhibit C to the Proxy Statement/Prospectus with respect to the opinion of the financial advisor.

ITEM 22.  UNDERTAKINGS

(a)(1)   The undersigned Registrant hereby undertakes:

                  (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (x) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (y) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
                           (z) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

                  (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (4) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Berlin, State of Wisconsin, on this 19th day of September, 2002.

                           MERCHANTS AND MANUFACTURERS
                           BANCORPORATION, INC.



                           By:      /s/ Michael J. Murry
                              ------------------------------------------
                                    Michael J. Murry,
                                    Chairman of the Board of Directors

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Michael J. Murry his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, granting unto said attorney-in-fact and agent or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                 TITLE                         DATE
               ---------                                 ------                        ----
  /s/  Michael J. Murry                  Chairman of the Board of Directors     September 19, 2002
--------------------------------
Michael J. Murry                         (Principal Executive Officer


 /s/ James Bomberg                       President and a Director               September 19, 2002
--------------------------------
James Bomberg

 /s/ James Mroczkowski                   Executive Vice President, Chief        September 19, 2002
--------------------------------
James Mroczkowski                        Financial Officer, Principal
                                         Financial and Accounting Officer


 /s/ J. Michael Bartels                  Director                               September 19, 2002
--------------------------------
J. Michael Bartels

 /s/ Duane Cherek                        Director                               September 19, 2002
--------------------------------
Duane Cherek

 /s/ Thomas Gapinski                     Director                               September 19, 2002
--------------------------------
Thomas Gapinski

 /s/ Casimir S. Janiszewski              Director
--------------------------------
Casimir S. Janiszewski                                                          September 19, 2002


 /s/ James Kacmarcik                     Director                               September 19, 2002
--------------------------------
James Kacmarcik


               SIGNATURE                                 TITLE                         DATE
               ---------                                 ------                        ----


 /s/ David Kaczynski                     Director                               September 19, 2002
--------------------------------
David Kaczynski

 /s/ Conrad Kaminski                     Director                               September 19, 2002
--------------------------------
Conrad Kaminski

 /s/ Nicholas Logarakis                  Director                               September 19, 2002
--------------------------------
Nicholas Logarakis

 /s/ Gervase Rose                        Director                               September 19, 2002
--------------------------------
Gervase Rose

 /s/ Jerome Sarnowski                    Director                               September 19, 2002
--------------------------------
Jerome Sarnowski

 /s/ James Sass                          Director                               September 19, 2002
--------------------------------
James Sass

 /s/ Thomas Sheehan                      Director                               September 19, 2002
--------------------------------
Thomas Sheehan

 /s/ Keith Winters                       Director                               September 19, 2002
--------------------------------
Keith Winters

/s/ Thomas Ebenreiter                    Director                               September 19, 2002
--------------------------------
Thomas Ebenreiter

 /s/ Michael Judge                       Director                               September 19, 2002
--------------------------------
Michael Judge

 /s/ Richard Pamperin                    Director                               September 19, 2002
--------------------------------
Richard Pamperin

                                  EXHIBIT INDEX


Exhibit Index              Description
-------------              -----------
2(a)                       Agreement and Plan of Merger dated as of May 31, 2002,  among the Registrant,  Merchants Merger Corp. and
                           Fortress  Bancshares,   Inc.  ("Fortress"),   incorporated  by  reference  to  Exhibit  A  to  the  Proxy
                           Statement/Prospectus of the Registrant and Fortress (the "Proxy Statement/Prospectus").

2(b) Voting Agreements dated as of May 31, 2002, among certain shareholders of Fortress and the Registrant incorporated by reference to Exhibit B to the Proxy
                           Statement/Prospectus.

3(a)                       Articles  of  Incorporation,  as amended of  Registrant  incorporated  by  reference  to Exhibit  3(a) of
                           Registrant's Registration Statement on Form S-4 filed on October 4, 1999, SEC File No. 333-86855.

3(b)                       Bylaws of Registrant  incorporated by reference to Exhibit 3.2 of Registrant's  Registration Statement on
                           Form S-1 filed on October 2, 1992 SEC File No. 33-53002.

4 The Registrant has outstanding certain long term debt. None of such debt exceeds 10% of the total assets of the Registrant and its consolidated subsidiaries. Thus, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits to this Registration Statement. The Registrant agrees to furnish copies of such instruments to the Commission upon request.

5                          Opinion of Davis & Kuelthau, s.c. regarding legality of issuance of the Registrant's securities.

8(a)                       Opinion of Davis & Kuelthau, s.c.  regarding certain federal income tax matters.

8(b)                       Opinion of Godfrey & Kahn, S.C. regarding certain federal income tax matters.

10(a)                      The 1996 Incentive  Stock Option Plan of the Registrant as amended  pursuant to approval by  shareholders on June 4, 2002.

10(b)                      Salary Continuation  Agreement between Lincoln State Bank and James Bomberg  incorporated by reference to
                           Exhibit 10(b) of Registrant's  Registration  Statement on Form S-4 filed on October 4, 1999, SEC File No.
                           333-86855.

10(c)                      Employment  agreements  between  Registrant and Conrad  Kaminski and between Lincoln State Bank and James
                           Bomberg  incorporated  by reference to Exhibit 10.2 of  Registrant's  Registration  Statement on Form S-1
                           filed on October 2, 1992, SEC File No. 33-53002.

                           Employment Agreements between Registrant and Michael
                           J. Murry, James Mroczkowski and John Krawczyk, incorporated by reference to Exhibit 10(c) of



Exhibit Index              Description
-------------              -----------
                           Registrant's Registration Statement on Form S-4 filed
                           on October 4, 1999, SEC File No. 333-86855.

                           Employment  Agreements between M&M Services,  Inc. and Robert Blonski and Gregory Stengel,  respectively, incorporated  by reference to Exhibit 10(c) of Registrant's  Registration  Statement on Form S-4 filed on
                           October 4, 1999, SEC File No. 333-86855.

                           Employment Agreement between Achieve Mortgage
                           Corporation and Robert Donaj, incorporated by reference to Exhibit 10(c) of Registrant's
                           Registration Statement on Form S-4 filed on October
                           4, 1999, SEC File No. 333-86855.

                           Employment Agreement between Grafton State Bank and
                           Thomas Sheehan, Peter Schumacher, Richard Belling,
                           Jefford Larson, respectively, incorporated by reference to Exhibit 10(c) of Registrant's
                           Registration Statement on Form S-4 filed on October
                           4, 1999, SEC File No. 333-86855.

                           Employment Agreement between Registrant and Edward H.
                           Cichurski incorporated by reference to Exhibit 10(c) of Registrant's Registration Statement on Form S-4 filed on November 9, 2000, SEC File No. 333-49638.

                           Form of consulting agreement between Registrant and Duane Bluemke.

10(d)                      Lease Agreement between 7000 LLC and Registrant.

10(d)(1)                   Lease Agreement between 14000 LLC and Registrant.

10(d)(2)                   Lease Agreement between Briohn Ventures III and Registrant

21                         List of subsidiaries of Registrant.

23(a)                      Consent of McGladrey & Pullen, LLP as to the financial statements of the Registrant.

23(a)(1)                   Consent of Virchow, Krause & Company, LLP as to the financial statements of Fortress.

23(b)(c)                   Consent of Davis & Kuelthau, s.c. incorporated by reference to Exhibits 5 and 8(a).

23(d)                      Consent of Godfrey & Kahn, S.C. incorporated by reference to Exhibit 8(b).

23(e)                      Consent of Edelman & Co., Ltd., financial advisor to Fortress.

23(f)                      Consent of Godfrey & Kahn, S.C. as to reference under "Legal Matters."

23(g)                      Rule 438 Consent of two directors of Fortress who will become  directors of Registrant upon completion of the Merger.
